As filed with the Securities and Exchange Commission on June 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalent Pharma Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	13-3523163
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(see also Table of Additional Registrant Subsidiary Guarantors)

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-6200

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Samrat S. Khichi, Esq.

Senior Vice President and General Counsel

Catalent Pharma Solutions, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Edward P. Tolley III, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

(212) 455-2502 (fax)

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.875% Senior Notes due 2018	$350,000,000	100%(1)	$350,000,000	$47,740
Guarantees of 7.875% Senior Notes due 2018(2)	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of additional registrant guarantors.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT SUBSIDIARY GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Catalent Pharma Solutions, LLC	Delaware	13-4268760	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent USA Packaging, LLC	Delaware	05-0591182	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent USA Woodstock, Inc.	Illinois	36-2667216	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent CTS Holdings, LLC	Delaware	20-8045789	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent CTS Informatics, Inc.	Delaware	77-0416283	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent CTS Intermediate Holdings, LLC	Delaware	01-0933631	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent CTS, LLC	Delaware	20-2000478	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent CTS (Kansas City), LLC	Delaware	34-2044661	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent US Holding I, LLC	Delaware	98-0585060	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Catalent US Holding II, LLC	Delaware	26-2839627	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

R.P. Scherer Technologies, LLC	Nevada	88-0441433	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

Glacier Corporation	Vermont	20-0468135	14 Schoolhouse Road, Somerset, New Jersey, 08873 (732) 537-6200

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated June 12, 2013

Catalent Pharma Solutions, Inc.

Offer to Exchange

$350,000,000 aggregate principal amount of 7.875% Senior Notes due 2018, which have been registered under the Securities Act of 1933, for any and all outstanding 7.875% Senior Notes due 2018.

The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by certain of our domestic subsidiaries.

The Exchange Offer:

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2013, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes:

•

The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Resales of the Exchange Notes:

•	The exchange notes may be sold in the over-the-counter-market, in negotiated transactions or through a combination of such methods.

See “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

INDUSTRY AND MARKET INFORMATION

The market data and other statistical information used throughout this prospectus are based on our good faith estimates, which are derived from our review of internal surveys, as well as synthesis and analysis prepared, based on or derived from independent industry publications, government publications, reports by market research firms or other published independent sources. These publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe these sources are reliable, we have not verified the research by any independent source.

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SUMMARY

This summary does not contain all of the information that you should consider before investing in the exchange notes. You should read the entire prospectus carefully, including the matters discussed under the captions “Risk Factors” and “Unaudited Pro Forma Financial Information” and in the financial statements and related notes included elsewhere in this prospectus. As used herein, unless the context indicates or otherwise requires, the terms “we,” “us,” “our,” “Catalent,” “the Company,” and the “Successor” refer to Catalent Pharma Solutions, Inc. and its consolidated subsidiaries. The “Issuer” refers to Catalent Pharma Solutions, Inc., the issuer of the outstanding notes and the exchange notes. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2012,” which refers to our fiscal year ended June 30, 2012.

Our Company

We are the leading global provider of development solutions and advanced delivery technologies for drugs, biologics and consumer health products. Through our extensive capabilities and deep expertise in product development, we help our customers bring more products to market, faster. Our advanced delivery technology platforms, the broadest and most diverse combination of intellectual property and proven formulation, manufacturing and regulatory expertise available to the industry, enable our customers to introduce more products and better treatments to the market. Across both development and delivery, our commitment to reliably supply our customers’ needs serves as the foundation for the value we provide. We operate through four businesses: Development & Clinical Services, Softgel Technologies, Modified Release Technologies, and Medication Delivery Solutions. We believe that through our prior and ongoing investments in growth-enabling capacity and capabilities, our entry into new markets, our ongoing focus on operational and quality excellence, our innovation activities, the sales of existing customer products, and the introduction of new customer products, we will continue to benefit from attractive margins in and realize the growth potential from these areas.

We have extensive relationships with industry-leading customers. In fiscal 2012, we did business with 83 of the top 100 global pharmaceutical marketers, and 41 of the top 50 biotechnology marketers. Selected key customers include Pfizer, Johnson & Johnson, GlaxoSmithKline, Eli Lilly, Merck, Novartis and Roche. We have many long-standing relationships with our customers, particularly in advanced delivery technologies, where a prescription pharmaceutical product relationship will often last for nearly two decades, extending from mid-clinical development through the end of the product’s life cycle. We serve customers who require innovative product development, superior quality, advanced manufacturing and skilled technical services to support their development and marketed product needs.

We believe our customers value us because our depth of development solutions and advanced delivery technologies, consistent and reliable supply, geographic reach, and substantial expertise enable us to create a broad range of business and product solutions that can be customized to fit their individual needs. The aim of our offerings is to allow our customers to bring more products to market, and develop and market differentiated new products that improve patient outcomes. We believe our leading market position, significant global scale, and diversity of customers, offerings, regulatory categories, products, and geographies reduce our exposure to potential strategic and product shifts within the industry.

In fiscal 2012, our revenues were $1,694.8 million.

Revenue by Segment (1)

Year Ended June 30, 2012

Segment	Offerings and Services	Fiscal 2012 Revenue (in millions)(1)
Oral Technologies	Formulation, development and manufacturing of prescription and consumer health products using our proprietary softgel, LiquiGel®, Vegicaps® and Zydis® technologies; our recently licensed development stage OptiDose™ and Lyopan™ technologies; as well as other proprietary and conventional oral drug delivery technologies.	$1,220.2

Development & Clinical Services	Manufacturing, packaging, storage, distribution and inventory management for global clinical trials of drugs and biologics; analytical and bioanalytical development and testing; scientific and regulatory consulting services; development services and clinical manufacturing for conventional oral dose forms; and development and manufacturing of products.	$268.3

Medication Delivery Solutions	Formulation, development, and manufacturing for prefilled syringes and other injectable formats; blow- fill-seal unit dose development and manufacturing; and biologic cell line development and manufacturing, including our GPEx® protein expression technology.	$223.9

(1)	Pro forma to give effect to the CTS Acquisition (as defined below) as if it had occurred on July 1, 2011; figures exclude intersegment revenue and discontinued operations.

Our history of innovation in the advanced delivery of pharmaceutical products formed the foundation of our market-leading business. We have a track record of nearly eight decades of oral dose form innovation, since we first transformed the softgel manufacturing process in the 1930s. We launched the oral dissolving tablet category by commercializing our Zydis® technology in the 1980s and, in 2001, introduced an advanced softgel capsule shell, VegiCaps® Soft capsules. Our GPEx® cell line technology for biologics can help bring innovator, bio-similar and bio-better products to the market more rapidly. Today we employ more than 1,000 scientists and technicians and hold approximately 1,400 patents and patent applications in advanced delivery, drug and biologics formulation and manufacturing. We apply this portfolio to actively support current and future revenue generation, and we may receive license and exclusivity fees and/or royalties for certain technologies.

In recent years we have continued to expand our advanced delivery technology portfolio. In fiscal 2011, we acquired a novel molecular optimization platform, OptiForm™ from GlaxoSmithKline, providing drug developers a new way to identify the best form of a molecule to take forward into development. In 2011, we also in-licensed a development stage oral dissolving tablet alternative, LyoPan™, which we are progressing towards commercialization. In fiscal 2012, we licensed the novel OptiDose™ controlled release technology from Sanwa Kagaku Kenkyusho Co., Ltd., a commercially successful platform which enables novel modified release options for oral solid dose forms. We also launched OptiMelt™ hot melt technology capabilities enabling new dose form options, based on growth investments in capabilities and capital assets, and in April 2012 entered into a broad collaboration with BASF in this area. We also have formed active partnerships to extend our technology reach, including collaborations with Bend Research for multiparticulate oral controlled-release products and with Toyobo Biologics Inc. related to GPEx® and biologics manufacturing, and have active collaborations with research universities around the world. We believe our own internal innovation activities, supplemented by current and future external partnerships and collaborations, will continue to strengthen and extend our leadership position in the industry for delivery of drugs, biologics and consumer health products.

We created our Development & Clinical Services business in fiscal 2010 which unified all of our existing development activities, to address the needs of our pharmaceutical and biotechnology customers for solutions to increasingly complex product development challenges. We have continued to invest to expand the capabilities and capacity of our development solutions, including substantial expansions of cold-chain capabilities for clinical supplies. In fiscal 2012, we substantially expanded the scale of this business with the CTS Acquisition.

On February 17, 2012, we closed our acquisition of Aptuit’s Clinical Trial Supplies (“CTS”) business for approximately $400 million (the “CTS Acquisition”). The acquisition substantially expands our business, transforming us into the second largest global provider of clinical supply solutions, and enhances our leading global position in development solutions and advanced delivery technologies for drugs, biologics and consumer health products.

The Aptuit CTS business was a leading supplier of clinical trial materials and logistics to the global biopharmaceutical industry. It operated in two segments: Clinical Packaging and Logistics (“CP&L”) and Pharma Development and Manufacturing (“PDM”) business. CP&L packaged, stored and coordinated the distribution of drugs for use in clinical trials. PDM provided drug formulation, analytical testing, and small scale manufacturing services. The business has been integrated into our Development and Clinical Services business.

History

Catalent was formed in April 2007, when we were acquired by affiliates of The Blackstone Group (“Blackstone”). Prior to that, we formed the core of the Pharmaceutical Technologies and Services (“PTS”) segment of Cardinal Health, Inc. (“Cardinal”). PTS was in turn created by Cardinal through a series of acquisitions, with the intent of creating the world’s leading outsourcing provider of specialized, market-leading solutions to the global pharmaceutical and biotechnology industry. In 1998, R.P. Scherer Corporation, the market leader in advanced oral drug delivery technologies, was acquired by Cardinal. In 1999, Cardinal acquired Automated Liquid Packaging, Inc., the market leader in blow-fill-seal technology for respiratory treatments, ophthalmics, and other areas. In 2001, Cardinal purchased International Processing Corporation, a provider of oral solid dose forms. In 2002, PTS entered the fee-for-service development solutions market with the acquisition of Magellan Labs, a leader in the provision of analytical sciences services to the U.S. pharmaceuticals industry. Finally, in 2003, Cardinal acquired Intercare Group PLC, through which we expanded our European injectable manufacturing network. During the period from 1996 through 2006, we also made other selective acquisitions of businesses, facilities and technologies in all segments, including our legacy pharmaceutical packaging segment.

Subsequent to our 2007 acquisition, we have regularly reviewed our portfolio of offerings and operations in the context of our strategic growth plan. As a result of those ongoing assessments, since 2007 we have sold five businesses, including two injectable vial facilities in the U.S., a French oral dose facility, a printed components business (with four facilities), and, in fiscal 2012, our North American commercial packaging business. Concurrent with the sale of the North American commercial packaging business, the Packaging Services segment ceased to be a reportable segment within continuing operations. In addition, the Sterile Technologies segment has been renamed Medication Delivery Solutions. We have also consolidated operations at two other facilities into the remaining facility network since our acquisition by Blackstone.

Our Sponsor

Investment funds associated with or advised by The Blackstone Group (the “Sponsor”) currently control, through Phoenix Charter LLC, approximately 87% of our voting membership interests. As used herein, the term “Investors” refers to our Sponsor together with the other investors in BHP PTS Holdings LLC, the investment entity formed by the Investors in connection with their investment in Phoenix Charter LLC.

Company Information

Catalent Pharma Solutions, Inc. is a Delaware corporation. Our principal executive offices are located at 14 Schoolhouse Road, Somerset, New Jersey, 08873, and our telephone number there is (732) 537-6200.

THE EXCHANGE OFFER

On September 18, 2012, we completed the private offering of the outstanding notes. In this prospectus, the term “outstanding notes” refers to the 7.875% Senior Notes due 2018 and the term “exchange notes” refers to the 7.875% Senior Notes due 2018, as registered under the Securities Act of 1933, as amended (the “Securities Act”); the term “notes” refers to the outstanding notes and the exchange notes.

General	In connection with the private offering of the outstanding notes, we entered into a registration rights agreement with Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies & Company, Inc. and J.P. Morgan Securities LLC (collectively, the “initial purchasers”), the initial purchasers of the outstanding notes in which we and the guarantors agreed, among other things, to use commercially reasonable efforts to deliver this prospectus to you and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes.

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	certain additional interest rate provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	We are offering to exchange up to $350,000,000 aggregate principal amount of our 7.875% Senior Notes due 2018, which have been registered under the Securities Act, for any and all of our outstanding 7.875% Senior Notes due 2018.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.

Resales	Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

(1)	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (dated July 2, 1993), or similar no-action letters;

(2)	in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , 2013, unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	Each exchange note will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest on the notes is payable semi-annually on each April 15 and October 15, beginning on April 15, 2013. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal, and in that case, you need not execute and deliver a letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, you cannot rely on the applicable positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes that grants the holders of outstanding notes registration rights. As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement assuming the exchange offer is consummated on or before September 13, 2013. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement, except in limited circumstances.

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income and Estate Tax Consequences	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain U.S. Federal Income and Estate Tax Consequences—Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

Exchange Agent	The Bank of New York Mellon, whose address and telephone number are set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus, is the exchange agent for the exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indenture. For more detailed description of the notes, see “Description of the Notes.”

Issuer	Catalent Pharma Solutions, Inc., a Delaware corporation.

Notes Offered	$350,000,000 aggregate principal amount of 7.875% Senior Notes due 2018.

Maturity Date	October 15, 2018.

Interest	The notes bear interest at 7.875% per annum.

Interest Payment Dates	Interest on the notes is paid semi-annually in arrears on each April 15 and October 15, beginning on April 15, 2013. Interest on the notes accrues from the date of issuance.

Optional Redemption	We may redeem some or all of the notes at any time at the redemption prices listed under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the redemption date.

Change of Control	Upon a change of control, as defined under the section titled “Description of the Notes,” we will be required to make an offer to purchase the notes then outstanding at a purchase price equal to 101% of their principal amounts, plus accrued interest to the date of repurchase. We may not have sufficient funds available at the time of a change of control to repurchase the notes.

Guarantees	The notes are guaranteed on a senior unsecured basis, jointly and severally, by all of our wholly-owned U.S. subsidiaries (excluding our Puerto Rico subsidiaries) that guarantee our senior secured credit facilities.

Ranking	The notes are our unsecured senior obligations. Accordingly, the notes:

•	rank equally in right of payment with all of our existing and future unsubordinated indebtedness;

•	rank senior in right of payment to all of our existing and future indebtedness that expressly provides for its subordination to the notes;

•	are structurally subordinated to all of the existing and future indebtedness of our subsidiaries that are not guarantors; and

•	are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The guarantees are unsecured senior obligations of the guarantors. Accordingly, the guarantees:

•	rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

•	rank senior in right of payment to all existing and future indebtedness of the guarantors that expressly provides for its subordination to the guarantees;

•	are effectively subordinated to all existing and future secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness.

As of March 31, 2013, we had (1) $1,703.1 million (dollar equivalent) of secured indebtedness; (2) $2,320.4 million (dollar equivalent) of senior indebtedness (which includes our secured indebtedness); and (3) $277.2 million (dollar equivalent) of senior subordinated indebtedness. In addition, we had an additional $185.1 million of unutilized capacity and $15.2 million of outstanding letters of credit under our revolving credit facility.

Certain Covenants	The terms of the notes, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends and make distributions in respect of capital stock;

•	place limitations on distributions from restricted subsidiaries;

•	guarantee certain indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to a number of important qualifications and exceptions. See “Description of the Notes.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Certain ERISA Considerations	The notes may, subject to certain restrictions described in “Certain ERISA Considerations” herein, be sold and transferred to ERISA Plans. Prospective investors should carefully consider the matters discussed under the caption “Notice to Investors” herein.

Trading	The exchange notes will generally be freely transferable (subject to certain restrictions discussed in “The Exchange Offer”) but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice.

RISK FACTORS

See “Risk Factors” for a description of the risks you should consider before deciding to participate in the exchange offer.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table presents our summary historical financial information as of the dates and for the periods presented. The summary historical financial information as of June 30, 2011 and 2012 and for the fiscal years ended June 30, 2010, 2011 and 2012 has been derived from our audited consolidated financial statements included elsewhere in this prospectus.

The summary financial data as of March 31, 2013 and for the nine months ended March 31, 2012 and 2013 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods.

You should read this information together with the information included under the headings “Risk Factors” and our historical consolidated financial statements and related notes included elsewhere in this prospectus.

Our unaudited financial statements have been prepared on a basis consistent with our audited annual financial statements. In the opinion of management, such unaudited financial information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	Fiscal Years Ended June 30,			Nine Months Ended March 31,
	2010	2011	2012	2012	2013
				(Unaudited)
	(in millions, except as noted)
Statement of Operations Data:
Net revenue	$1,480.4	$1,531.8	$1,694.8	$1,216.5	$1,295.1
Cost of products sold	1,039.5	1,029.7	1,136.2	823.4	900.2
Selling, general and administrative expense	270.1	288.3	348.1	242.3	251.7
Impairment charges and (gain)/loss on sale of assets(1)	214.8	3.6	1.8	(1.4)	4.6
Restructuring and other	17.7	12.5	19.5	12.6	12.7
Property and casualty (gain)/losses, net(2)	—	11.6	(8.8)	(10.5)	—

Operating earnings/(loss)	(61.7)	186.1	198.0	150.1	125.9
Interest expense, net	161.0	165.5	183.2	131.2	160.7
Other (income)/expense, net	(7.3)	26.0	(3.8)	(3.1)	20.3

Earnings/(loss) from continuing operations before income taxes	(215.4)	(5.4)	18.6	22.0	(55.1)
Income tax expense/(benefit)	21.9	23.7	16.5	19.0	5.9

Earnings/(loss) from continuing operations	(237.3)	(29.1)	2.1	3.0	(61.0)
Earnings/(loss) from discontinued operations, net of tax	(49.7)	(21.0)	(41.3)	(4.0)	(4.9)

Net earnings/(loss)	(287.0)	(50.1)	(39.2)	(1.0)	(65.9)
Net earnings/(loss) attributable to noncontrolling interest, net of tax(3)	2.6	3.9	1.2	1.2	—

Net earnings/(loss) attributable to Catalent	$(289.6)	$(54.0)	$(40.4)	$(2.2)	$(65.9)

Statement of Cash Flow Data:
Net cash provided by (used in) continuing operations:
Operating activities	$231.5	$111.6	$87.7	$81.9	$84.4
Investing activities	(70.2)	(83.3)	(538.2)	(507.4)	(84.5)
Financing activities	(56.7)	(26.1)	352.9	361.4	(51.4)

Balance Sheet Data (at period end):
Cash and cash equivalents		$205.1	$139.0	$135.9	$87.5
Total assets		2,831.2	3,139.0	3,229.2	3,021.3
Total debt, including current portion of long-term debt and other short-term borrowing		2,346.6	2,683.5	2,728.7	2,675.2
Total liabilities		3,041.1	3,489.7	3,502.5	3,438.7
Total shareholders’ equity (deficit)		$(209.9)	$(350.7)	$(273.3)	$(417.4)

Other Financial Data:
Capital expenditures	70.5	87.3	104.2	67.6	84.8
Cash interest expense	98.6	157.6	172.4	101.0	132.4

(1)	Impairment charges and (gain)/loss on sale of assets recorded during fiscal 2010 were primarily related to goodwill and long-lived asset impairment charges impacting our Packaging Services and Sterile Technologies segments.
(2)	In March 2011, a U.K. based packaging facility was damaged by fire. See Note 14 to our audited consolidated financial statements incorporated herein by reference for additional information.
(3)	Noncontrolling interest, net of tax expense/(benefit), relates to the minority share purchase of our majority-owned softgel joint venture in Germany. In February 2012, we purchased the minority interest and the operations are now wholly owned by us.

During the first quarter of fiscal 2013, the Company adopted an accounting standard which eliminated the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity, which was the presentation used in the Company’s 2012 Annual Report on Form 10-K. The adopted accounting standard requires the presentation of the components of net income, other comprehensive income and total comprehensive income in either one continuous statement or two separate consecutive statements. The components of other comprehensive (loss) income and total comprehensive income (loss) for the years ended June 30, 2012, 2011 and 2010 are presented below (in millions).

(in millions)	Year Ended June 30, 2010	Year Ended June 30, 2011	Year Ended June 30, 2012
Net earnings/(loss)	$(287.0)	$(50.1)	$(39.2)
Other comprehensive income/(loss), net of tax
Foreign currency translation adjustments	(21.5)	62.0	(27.3)
Defined benefit pension plan, net	(6.8)	23.1	(29.6)
Distribution related to noncontrolling interest	(1.7)	(2.6)	—
Deferred compensation/(benefit)	(0.3)	0.9	0.1
Earnings/(loss) on derivatives for the period	(29.9)	12.5	15.2

Other comprehensive income/(loss), net of tax	(60.2)	95.9	(41.6)
Comprehensive earnings/(loss)	(347.2)	45.8	(80.8)
Comprehensive income/(loss) attributable to noncontrolling interest	(4.6)	5.3	(1.9)
Comprehensive earnings/(loss) attributable to Catalent	$(342.6)	$40.5	$(78.9)

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before participating in the exchange offer. If any of the following risks actually occur, our business, financial condition, operating results or cash flow could be materially and adversely affected. Additional risks or uncertainties not presently known to us, or that we currently believe are immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur and if such events do occur, you may lose all or part of your original investment in the notes.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes are new issues of securities for which there is no established public market. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. A liquid trading market may not develop for the exchange notes or any series of notes. If a market develops, the exchange notes could trade at prices that may be lower than the initial offering price of the exchange notes. If an active market does not develop or is not maintained, the price and liquidity of the exchange notes may be adversely affected. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the exchange notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or in our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

We are highly leveraged. As of March 31, 2013, we had (1) $2,320.4 million (dollar equivalent) of senior indebtedness; and (2) $277.2 million (dollar equivalent) of senior subordinated indebtedness. In addition, we had an additional $185.1 million of unutilized capacity and $15.2 million of outstanding letters of credit under our revolving credit facility.

Our high degree of leverage could have important consequences for us, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•	exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our senior secured credit facilities, are at variable rates of interest;

•

exposing us to the risk of fluctuations in exchange rates because certain of our borrowings, including certain of our senior secured term loan facilities and the Senior Subordinated Notes, are denominated in euros;

•

making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•

limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who, therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

Our total interest expense, net was $183.2 million, $165.5 million, $161.0 million and $160.7 million for fiscal years 2012, 2011 and 2010 and the nine months ended March 31, 2013, respectively. After taking into consideration our ratio of fixed-to-floating rate debt, including our senior unsecured term loan entered into on April 29, 2013, a 100 basis point increase in such rates would increase our annual interest expense by approximately $12 million.

Despite our high indebtedness level, we and our subsidiaries will still be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture that governs the notes, the indentures governing our other notes and the senior secured credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. We have approximately $185 million available to us for borrowing, subject to certain conditions, from our $200.3 million revolving credit facility. If new debt is added to our subsidiaries’ existing debt levels, the risks associated with debt we currently face would increase.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

The indenture that governs the notes, our credit facilities and the indentures governing our other notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	place limitations on distributions from restricted subsidiaries;

•	issue or sell capital stock of restricted subsidiaries;

•	guarantee certain indebtedness;

•	make certain investments;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

A breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions, and, in the case of the revolving credit facility, permit the lenders to cease making loans to us. Upon the occurrence of an event of default under the senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and to terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under the senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. We pledged a significant portion of our assets as collateral under the senior secured credit facilities. If the lenders under the senior secured credit facilities accelerate the repayment of borrowings, we may not have sufficient assets to repay the senior secured credit facilities as well as our unsecured indebtedness, including the notes. In addition, our senior secured credit facilities include other and more restrictive covenants and restrict our ability to prepay our other indebtedness, including the notes. Our ability to comply with these covenants may be affected by events beyond our control.

We utilize derivative financial instruments to reduce our exposure to market risks from changes in interest rates on our variable rate indebtedness and we are exposed to risks related to counterparty credit worthiness or non-performance of these instruments.

We enter into pay-fixed interest rate swaps to limit our exposure to changes in variable interest rates. Such instruments may result in economic losses should exchange rates decline to a point lower than our fixed rate commitments. We are exposed to credit-related losses which could impact the results of operations in the event of fluctuations in the fair value of the interest rate swaps due to a change in the credit worthiness or non-performance by the counterparties to the interest rate swaps.

Risks Related to Our Business

We participate in a highly competitive market and increased competition may adversely affect our business.

We operate in a market that is highly competitive. We compete on several fronts, both domestically and internationally, including competing with other companies that provide similar offerings to pharmaceutical, biotechnology and consumer health companies based in North America, Latin America, Europe and the Asia-Pacific region. We also may compete with the internal operations of those pharmaceutical, biotechnology and consumer health manufacturers that choose to source these offerings internally, where possible.

We face material competition in each of our markets. Competition is driven by proprietary technologies and know-how, capabilities, consistency of operational performance, quality, price, value and speed. Some competitors may have greater financial, research and development, operational and marketing resources than we do. Competition may also increase as additional companies enter our markets or use their existing resources to compete directly with ours. Expanded competition from companies in low-cost jurisdictions, such as India and China, may in the future impact our results of operations or limit our growth. Greater financial, research and development, operational and marketing resources may allow our competitors to respond more quickly with new, alternative or emerging technologies. Changes in the nature or extent of our customer requirements may render our offerings obsolete or non-competitive and could adversely affect our results of operations and financial condition.

The demand for our offerings depends in part on our customers’ research and development and the clinical and market success of their products. Our business, financial condition and results of operations may be harmed if our customers spend less on or are less successful in these activities.

Our customers are engaged in research, development, production and marketing of pharmaceutical, biotechnology and consumer health products. The amount of customer spending on research, development, production and marketing, as well as the outcomes of such research, development, and marketing activities, have a large impact on our sales and profitability, particularly the amount our customers choose to spend on our offerings. Our customers determine the amounts that they will spend based upon, among other things, available resources and their need to develop new products, which, in turn, is dependent upon a number of factors, including their competitors’ research, development and production initiatives, and the anticipated market uptake, clinical and reimbursement scenarios for specific products and therapeutic areas. In addition, consolidation in the industries in which our customers operate may have an impact on such spending as customers integrate acquired operations, including research and development departments and their budgets. Our customers finance their research and development spending from private and public sources. A reduction in spending by our customers could have a material adverse effect on our business, financial condition and results of operations. If our customers are not successful in attaining or retaining product sales due to market conditions, reimbursement issues or other factors, our results of operations may be materially impacted.

We are subject to product and other liability risks that could adversely affect our results of operations, financial condition, liquidity and cash flows.

We are subject to significant product liability and other liability risks that are inherent in the design, development, manufacture and marketing of our offerings. We may be named as a defendant in product liability lawsuits, which may allege that our offerings have resulted or could result in an unsafe condition or injury to consumers. Such lawsuits could be costly to defend and could result in reduced sales, significant liabilities and diversion of management’s time, attention and resources. Even claims without merit could subject us to adverse publicity and require us to incur significant legal fees.

Furthermore, product liability claims and lawsuits, regardless of their ultimate outcome, could have a material adverse effect on our business operations, financial condition and reputation and on our ability to attract and retain customers. We have historically sought to manage this risk through the combination of product liability insurance and contractual indemnities and liability limitations in our agreements with customers and vendors. The availability of product liability insurance for companies in the pharmaceutical industry is generally more limited than insurance available to companies in other industries. Insurance carriers providing product liability insurance to those in the pharmaceutical and biotechnology industries generally limit the amount of available policy limits, require larger self-insured retentions and exclude coverage for certain products and claims. There can be no assurance that a successful product liability claim or other liability claim would be adequately covered by our applicable insurance policies or by any applicable contractual indemnity or liability limitations. In addition, as we seek to expand our participation in marketed products through royalty and profit sharing arrangements, our ability to contractually limit our liability may be restricted.

Failure to comply with existing and future regulatory requirements could adversely affect our results of operations and financial condition.

The healthcare industry is highly regulated. We are subject to various local, state, federal, foreign and transnational laws and regulations, which include the operating and security standards of the Drug Enforcement Administration (“DEA”), the U.S. Food and Drug Administration (“FDA”), various state boards of pharmacy, state health departments, the United States Department of Health and Human Services (“DHHS”), the EU member states and other comparable agencies and, in the future, any changes to such laws and regulations could adversely affect us. In particular, we are subject to laws and regulations concerning good manufacturing practices and drug safety. Our subsidiaries may be required to register for permits and/or licenses with, and may be required to comply with the laws and regulations of the DEA, the FDA, DHHS, foreign agencies including the European Medicines Agency (“EMA”), and other various state boards of pharmacy, state health departments and/or comparable state agencies as well as certain accrediting bodies depending upon the type of operations and location of product distribution, manufacturing and sale.

The manufacture, distribution and marketing of our offerings for use in our customers’ products are subject to extensive ongoing regulation by the FDA, the DEA, the EMA, and other equivalent local, state, federal and foreign regulatory authorities. Failure by us or by our customers to comply with the requirements of these regulatory authorities could result in warning letters, product recalls or seizures, monetary sanctions, injunctions to halt manufacture and distribution, restrictions on our operations, civil or criminal sanctions, or withdrawal of existing or denial of pending approvals, including those relating to products or facilities. In addition, such a failure could expose us to contractual or product liability claims as well as contractual claims from our customers, including claims for reimbursement for lost or damaged active pharmaceutical ingredients, the cost of which could be significant.

In addition, any new offerings or products must undergo lengthy and rigorous clinical testing and other extensive, costly and time-consuming procedures mandated by the FDA, the EMA and other equivalent local, state, federal and foreign regulatory authorities. We or our customers may elect to delay or cancel anticipated regulatory submissions for current or proposed new products for any number of reasons.

Although we believe that we are in compliance in all material respects with applicable laws and regulations, there can be no assurance that a regulatory agency or tribunal would not reach a different conclusion concerning the compliance of our operations with applicable laws and regulations. In addition, there can be no assurance that we will be able to maintain or renew existing permits, licenses or any other regulatory approvals or obtain, without significant delay, future permits, licenses or other approvals needed for the operation of our businesses. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could have an adverse effect on our results of operations and financial condition.

Failure to provide quality offerings to our customers could have an adverse effect on our business and subject us to regulatory actions and costly litigation.

Our results depend on our ability to execute and improve when necessary our quality management strategy and systems, and effectively train and maintain our employee base with respect to quality management. Quality management plays an essential role in determining and meeting customer requirements, preventing defects and improving our offerings. While we have a network of quality systems throughout our business units and facilities which relate to the design, formulation, development, manufacturing, packaging, sterilization, handling, distribution and labeling of our customers’ products which use our offerings, quality and safety issues may occur with respect to any of our offerings. A quality or safety issue could have an adverse effect on our business, financial condition and results of operations and may subject us to regulatory actions, including product recalls, product seizures, injunctions to halt manufacture and distribution, restrictions on our operations, or civil sanctions, including monetary sanctions and criminal actions. In addition, such an issue could subject us to costly litigation, including claims from our customers for reimbursement for the cost of lost or damaged active pharmaceutical ingredients, the cost of which could be significant.

The services and offerings we provide are highly exacting and complex, and if we encounter problems providing the services or support required, our business could suffer.

The offerings we provide are highly exacting and complex, particularly in our Medication Delivery Solutions segment, due in part to strict regulatory requirements. From time to time, problems may arise in connection with facility operations or during preparation or provision of an offering, in both cases for a variety of reasons including, but not limited to, equipment malfunction, sterility variances or failures, failure to follow specific protocols and procedures, problems with raw materials, environmental factors and damage to, or loss of, manufacturing operations due to fire, flood or similar causes. Such problems could affect production of a particular batch or series of batches, requiring the destruction of product, or could halt facility production altogether. This could, among other things, lead to increased costs, lost revenue, damage to customer relations, reimbursement to customers for lost active pharmaceutical ingredients, time and expense spent investigating the cause and, depending on the cause, similar losses with respect to other batches or products. Production problems in our drug and biologic manufacturing operations could be particularly significant because the cost of raw materials is often higher than in our other businesses. If problems are not discovered before the product is released to the market, recall and product liability costs may also be incurred. In addition, such risks may be greater at facilities that are new or going through significant expansion.

Our global operations are subject to a number of economic, political and regulatory risks.

We conduct our operations in various regions of the world, including North America, South America, Europe and the Asia-Pacific region. Global economic and regulatory developments affect businesses such as ours in many ways. Our operations are subject to the effects of global competition, including potential competition from manufacturers in low-cost jurisdictions such as China. Local jurisdiction risks include regulatory risks arising from local laws. Our global operations are also affected by local economic environments, including inflation and recession. Political changes, some of which may be disruptive, can interfere with our supply chain and customers and some or all of our activities in a particular location. While some of these risks can be hedged using derivatives or other financial instruments and some are insurable, such attempts to mitigate these risks are costly and not always successful. Also, fluctuations in foreign currency exchange rates can impact our consolidated financial results.

If we do not enhance our existing or introduce new technology or service offerings in a timely manner, our offerings may become obsolete over time, customers may not buy our offerings and our revenue and profitability may decline.

The healthcare industry is characterized by rapid technological change. Demand for our offerings may change in ways we may not anticipate because of such evolving industry standards as well as a result of evolving customer needs that are increasingly sophisticated and varied and the introduction by others of new offerings and technologies that provide alternatives to our offerings. Several of our higher margin offerings are based on proprietary technologies. The patents for these technologies will ultimately expire, and these offerings may become subject to competition. Without the timely introduction of enhanced or new offerings, our offerings may become obsolete over time, in which case our revenue and operating results would suffer. For example, if we are unable to respond to changes in the nature or extent of the technological or other needs of our pharmaceutical customers through enhancing our offerings, our competition may develop offering portfolios that are more competitive than ours and we could find it more difficult to renew or expand existing agreements or obtain new agreements. Innovations directed at continuing to offer enhanced or new offerings generally will require a substantial investment before we can determine their commercial viability, and we may not have the financial resources necessary to fund these innovations.

The success of enhanced or new offerings will depend on several factors, including our ability to:

•	properly anticipate and satisfy customer needs, including increasing demand for lower cost products;

•	enhance, innovate, develop and manufacture new offerings in an economical and timely manner;

•	differentiate our offerings from competitors’ offerings;

•	achieve positive clinical outcomes for our customers’ new products;

•	meet safety requirements and other regulatory requirements of government agencies;

•	obtain valid and enforceable intellectual property rights; and

•	avoid infringing the proprietary rights of third parties.

Even if we succeed in creating enhanced or new offerings from these innovations, they may still fail to result in commercially successful offerings or may not produce revenue in excess of the costs of development, and they may be quickly rendered obsolete by changing customer preferences or the introduction by our competitors of offerings embodying new technologies or features. Finally, innovations may not be accepted quickly in the marketplace because of, among other things, entrenched patterns of clinical practice, the need for regulatory clearance and uncertainty over third-party reimbursement.

We and our customers depend on patents, copyrights, trademarks and other forms of intellectual property protections, however, these protections may not be adequate.

We rely on a combination of know-how, trade secrets, patents, copyrights and trademarks and other intellectual property laws, nondisclosure and other contractual provisions and technical measures to protect a number of our offerings and intangible assets. These proprietary rights are important to our ongoing operations. There can be no assurance that these protections will prove meaningful against competitive offerings or otherwise be commercially valuable or that we will be successful in obtaining additional intellectual property or enforcing our intellectual property rights against unauthorized users. Our exclusive rights under certain of our offerings are protected by patents, some of which are subject to expire in the near term. When patents covering an offering expire, loss of exclusivity may occur and this may force us to compete with third parties, thereby affecting our revenue and profitability. We do not currently expect any material loss of revenue to occur as a result of the expiration of any patent.

Our proprietary rights may be invalidated, circumvented or challenged. We have in the past been subject to patent oppositions before the European Patent Office and we may in the future be subject to patent oppositions in Europe or other jurisdictions in which we hold patent rights. In addition, in the future, we may need to take legal actions to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. The outcome of any such legal action may be unfavorable to us.

These legal actions regardless of outcome might result in substantial costs and diversion of resources and management attention. Although we use reasonable efforts to protect our proprietary and confidential information, there can be no assurance that our confidentiality and non-disclosure agreements will not be breached, our trade secrets will not otherwise become known by competitors or that we will have adequate remedies in the event of unauthorized use or disclosure of proprietary information. Even if the validity and enforceability of our intellectual property is upheld, a court might construe our intellectual property not to cover the alleged infringement. In addition, intellectual property enforcement may be unavailable in some foreign countries. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology or that third parties will not design around our patent claims to produce competitive offerings. The use of our technology or similar technology by others could reduce or eliminate any competitive advantage we have developed, cause us to lose sales or otherwise harm our business.

We have applied in the United States and certain foreign countries for registration of a number of trademarks, service marks and patents, some of which have been registered or issued, and also claim common law rights in various trademarks and service marks. In the past, third parties have opposed our applications to register intellectual property and there can be no assurance that they will not do so in the future. It is possible that in some cases we may be unable to obtain the registrations for trademarks, service marks and patents for which we have applied and a failure to obtain trademark and patent registrations in the United States or other countries could limit our ability to protect our trademarks and proprietary technologies and impede our marketing efforts in those jurisdictions.

Our use of certain intellectual property rights is also subject to license agreements with third parties for certain patents, software and information technology systems and proprietary technologies. If these license agreements were terminated for any reason, it could result in the loss of our rights to this intellectual property, our operations may be materially adversely affected and we may be unable to commercialize certain offerings.

In addition, many of our branded pharmaceutical customers rely on patents to protect their products from generic competition. Because incentives exist in some countries, including the United States, for generic pharmaceutical companies to challenge these patents, pharmaceutical and biotechnology companies are under the ongoing threat of a challenge to their patents. If our customers’ patents were successfully challenged and as a result subjected to generic competition, the market for our customers’ products could be significantly impacted, which could have an adverse effect on our results of operations and financial condition.

Our future results of operations are subject to fluctuations in the costs, availability, and suitability of the components of the products we manufacture, including active pharmaceutical ingredients, excipients, purchased components, and raw materials.

We depend on various active pharmaceutical ingredients, components, compounds, raw materials, and energy supplied primarily by others for our offerings. This includes, but is not limited to, gelatin, starch, iota carrageenan, petroleum-based products and resin. Also, frequently our customers provide their active pharmaceutical or biologic ingredient for formulation or incorporation in the finished product. It is possible that any of our or our customer supplier relationships could be interrupted due to natural disasters, international supply disruptions caused by pandemics, geopolitical issues or other events or could be terminated in the future.

For example, gelatin is a key component in our Oral Technologies segment. The supply of gelatin is obtained from a limited number of sources. In addition, much of the gelatin we use is bovine-derived. Past concerns of contamination from Bovine Spongiform Encephalopathy (“BSE”) have narrowed the number of possible sources of particular types of gelatin. If there were a future disruption in the supply of gelatin from any one or more key suppliers, we may not be able to obtain an alternative supply from our other suppliers. If future restrictions were to emerge on the use of bovine-derived gelatin due to concerns of contamination from BSE, any such restriction could hinder our ability to timely supply our customers with products and the use of alternative non-bovine-derived gelatin could be subject to lengthy formulation, testing and regulatory approval.

Any sustained interruption in our receipt of adequate supplies could have an adverse effect on us. In addition, while we have processes intended to reduce volatility in component and material pricing, we may not be able to successfully manage price fluctuations and future price fluctuations or shortages may have an adverse effect on our results of operations.

Changes in healthcare reimbursement in the United States or internationally could adversely affect our results of operations and financial condition.

The healthcare industry has changed significantly over time, and we expect the industry to continue to evolve. Some of these changes, such as ongoing healthcare reform, adverse changes in government or private funding of healthcare products and services, legislation or regulations governing the patient access to care and privacy, or the delivery or pricing of pharmaceuticals and healthcare services or mandated benefits, may cause healthcare industry participants to change the amount of our offerings they purchase or the price they are willing to pay for our offerings. Changes in the healthcare industry’s pricing, selling, inventory, distribution or supply policies or practices could also significantly reduce our revenue and results of operations. Particularly, volatility in individual product demand may result from changes in public or private payer reimbursement or coverage.

Fluctuations in the exchange rate of the U.S. dollar and other foreign currencies could have a material adverse effect on our financial performance and results of operations.

As a company with many international entities, certain revenues, costs, assets and liabilities, including a portion of our senior secured credit facilities and the senior subordinated notes, are denominated in currencies other than the U.S. dollar. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect our revenues, earnings and cash flows and could result in unrealized and realized exchange losses despite any efforts we may undertake to manage or mitigate our exposure to foreign currency fluctuations.

Tax legislation initiatives or challenges to our tax positions could adversely affect our results of operations and financial condition.

We are a large multinational corporation with operations in the United States and international jurisdictions, including North America, South America, Europe and the Asia-Pacific region. As such, we are subject to the tax laws and regulations of the United States federal, state and local governments and of many international jurisdictions. From time to time, various legislative initiatives may be proposed that could adversely affect our tax positions. There can be no assurance that our effective tax rate or tax payments will not be adversely affected by these initiatives. In addition, United States federal, state and local, as well as international tax laws and regulations are extremely complex and subject to varying interpretations. There can be no assurance that our tax positions will not be challenged by relevant tax authorities or that we would be successful in any such challenge.

We are dependent on key personnel.

We depend on senior executive officers and other key personnel, including our technical personnel, to operate and grow our business and to develop new enhancements, offerings and technologies. The loss of any of these officers or other key personnel combined with a failure to attract and retain suitably skilled technical personnel could adversely affect our operations. Although an equity-based compensation plan is in place, we do not have the ability to compensate employees with publicly traded equity, which may have a negative impact on our ability to recruit and retain professionals, and could have a material adverse effect on our business, financial condition and results of operations.

Risks generally associated with our information systems could adversely affect our results of operations.

We rely on information systems in our business to obtain, rapidly process, analyze and manage data to:

•	facilitate the manufacture and distribution of thousands of inventory items to and from our facilities;

•	receive, process and ship orders on a timely basis;

•	manage the accurate billing and collections for thousands of customers;

•	manage the accurate accounting and payment for thousands of vendors; and

•	schedule and operate our global network of development, manufacturing and packaging facilities.

Our results of operations could be adversely affected if these systems are interrupted, damaged by unforeseen events or fail for any extended period of time, including due to the actions of third parties.

We may in the future engage in acquisitions and other transactions that may complement or expand our business or divest of non-strategic businesses or assets. We may not be able to complete such transactions and such transactions, if executed, pose significant risks and could have a negative effect on our operations.

Our future success may be dependent on opportunities to buy other businesses or technologies and possibly enter into joint ventures that could complement, enhance or expand our current business or offerings and services or that might otherwise offer us growth opportunities. We may face competition from other companies in pursuing acquisitions in the pharmaceutical and biotechnology industry. Our ability to acquire targets may also be limited by applicable antitrust laws and other regulations in the United States and other foreign jurisdictions in which we do business. To the extent that we are successful in making acquisitions, we may have to expend substantial amounts of cash, incur debt and assume loss-making divisions. We may not be able to complete such transactions, for reasons including, but not limited to, a failure to secure financing. Any transactions that we are able to identify and complete may involve a number of risks, including the diversion of management’s attention to integrate the acquired businesses or joint ventures, the possible adverse effects on our operating results during the integration process, the potential loss of customers or employees in connection with the acquisition, delays or reduction in realizing expected synergies and our potential inability to achieve our intended objectives for the transaction. In addition, we may be unable to maintain uniform standards, controls, procedures and policies, and this may lead to operational inefficiencies.

To the extent that we are not successful in completing divestitures, as such may be determined by future strategic plans and business performance, we may have to expend substantial amounts of cash, incur debt and continue to absorb loss-making or under-performing divisions. Any divestitures that we are unable to complete may involve a number of risks, including diversion of management’s attention, a negative impact on our customer relationships, costs associated with retaining the targeted divestiture, closing and disposing of the impacted business or transferring business to other facilities.

Our offerings and our customers’ products may infringe on the intellectual property rights of third parties.

From time to time, third parties have asserted intellectual property infringement claims against us and our customers and there can be no assurance that third parties will not assert infringement claims against either us or our customers in the future. While we believe that our offerings do not infringe in any material respect upon proprietary rights of other parties and/or that meritorious defenses would exist with respect to any assertions to the contrary, there can be no assurance that we would not be found to infringe on the proprietary rights of others. Patent applications in the United States and some foreign countries are generally not publicly disclosed until the patent is issued or published, and we may not be aware of currently filed patent applications that relate to our offerings or processes. If patents later issue on these applications, we may be found liable for subsequent infringement. There has been substantial litigation in the pharmaceutical and biotechnology industries with respect to the manufacture, use and sale of products that are the subject of conflicting patent rights.

Any claims that our offerings or processes infringe these rights (including claims arising through our contractual indemnification of our customers), regardless of their merit or resolution, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could, among other things, be required to:

•	pay substantial damages (potentially treble damages in the United States);

•	cease the manufacture, use or sale of the infringing offerings or processes;

•	discontinue the use of the infringing technology;

•	expend significant resources to develop non-infringing technology;

•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or may not be available at all; and

•	lose the opportunity to license our technology to others or to collect royalty payments based upon successful protection and assertion of our intellectual property against others.

In addition, our customers’ products may be subject to claims of intellectual property infringement and such claims could materially affect our business if their products cease to be manufactured and they have to discontinue the use of the infringing technology which we may provide.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

We are subject to environmental, health and safety laws and regulations, which could increase our costs and restrict our operations in the future.

Our operations are subject to a variety of environmental, health and safety laws and regulations, including those of EPA and equivalent local, state, and foreign regulatory agencies in each of the jurisdictions in which we operate. These laws and regulations govern, among other things, air emissions, wastewater discharges, the use, handling and disposal of hazardous substances and wastes, soil and groundwater contamination and employee health and safety. Any failure by us to comply with environmental, health and safety requirements could result in the limitation or suspension of production or subject us to monetary fines or civil or criminal sanctions, or other future liabilities in excess of our reserves. We are also subject to laws and regulations governing the destruction and disposal of raw materials and non-compliant products, the handling of regulated material that are included in our offerings, and the disposal of our offerings at the end of their useful life. In addition, compliance with environmental, health and safety requirements could restrict our ability to expand our facilities or require us to acquire costly pollution control equipment, incur other significant expenses or modify our manufacturing processes. Our manufacturing facilities may use, in varying degrees, hazardous substances in their processes. These substances include, among others, chlorinated solvents, and in the past chlorinated solvents were used at one or more of our facilities, including a number we no longer own or operate. As at our current facilities, contamination at such formerly owned or operated properties can result and has resulted in liability to us. In the event of the discovery of new or previously unknown contamination either at our facilities or at third-party locations, including facilities we formerly owned or operated, the issuance of additional requirements with respect to existing contamination, or the imposition of other cleanup obligations for which we are responsible, we may be required to take additional, unplanned remedial measures for which no reserves have been recorded. We are conducting monitoring and cleanup of contamination at certain facilities currently or formerly owned or operated by us. We have established accounting reserves for certain contamination liabilities but cannot assure you that such liabilities will not exceed our reserves.

We are subject to labor and employment laws and regulations, which could increase our costs and restrict our operations in the future.

We employ approximately 8,700 employees worldwide, including approximately 3,300 employees in North America, 4,100 in Europe, 700 in South America and 600 in the Asia/Pacific region. Certain employees at one of our North American facilities are represented by a labor organization, and national work councils and/or labor organizations are active at all twelve of our European facilities consistent with labor environments/laws in European countries. Similar relationships with labor organizations or national work councils exist in our plants in Argentina, Brazil and Australia. Our management believes that our employee relations are satisfactory. However, further organizing activities or collective bargaining may increase our employment-related costs and we may be subject to work stoppages and other labor disruptions. Moreover, as employers are subject to various employment-related claims, such as individual and class actions relating to alleged employment discrimination, wage-hour and labor standards issues, such actions, if brought against us and successful in whole or in part, may affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

Certain of our pension plans are underfunded, and additional cash contributions we may be required to make will reduce the cash available for our business, such as the payment of our interest expense.

Certain of our employees in the United States, United Kingdom, Germany, France, Japan and Australia are participants in defined benefit pension plans which we sponsor. As of June 30, 2012, the underfunded amount of our pension plans on a worldwide basis was approximately $136.6 million, primarily related to our plans in the

United Kingdom and Germany. Included within this obligation is an estimate of approximately $36.0 million related to our fiscal 2012 withdrawal from a multiemployer pension plan in which we participated. In general, the amount of future contributions to the underfunded plans will depend upon asset returns and a number of other factors and, as a result, the amount we may be required to contribute to such plans in the future may vary. Such cash contributions to the plans will reduce the cash available for our business to pursue strategic growth initiatives or the payment of interest expense on the notes or our other indebtedness.

Blackstone controls us and our Investors may have conflicts of interest with us or our noteholders in the future.

Blackstone controls approximately 87% of BHP PTS Holdings L.L.C., with the other Investors controlling the remainder. By virtue of this controlling interest and BHP PTS Holdings L.L.C.’s ownership of all the outstanding membership interests of our indirect parent company, Phoenix Charter LLC, we are controlled by Blackstone. Blackstone controls us and all of our subsidiaries and is entitled to elect all of our directors, to appoint new management and to approve actions requiring the approval of our stockholder, including approving or rejecting proposed mergers or sales of all or substantially all of our assets, regardless of whether noteholders believe that any such transactions are in their own best interests.

The interests of the Investors may differ from holders of our notes in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Investors as equity holders might conflict with the interests of our noteholders. The Investors also may have an interest in pursuing acquisitions, divestitures, financings (including financings that are secured and/or senior to the senior subordinated notes) or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to our noteholders. Additionally, the indenture governing the notes permits us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and the Investors or their affiliates and/or advisors may have an interest in our doing so. See Item 13 “Certain Relationships and Related Transactions, and Director Independence—Transaction and Advisory Fee Agreement” to our audited consolidated financial statements included elsewhere in this prospectus for a discussion of certain payments we make to affiliates of Blackstone in connection with Blackstone’s acquisition of us and related financings.

Members of the Investors or their affiliates or advisors are in the business of making or advising on investments in companies and may, from time to time in the future, acquire interests in businesses or provide advice that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. They may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. You should consider that the interests of these holders may differ from yours in material respects. See Item 12 “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and Item 13 “Certain Relationships and Related Transactions, and Director Independence” to our audited consolidated financial statements included elsewhere in this prospectus.

Risks Relating to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. A portion of our senior secured credit facilities will begin to mature in 2016, our 9 3/4% senior subordinated notes (the “Senior Subordinated Notes”) will mature in 2017, all prior to the maturity of the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.

Your right to receive payments on the notes is effectively junior to the rights of lenders who have a security interest in our assets, to the extent of the value of those assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our and the guarantors’ obligations under our senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our wholly owned U.S. subsidiaries (excluding our Puerto Rico subsidiaries) and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facilities, the lenders could declare all indebtedness outstanding thereunder due and payable. If we were unable to repay them, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes immediately. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. See “Description of Other Indebtedness.”

As of March 31, 2013, we had approximately $1,703.1 million (dollar equivalent) aggregate principal amount of senior secured indebtedness, which is primarily indebtedness under our senior secured credit facilities, and the right to borrow $185.1 million under our revolving credit facility, giving effect to $15.2 million of outstanding letters of credit, subject to certain conditions. The indenture governing the notes will permit us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including secured indebtedness.

Claims of noteholders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes, which represent a substantial portion of our EBITDA and total assets.

The notes will not be guaranteed by any subsidiary that is not wholly-owned or any subsidiary that does not guarantee our senior secured credit facilities. Claims of holders of the notes will be structurally subordinated to the claims of creditors of our subsidiaries that do not guarantee the notes, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to our creditors, including the holders of the notes. For further information relating to our subsidiaries that are guarantors of our obligations and the subsidiaries that are not guarantors, see Note 19 to our audited consolidated financial statements included elsewhere in this prospectus.

In addition, there may be local legal restrictions or adverse international tax consequences to us that reduce our ability to access or prevent us from accessing the assets and cash flows of non-guarantor subsidiaries. Also, the covenants in the indenture for the notes allow us to create contractual restrictions or prohibitions on our ability to access those assets and cash flows, particularly in favor of lenders to those subsidiaries.

We are a holding company and will depend on receiving payments from our subsidiaries to meet our obligations under the notes.

We are a holding company and conduct substantially all of our operations through our subsidiaries. Consequently, we do not have any income from operations and do not expect to generate income from operations in the future. As a result, our ability to meet our debt service obligations, including our obligations under the notes, depends upon our subsidiaries’ cash flow and payment of funds to us by our subsidiaries as dividends, loans, advances or other payments. The indenture for the notes will allow us to incur any debt that is permitted to be incurred by our subsidiaries and to impose restrictions on those subsidiaries’ ability to transfer funds or assets to us. As a result, we might not have access to the assets or cash flows of our subsidiaries. In addition, the payment of dividends or the making of loans, advances or other payments to us may be subject to regulatory or contractual restrictions.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the senior secured credit facilities, could prevent us from making any payments on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants of our indebtedness, we could be in default under such indebtedness. In the event of such default,

•

the holders of such indebtedness may be able to cause all of our available cash to be used to pay such indebtedness and, in any event, could elect to declare all amounts thereunder to be due and payable;

•	the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon a change of control as defined in the indenture, we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the notes or unless such obligation is suspended. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.” We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer or, if then permitted under the indenture, to redeem the notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indenture. The occurrence of a change of control would also constitute an event of default under our senior secured credit facilities and may constitute an event of default under the terms of our other indebtedness. In the event any purchase or redemption is prohibited, we may seek to obtain waivers from the required lenders under our senior secured credit facilities or holders of other indebtedness to permit the required repurchase or redemption, but the required holders of such indebtedness have no obligation to grant and may refuse to grant such a waiver.

The lenders under our senior secured credit facilities have the discretion to release any subsidiary guarantors under the senior secured credit facilities, which will cause those subsidiary guarantors to be released from their guarantees of the notes.

Any subsidiary guarantee of the notes may be released at the sole discretion of lenders under our senior secured credit facilities, if the related subsidiary guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See “Description of the Notes.” You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state statutes allow courts, under specific circumstances, to cancel the notes or the related guarantees and require noteholders to return payments received from us or the guarantors.

Our creditors or the creditors of the guarantors of the notes could challenge the issuance of the notes and the related guarantees as fraudulent conveyances or on other grounds. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the notes or the guarantees could be found to be a fraudulent transfer and declared void if a court determined that we or the relevant guarantor, at the time that we or the relevant guarantor incurred the indebtedness evidenced by the note or its guarantee, as applicable, (1) delivered the note or guarantee, as applicable, with the intent to hinder, delay or defraud existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the note or guarantee, as applicable, and any of the following three conditions apply:

•	we or the guarantor was insolvent or rendered insolvent by reason of delivering the note or guarantee

•	we or the guarantor was engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	we or the guarantor intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay such debts at maturity.

In addition, any payment by us or that guarantor pursuant to the notes or its guarantee, as applicable, could be voided and required to be returned to us or the guarantor, or to a fund for the benefit of the creditors of us or the guarantor, as applicable. In any such case, the right of noteholders to receive payments in respect of the notes from us or any such guarantor, as applicable, would be effectively subordinated to all indebtedness and other liabilities of ours or that guarantor.

The indenture contains a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court for the Southern District of Florida held that a savings clause similar to the savings clause used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision is followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

If a court declares the notes or guarantees to be void, or if the notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us for amounts payable on the notes could, with respect to amounts claimed against us or the guarantors, be subordinated to our indebtedness and the indebtedness of the guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

•	the sum of our or its debts, including contingent liabilities, was greater than the fair saleable value of all of our or its assets;

•

the present fair saleable value of our or its assets was less than the amount that would be required to pay our or its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or the guarantor could not pay our or its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we and each guarantor, after giving effect to the issuance of the notes and its guarantee of the notes, respectively, will not be insolvent, will not have unreasonably small capital for the business in which we or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange or included in any automated quotation system.

Certain of the initial purchasers in the initial offering of the notes have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the notes and they may discontinue their market making activities at any time without notice. Therefore, an active market for any of the notes may not develop or, if developed, it may not continue. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Any rating downgrade for the notes may cause the price of the notes to fall.

In the event a rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the market price of the notes could decline.

FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this prospectus, are forward-looking statements. In particular, statements that we make regarding future market trends are forward-looking statements. When used in this document, the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions are intended to identify forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” and the following:

•	our substantial indebtedness;

•	our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business;

•	competition in the industry;

•	the continued financial viability and success of our suppliers and customers, including the research and development and other scientific endeavors of our customers;

•	product or other liability risks inherent in the design, development, manufacture and marketing of our offerings;

•	changes in government regulations or our failure to comply with those regulations or other applicable laws, including environmental, health and safety laws;

•

difficulties or delays in providing quality offerings, services and support to our customers, including manufacturing problems and difficulties or delays associated with obtaining requisite regulatory consents or approvals associated with those activities;

•	uncertainties relating to general economic, political and regulatory conditions;

•	inability to enhance our existing or introduce new technology or service offerings in a timely manner, and technological developments and products offered by our competitors;

•

increased costs for the active pharmaceutical ingredients, components, compounds and raw materials used by our manufacturing businesses or shortages in or interruptions in the supply of these materials;

•	changes in healthcare reimbursement in the United States or internationally;

•	currency risks and other risks associated with international markets;

•	tax legislation initiatives or challenges to our tax positions;

•	failure to retain or continue to attract senior management or key personnel;

•	disruption of, damage to or failure of our information systems;

•	acquisition opportunities and our ability to successfully integrate acquired businesses and realize anticipated benefits of such acquisitions;

•

the inability to protect our trade secrets and enforce our patent, copyright and trademark rights, and successful challenges to the validity of our patents, copyrights or trademarks and the associated costs;

•	certain liabilities in connection with our pension plans or pension plans to which we have an obligation to contribute;

•	current uncertainty in global economic conditions;

•	conflicts of interest with our controlling investors; and

•	other factors as described in this prospectus, including factors set forth under “Risk Factors.”

We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2013. You should read the data set forth in the table below in conjunction with our “Selected Historical Financial Information and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes included elsewhere in this prospectus.

As of March 31, 2013
(in millions)
Cash and cash equivalents	$87.5

Debt:
Senior secured credit facilities
Revolving credit facility(1)	—
Term loan facilities(2)	1,703.1
9 1/2 /10 1/4% Senior PIK-Election Notes due 2015(3)	269.1
9 3/4% Senior Subordinated Notes due 2017(4)	277.2
7 7/8% Senior Notes	348.2
Other obligations(5)	77.6
Total debt	2,675.2
Total shareholders’ deficit	(417.4)

Total capitalization	$2,257.8

(1)	Our revolving credit facility provides for availability of $200.3 million and matures April 10, 2016 or earlier under certain circumstances described under “Description of Other Indebtedness—Senior Secured Credit Facilities.” As of March 31, 2013, there were no outstanding borrowings under the revolving credit facility other than $15.2 million in outstanding letters of credit.
(2)	The credit agreement governing our term loan facilities was amended in February 2013. Following this amendment, our term loan facilities include three tranches: a €205.6 million euro-denominated tranche maturing September 15, 2016, a $795.3 million U.S. dollar-denominated tranche maturing September 15, 2016 and a $648.7 million U.S. dollar-denominated tranche maturing September 15, 2017, each of which may mature earlier under circumstances as described under “Description of Other Indebtedness—Senior Secured Credit Facilities.” The euro-denominated tranche is shown using a U.S. dollar-equivalent based on an exchange rate of approximately €1 = $1.29
(3)

The 9 1/2 /10 1/4% Senior PIK-Election Notes due 2015 were redeemed on May 29, 2013 at a price equal to 100% of their principal amount plus accrued and unpaid interest. On April 29, 2013, we borrowed $275.0 million to fund the redemption pursuant to a new unsecured term loan as described under “Description of Other Indebtedness—Senior Unsecured Term Loan.”

(4)	Represents the U.S. dollar-equivalent of the €215.5 million aggregate principal amount of senior subordinated notes based on an exchange rate of approximately €1 = $1.29
(5)	Other obligations consist primarily of loans for equipment, buildings and a capital lease for a building.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of operations for the year ended June 30, 2012 give effect to the CTS Acquisition as though the companies were combined as of July 1, 2011. The unaudited pro forma condensed combined financial information included in this prospectus is based on the historical financial statements of Catalent and the CTS Acquisition. The unaudited pro forma combined financial statements have been adjusted to give effect to pro forma events that are (1) directly attributable to the CTS Acquisition, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma financial information as presented below is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisitions and any borrowings undertaken to finance the CTS Acquisition had taken place at July 1, 2011.

The unaudited pro forma condensed combined financial information has been compiled from the following sources:

•	Our historical information has been extracted from our audited consolidated financial statements for the year ended June 30, 2012 contained elsewhere in the prospectus.

•

Financial information of the CTS business has been extracted from the audited consolidated financial statements as of and for the year ended September 30, 2011 and the unaudited condensed consolidated financial statements as of and for the three months ended December 31, 2011, which are included elsewhere in this prospectus.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2012

	Catalent Pharma Solutions, Inc.	CTS July 1, 2011 thru February 16, 2012	Pro Forma Adjustments	Pro Forma Combined
		(Unaudited)	(Unaudited)	(Unaudited)
	(in millions)
Net revenue	$1,694.8	$123.1	$—	$1,817.9
Cost of products sold(a)	1,136.2	55.6	2.5	1,194.3

Gross margin	558.6	67.5	(2.5)	623.6
Selling, general and administrative expenses(b)	348.1	63.8	7.4	419.3
Impairment charges and (gain)/loss on sale of asset	1.8	—	—	1.8
Restructuring and other	19.5	0.3	—	19.8
Property and casualty (gain)/losses, net	(8.8)	—	—	(8.8)

Operating earnings/loss	198.0	3.4	(9.9)	191.5
Interest expense, net(c)	183.2	10.5	2.6	196.3
Other (income)/expense, net	(3.8)	0.4	—	(3.4)

Earnings/(loss) from continuing operations before income taxes	18.6	(7.5)	(12.5)	(1.4)
Income tax expense (benefit)(d)	16.5	2.2	(5.0)	13.7

Earnings/(loss) from continuing operations	2.1	(9.7)	(7.5)	(15.1)
Earnings/(loss) from discontinued operations, net of tax	(41.3)	—	—	(41.3)

Net earnings/(loss)	(39.2)	(9.7)	(7.5)	(56.4)
Net earnings/(loss) attributable to noncontrolling interest, net of tax	1.2	—	—	1.2

Net earnings/(loss) attributable to Catalent	$(40.4)	$(9.7)	$(7.5)	$(57.6)

Notes to Unaudited Pro Forma Statement of Operations

The pro forma adjustments included in the unaudited pro forma statement of operations are as follows:

(a)	To record an estimate of the additional depreciation expense related to the preliminary estimated fair value adjustment to plant, property and equipment acquired. For purposes of these unaudited pro forma combined financial statements, we have reflected the estimated additional depreciation expense in “Cost of products sold,” as follows:

(in millions)	Year Ended June 30, 2012
Estimated depreciation expense of acquired property, plant and equipment	$2.5

(b)	To record an estimate of the additional amortization expense related to the preliminary estimated fair value adjustment primarily related to customer relationship intangible asset amortization, as follows:

(in millions)	Year Ended June 30, 2012
Estimated amortization of acquired intangible assets	$7.4

(c)	To record the estimated incremental interest expense in connection with the Incremental Term Loan facility used to finance the CTS Acquisition which includes the interest expense on the new debt and existing debt and the impact of amortization of the term loan discount as follows:

(in millions)	Year Ended June 30, 2012
Adjustment needed to approximate total pro-forma interest expense.	$2.6

(d)	To record an adjustment for the estimate of the tax impacts of the CTS Acquisition on the balance sheet and statement of operations, primarily related to the additional expense associated with incremental debt to finance the CTS Acquisition, estimated fair value adjustments for acquired property, plant and equipment, intangibles and assumed liabilities, the elimination of transaction costs directly attributable to the CTS Acquisition assumed to be non-recurring, repatriation decisions and the assumed utilization of deferred tax attributes, as applicable.

(in millions)	Year Ended June 30, 2012
Income tax benefit associated with expenses related to assets acquired	$5.0

We have assumed a 41% tax rate when estimating the tax impacts of the additional expense on incremental debt to finance the CTS Acquisition because the debt is an obligation of a U.S. entity and taxed at the estimated combined effective U.S. federal statutory and state rate. The effective tax rate and tax accounts in the balance sheet of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and geographical mix of income.

The unaudited pro forma combined financial statements do not reflect the expected realization of annual cost savings. These savings are expected in selling, general and administrative functions, research and development and manufacturing. Although Catalent management expects that cost savings will result from the acquisition, there can be no assurance that these cost savings will be achieved. The unaudited pro forma combined financial statements do not reflect estimated restructuring and integration charges associated with the expected cost savings.

SELECTED HISTORICAL FINANCIAL INFORMATION AND OTHER DATA

The following table presents our selected historical financial information as of the dates and for the periods presented. The summary historical financial information as of June 30, 2011 and 2012 and for the fiscal years ended June 30, 2010, 2011 and 2012 has been derived from our audited consolidated financial statements included elsewhere in this prospectus.

The selected financial and other data as of March 31, 2013 and for the nine months ended March 31, 2012 and 2013 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods.

You should read this information together with the information included under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus.

Our unaudited financial statements have been prepared on a basis consistent with our audited annual financial statements. In the opinion of management, such unaudited financial information reflects all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	Fiscal Year Ended June 30,					Nine Months Ended March 31,
	2008	2009	2010	2011	2012	2012	2013
						(Unaudited)
	(in millions, except as noted)
Statement of Operations Data:
Net revenue	$1,531.0	$1,398.8	$1,480.4	$1,531.8	$1,694.8	$1,216.5	$1,295.1
Cost of products sold	1,111.7	1,018.1	1,039.5	1,029.7	1,136.2	823.4	900.2
Selling, general and administrative expense	269.5	241.4	270.1	288.3	348.1	242.3	251.7
Impairment charges and (gain)/loss on sale of assets(1)	28.5	139.4	214.8	3.6	1.8	(1.4)	4.6
Restructuring and other	23.1	15.4	17.7	12.5	19.5	12.6	12.7
Property and casualty (gain)/losses, net(2)	—	—	—	11.6	(8.8)	(10.5)	—

Operating earnings/(loss)	98.2	(15.5)	(61.7)	186.1	198.0	150.1	125.9
Interest expense, net	202.5	182.0	161.0	165.5	183.2	131.2	160.7
Other (income)/expense, net	142.7	(17.0)	(7.3)	26.0	(3.8)	(3.1)	20.3

Earnings/(loss) from continuing operations before income taxes	(247.0)	(180.5)	(215.4)	(5.4)	18.6	22.0	(55.1)
Income tax expense/(benefit)	(82.6)	17.0	21.9	23.7	16.5	19.0	5.9

Earnings/(loss) from continuing operations	(164.4)	(197.5)	(237.3)	(29.1)	2.1	3.0	(61.0)
Earnings/(loss) from discontinued operations, net of tax	(371.8)	(111.2)	(49.7)	(21.0)	(41.3)	(4.0)	(4.9)

Net earnings/(loss)	(536.2)	(308.7)	(287.0)	(50.1)	(39.2)	(1.0)	(65.9)
Net earnings/(loss) attributable to noncontrolling interest, net of tax(3)	3.5	(0.6)	2.6	3.9	1.2	1.2	—

Net earnings/(loss) attributable to Catalent	$(539.7)	$(308.1)	$(289.6)	$(54.0)	$(40.4)	$(2.2)	$(68.4)

Statement of Cash Flow Data:
Net cash provided by (used in) continuing operations:
Operating activities	$80.9	$62.2	$231.5	$111.6	$87.7	$81.9	$84.4
Investing activities	(73.5)	(74.0)	(70.2)	(83.3)	(538.2)	(507.4)	(84.5)
Financing activities	(20.3)	7.2	(56.7)	(26.1)	352.9	361.4	(51.4)

Balance Sheet Data (at period end):
Cash and cash equivalents	$72.4	$63.9	$164.0	$205.1	$139.0	$135.9	$87.5
Total assets	3,704.3	3,131.8	2,727.4	2,831.2	3,139.0	3,229.2	3,021.3
Total debt, including current portion of long-term debt and other short-term borrowing	2,409.5	2,345.8	2,268.9	2,346.6	2,683.5	2,728.7	2,675.2
Total liabilities	3,112.2	3,051.3	2,990.9	3,041.1	3,489.7	3,502.5	3,438.7
Total shareholders’ equity (deficit)	$592.1	$80.5	$(263.5)	$(209.9)	$(350.7)	$(273.3)	$(417.4)

Other Financial Data:
Capital expenditures	74.0	75.9	70.5	87.3	104.2	67.6	84.8
Ratio of earnings to fixed charges(4)	—	—	—	—	1.1x	1.2x	—

(1)	Impairment charges and (gain)/loss on sale of assets recorded during fiscal 2010 were primarily related to goodwill and long-lived asset impairment charges impacting our Packaging Services and Sterile Technologies segments.

(2)	In March 2011, a U.K. based packaging facility was damaged by fire. See Note 14 to our audited consolidated financial statements incorporated herein by reference for additional information.
(3)	Noncontrolling interest, net of tax expense/(benefit), relates to the minority share purchase of our majority-owned softgel joint venture in Germany. In February 2012, we purchased the minority interest and the operations are now wholly owned by us.
(4)	The ratio of earnings to fixed charges is calculated by dividing the sum of earnings (loss) from continuing operations before income taxes, equity in earnings (loss) from non-consolidated investments and fixed charges, by fixed charges. Fixed charges consist of interest expense, capitalized interest and imputed interest on our lease obligations. For fiscal years 2008, 2009, 2010, 2011 earnings were insufficient to cover fixed charges by approximately $247.0 million, $180.5 million, $215.4 million and $5.4 million, respectively. For the nine months ended March 31, 2013, earnings were insufficient to cover fixed charges by approximately $55.1 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion together with our historical financial statements and related notes included elsewhere in this prospectus. The statements in the discussion and analysis with respect to our expectations regarding the performance of our business and other non-historical statements in the discussion and analysis are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

We are the leading global provider of development solutions and advanced delivery technologies for drugs, biologics and consumer health products. Through our extensive capabilities and deep expertise in product development, we help our customers bring more products to market, faster. Our advanced delivery technology platforms, the broadest and most diverse combination of intellectual property and proven formulation, manufacturing and regulatory expertise available to the industry, enable our customers to bring more products and better treatments to the market. Across both development and delivery, our commitment to reliably supply our customers’ needs serves as the foundation for the value we provide. We operate through four businesses: Development & Clinical Services, Softgel Technologies, Modified Release Technologies, and Medication Delivery Solutions. We believe that through our prior and ongoing investments in growth-enabling capacity and capabilities, our entry into new markets, our ongoing focus on operational and quality excellence, our innovation activities, the sales of existing customer products, and the introduction of new customer products, we will continue to benefit from attractive margins and realize the growth potential from these areas.

For financial reporting purposes, we present three distinct financial reporting segments based on criteria established by U.S. GAAP: Development & Clinical Services, Oral Technologies and Medication Delivery Solutions. The Oral Technologies segment includes the Softgel Technologies and Modified Release Technologies businesses.

•

Development & Clinical Services. We provided manufacturing, packaging, storage and inventory management for drugs and biologics in clinical trials. We offer customers flexible solutions for clinical supplies production, and provide distribution and inventory management support for both simple and complex clinical trials. This includes dose form manufacturing or over-encapsulation where needed, supplying placebos, comparator drug procurement, clinical packages and kits for physicians and patients, inventory management, investigator kit ordering and fulfillment, and return supply reconciliation and reporting. We support trials in all regions of the world through our facilities and distribution network. In Fiscal 2012 we substantially expanded this business via the Aptuit CTS acquisition in February 2012 (see Note 2 to the Consolidated Financial Statements for further discussion).

We also offer analytical chemical and cell-based testing and scientific services, respiratory products formulation and manufacturing, regulatory consulting, and bioanalytical testing for biologic products. Our respiratory product capabilities include development services for inhaled products for delivery via metered dose inhalers, dry powder inhalers and nasal sprays. Demand for our offerings is driven by the need for scientific expertise and depth and breadth of services offered, as well as by the reliable supply thereof (including quality, execution and performance). We provide global regulatory and clinical support services for our customers’ regulatory and clinical strategies during all stages of development. We have ten facilities, including five in North America, four in Europe and one in the Asia Pacific region. Our Development & Clinical Services segment represented approximately 16% of total net revenue for Fiscal 2012 on a combined basis before inter-segment eliminations.

•	Oral Technologies. We provide advanced oral delivery technologies, including formulation, development and manufacturing of oral dose forms for prescription and consumer health products.

These oral dose forms include softgel, modified release and immediate release solid oral technology products. At certain facilities we also provide integrated primary packaging services for the products we manufacture.

Through our Softgel Technologies business, we provide formulation, development and manufacturing services for soft gelatin capsules, or “softgels”, which we first commercialized in the 1930s. We are the market leader in overall softgel manufacturing, and hold the leading market position in the prescription arena. Our principal softgel technologies include traditional softgel capsules (in which the shell is made from animal-derived materials) and VegiCaps capsules (in which the shell is made from vegetable-derived materials), which are used in a broad range of customer products, including prescription drugs, over-the-counter medications, and vitamins and supplements. Softgel capsules encapsulate liquid, paste or oil-based active compounds in solution or suspension into an outer shell, filling and sealing the capsule simultaneously. Softgels have historically been used to solve formulation challenges or technical issues for a specific drug, to help improve the clinical performance of compounds, to provide important market differentiation, particularly for over-the-counter compounds, and to provide safe handling of hormonal, potent and cytotoxic drugs. We also participate in the softgel vitamin, mineral and supplement business in selected regions around the world. With the 2001 introduction of our vegetable-derived softgel shell, VegiCaps capsules, drug and consumer health manufacturers have been able to expand the compatibility of the softgel dose form to a broader range of active ingredients, as well as and serve patient/consumer populations that were previously inaccessible due to religious, dietary or cultural preferences. Our VegiCaps capsules are patent protected in most major global markets. Physician and patient studies we have conducted have demonstrated a preference for softgels versus traditional tablet and hard capsule dose forms in terms of ease of swallowing, real or perceived speed of delivery, ability to remove or eliminate unpleasant odor or taste and, for physicians, perceived improved patient adherence with dosing regimens.

Through our Modified Release Technologies business we provide formulation, development and manufacturing services for fast-dissolve tablets and both proprietary and conventional controlled release products. We launched our orally dissolving tablet business in 1986 with the introduction of Zydis tablets, a unique oral dosage form that is freeze-dried in its package, can be swallowed without water, and typically dissolves in the mouth in less than three seconds. Most often used for indications, drugs and patient groups that can benefit from rapid oral disintegration, the Zydis technology is utilized in a wide range of products and indications, including treatments for a variety of central nervous system-related conditions such as migraines, Parkinsons’ Disease, schizophrenia, and pain-relief. Zydis tablets continue to be used in new ways by our customers as we extend the application of the technology to new categories, such as for immunotherapies, vaccines and biologics delivery. We have recently added two new technology platforms to the Modified Release business portfolio, including the highly flexible OptiDose technology, already commercially proven in Japan, and the development stage LyoPan oral dissolving tablet technology. We plan to continue to expand the development pipeline of customer products for all of our Modified Release technologies. Representative Modified Release Technology business customers include Pfizer, Novartis, Merck, GlaxoSmithKline, Eli Lilly and Johnson & Johnson.

We have thirteen Oral Technologies facilities in nine countries, including three in North America, six in Europe, two in South America and two in the Asia-Pacific region. Our Oral Technologies segment represented approximately 71% of total net revenue for Fiscal 2012 on a combined basis before inter-segment eliminations.

•

Medication Delivery Solutions. We provide formulation, development and manufacturing services for advanced delivery of drugs and biologics, including products administered via for injection, inhalation and ophthalmic routes, using both traditional and advanced technologies. Our range of injectable manufacturing offerings includes filling drugs or biologics into pre-filled syringes, and bags and other delivery formats, with flexibility to accommodate other formats within our existing network, focused increasingly on complex and difficult products. With our range of injectable solutions technologies we are able to meet a wide range of specifications, timelines and budgets. The complexity of the manufacturing process, the importance of experience and know-how, regulatory compliance, and the high start-up capital requirements create significant barriers to entry and, as a result, limit the number of competitors in the market. For example, blow-fill-seal is an advanced aseptic processing technology which uses a continuous process to form, fill with drug, and seal a plastic container in a sterile environment. Blow-fill-seal units typically cost less than traditional sterile forms on a per-unit basis and are currently used primarily for non-injectable a variety of pharmaceuticals in liquid form, such as respiratory, ophthalmic and otic products. We are a leader in the outsourced blow-fill-seal market, and operate one of the largest capacity commercial manufacturing blow-fill-seal facilities in the world. Our sterile blow-fill-seal manufacturing has the capacity and flexibility of manufacturing configurations and business provides flexible and scalable solutions for unit-dose delivery of complex formulations such as suspensions and emulsions, products that are temperature, light and/or oxygen-sensitive. We also provide as well as innovative design and engineering container design and manufacturing solutions related to complex container design and manufacturing. Our regulatory expertise can leads to decreased time to commercialization, and our dedicated development production lines support feasibility, stability and clinical runs. We plan to continue to expand our product line in existing and new markets, and in higher margin specialty products with additional respiratory, ophthalmic, and injectable and nasal applications. Representative customers include Pfizer, Sanofi-Aventis, Novartis and Roche.

Our biologics offerings include our formulation development and cell-line manufacturing based on our advanced and patented Gene Product Expression (“GPEx”) technology, which is used to develop stable, high-yielding mammalian cell lines for both innovator and bio-similar biologic compounds. Our GPEx® technology can provide rapid cell line development, high biologics production yields, flexibility and versatility. We are investing in expanded capability and capacity to produce clinical scale biologic supplies; once complete, combined with offerings from other parts of Catalent and external partners, we can enable a developer of new biologic entities, biosimilars or biobetters to bring a product from gene to market commercialization, faster.

We have four Medication Delivery Solutions manufacturing facilities, including two in North America and two in Europe. Our Medication Delivery Solutions segment represented approximately 13% of total net revenue for Fiscal 2012 on a combined basis before inter-segment eliminations.

Critical Accounting Policies and Estimates

The following disclosure is provided to supplement the descriptions of the Company’s accounting policies contained in Note 1 to the Consolidated Financial Statements in regard to significant areas of judgment. Management was required to make certain estimates and assumptions during the preparation of its Consolidated Financial Statements in accordance with generally accepted accounting principles. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the Consolidated Financial Statements. They also impact the reported amount of net earnings during any period. Actual results could differ from those estimates. Because of the size of the financial statement elements to which they relate, some of our accounting policies and estimates have a more significant impact on our Consolidated Financial Statements than others. What follows is a discussion of some of our more significant accounting policies and estimates.

Revenues and Expenses

Net Revenue

We sell products and services directly to our pharmaceutical, biotechnology and consumer health customers. The majority of our business is conducted through supply or development agreements. Revenue is recognized net of sales returns and allowances. The majority of our revenue is charged on a price-per-unit basis and is recognized either upon shipment or delivery of the product or service. Revenue generated from research and development arrangements are generally priced by project and are recognized either upon completion of the required service or achievement of a specified project phase or milestone.

Our overall net revenue is generally impacted by the following factors:

•	Fluctuations in overall economic activity within the geographic markets in which we operate;

•

Sales trends for our customers’ products, the level branded and generic product competition they experience, the levels of their outsourcing, and the impact of regulation and healthcare reimbursement upon their products and the timing and uptake of their product launches;

•	Change in the level of competition we face from our competitors;

•	Mix of different products or services that we sell and our ability to provide offerings that meet our customers’ requirements;

•	New intellectual property we develop and expiration of our patents;

•	Changes in prices of our products and services, which are generally relatively stable due to our long-term contracts; and

•	Fluctuations in exchange rates between foreign currencies, in which a substantial portion of our revenues and expenses are denominated, and the U.S. dollar.

Operational Expenses

Cost of products sold consists of direct costs incurred to manufacture and package products and costs associated with supplying other revenue-generating services. Cost of products sold includes labor costs for employees involved in the production process and the cost of raw materials and components used in the process or product. Cost of products sold also includes labor costs of employees supporting the production process, such as production management, quality, engineering, and other support services. Other costs in this category include the external research and development costs, depreciation of fixed assets, utility costs, freight, operating lease expenses and other general manufacturing expenses.

Selling, general and administration expenses consist of all expenditures incurred in connection with the sales and marketing of our products, as well as administrative expenses to support our businesses. The category includes salaries and related benefit costs of employees supporting sales and marketing, finance, human resources, information technology, research and development costs and costs related to executive management. Other costs in this category include depreciation of fixed assets, amortization of our intangible assets, professional fees, marketing and other expenses to support selling and administrative areas.

Direct expenses incurred by a segment are included in that segment’s results. Shared sales and marketing, information technology services and general administrative costs are allocated to each segment based upon the specific activity being performed for each segment or are charged on the basis of the segment’s respective revenues or other applicable measurement. Certain corporate expenses are not allocated to the segments. We do not allocate the following costs to the segments:

•	Impairment charges; and (gain)/loss on sale of assets;

•	Equity compensation;

•	Restructuring expenses and other special items;

•	Sponsor advisory fee

•	Noncontrolling interest; and

•	Other income/(expense), net.

Our operating expenses are generally impacted by the following factors:

•	The utilization rate of our facilities: as our utilization rate increases, we achieve greater economies of scale as fixed manufacturing costs are spread over a larger number of units produced;

•

Production volumes: as volumes change, the level of resources employed also fluctuate, including raw materials, component costs, employment costs and other related expenses, and our utilization rate may also be affected;

•	The mix of different products or services that we sell;

•	The cost of raw materials, components and general expense;

•	Implementation of cost control measures and our ability to effect cost savings through our Operational Excellence, Lean Manufacturing and Lean Six Sigma program;

•	Fluctuations in exchange rates between foreign currencies, in which a substantial portion of our revenues and expenses are denominated, and the U.S. dollar.

Allowance for Inventory Obsolescence

The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected, additional inventory write-downs may be required resulting in a charge to income in the period such determination was made.

Long-lived and Other Definite Lived Intangible Assets

We allocate the cost of an acquired company to the tangible and identifiable intangible assets and liabilities acquired, with the remaining amount being recorded as goodwill. Certain intangible assets are amortized over their estimated useful life.

We assess the impairment of identifiable intangibles if events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Factors that we consider important which could trigger an impairment review include the following:

•	Significant under-performance relative to historical or projected future operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy of the overall business;

•	Significant negative industry or economic trends; and

•	Recognition of goodwill impairment charges.

If we determine that the carrying value of intangibles and/or long-lived assets may not be recoverable based on the existence of one or more of the above indicators of impairment, we measure any impairment based on fair value, which we derive either by the estimated cash flows expected to result from the use of the asset and its eventual disposition or on assumptions we believe marketplace participants would utilize and comparable marketplace information in similar arm’s length transactions. We then compare weighted values to the asset’s carrying amount. Any impairment loss recognized would represent the excess of the asset’s carrying value over its estimated fair value. Significant estimates and judgments are required when estimating such fair values. If it is determined that these assets are impaired, an impairment charge would be recorded and the amount could be material. See Note 4 to the Consolidated Financial Statements for further discussion.

Goodwill

The Company accounts for goodwill and intangible assets with indefinite lives in accordance with Accounting Standard Codification (“ASC”) 350 Goodwill, Intangible and Other Assets. Under ASC 350, goodwill and intangible assets with indefinite lives are tested for impairment at least annually utilizing both qualitative and quantitative assessments. In September 2011, the FASB issued guidance that simplified how entities test for goodwill impairment. This guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a two-step goodwill impairment test. We early adopted this guidance for our annual goodwill impairment test that was conducted as of April 1, 2012. In performing the 2012 goodwill impairment test, we assessed the relevant qualitative factors and concluded that it is more likely than not that the fair values of our reporting units are greater than their carrying amounts. After reaching this conclusion, no further testing was performed. See Note 3 to the Consolidated Financial Statements for further discussion.

Risk Management

The Company uses derivative instruments as part of its overall strategy to manage its exposure to market risks primarily associated with fluctuations in interest rates. As a matter of policy, the Company does not use derivatives for trading or speculative purposes.

All derivatives are recorded at fair value either as assets or liabilities. Changes in fair value of derivatives not designated as hedging instruments are recognized currently in earnings in the statements of operations. The effective portion of changes in fair value of derivatives designated as cash flow hedging instruments is recorded as a component of other comprehensive income. The ineffective portion, if any, is reported in the statements of operations. Amounts included in other comprehensive income are reclassified into earnings in the same period during which the hedged cash flows affect earnings.

Derivative Instruments and Hedging Activities

As required by ASC 815 Derivatives and Hedging (ASC 815), the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting under ASC 815.

Equity-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation- Stock Compensation (ASC 718), which requires companies to recognize compensation expense using a fair-value based method for costs related to share-based payments including stock options and employee stock purchase plans. The expense is determined using the fair value of the award at its grant date based on the estimated number of awards that are expected to vest, and recorded over the applicable requisite service period. In the absence of an observable market price for a share-based award, the fair value is based upon a valuation methodology that takes into consideration various factors, including the exercise price of the award, the expected term of the award, the current price of the underlying shares, the expected volatility of the underlying share price based on peer companies, the expected dividends on the underlying shares and the risk-free interest rate. The Company’s parent, PTS Holdings Corp., has a stock incentive plan for the purposes of retaining certain key employees and directors.

Income Taxes

In accordance with the provisions of ASC 740 Income Taxes (ASC 740), the Company accounts for income taxes using the asset and liability method. The asset and liability method requires recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences that currently exist between tax bases and financial reporting bases of the Company’s assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates in the respective jurisdictions in which the Company operates. In assessing the ability to realize deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred taxes are not provided on the undistributed earnings of subsidiaries outside of the U.S. when it is expected that these earnings are permanently reinvested. The Company has not made any provision for U.S. income taxes on the undistributed earnings of foreign subsidiaries as those earnings are considered permanently reinvested in the operations of those foreign subsidiaries.

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in the financial statements. Elements of this standard also provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. The Company recognized no material adjustment in the liability for unrecognized income tax benefits. As of June 30, 2010, the Company had a total of $39.4 million of unrecognized tax benefits, including accrued interest as applicable.

On February 17, 2012, Catalent completed its acquisition of Aptuit’s Clinical Trial Supplies business for approximately $400.0 million. The CTS acquisition was a taxable stock acquisition and was made with no Section 338 election. The acquisition created significant intangible value for book purposes, which gave rise to a large deferred tax liability (“DTL”), as there was no corresponding step-up for tax purposes. Overall, the acquisition resulted in a net DTL of about $39 million. Under the acquisition accounting rules, an amount of Goodwill equal to the $39 million net DTL was recorded on the opening balance sheet. As part of the purchase agreement, we are indemnified for tax liabilities which may arise in the future relating to periods prior to the acquisition date.

Critical and New Accounting Pronouncements

Refer to Note 1 to the Consolidated Financial Statements for a description of critical accounting policies and recent accounting pronouncements.

Trends Affecting Our Business

We participate in the market for development solutions and advanced delivery technologies for drugs, biologics, and consumer health products. We estimate this size of this market to be approximately $15 billion currently, and expect key current and future trends to both sustain and drive additional growth for this market.

Continued strengthening in early stage development pipelines for drugs and biologics, compounded by increasing clinical trial breadth and complexity, sustain our belief in the attractive growth prospects for development solutions. Large companies are in many cases reconfiguring their R&D resources, increasingly involving appointment of strategic partners for key outsourced functions. Additionally, an increasing portion of compounds in development are from companies who less frequently have full R&D infrastructure, and thus are more likely to need strategic development solutions partners.

Aging population demographics in developed countries, combined with health care reforms in many global markets which are expanding access to treatments to a greater proportion of their populations, will continue to drive strong increases in demand for both prescription and consumer health product volumes. Increasing economic affluence in key developing regions will further increase demand for health care treatments, and we are taking active steps to ensure we participate effectively in these key growth regions and product categories.

Finally, we believe reimbursement pressures, supply chain complexity, and the increasing range of treatment options will continue to escalate the need for product differentiation, improved outcomes and treatment cost reduction, all of which can often be addressed using our advanced delivery technologies.

Results of Operations

Use of EBITDA from continuing operations and Adjusted EBITDA

Management measures operating performance based on consolidated earnings from continuing operations before interest expense, expense/(benefit) for income taxes and depreciation and amortization and is adjusted for the income or loss attributable to noncontrolling interest (“EBITDA from continuing operations”). EBITDA from continuing operations is not defined under U.S. GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations.

We believe that the presentation of EBITDA from continuing operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business and use this measure for business planning purposes. In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that EBITDA from continuing operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. We present EBITDA from continuing operations in order to provide supplemental information that we consider relevant for the readers of the Consolidate Financial Statements, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from continuing operations may not be the same as similarly titled measures used by other companies.

In addition, the Company evaluates the performance of its segments based on segment earnings before minority interest, other (income)/expense, impairments, restructuring costs, interest expense, income tax expense/(benefit), and depreciation and amortization (“Segment EBITDA”).

Under the indentures governing the notes, the Company’s ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments and paying certain dividends is tied to ratios based on Adjusted EBITDA (which is defined as “EBITDA” in the indentures). Adjusted EBITDA is based on the definitions in the Company’s indentures, is not defined under U.S. GAAP, and is subject to important limitations. We have included the calculations of Adjusted EBITDA for the periods presented. Adjusted EBITDA is the covenant compliance measure used in certain covenants under the indentures governing the notes, particularly those governing debt incurrence and restricted payments. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The most directly comparable GAAP measure to EBITDA from continuing operations and Adjusted EBITDA is earnings/(loss) from continuing operations. Included in this report is a reconciliation of earnings/(loss) from continuing operations to EBITDA from continuing operations and to Adjusted EBITDA.

Use of Constant Currency

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates. We generally refer to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

Nine Months Ended March 31, 2013 compared to the Nine Months Ended March 31, 2012

	Nine Months Ended March 31,		Increase/(Decrease)
(in millions)	2013	2012	Change $	Change %
Net revenue	$1,295.1	$1,216.5	$78.6	6%
Cost of products sold	900.2	823.4	76.8	9%

Gross margin	394.9	393.1	1.8	*
Selling, general, and administrative expense	251.7	242.3	9.4	4%
Impairment charges and (gain)/loss on sale of assets	4.6	(1.4)	6.0	*
Restructuring and other	12.7	12.6	0.1	1%
Property and casualty (gain)/losses, net	—	(10.5)	10.5	*

Operating earnings/(loss)	125.9	150.1	(24.2)	(16)%
Interest expense, net	160.7	131.2	29.5	22%
Other (income)/expense, net	20.3	(3.1)	23.4	*

Earnings/(loss) from continuing operations before income taxes	(55.1)	22.0	(77.1)	*
Income tax expense/(benefit)	5.9	19.0	(13.1)	(69)%

Earnings/(loss) from continuing operations	(61.0)	3.0	(64.0)	*
Earnings/(loss) from discontinued operations	(4.9)	(4.0)	(0.9)	23%

Net earnings/(loss)	(65.9)	(1.0)	(64.9)	*
Net earnings/(loss) attributable to noncontrolling interest	—	1.2	(1.2)	*

Net earnings/(loss) attributable to Catalent	$(65.9)	$(2.2)	$(63.7)	*

*	Percentage not meaningful

Net Revenue

Net revenue increased $78.6 million, or 6%, for the first nine months of fiscal year 2013. Excluding the unfavorable impact from foreign exchange fluctuation of $30.5 million, or 3%, net revenue increased by $109.1 million, or 9%, as compared to the same period a year ago. The increase was primarily due to the inclusion of a full nine months of revenue from the acquired CTS business within our Development and Clinical Services segment, partially offset by volume declines within the Oral Technologies segment related to certain customer products utilizing our Zydis delivery technology platforms and the impact of certain concessions granted to secure long term arrangements with regard to certain products and customers.

Gross Margin

Gross margin increased $1.8 million, or less than 1%, for the first nine months of fiscal year 2013. Excluding the unfavorable impact from foreign exchange fluctuation of $9.0 million, or 2%, gross margin increased by $10.8 million, or approximately 3%, as compared to the same period a year ago. This increase in gross margin was due to the CTS acquisition within Development and Clinical Services and research and development profit participation revenue recorded within the Oral Technologies segment during the first six months of the current fiscal year, partially offset by unfavorable product mix and volume declines in both the Oral Technologies and Medication Delivery Solutions segments.

Selling, General, and Administrative Expense

Selling, general, and administrative expense increased $9.4 million, or 4%, for the first nine months of fiscal year 2013. Excluding the favorable impact from foreign exchange fluctuation of $3.0 million, or 1%, selling, general, and administrative expense increased by $12.4 million, or 5%, as compared to the same period a year ago. The increase was primarily due to increased depreciation and amortization and the integration costs associated with the CTS acquisition.

Restructuring and Other

Restructuring and other charges of $12.7 million for the first nine months of fiscal year 2013 were relatively consistent compared to the comparable period of the prior fiscal year. The prior period charges primarily related to closure of an Oral Technology Softgel facility in the U.K. during the second quarter of the prior year. The current period charges related to restructuring initiatives across several of our operations which were enacted to improve cost efficiency, including both site consolidation and employee related severance charges undertaken to achieve acquisitions related synergies.

Interest Expense, net

Interest expense, net, of $160.7 million for the first nine months of fiscal year 2013 increased by $29.5 million, or 22%, compared to the period ended March 31, 2012 and was primarily driven by the incremental term loan borrowing of $400 million used to finance the CTS acquisition, which closed during the third quarter of fiscal year 2012, and the increased interest associated with the extension of the majority of our U.S. dollar and euro denominated term loans.

Other (Income)/Expense, net

Other expense of $20.3 million increased by $23.4 million for the first nine months of fiscal year 2013 compared to the to the period ended March 31, 2012. The increased expense was primarily driven by unrealized loss related to foreign currency translation which was recorded in the current period, whereas no such loss was recorded in the prior year period. In addition, the current year expense was impacted by both cash and non-cash expenses associated with financing related expenses occurring during the period.

Provision/(Benefit) for Income Taxes

Our provision/(benefit) for income taxes for the first nine months of fiscal year 2013 was $5.9 million relative to losses before income taxes of $55.1 million. Our provision/(benefit) for income taxes for the nine months ended March 31, 2012 was $19.0 million relative to earnings before income taxes of $22.0 million. The income tax provision for the current period is not comparable to the same period of the prior year due to changes in pretax income over many jurisdictions and the impact of discrete items. Generally, fluctuations in the effective tax rate are primarily due to changes in our geographic pretax income resulting from our business mix and changes in the tax impact of permanent differences, restructuring, other special items and other discrete tax items, which may have unique tax implications depending on the nature of the item. Our effective tax rate reflects benefits derived from operations outside the United States, which are generally taxed at lower rates than the U.S. statutory rate of 35%. Our effective tax rate at March 31, 2013 was primarily impacted by the deferred tax benefit of a reduction in the UK statutory tax rate that occurred in fiscal 2013 and the deferred tax impact of current year tax amortization on goodwill and debt finance costs. In addition to these items, which were both recorded as discrete items in the March 31, 2013 tax provision, there were additional discrete items related to unrecognized tax benefits recorded under FIN48, withholding taxes accrued during the year, and state income taxes for jurisdictions which assess tax on a gross receipts basis.

Segment Review

The Company’s results on a segment basis for the nine months ended March 31, 2013 compared to the nine months ended March 31, 2012 are as follows:

	Nine Months Ended March 31,		Increase/(Decrease)
(in millions)	2013	2012	Change $	Change %
Oral Technologies
Net revenue	$853.0	$897.2	$(44.2)	(5)%
Segment EBITDA	214.9	236.8	(21.9)	(9)%
Medication Delivery Solutions
Net revenue	151.2	166.5	(15.3)	(9)%
Segment EBITDA	17.1	18.8	(1.7)	(9)%
Development and Clinical Services
Net revenue	298.1	167.0	131.1	79%
Segment EBITDA	55.5	33.7	21.8	65%
Inter-segment revenue elimination	(7.2)	(14.2)	7.0	*
Unallocated Costs (1)	(67.0)	(44.5)	(22.5)	*
Combined Total
Net revenue	1,295.1	1,216.5	78.6	6%
EBITDA from continuing operations	$220.5	$244.8	$(24.3)	(10)%

*	Percentage not meaningful
(1)	Unallocated costs include equity-based compensation, impairment charges, certain other corporate directed costs, and other costs that are not allocated to the segments as follows:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Impairment charges and gain/(loss) on sale of assets	$(4.6)	$1.4
Equity compensation	(2.2)	(2.6)
Restructuring and other special items	(21.3)	(32.6)
Property and casualty losses	—	10.5
Sponsor advisory fee	(9.4)	(8.5)
Noncontrolling interest	—	(1.2)
Other income (expense) (2), net	(20.3)	3.1
Non-allocated corporate costs, net	(9.2)	(14.6)

Total unallocated costs	$(67.0)	$(44.5)

(2)	Primarily relates to realized and unrealized gains/(losses) related to foreign currency translation and expenses related to financing transactions during the period

Provided below is a reconciliation of earnings/(loss) from continuing operations to EBITDA from continuing operations:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Earnings/(loss) from continuing operations	$(61.0)	$3.0
Depreciation and amortization	114.9	92.8
Interest expense, net	160.7	131.2
Income tax (benefit)/expense	5.9	19.0
Noncontrolling interest	—	(1.2)

EBITDA from continuing operations	$220.5	$244.8

Oral Technologies segment

Net revenue decreased by $44.2 million, or 5%, for the first nine months of fiscal year 2013. Excluding the unfavorable impact from foreign exchange fluctuation of $26.6 million, or 3%, Oral Technologies’ net revenue decreased by $17.6 million, or 2%, as compared to the same period a year ago. This decrease was primarily related to decreased demand for certain customer products utilizing our Zydis technology platform and the impact of certain concessions granted to secure long term arrangements with regard to certain products and customers. This decrease was offset by revenue related to research and development product participation income recognized in the first six months of the current year period.

Oral Technologies’ EBITDA decreased by $21.9 million, or 9%, for the first nine months of fiscal year 2013. Excluding the unfavorable impact from foreign exchange fluctuation of $7.8 million, or 3%, the Oral Technologies’ Segment EBITDA decreased by $14.1 million, or 6%, as compared to the same period a year ago. The decrease was primarily related to decreased product demand as noted above and unfavorable product mix within the segment, partially offset by the research and development product participation income recorded in the current fiscal year period.

Medication Delivery Solutions segment

Net revenue decreased by $15.3 million, or 9%, for the first nine months of fiscal year 2013. Excluding the unfavorable impact from foreign exchange fluctuation of $3.5 million, or 2%, Medication Delivery Solutions’ net revenue decreased by $11.8 million, or 7%, as compared to the same period a year ago. Reduced demand for injectable products at our European pre-filled syringe facilities was partially offset by increased demand for biologics services.

Medication Delivery Solutions’ Segment EBITDA decreased by 9%, or $1.7 million, for the nine months of fiscal year 2013. The decrease was primarily attributable to the decreased demand for injectable products as noted above, partially offset by cost saving initiatives executed within the segment and increased demand for biologics services. The impact of foreign exchange fluctuations did not materially impact Segment EBITDA.

Development and Clinical Services segment

Net revenues increased by $131.1 million, or 79%, for the first nine months of fiscal year 2013. Excluding the unfavorable impact from foreign exchange fluctuation of $0.4 million, or less than 1%, Development and Clinical Services’ net revenue increased by $131.5 million. The CTS acquisition, which closed in the third quarter of the previous fiscal year, accounted for the majority of the revenue increase.

Development and Clinical Services’ Segment EBITDA increased by $21.8 million, or 65%, for the first nine months of fiscal year 2013. This increase was primarily due to the acquisition of the CTS business, and cost savings initiatives across the segment, partially offset by an unfavorable mix shift to lower margin services. The impact of foreign exchange fluctuations did not materially impact Segment EBITDA.

Fiscal Year Ended June 30, 2012 compared to Fiscal Year Ended June 30, 2011

Results for the fiscal year ended June 30, 2012 compared to the fiscal year ended June 30, 2011 are as follows:

	Fiscal Year Ended June 30,	Fiscal Year Ended June 30,	Increase/(Decrease)
(in millions)	2012	2011	Change $	Change %
Net revenue	$1,694.8	$1,531.8	$163.0	11%
Cost of products sold	1,136.2	1,029.7	106.5	10%

Gross Margin	558.6	502.1	56.5	11%
Selling, general and administrative expense	348.1	288.3	59.8	21%
Impairment charges and (gain)/loss on sale of assets	1.8	3.6	(1.8)	*
Restructuring and other	19.5	12.5	7.0	56%
Property and casualty gain/(losses), net	(8.8)	11.6	(20.4)	*

Operating earnings/(loss)	198.0	186.1	11.9	6%
Interest expense, net	183.2	165.5	17.7	11%
Other (income)/expense, net	(3.8)	26.0	(29.8)	*

Earnings/(loss) from continuing operations before income taxes	18.6	(5.4)	24.0	*
Income tax expense/ (benefit)	16.5	23.7	(7.2)	-30%

Earnings/(loss) from continuing operations	2.1	(29.1)	31.2	-107%
Earnings /(loss) from discontinued operations	(41.3)	(21.0)	(20.3)	97%

Net earnings/(loss)	(39.2)	(50.1)	10.9	-22%
Net earnings/(loss) attributable to noncontrolling interest	1.2	3.9	(2.7)	-69%

Net earnings/(loss) attributable to Catalent	$(40.4)	$(54.0)	$13.6	-25%

*	Percentage not meaningful

Net Revenue

Net revenue increased $163.0 million, or 11%, compared to the same period a year ago. The stronger U.S. dollar unfavorably impacted revenue by 1%, or $17.2 million. Excluding the impact of foreign exchange, net revenue increased by $180.2 million, or 12%, as compared to fiscal year 2011. The increase was primarily due to increased demand within the Development & Clinical Services and the Oral Technologies segments, partially offset by decreases within Medication Delivery Solutions. The Oral Technologies increase was a result of stronger demand for prescription and consumer health softgels within multiple geographies, as well as an increase for controlled release products within North America and Europe. Increased market demand for customer products using the Zydis® technology also contributed to the segment’s favorability. The Development & Clinical Services volume increase was primarily related to strong demand for clinical and analytical services within North America and Europe, as well as due to the acquisition of Aptuit’s CTS business which closed in mid-February of the current fiscal year and contributed approximately $67.9 million to the revenue increase. Within the Medication Delivery Solutions segment, revenue was lower compared to the prior fiscal year due to decreased demand within our European injectable facilities, partially offset by increased demand for products within our blow-fill-seal offering.

Gross Margin

Gross margin increased $56.5 million, or 11%, compared to the prior fiscal year. The stronger U.S. dollar unfavorably impacted gross margin by approximately 2%, or $7.7 million. Excluding the impact of foreign exchange, gross margin increased by $64.2 million, or 13%, primarily due to favorable product mix related to the revenue increases within the Oral Technologies segment and the increased demand for analytical and clinical services within the Development and Clinical Services segment. The aforementioned acquisition of Aptuit’s CTS business contributed approximately $18 million to the increase in gross margin.

Selling, General and Administrative Expense

Selling, general and administrative expense increased by $59.8 million, or 21%, compared to prior fiscal year. The increase from the prior fiscal year is primarily related to transaction related expenses incurred in connection with the acquisition of the CTS business, the recognition of a multi-employer pension plan obligation related to an ongoing operation, incentive-based variable employee related costs and continued investments in our sales and marketing function across the global network. In addition, the acquisition of the Aptuit CTS business resulted in $15.0 million additional selling, general and administrative expenses.

Impairment charges and (gain)/loss on sale of assets

In fiscal year 2012, in conjunction with the Company’s routine review of its long-lived asset portfolio we recorded an impairment charge related to property, plant and equipment of approximately $1.8 million, net of any gains on sale of equipment. During fiscal years 2012 and 2011, no goodwill or intangible asset impairment charges were recorded.

Restructuring and Other

Restructuring and other charges of $19.5 million for the fiscal year ended June 30, 2012 increased $7.0 million compared to the prior fiscal year. The charges for the fiscal year ended June 30, 2012 primarily include costs to consolidate and streamline our manufacturing footprint and employee related charges resulting from organizational changes and workforce reductions to adjust the capacity of our workforce within our business units. During fiscal year 2011, restructuring and special charges of $12.5 million were primarily related to asset impairments of facilities expected to be consolidated and additional costs associated with real estate exited in a prior period.

Interest Expense, net

Interest expense, net of $183.2 million for the fiscal year ended June 30, 2012 increased $17.7 million, primarily driven by the incremental term loan borrowing of $400 million entered into in the third fiscal quarter and the increased interest associated with the extension of approximately 80% of our original U.S. dollar and Euro denominated term loans.

Other (Income)/Expense, net

Other income, net increased to $3.8 million of income in the current year as compared to a loss of $26.0 million in the prior fiscal year. This fluctuation primarily resulted from the non-cash unrealized foreign currency transaction losses recognized in the prior year while no such losses were recognized in the current fiscal year.

Income Tax Provision/(Benefit)

The income tax provision/(benefit) rate relative to earnings/(loss) before income taxes, minority interest and discontinued operations was 88.8% in fiscal 2012 and an amount in excess of 100% in fiscal 2011. Generally, fluctuations in the effective tax rate are primarily due to changes in our geographic pretax income resulting from our business mix and changes in the tax impact of permanent differences, restructuring, other special items and other discrete tax items, which may have unique tax implications depending on the nature of the item. Key drivers in permanent differences year over year include the reversal of intercompany dividend income which is not includible for tax purposes, disallowed interest expense as well as a non-deductible asset impairment. Our fiscal 2012 provision for income taxes was $16.5 million, relative to income before income taxes of $18.6 million, and resulted in an effective tax rate of 88.8%. Our fiscal 2011 provision for income taxes was $23.7 million and relative to losses before income taxes of ($5.4) million resulted in an effective tax rate in excess of 100% due to the mix of profits and losses in various jurisdictions.

Segment Review

The Company’s results on a segment basis for the fiscal year ended June 30, 2012 compared to the fiscal year ended June 30, 2011 are as follows:

	Fiscal Year Ended
	June 30,		Increase/(Decrease)
(in millions)	2012	2011	Change $	Change %
Oral Technologies
Net revenue	$1,220.2	$1,159.0	$61.2	5%
Segment EBITDA	334.6	308.4	26.2	8%
Medication Delivery Solutions
Net revenue	223.9	238.6	(14.7)	-6%
Segment EBITDA	27.5	33.5	(6.0)	-18%
Development and Clinical Services
Net revenue	268.3	157.0	111.3	71%
Segment EBITDA	53.0	30.1	22.9	76%
Inter-segment revenue elimination	(17.6)	(22.8)	5.2	-23%
Unallocated Costs(1)	(84.8)	(100.3)	15.5	-15%
Combined Total
Net revenue	1,694.8	1,531.8	163.0	11%
EBITDA from continuing operations	$330.3	$271.7	$58.6	22%

(1)	Unallocated costs includes U.S. GAAP restructuring and other, equity-based compensation, impairment charges, certain other corporate directed costs, and other costs that are not allocated to the segments as follows:

	Fiscal Year Ended
	June 30,
(in millions)	2012	2011
Impairment charges and gain/(loss) on sale of assets	$(1.8)	$(3.6)
Equity compensation	(3.7)	(3.9)
Restructuring and other special items	(45.8)	(24.9)
Property and casualty losses	8.8	(11.6)
Sponsor advisory fee	(11.8)	(10.6)
Noncontrolling interest	(1.2)	(3.9)
Other income/(expense) , net	3.8	(26.0)
Non-allocated corporate costs, net	(33.1)	(15.8)

Total unallocated costs	$(84.8)	$(100.3)

Provided below is a reconciliation of earnings/ (loss) from continuing operations to EBITDA:

	Fiscal Year Ended
	June 30,
(in millions)	2012	2011
Earnings/(loss) from continuing operations	$2.1	$(29.1)
Depreciation and amortization	129.7	115.5
Interest expense, net	183.2	165.5
Income tax (benefit)/expense	16.5	23.7
Noncontrolling interest	(1.2)	(3.9)

EBITDA from continuing operations	$330.3	$271.7

Oral Technologies segment

Net revenues increased by 5%, or $61.2 million, compared to the same period a year ago. The stronger U.S. dollar unfavorably impacted the segment’s revenue by 1%, or $13.3 million. Excluding the impact of foreign exchange rates, net revenue increased by 6%, or $74.5 million. This increase was primarily driven by increase demand for controlled release, prescription and consumer health softgel offerings, and increased demand of our customers’ products which utilize our Zydis technology platform.

Segment EBITDA increased by 8%, or $26.2 million. Oral Technologies’ EBITDA was unfavorably impacted by foreign exchange rate movements by 2%, or $6.2 million. Excluding the impact of foreign exchange rates, the increase was 10%, or $32.4 million, which was primarily related to the previously mentioned sales volume increases as well as favorable product mix and improved productivity and fixed manufacturing cost management within the segment.

Medication Delivery Solutions segment

Net revenues decreased by 6%, or $14.7 million, compared to the prior fiscal year. The stronger U.S. dollar negatively impacted the segment’s revenue by approximately 1%, or $2.0 million. Excluding the impact of foreign exchange rates, net revenues decreased 5%, or $12.7 million, which was primarily driven by decreased demand for both flu and non-flu pre-filled syringe products within our European injectable facilities as well as lower year over year revenue from our biologics offering. These revenue declines were partially offset by increased demand for products utilizing our blow-fill-seal platform.

Segment EBITDA decreased by 18%, or $6.0 million. The stronger U.S. dollar negatively impacted Medication Delivery Solutions’ EBITDA by approximately 2%, or $0.5 million. Excluding the impact of foreign exchange rates, the $5.5 million, or 17%, decrease was primarily due to the decreased demand for both flu and non-flu pre-filled syringe products within our European injectable facilities, as discussed above, and were partially offset by favorable product mix and manufacturing efficiency improvements within our blow-fill-seal operation.

Development and Clinical Services segment

Net revenues increased by 71%, or $111.3 million. The stronger U.S. dollar negatively impacted the segment’s revenue by 1%, or $2.0 million. Excluding the impact of foreign exchange rates, net revenues increased by 72%, or $113.3 million. The CTS Acquisition which closed in the third quarter of the current fiscal year contributed approximately $67.9 million of the revenue increase. The remaining increase was primarily related to strong demand for analytical and clinical services within North America and Europe.

Segment EBITDA increased by $22.9 million, primarily due to the previously mentioned stronger demand within the Company’s clinical services and analytical offerings, as well as due to the acquisition of Aptuit’s CTS business which contributed approximately $13.5 million of the EBITDA increase. The segment’s EBITDA was immaterially impacted by foreign exchange rates.

Fiscal Year Ended June 30, 2011 compared to Fiscal Year Ended June 30, 2010

Results for the fiscal year ended June 30, 2011 compared to the fiscal year ended June 30, 2010 are as follows:

	Fiscal Year Ended June 30,	Fiscal Year Ended June 30,	Increase/(Decrease)
(in millions)	2011	2010	Change $	Change %
Net revenue	$1,531.8	$1,480.4	$51.4	3%
Cost of products sold	1,029.7	1,039.5	(9.8)	-1%

Gross Margin	502.1	440.9	61.2	14%
Selling, general and administrative expense	288.3	270.1	18.2	7%
Impairment charges and (gain)/loss on sale of assets	3.6	214.8	(211.2)	-98%
Restructuring and other	12.5	17.7	(5.2)	-29%
Property and casualty gain/(losses), net	11.6	—	11.6	*

Operating earnings/(loss)	186.1	(61.7)	247.8	*
Interest expense, net	165.5	161.0	4.5	3%
Other (income)/expense, net	26.0	(7.3)	33.3	*

Earnings/(loss) from continuing operations before income taxes	(5.4)	(215.4)	210.0	-97%
Income tax expense/ (benefit)	23.7	21.9	1.8	8%

Earnings/(loss) from continuing operations	(29.1)	(237.3)	208.2	-88%
Earnings /(loss) from discontinued operations	(21.0)	(49.7)	28.7	-58%

Net earnings/(loss)	(50.1)	(287.0)	236.9	-83%
Net earnings/(loss) attributable to noncontrolling interest	3.9	2.6	1.3	50%

Net earnings/(loss) attributable to Catalent	$(54.0)	$(289.6)	$235.6	-81%

*	Percentage not meaningful

Net Revenue

Net revenue increased $51.4 million, or 3%, compared to the same period a year ago. The weaker U.S. dollar favorably impacted revenue by less than 1%, or $6.0 million. Excluding the impact of foreign exchange, net revenue increased by $45.4 million, or 3%, during the fiscal year 2011. The increase was primarily due to increased demand within the Oral Technologies and Development & Clinical Services segments. The Oral Technologies increase was a result of stronger demand for prescription and consumer health softgels within multiple geographies, as well as an increase for controlled release products within North America and Europe, partially offset by decreased market demand for customer products using the Zydis® technology realized in the first half of the year. The Development & Clinical Services volume increase was primarily related to strong demand for clinical services within North America and Europe. The Medication Delivery Solutions segment was modestly ahead of the prior fiscal year due to strong demand within one of our European injectable facilities.

Gross Margin

Gross margin increased $61.2 million, or 14%, compared to the same period a year ago. The weaker U.S. dollar favorably impacted gross margin by less than 1%, or $1.6 million. Excluding the impact of foreign exchange, gross margin increased by $59.6 million, or 14%, primarily due to favorable product mix related to the revenue increases within the Oral Technologies segment, as well as the increased demand for clinical services within the Development and Clinical Services segment. Improved productivity and fixed manufacturing cost management within our segments also contributed to the margin expansion.

Selling, General and Administrative Expense

Selling, general and administrative expense increased by $18.2 million, or 7%, compared to Fiscal 2010. The increase from the prior fiscal year is primarily related to an increase in research and development spending within our segments and investments in expanding our sales and marketing function across our global network.

Impairment charges and (gain)/loss on sale of assets

In Fiscal 2011 we recorded an impairment charge related to property, plant and equipment of approximately $3.6 million, net of any gains on sale of equipment, in conjunction with the Company’s routine review of its long-lived asset portfolio. During Fiscal 2011, no goodwill or intangible asset impairment charges were recorded.

During Fiscal 2010, the Company concluded that goodwill impairment indicators existed in the Medication Delivery Solutions segment and recorded a non-cash goodwill impairment charge of $158.3 million, charges related to the impairment of other definite-lived intangible assets under ASC 350 of $15.8 million and $3.1 million of impairment charges related to property, plant and equipment.

Impairment charges are recorded within the Consolidated Statements of Operations as impairment charges and gain/ (loss) on sale of assets.

Restructuring and Other

Restructuring and other charges of $12.5 million for Fiscal 2011 decreased $5.2 million compared to the prior fiscal year. The charges for Fiscal 2011 included asset impairment and real estate charges related to facility consolidations announced in prior periods, employee related charges resulting from organizational changes and workforce reductions to adjust the capacity of our workforce within our business units. During Fiscal 2010, restructuring and special charges of $17.7 million were primarily related to asset impairments of facilities expected to be consolidated and additional costs associated with real estate exited in a prior period.

Interest Expense, net

Interest expense, net of $165.5 million for Fiscal 2011 increased $4.5 million, primarily driven by the higher average foreign exchange rates compared to Fiscal 2010 and the full year impact interest expense associated with our senior toggle notes as compared to a partial year impact in the prior year.

Other (Income)/Expense, net

Other expense, net increased by $33.3 million for Fiscal 2011 compared to the prior fiscal year. This fluctuation primarily resulted from recording non-cash unrealized foreign currency transaction losses of $13.2 million during Fiscal 2011 compared with $28.4 million of non-cash unrealized foreign currency transaction gains in the comparable prior year period. In addition, Euro hedge losses recorded in the prior year period totaled $3.3 million as compared to $0.2 million gain during Fiscal 2011 due to the designation of the financial instrument for hedge accounting purposes effective October 1, 2010. These amounts were offset by a decrease in realized foreign currency losses of approximately $5.5 million associated with inter-company loan activity.

Income Tax Provision/(Benefit)

The income tax provision/(benefit) rate relative to earnings/(loss) before income taxes, minority interest and discontinued operations was in excess of 100% in Fiscal 2011 and 10.2% in Fiscal 2010, respectively. Generally, fluctuations in the effective tax rate are primarily due to changes in our geographic pretax income resulting from our business mix and changes in the tax impact of permanent differences, restructuring, other special items and other discrete tax items, which may have unique tax implications depending on the nature of the item. Our Fiscal 2011 provision for income taxes was $23.7 million, relative to losses before income taxes of ($5.4) million, and resulted in an effective tax rate in excess of 100% due to the mix of profits and losses in various jurisdictions. Our Fiscal 2010 provision for income taxes was $21.9 million and relative to losses before income taxes of ($215.4) million resulted in an effective tax rate of 10.2%

Segment Review

Our results on a segment basis for the fiscal year ended June 30, 2011 compared to the fiscal year ended June 30, 2010.

	Fiscal Year Ended
	June 30,		Increase/(Decrease)
(in millions)	2011	2010	Change $	Change %
Oral Technologies
Net revenue	$1,159.0	$1,120.3	$38.7	3%
Segment EBITDA	308.4	274.3	34.1	12%
Medication Delivery Solutions
Net revenue	238.6	234.7	3.9	2%
Segment EBITDA	33.5	30.0	3.5	12%
Development and Clinical Services
Net revenue	157.0	144.9	12.1	8%
Segment EBITDA	30.1	23.5	6.6	28%
Inter-segment revenue elimination	(22.8)	(19.5)	(3.3)	17%
Unallocated Costs(1)	(100.3)	(267.1)	166.8	-62%
Combined Total
Net revenue	1,531.8	1,480.4	51.4	3%
EBITDA from continuing operations	$271.7	$60.7	$211.0	*

*	Percentage not meaningful
(1)	Unallocated costs includes U.S. GAAP restructuring and other, equity-based compensation, impairment charges, certain other corporate directed costs, and other costs that are not allocated to the segments as follows:

	Fiscal Year Ended
	June 30,
(in millions)	2011	2010
Impairment charges and gain/(loss) on sale of assets	$(3.6)	$(214.8)
Equity compensation	(3.9)	(2.6)
Restructuring and other special items	(24.9)	(29.4)
Property and casualty losses	(11.6)	—
Sponsor advisory fee	(10.6)	(10.0)
Noncontrolling interest	(3.9)	(2.6)
Other income/(expense) , net	(26.0)	7.3
Non-allocated corporate costs, net	(15.8)	(15.0)

Total unallocated costs	$(100.3)	$(267.1)

Provided below is a reconciliation of earnings/(loss) from continuing operations to EBITDA:

	Fiscal Year Ended
	June 30,
(in millions)	2011	2010
Earnings/(loss) from continuing operations	$(29.1)	$(237.3)
Depreciation and amortization	115.5	117.7
Interest expense, net	165.5	161.0
Income tax (benefit)/expense	23.7	21.9
Noncontrolling interest	(3.9)	(2.6)

EBITDA from continuing operations	$271.7	$60.7

Oral Technologies segment

Net revenues increased by 3%, or $38.7 million, compared to the same period a year ago. The weaker U.S. dollar positively impacted the segment’s revenue by 1%, or $9.5 million. Excluding the impact of foreign exchange rates, revenues increased by 3%, or $29.2 million. This increase was primarily driven by sales increases within the segment’s controlled release, prescription and consumer health softgel offerings, partially offset by declines for demand of our customers’ products which utilize our Zydis technology platform.

Segment EBITDA increased by 12%, or $34.1 million. Oral Technologies’ EBITDA was favorably impacted by foreign exchange rate movements by 1%, or $2.7 million. Excluding the impact of foreign exchange rates, the increase was $31.4 million, or 11%, which was primarily related to the previously mentioned sales volume increases as well as favorable product mix and improved productivity and fixed manufacturing cost management.

Medication Delivery Solutions segment

Net revenues increased by 2% or $3.9 million. The stronger U.S. dollar negatively impacted Medication Delivery Solutions’ revenue by approximately 1%, or $2.8 million. Excluding the impact of foreign exchange rates, net revenues increased 3%, or $6.7 million, which was primarily driven by an increased demand for non-flu pre-filled syringes products within one of our European injectable facilities.

Segment EBITDA increased by 12%, or $3.5 million. The stronger U.S. dollar negatively impacted Medication Delivery Solutions’ EBITDA growth by approximately 2%, or $0.6 million. Excluding the impact of foreign exchange rates, the increase was 14%, or $4.1 million, primarily due to increased demand for non-flu pre-filled syringe products within one of the Company’s European injectable facilities, as discussed above, as well as favorable product mix and manufacturing efficiency improvements within the Company’s blow-fill-seal operation.

Development and Clinical Services segment

Net revenues increased by 8%, or $12.1 million. Foreign exchange rates had an immaterial impact on the segment’s results. The increase was primarily related to strong demand for clinical services within North America and Europe. The company’s analytical science services business was modestly ahead of the prior fiscal year.

Segment EBITDA increased by 28%, or $6.6 million, primarily due to the previously mentioned stronger demand within the company’s clinical services offering, as well as the implementation of fixed manufacturing cost saving efficiencies across many of the segment’s facilities. The segment’s EBITDA was immaterially impacted by foreign exchange rates.

Sources and Uses of Cash

The Company’s principal source of liquidity has been cash flow generated from operations. The principal uses of cash are to fund planned operating and capital expenditures, interest payments on debt and any mandatory or discretionary principal payments on debt issuances. In February 2012, we used the proceeds from a $400.0 million incremental senior secured term loan facility due 2017, along with cash on hand, to finance the acquisition of the Aptuit CTS Business. As of March 31, 2013, the Company’s financing needs were supported by an approximately $200.3 million revolving credit facility, which was reduced by $15.2 million of outstanding letters of credit. The revolving credit agreement matures April 10, 2016. The April 10, 2016 maturity date is subject to certain conditions regarding the refinancing or repayment of the Company’s term loans, the senior toggle notes, the senior subordinated notes and certain other unsecured debt. As of March 31, 2013, we had no outstanding borrowings under the Company’s revolving credit facility.

We continue to believe that the Company’s cash from operations and available borrowings under the revolving credit facility will be adequate to meet the Company’s future liquidity needs for at least the next twelve months.

Cash Flows

Fiscal Year Ended June 30, 2012 Compared to the Fiscal Year Ended June 30, 2011

The following table summarizes our statement of cash flows from continuing operations for the fiscal year ended June 30, 2012 compared with the fiscal year ended June 30, 2011.

	Fiscal Year Ended June 30,
(in millions)	2012	2011	$ Change
Net cash provided by/(used in):
Operating activities	$87.7	$111.6	$23.9
Investing activities	(538.2)	(83.3)	(454.9)
Financing activities	$352.9	$(26.1)	$379.0

Operating activities

For the fiscal year ended June 30, 2012, cash provided by operating activities was $87.7 million compared to cash provided by operating activities of $111.6 million for the fiscal year ended June 30, 2011. The decrease was primarily driven by changes in working capital accounts and the cash payments made in connection with costs associated with the sale of North American Commercial Packaging operations and the CTS Acquisition. In addition, cash flow computations are impacted by changes in our interest rate swaps, foreign exchange rates impacting our liability accounts and the impact of our income tax provision on our accrued income tax payable balance.

Investing activities

For the fiscal year ended June 30, 2012, cash used in investing activities was $538.2 million, an increase of $454.9 million compared to the year ending June 30, 2011. The increased cash used in investing activities was mainly driven by the acquisition of the CTS business and purchase of the remaining non-controlling interested in the joint venture in Eberbach Germany. Cash utilized for the purchase of property, equipment and other productive assets increased by $16.9 million as compared to the prior year, however, this increased cash outflow was offset by the collection of insurance proceeds related to capital purchases subsequent to the fire in Corby, U.K.

Financing activities

For the fiscal year ended June 30, 2012, cash provided by financing activities was $352.9 million compared to cash used in financing activities of $26.1 million in the same period a year ago. The year-over-year fluctuation was primarily attributable to the proceeds from borrowing on a term loan of $393.3 million, which was offset by repayments of certain long term obligations during the year.

Fiscal Year Ended June 30, 2011 Compared to the Fiscal Year Ended June 30, 2010

The following table summarizes our statement of cash flows from continuing operations for the fiscal year ended June 30, 2011 compared with the fiscal year ended June 30, 2010.

	Fiscal Year Ended June 30,
(in millions)	2011	2010	$ Change
Net cash provided by/(used in):
Operating activities	$111.6	$231.5	$(119.9)
Investing activities	(83.3)	(70.2)	(13.1)
Financing activities	$(26.1)	$(56.7)	$30.6

Operating activities

For the fiscal year ended June 30, 2011, cash provided by operating activities was $111.6 million compared to cash provided by operating activities of $231.5 million for the fiscal year ended June 30, 2010. The reduction was primarily driven by our election to cease using the PIK feature of the Senior Toggle Notes in fiscal 2011 and to pay cash interest for the interest period ending on October 15, 2010. In addition, cash flow computations are impacted by changes in our interest rate swaps, foreign exchange rates impacting our liability accounts and the impact of our income tax provision on our accrued income tax payable balance.

Investing activities

For the fiscal year ended June 30, 2011, cash used in investing activities was $83.3 million, an increase of $13.1 million compared to the year ending June 30, 2010. The fluctuation was the result of higher fiscal year 2011 capital expenditures of $87.3 million as compared to the same prior fiscal year period, offset by an increase in the cash proceeds from the sale of assets.

Financing activities

For the fiscal year ended June 30, 2011, cash used in financing activities was $26.1 million compared to cash used in financing activities of $56.7 million in the same period a year ago. The year-over-year fluctuation was primarily attributable to the repayments of $36.0 million of borrowings from our revolving credit facility in fiscal 2010, with no such payment being made in fiscal 2011.

Nine Months Ended March 31, 2013 Compared to the Nine Months Ended March 31, 2012

The following table summarizes the Company’s consolidated statement of cash flows from continuing operations:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012	$ Change
Net cash provided by/(used in):
Operating activities	$84.4	$81.9	$2.5
Investing activities	$(84.5)	$(503.5)	$419.0
Financing activities	$(51.4)	$361.4	$(412.8)

Operating activities

For the nine months ended March 31, 2013, cash provided by operating activities was $84.4 million compared to $81.9 million for the comparable prior year period. Cash provided by operating activities was largely consistent with the comparable prior year period with higher cash interest expense on borrowings being offset by favorable changes in working capital.

Investing activities

For the nine months ended March 31, 2013, cash used in investing activities was $84.5 million, which primarily related to acquisitions of property, plant and equipment of $84.8 million. Cash used in investing activities for the comparable prior year period was $503.5 million, including $459.2 million of cash paid to acquire Aptuit’s CTS business and the remaining 49% of the Company’s Eberbach, Germany operation in February 2012. Acquisitions of property, plant and equipment totaled $67.6 million in the nine months ended March 31, 2012. the prior year period also included the $21 million of cash received from our insurance provider related to property damage claims resulting from the March 2011 plant fire at the Corby, U.K. facility. Excluding this insurance recovery and the acquisition related investments, cash used in investing activities for property, plant and equipment was approximately $89 million in the comparable prior year period.

Financing activities

For the nine months ended March 31, 2013, cash used in financing activities was $51.4 million compared to cash provided by financing activities of $361.4 million in the same period a year ago. The significant year-over-year fluctuation was primarily driven by borrowings, net of financing fees, related to the Aptuit CTS acquisition in the prior year period of $386.8 million. In the current year period, cash flows used in financing activities consisted largely of fees paid related to financing activity during the period, normal term loan principal payments and payment of other long term obligations.

Debt and Financing Arrangements

The Company uses interest rate swaps to manage the economic effect of variable rate interest obligations associated with our floating rate term loans so that the interest payable on the term loans effectively becomes fixed at a certain rate, thereby reducing the impact of future interest rate changes on our future interest expense. As of March 31, 2013, we had four interest rate swap agreements that have the economic effect of modifying the variable interest obligations associated with our floating rate term loans. These agreements include two U.S. dollar-denominated agreements, one Euro-denominated agreement and one Yen-denominated interest rate swap agreement. The unrealized losses on our interest rate swaps that are designated as effective cash flow hedges for accounting purposes were $0.7 million, net of tax and are recorded within Accumulated Other Comprehensive Loss on our balance sheet at March 31, 2013.

The current Japanese Yen interest rate swap was designed as an effective economic hedge but not designated as effective for financial reporting purposes and is included in the Consolidated Statements of Operations as Other (Income)/Expense. Conversely, unrealized gains/losses on the U.S. Dollar and Euro interest rate swaps are designated as effective hedges and are included in Accumulated Other Comprehensive Income/(Loss) and the corresponding payables are included in other current liabilities in our Consolidated Balance Sheet.

As of March 31, 2013, the Company was in compliance with all restrictive covenants related to its long-term obligations.

Debt Covenants

The senior secured credit agreement, the senior unsecured credit agreement and the indentures governing the notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s (and the Company’s restricted subsidiaries’) ability to incur additional indebtedness or issue certain preferred shares; create liens on assets; engage in mergers and consolidations; sell assets; pay dividends and distributions or repurchase capital stock; repay subordinated indebtedness; engage in certain transactions with affiliates; make investments, loans or advances; make certain acquisitions; and in the case of the Company’s senior credit agreement, enter into sale and leaseback transactions, amend material agreements governing the Company’s subordinated indebtedness (including the senior subordinated notes) and change the Company’s lines of business.

The credit facilities and indentures governing the notes also contain change of control provisions and certain customary affirmative covenants and events of default. As of March 31, 2013, the Company was in compliance with all covenants related to its long-term obligations. The Company’s long-term debt obligations do not contain any financial maintenance covenants.

Subject to certain exceptions, the credit agreements and the indentures governing the notes will permit the Company and its restricted subsidiaries to incur certain additional indebtedness, including secured indebtedness. None of the Company’s non-U.S. subsidiaries or Puerto Rico subsidiaries is a guarantor of the loans or notes.

As market conditions warrant and subject to the Company’s contractual restrictions and liquidity position, we, the Company’s affiliates and/or the Company’s major equity holders, including Blackstone and its affiliates, may from time to time repurchase the Company’s outstanding debt securities, including the notes and/or the Company’s outstanding bank loans in privately negotiated or open market transactions, by tender or otherwise. Any such repurchases may be funded by incurring new debt, including additional borrowings under the Company’s existing credit facility. Any new debt may also be secured debt. We may also use available cash on the Company’s balance sheet. The amounts involved in any such transactions, individually or in the aggregate, may be material. Further, any such purchases may result in the Company’s acquiring and retiring a substantial amount of any particular series, with the attendant reduction in the trading liquidity of any such series.

Senior Secured Credit Facilities

On April 10, 2007, in connection with the Acquisition, we entered into a $1.8 billion senior secured credit facility (the “Credit Agreement”) consisting of: (i) an approximately $1.4 billion term loan facility consisting of Dollar Term-1 Loans (the “Dollar Term-1 Loans) and Euro Term Loans (the “Euro Term Loans”) and (ii) a $350 million revolving credit facility. We are required to repay the term loans in quarterly installments equal to 1% per annum of the original funded principal amount for the first six years and nine months, with the remaining amount payable on April 10, 2014. These repayments commenced on September 28, 2007.

The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings. Borrowings under the term loan facility and the revolving credit facility bear interest, at our option, at a rate equal to an applicable margin over either (a) a base rate determined by reference to the higher of (1) the rate of interest per annum published by The Wall Street Journal from time to time, as the “prime lending rate” and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The weighted-average interest rates during fiscal 2012 were approximately 3.76% and 3.25% for the Euro-denominated and US-dollar denominated term loans, respectively, and approximately 4.0% for the revolving credit facility.

In addition to paying interest on outstanding principal under our senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility with respect to the unutilized commitments thereunder. The initial commitment fee is 0.5% per annum. The commitment fee may be reduced subject to our attaining certain leverage ratios. We are also required to pay customary letter of credit fees. The senior secured credit facilities are subject to amortization and prepayment requirements and contain certain covenants, events of default and other customary provisions.

On June 1, 2011, the Company and certain lenders amended the Credit Agreement in order to extend the maturity for certain Revolving Credit Loans and Revolving Credit Commitments. In particular, the Company converted $200.25 million of Revolving Credit Commitments and Revolving Credit Loans into new Revolving Tranche-2 Commitments and Revolving Tranche -2 Loans. The amendment set the applicable margin for the Revolving Tranche -2 Loans to a percentage per annum equal to (i) in the case of euro currency rate loans, 3.75%, and (ii) in the case of base rate loans, 2.75%, which may be reduced subject to our attaining certain leverage ratios. In addition, the Company extended the final maturity date of the converted facility to the ninth anniversary or April 10, 2016, subject to certain conditions regarding the refinancing or repayment of the Company’s term loans, the senior toggle notes, the senior subordinated notes and certain other unsecured debt, which would cause the final maturity date to be an earlier date.

On February 17, 2012, in connection with the acquisition of the CTS Business, the Company entered into Amendment No. 2 to the Credit Agreement. The amendment provided senior secured financing consisting of a $400 million incremental term loan facility (the “Dollar Term-2 Loans”) pursuant to the exercise of the accordion feature under the Credit Agreement. The Dollar Term-2 Loans have substantially similar terms as the Dollar Term-1 Loans. The Company used the proceeds from the Dollar Term-2 Loans, along with cash on hand, to finance the acquisition of the CTS Business. The amendment set the applicable margin for the Dollar Term-2 Loans to a percentage per annum equal to (i) in the case of euro currency rate loans, 4.00%, subject to a floor of 1.25% and (ii) in the case of base rate loans, 3.00%, subject to a floor of 2.25%. The Dollar Term-2 Loans will mature on the earlier of (i) September 15, 2017 and (ii) the 91st day prior to the maturity of Company’s Senior Subordinated Notes or any permitted refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $100.0 million. The Company is required to repay installments on the Dollar Term-2 Loans in quarterly installments in aggregate annual amounts equal to 1.00% of their funded total principal amount, with the remaining amount payable on the date of maturity.

On February 24, 2012, the Company entered into Amendment No. 3 to the Credit Agreement to convert $796.8 million of Dollar Term-1 Loans into new Extended Dollar Term-1 Loans (the “Extended Dollar Term-1 Loans”) and €207.7 million of Euro Term Loans into new Extended Euro Term Loans (the “Extended Euro Term Loans”) with the consent solely of those lenders that agreed to convert their Dollar Term-1 Loans and/or Euro Term Loans, respectively. The Extended Dollar Term-1 Loans and the Extended Euro Term Loans have substantially similar terms as the Dollar Term-1 Loans and Euro Term Loans. The amendment set the applicable margin for the Extended Dollar Term-1 Loans and Extended Euro Term Loans to a percentage per annum equal to (i) in the case of euro currency rate loans, 4.00% and (ii) in the case of base rate loans, 3.00%. The final maturity date of the Extended Dollar Term-1 Loans and Extended Euro Term Loans was extended to the earlier of (i) September 15, 2016 and (ii) the 91 day prior to the maturity of the Company’s Senior Notes or any permitted refinancing thereof; provided such Senior Notes have an outstanding aggregate principal amount in excess of $100.0 million. On March 1, 2012, the Company entered into the Extension Amendment to the Credit Agreement in order to extend the maturity of an additional $11.0 million of Dollar Term-1 Loans into new Extended Dollar Term-1 Loans. In addition, the borrowing capacity of the $350.0 million revolving credit facility was reduced to $200.25 million in order to maintain a cost effective debt structure which is appropriate for our financing needs.

On April 27, 2012, the Company entered into Amendment No. 4 to the Credit Agreement in order to permit the Company to borrow an aggregate principal amount of up to $205 million of Refinancing Dollar Term-2 Loans (the “Refinancing Dollar Term-2 Loans”) with the consent of only the lenders agreeing to provide such Refinancing Dollar Term-2 Loans. The proceeds from the Refinancing Dollar Term-2 Loans were used to prepay in full all outstanding non-extended Dollar Term-1 Loans under the Credit Agreement. The Refinancing Dollar Term-2 Loans have identical terms with, and the same rights and obligations under the Credit Agreement as, the outstanding Dollar Term-2 Loans.

On February 28, 2013, the Company entered into Amendment No. 5 to the Credit Agreement in order to permit the Company to borrow an aggregate principal amount of up to $659.5 million of Refinancing Dollar Term-2 Loans and $799.3 million of Refinancing Dollar Term-1 Loans, the proceeds of which were used to repay the outstanding Extended Dollar Term-1 Loans, Dollar Term-2 Loans and non-extended Euro Term Loans.

Following this amendment, the new Refinancing Dollar Term-2 Loans bear interest, at Company’s option, at a rate equal to the Eurocurrency Rate plus 3.25% (reduced from 4.00% for the previously outstanding Dollar Term-2 Loans), subject to a floor of 1.00% (reduced from 1.25% for the previously outstanding Dollar Term-2 Loans), or the Base Rate plus 2.25% (reduced from 3.00% for the previously outstanding Dollar Term-2 Loans), subject to a floor of 2.00% (reduced from 2.25% for the previously outstanding Dollar Term-2 Loans). The Refinancing Dollar Term-1 Loans bear interest, at the Company’s option, at a rate equal to the Eurocurrency Rate plus 3.50% (reduced from 4.00% for the previously outstanding Extended Dollar Term-1 Loans) or the Base Rate plus 2.50% (reduced from 3.00% for the previously outstanding Extended Dollar Term-1 Loans).

Senior Unsecured Term Loan Facility

On April 29, 2013, the Company entered into a senior unsecured term loan facility in order to borrow an aggregate principal amount of $275 million of unsecured term loans (the “Unsecured Loans”) due December 31, 2017. The proceeds from the Unsecured Loans will be used to redeem all $269.1 million remaining principal outstanding of the Company’s Senior Toggle Notes (as defined below) at par plus accrued and unpaid interest as of May 29, 2013, the date of redemption. The Unsecured Loans bear interest, at the Company’s option, at a rate equal to the Eurocurrency Rate plus 5.25%, subject to a floor of 1.25%, or the “Base Rate” plus 4.25%, subject to a floor of 2.25%. The Base Rate is equal to the higher of either the Federal Funds Rate plus 0.5% or the rate of interest per annum published by the Wall Street Journal from time to time, as the “prime lending rate.” The “Eurocurrency Rate” is determined by reference to the British Bankers Association Interest Settlement rate for deposits in dollars for the interest period relevant to such borrowing adjusted for certain additional costs. The Company is not required to repay installments on the Unsecured Loans and is only required to repay the Unsecured Loans on the date of maturity.

Senior Notes

On April 10, 2007, in connection with the Acquisition, we issued $565.0 million of 9.5%/ 10.25 % senior PIK-election fixed rate notes due 2015 (“Senior Toggle Notes”). The Senior Toggle Notes are unsecured senior obligations of the Company. Interest on the Senior Toggle Notes is payable semi-annually in arrears on each April 15 and October 15, which commenced on October 15, 2007. The PIK election feature expired with the interest period ended April 15, 2011. Therefore all remaining interest payments on the Senior Toggle Notes are to be paid entirely in cash at the cash interest rate of 9.5%. On and after April 15, 2011, we may redeem the Senior Toggle Notes at par plus specified declining premiums set forth in the indenture plus any accrued and unpaid interest to the date of redemption.

In September 2012, we announced the commencement of a tender offer to purchase for cash up to $350 million aggregate principal amount of its outstanding Senior Toggle Notes. On September 18, 2012, Catalent purchased $45.9 million aggregate principal amount of Senior Toggle Notes at a price of $47.1 million plus accrued and unpaid interest pursuant to the tender offer. On November 1, 2012, we redeemed $304.1 million aggregate principal amount of Senior Toggle Notes for an aggregate price of $311.4 million plus accrued and unpaid interest. In connection with this transaction we paid $8.5 million of call premiums and expensed $3.3 million of unamortized deferred finance costs. These expenses are recorded within “Other Income/Expense” in our statement of operations. The remaining Senior Toggle Notes were redeemed on May 29, 2013 at a redemption price equal to the principal amount plus accrued and unpaid interest.

On September 18, 2012, we issued $350 million aggregate principal amount of 7.875% Senior Notes (the “7.875% Notes” and, together with the Senior Toggle Notes, the “Senior Notes”). The 7.875% Notes will mature on October 15, 2018 and interest is payable on the 7.875% Notes on April 15 and October 15 of each year, commencing April 15, 2013. The 7.875% Notes were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The 7.875% Notes were issued at a price of 100.0% of their principal amount. We used a portion of the net proceeds from the offering of the 7.875% Notes to finance a portion of its tender offer for the Senior Toggle Notes and partial redemption of the Senior Toggle Notes as described above. We may redeem these notes at par plus specified declining premiums set forth in the senior subordinated indenture plus any accrued and unpaid interest to the date of redemption.

Senior Subordinated Notes

On April 10, 2007, in connection with the Acquisition, we issued €225.0 million 9 3/4% Euro-denominated ($300.3 million dollar equivalent at the exchange rate effective on the issue date) Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”). The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness of the Company (including the senior credit facilities and the Senior Toggle Notes). Interest on the Senior Subordinated Notes is payable semi-annually in cash in arrears on each April 15 and October 15, which commenced on October 15, 2007.

We may redeem the Senior Subordinated Notes at par plus specified declining premiums set forth in the senior subordinated indenture plus any accrued and unpaid interest to the date of redemption.

Guarantees and Security

All obligations under the senior secured credit agreement, the senior unsecured term loan, the Senior Toggle Notes and the Senior Subordinated Notes (together, the “notes”) are unconditionally guaranteed by each of the Company’s existing U.S. wholly-owned subsidiaries, other than the Company’s Puerto Rico subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all of the following assets of the Company and each guarantor, subject to certain exceptions:

•

a pledge of 100% of the capital stock of the Company and 100% of the equity interests directly held by the Company and each guarantor in any wholly-owned material subsidiary of the Company or any guarantor (which pledge, in the case of any non-U.S. subsidiary of a U.S. subsidiary, will not include more than 65% of the voting stock of such first-tier non-U.S. subsidiary); and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of the Company and of each guarantor, subject to certain limited exceptions.

Historical and Adjusted EBITDA

Management measures operating performance based on consolidated earnings from continuing operations before interest expense, expense/(benefit) for income taxes and depreciation and amortization and is adjusted for the income or loss attributable to noncontrolling interest (“EBITDA from continuing operations”). EBITDA from continuing operations is not defined under U.S. GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations.

We believe that the presentation of EBITDA from continuing operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business and use this measure for business planning purposes. In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that EBITDA from continuing operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. We present EBITDA from continuing operations in order to provide supplemental information that we consider relevant for the readers of the Consolidate Financial Statements, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from continuing operations may not be the same as similarly titled measures used by other companies.

In addition, we evaluate the performance of our segments based on segment earnings before minority interest, other (income)/expense, impairments, restructuring costs, interest expense, income tax expense/(benefit), and depreciation and amortization (“Segment EBITDA”).

Under the indentures governing the notes and the unsecured credit agreement, our ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments and paying certain dividends is tied to ratios based on Adjusted EBITDA (which is defined as “EBITDA” in the indentures and the unsecured credit agreement). Adjusted EBITDA is based on the definitions in the Company’s indentures, is not defined under U.S. GAAP, and is subject to important limitations. We have included the calculations of Adjusted EBITDA for the period presented. Adjusted EBITDA is the covenant compliance measure used in certain covenants under the indentures governing the notes and the unsecured credit agreement, particularly those governing debt incurrence and restricted payments. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The most directly comparable GAAP measure to EBITDA from continuing operations and Adjusted EBITDA is earnings/(loss) from continuing operations. Included in this prospectus is a reconciliation of earnings/(loss) from continuing operations to EBITDA from continuing operations and to Adjusted EBITDA.

In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring and other items that are included in the definitions of EBITDA and consolidated net income as required in the indentures governing the notes and the unsecured credit agreement. Adjusted EBITDA, among other things:

•	does not include non-cash stock-based employee compensation expense and certain other non-cash charges;

•	does not include cash and non-cash restructuring, severance and relocation costs incurred to realize future cost savings and enhance our operations;

•	adds back noncontrolling interest expense, which represents minority investors’ ownership of certain of our consolidated subsidiaries and is, therefore, not available to us; and

•	includes estimated cost savings which have not yet been fully reflected in our results.

Our Adjusted EBITDA for the last twelve months ended March 31, 2013 based on the definitions in the Company’s indentures and the unsecured credit agreement is calculated as follows:

(in millions)	Twelve Months Ended March 31, 2013
Earnings/(loss) from continuing operations	$(61.9)
Interest expense, net	212.8
Income tax (benefit)/provision	3.4
Depreciation and amortization	151.8
Noncontrolling interest	—

EBITDA from continuing operations	306.1
Equity compensation(1)	3.3
Impairment charges and (gain)/loss on sale of assets(2)	7.9
Financing related expenses	11.2
U.S. GAAP Restructuring(3)	19.6
Acquisition, integration and other special items(4)	22.9
Property and casualty losses(5)	1.7
Foreign Exchange loss(gain) (included in other, net)(6)	8.9
Other adjustments	2.0
Sponsor monitoring fee(7)	12.8

Subtotal	396.4
Estimated cost savings	—

Adjusted EBITDA	$396.4

(1)	Reflects non-cash stock-based compensation expense under the provisions of ASC 718 Compensation—Stock Compensation.
(2)	Reflects non-cash asset impairment charges or gains and losses from the sale of assets not included in U.S. GAAP Restructuring discussed below.
(3)	Reflects U.S. GAAP restructuring charges which were primarily attributable to activities which focus on various aspects of operations, including consolidating certain operations, rationalizing headcount and aligning operations in a more strategic and cost-efficient structure to optimize our business.
(4)	Primarily reflects acquisition and ongoing integration related costs attributable to the acquisition of the Aptuit CTS business and the purchase of the remaining 49% non-controlling interest in our joint venture in Eberbach, Germany.
(5)	Primarily reflects property and casualty (gains)/losses resulting from fire damage to a U.K. packaging services operation and the associated insurance reimbursements.
(6)	Reflects $8.3 million of unrealized foreign currency exchange rate losses primarily driven by inter-company loans denominated in a currency different from the functional currency of either the borrower or the lender. The foreign exchange adjustment was also impacted by the exclusion of realized foreign currency exchange rate losses from the non-cash and cash settlement of inter-company loans of $0.6 million. Inter-company loans are between Catalent entities and do not reflect the ongoing results of the companies trade operations.
(7)	Represents amount of sponsor advisory fee. See Related Party Transactions (Note 10) of the unaudited consolidated financial statements included elsewhere in this prospectus.

Interest Rate Risk Management

A portion of the debt used to finance the Company’s operations is exposed to interest rate fluctuations. We may use various hedging strategies and derivative financial instruments to create an appropriate mix of fixed and floating rate assets and liabilities. The primary interest rate exposure as of March 31, 2013 is to interest rate fluctuations in the United States and Europe, especially USD LIBOR and EURIBOR interest rates. We currently use interest rate swaps as the derivative instruments in these hedging strategies. The derivatives used to manage the risk associated with the Company’s floating USD LIBOR and EURIBOR rate debt were designated as effective cash flow hedges. The derivative used to manage the risk associated with the Company’s floating TIBOR (Tokyo inter-bank Domestic Yen Offered rate) rate debt is an effective economic hedge but is not designated as an effective cash flow hedge for financial reporting purposes.

Currency Risk Management

The Company is exposed to fluctuations in the EUR-USD exchange rate on its investments in foreign operations in Europe. While the Company does not actively hedge against changes in foreign currency, we have mitigated the exposure of our investments in our European operations by denominating a portion of our debt in Euros. At March 31, 2013, the Company had Euro denominated debt outstanding of $540.9 million that qualifies as a hedge of a net investment in foreign operations. For non-derivatives designated and qualifying as net investment hedges, the effective portion of the translation gains or losses are reported in Accumulated Other Comprehensive Income/(Loss) as part of the cumulative translation adjustment. For the nine months ended March 31, 2013, the Company recorded a loss of $13.2 million within cumulative translation adjustment. The net accumulated gain of this net investment as of March 31, 2013 included within Other Comprehensive Income/(Loss) was approximately $70.7 million. For the nine months ended March 31, 2013, the Company recognized an unrealized foreign exchange loss of $5.4 million, in the consolidated statement of operations related to a portion of its Euro-denominated debt not designated as a net investment hedge. For the nine months ended March 31, 2012, the Company recognized an unrealized foreign exchange gain of $7.5 million.

Amounts are reclassified out of Accumulated Other Comprehensive Income into earnings when the hedged net investment is either sold or substantially liquidated.

Contractual Obligations

The following table summarizes our future contractual obligations as of June 30, 2012:

(in millions)	2013	2014—2015	2016—2017	Thereafter	Total
Long–term debt obligations(1)	$40.4	$718.5	$1,310.3	$556.5	$2,625.7
Capital lease obligations(2)	2.8	3.9	4.6	46.5	57.8
Operating leases(3)	9.1	9.6	4.3	3.7	26.7
Purchase obligations(4)	44.2	3.4	0.3	—	47.9
Other long-term liabilities(5)	3.8	4.3	4.2	36.8	49.1
Total financial obligations	$100.3	$739.7	$1,323.7	$643.5	$2,807.2

(1)	Represents maturities of our long-term debt obligations excluding capital lease obligations.
(2)	Represents maturities of our capital lease obligations included within long-term debt on our balance sheet.
(3)	Represents minimum rental payments for operating leases having initial or remaining non-cancelable lease terms.
(4)	Purchase obligations includes agreements to purchase goods or services that are enforceable and legally binding which specify all significant terms, including the following: fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and approximate timing of the transaction. Purchase obligations disclosed above may include estimates of the time period in which cash outflows will occur. Purchase orders entered into in the normal course of business and authorizations to purchase that involve no firm commitment from either party are excluded from the above table. In addition, contracts that can be unilaterally cancelled with no termination fee or with proper notice are excluded from our total purchase obligations except for the amount of the termination fee or the minimum amount of goods that must be purchased during the requisite notice period.
(5)	Primarily related to liabilities associated with long term employee incentive and deferred compensation plans.

Off-Balance Sheet Arrangements

With the exception of operating leases we do not have any material off-balance sheet arrangements as of June 30, 2012.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to cash flow and earnings fluctuations as a result of certain market risks. These market risks primarily relate to changes in interest rates associated with our long-term debt obligations and foreign exchange rate changes. We utilize derivative financial instruments, such as interest rate swaps, in order to mitigate risk associated with our variable rate debt.

Interest Rate Risk

The Company uses interest rate swaps to manage the economic effect of variable rate interest obligations associated with our floating rate term loans and so that the interest payable on the term loans effectively becomes fixed at a certain rate, thereby reducing the impact of future interest rate changes on our future interest expense. As of March 31, 2013, we had four interest rate swap agreements that have the economic effect of modifying the variable interest obligations associated with our floating rate term loans due in April and May 2013. These agreements include two U.S. dollar-denominated, one Euro-denominated and one Yen-denominated interest rate swap agreements.

As of March 31, 2013, the Company had three outstanding interest rate derivatives which were designated as effective hedges for accounting purposes, with a combined notional value of $760.0 million and €240.0 million. These instruments are designated for financial accounting purposes as cash flow hedges of interest rate risk. Amounts reported in accumulated other comprehensive income/(loss) related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. In addition, the Company has a Japanese yen interest rate swap which is economically effective but is not designated as an effective hedge for financial reporting and is included in the Consolidated Statements of Operations as other (income)/expense.

On February 28, 2013, in connection with the refinancing of the Company’s €44.9 million Euro term loan, Catalent de-designated €35.0 million of the €240.0 million notional Euribor-based interest rate swap. Prior to de-designation, the effective portion of the change in fair value of the derivative was recorded as a component of other comprehensive income/(loss). The other comprehensive income/(loss) balance associated with the de-designated portion of the derivative will be reclassified to earnings when either the originally hedged forecasted interest payments on the hedged debt affect earnings or at the time the originally forecasted transactions become probable of not occurring.

Foreign Currency Exchange Risk

By nature of our global operations, we are exposed to cash flow and earnings fluctuations resulting from foreign exchange rate variation. These exposures are transactional and translational in nature. Since we manufacture and sell our products throughout the world, our foreign currency risk is diversified. Principal drivers of this diversified foreign exchange exposure include the European euro, British pound, Argentinean peso, Brazilian real and Australian dollar. Our transactional exposure arises from the purchase and sale of goods and services in currencies other than the functional currency of our operational units. We also have exposure related to the translation of financial statements of our foreign divisions into U.S. dollars, our functional currency. The financial statements of our operations outside the U.S. are measured using the local currency as the functional currency. Adjustments to translate the assets and liabilities of these foreign operations in U.S. dollars are accumulated as a component of other comprehensive income/(loss) utilizing period-end exchange rates. Foreign currency transaction gains and losses calculated by utilizing weighted average exchange rates for the period are included in the statements of operations in “other expense, net”. Such foreign currency transaction gains and losses include inter-company loans denominated in non-U.S. dollar currencies.

BUSINESS

Our Company

We are the leading global provider of development solutions and advanced delivery technologies for drugs, biologics and consumer health products. Through our extensive capabilities and deep expertise in product development, we help our customers bring more products to market, faster. Our advanced delivery technology platforms, the broadest and most diverse combination of intellectual property and proven formulation, manufacturing and regulatory expertise available to the industry, enable our customers to introduce more products and better treatments to the market. Across both development and delivery, our commitment to reliably supply our customers’ needs serves as the foundation for the value we provide. We operate through four businesses: Development & Clinical Services, Softgel Technologies, Modified Release Technologies, and Medication Delivery Solutions. We believe that through our prior and ongoing investments in growth-enabling capacity and capabilities, our entry into new markets, our ongoing focus on operational and quality excellence, our innovation activities, the sales of existing customer products, and the introduction of new customer products, we will continue to benefit from attractive margins in and realize the growth potential from these areas.

We have extensive relationships with industry-leading customers. In fiscal 2012, we did business with 83 of the top 100 global pharmaceutical marketers, and 41 of the top 50 biotechnology marketers. Selected key customers include Pfizer, Johnson & Johnson, GlaxoSmithKline, Eli Lilly, Merck, Novartis and Roche. We have many long-standing relationships with our customers, particularly in advanced delivery technologies, where a prescription pharmaceutical product relationship will often last for nearly two decades, extending from mid-clinical development through the end of the product’s life cycle. We serve customers who require innovative product development, superior quality, advanced manufacturing and skilled technical services to support their development and marketed product needs.

We believe our customers value us because our depth of development solutions and advanced delivery technologies, consistent and reliable supply, geographic reach, and substantial expertise enable us to create a broad range of business and product solutions that can be customized to fit their individual needs. The aim of our offerings is to allow our customers to bring more products to market, and develop and market differentiated new products that improve patient outcomes. We believe our leading market position, significant global scale, and diversity of customers, offerings, regulatory categories, products, and geographies reduce our exposure to potential strategic and product shifts within the industry. In fiscal 2012, our revenues and were $1,694.8 million.

Our history of innovation in the advanced delivery of pharmaceutical products formed the foundation of our market-leading business. We have a track record of nearly eight decades of oral dose form innovation, since we first transformed the softgel manufacturing process in the 1930s. We launched the oral dissolving tablet category by commercializing our Zydis® technology in the 1980s and, in 2001, introduced an advanced softgel capsule shell, VegiCaps® Soft capsules. Our GPEx® cell line technology for biologics can help bring innovator, bio-similar and bio-better products to the market more rapidly. Today we employ more than 1,000 scientists and technicians and hold approximately 1,400 patents and patent applications in advanced delivery, drug and biologics formulation and manufacturing. We apply this portfolio to actively support current and future revenue generation, and we may receive license and exclusivity fees and/or royalties for certain technologies

In recent years we have continued to expand our advanced delivery technology portfolio. In fiscal 2011, we acquired a novel molecular optimization platform, OptiFormTM from GlaxoSmithKline, providing drug developers a new way to identify the best form of a molecule to take forward into development. In 2011, we also in-licensed a development stage oral dissolving tablet alternative, LyoPanTM, which we are progressing towards commercialization. In fiscal 2012, we licensed the novel OptiDoseTM controlled release technology from Sanwa Kagaku Kenkyusho Co., Ltd., a commercially successful platform which enables novel modified release options for oral solid dose forms. We also launched OptiMeltTM hot melt technology capabilities enabling new dose form options, based on growth investments in capabilities and capital assets, and in April 2012 entered into a broad collaboration with BASF in this area. We also have formed active partnerships to extend our technology reach, including collaborations with Bend Research for multiparticulate oral controlled-release products and with Toyobo Biologics Inc. related to GPEx® and biologics manufacturing, and have active collaborations with research universities around the world. We believe our own internal innovation activities, supplemented by current and future external partnerships and collaborations, will continue to strengthen and extend our leadership position in the industry for delivery of drugs, biologics and consumer health products.

We created our Development & Clinical Services business in fiscal 2010 which unified all of our existing development activities, to address the needs of our pharmaceutical and biotechnology customers for solutions to increasingly complex product development challenges. We have continued to invest to expand the capabilities and capacity of our development solutions, including substantial expansions of cold-chain capabilities for clinical supplies. In fiscal 2012, we substantially expanded the scale of this business with the CTS Acquisition.

On February 17, 2012, we closed our acquisition of Aptuit’s CTS business for approximately $400 million (the “CTS Acquisition”). The acquisition substantially expands our business, transforming us into the second largest global provider of clinical supply solutions, and enhances our leading global position in development solutions and advanced delivery technologies for drugs, biologics and consumer health products.

The Aptuit CTS business was a leading supplier of clinical trial materials and logistics to the global biopharmaceutical industry. It operated in two segments: Clinical Packaging and Logistics (“CP&L”) and Pharma Development and Manufacturing (“PDM”) business. CP&L packaged, stored and coordinated the distribution of drugs for use in clinical trials. PDM provided drug formulation, analytical testing, and small scale manufacturing services. The business has been integrated into our Development and Clinical Services business.

Our Competitive Strengths

•

Leading Provider of Development Solutions and Advanced Delivery Technologies. We are the leading provider of development solutions and advanced delivery technologies for drugs, biologics and consumer health products. In the last seven years, we have supported the development and launch of nearly half of FDA new chemical entity product approvals. With over 1,000 scientists and technicians worldwide and approximately 1,400 patents and patent applications, we possess substantial expertise in drug development and advanced delivery technologies, and help our customers bring more products and better treatments to market faster.

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Longstanding, Extensive Relationships with Blue Chip Customers. We have longstanding, extensive relationships with leading pharmaceutical and biotechnology customers. In Fiscal 2012, we did business with 83 of the top 100 global pharmaceutical marketers and 41 of the top 50 biotechnology marketers, as well as approximately a thousand other customers. Regardless of size, our customers all seek innovative product development, superior quality, advanced manufacturing and skilled technical services to support their development and marketed product needs. We believe our customers value us because our depth of development services and advanced delivery technologies, consistent and reliable supply, geographic reach and substantial expertise enable us to create a broad range of tailored solutions, many of which are unavailable from other individual providers.

•

Diversified Operating Platform. We are diversified by virtue of our geographic scope, our large customer base, the extensive range of products we produce, our service offerings, and our ability to provide solutions at nearly every stage of product lifecycles. We produce nearly 7,000 distinct items across multiple categories, including brand and generic prescription drugs and biologics, over-the-counter, consumer health, veterinary, and medical device and diagnostics. In Fiscal 2012, our top 20 products represented less than approximately one quarter of total revenue, with no individual product greater than 3%. We serve approximately 1,000 customers in approximately 80 countries, with a majority of our Fiscal 2012 revenues coming from outside the United States. This diversity, combined with long product lifecycles and close customer relationships, has contributed to the stability of our business. It has also allowed us to reduce our exposure to potential strategic, customer and product shifts.

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Deep, Broad and Growing Technology Foundation. We have a long track record of innovation across our offerings, which substantially differentiate us from other industry participants. Our culture of creativity and innovation is grounded in our advanced delivery technologies, our scientists and engineers, and our patents and proprietary manufacturing processes throughout our global network. Our global Innovation & Growth function, created in fiscal 2011, drives focused application of resources to highest priority opportunities for both new customer product introductions and platform technology development. As of June 30, 2012, we have more than 450 product development programs in active development across our businesses.

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Significant Investment in Global Manufacturing Network. We have made significant past investments to establish a global manufacturing network, and today hold 4.7 million square feet of manufacturing and laboratory space across five continents. Recent growth-related investments in facilities, capacity and capabilities across our businesses have positioned us for future growth in areas aligned with anticipated future demand. Through our focus on operational, quality and regulatory excellence, we drive ongoing and continuous improvements in safety, productivity and reliable supply to customer expectations, which we believe further differentiate us. Our manufacturing network and capabilities allow us the flexibility to reliably supply the changing needs of our customers while consistently meeting their quality, delivery and regulatory compliance expectations.

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High Standards of Regulatory Compliance and Operational and Quality Excellence. We operate our plants in accordance with current good manufacturing practices (“cGMP”), following our own high standards which are consistent with those of many of our large global pharmaceutical and biotechnology customers. We have approximately 1,000 employees around the globe focused on quality and regulatory compliance. More than half of our facilities are registered with the U.S. Food and Drug Administration (“FDA”), with the remaining facilities registered with other applicable regulatory agencies, such as the European Medicines Agency (“EMA”). In some cases, facilities are registered with multiple regulatory agencies. In Fiscal 2012, we underwent more than 60 regulatory audits, as well as hundreds of customer audits.

•

Strong and Experienced Management Team. Our executive leadership team has been transformed since 2009, and today has more than 200 years of combined and diverse experience within the pharmaceutical and healthcare industries. With an average of more than 20 years of functional experience, this team possesses deep knowledge and a wide network of industry relationships.

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Principal Shareholder with Proven Healthcare Sector Expertise. Our principal shareholder is an entity controlled by affiliates of The Blackstone Group, a leading global alternative asset manager and financial advisory firm. Current and prior healthcare investments by The Blackstone Group, in addition to the Company, include: Biomet, Emcure, Apria Healthcare, Nycomed, DJO Inc., Independent Clinical Services, Southern Cross Healthcare, Stiefel Labs, TeamHealth and Vanguard Health Systems.

Our Strategy

We believe that we are well situated to leverage our market-leading development solutions offerings, innovative delivery technologies, strong customer relationships, and past and current growth investments to accelerate future growth and earn attractive returns on capital. We are pursuing three key strategic growth accelerators:

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Enhancing the value of our current businesses through expanded capabilities and intellectual property, extended capacity, and targeted market strategies addressing under-served customers/geographies and adjacent markets.

•	Proactive market entry into emerging/high-growth geographies and other markets where we are currently only narrowly represented, including but not limited to China, Brazil, and Japan.

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Expanding our proactive development of novel, improved products which leverage our advanced delivery technology portfolio, from idea through initial proof of concept, to enable us to retain a greater share of the value of such products.

History

Catalent was formed in April 2007, when we were acquired by affiliates of The Blackstone Group (“Blackstone”). Prior to that, we formed the core of the Pharmaceutical Technologies and Services (“PTS”) segment of Cardinal Health, Inc. (“Cardinal”). PTS was in turn created by Cardinal through a series of acquisitions, with the intent of creating the world’s leading outsourcing provider of specialized, market-leading solutions to the global pharmaceutical and biotechnology industry. In 1998, R.P. Scherer Corporation, the market leader in advanced oral drug delivery technologies, was acquired by Cardinal. In 1999, Cardinal acquired Automated Liquid Packaging, Inc., the market leader in blow-fill-seal technology for respiratory treatments, ophthalmics, and other areas. In 2001, Cardinal purchased International Processing Corporation, a provider of oral solid dose forms. In 2002, PTS entered the fee-for-service development solutions market with the acquisition of Magellan Labs, a leader in the provision of analytical sciences services to the U.S. pharmaceuticals industry. Finally, in 2003, Cardinal acquired Intercare Group PLC, through which we expanded our European injectable manufacturing network. During the period from 1996 through 2006 we also made other selective acquisitions of businesses, facilities and technologies in all segments, including our legacy pharmaceutical packaging segment.

Subsequent to our 2007 acquisition, we have regularly reviewed our portfolio of offerings and operations in the context of our strategic growth plan. As a result of those ongoing assessments, since 2007 we have sold five businesses, including two injectable vial facilities in the U.S., a French oral dose facility, a printed components business (with four facilities), and, in fiscal 2012, our North American commercial packaging business. Concurrent with the sale of the North American commercial packaging business, the Packaging Services segment ceased to be a reportable segment within continuing operations. In addition, the Sterile Technologies segment has been renamed Medication Delivery Solutions. We have also consolidated operations at two other facilities into the remaining facility network since our acquisition by Blackstone.
Our Segments

Our offerings and services are summarized below by reporting segment.

Segment	Offerings and Services	Fiscal 2012 Revenue*
		(in millions)
Development & Clinical Services	• Manufacturing, packaging, storage, distribution and inventory management for global clinical trials of drugs and biologics; analytical and bioanalytical development and testing; scientific and regulatory consulting services; development services and clinical manufacturing for conventional oral dose forms; and development and manufacturing of products.	$268.3
Oral Technologies	• Formulation, development and manufacturing of prescription and consumer health products using our proprietary softgel, LiquiGel® , Vegicaps® and Zydis® technologies; our recently licensed development stage OptiDose™ and Lyopan™ technologies; as well as other proprietary and conventional oral drug delivery technologies.	$1,220.2
Medication Delivery Solutions	• Formulation, development, and manufacturing for prefilled syringes and other injectable formats; blow-fill-seal unit dose development and manufacturing; and biologic cell line development and manufacturing, including our GPEx® protein expression technology.	$223.9

*	Segment Revenue includes inter-segment revenue of $17.6 million.

Development and Clinical Services

Our Development & Clinical Services segment provides manufacturing, packaging, storage and inventory management for drugs and biologics in clinical trials. We offer customers flexible solutions for clinical supplies production, and provide distribution and inventory management support for both simple and complex clinical trials. This includes dose form manufacturing or over-encapsulation where needed; supplying placebos, comparator drug procurement and clinical packages and kits for physicians and patients; inventory management; investigator kit ordering and fulfillment; and return supply reconciliation and reporting. We support trials in all regions of the world through our facilities and distribution network. In Fiscal 2012 we substantially expanded this business via the Aptuit CTS acquisition in February 2012 (see Note 2 to the Consolidated Financial Statements for further discussion).

We also offer analytical chemical and cell-based testing and scientific services, respiratory products formulation and manufacturing, regulatory consulting, and bioanalytical testing for biologic products. Our respiratory product capabilities include development services for inhaled products for delivery via metered dose inhalers, dry powder inhalers and nasal sprays. Demand for our offerings is driven by the need for scientific expertise and depth and breadth of services offered, as well as by the reliable supply thereof, including quality, execution and performance. We provide global regulatory and clinical support services for our customers’ regulatory and clinical strategies during all stages of development.

Oral Technologies

Our Oral Technologies segment provides advanced oral delivery technologies, including formulation, development and manufacturing of oral dose forms for prescription and consumer health products. These oral dose forms include softgel, modified release and immediate release solid oral technology products. At certain facilities we also provide integrated primary packaging services for the products we manufacture.

Through our Softgel Technologies business, we provide formulation, development and manufacturing services for soft gelatin capsules, or “softgels”, which we first commercialized in the 1930s. We are the market leader in overall softgel manufacturing, and hold the leading market position in the prescription arena. Our principal softgel technologies include traditional softgel capsules (in which the shell is made from animal-derived materials) and VegiCaps capsules (in which the shell is made from vegetable-derived materials), which are used in a broad range of customer products including prescription drugs, over-the-counter medications, and vitamins and supplements. Softgel capsules encapsulate liquid, paste or oil-based active compounds in solution or suspension into an outer shell, filling and sealing the capsule simultaneously. Softgels have historically been used to solve formulation challenges or technical issues for a specific drug, to help improve the clinical performance of compounds, to provide important market differentiation, particularly for over-the-counter compounds, and to provide safe handling of hormonal, potent and cytotoxic drugs. We also participate in the softgel vitamin, mineral and supplement business in selected regions around the world. With the 2001 introduction of our vegetable-derived softgel shell, VegiCaps capsules, drug and consumer health manufacturers have been able to extend the softgel dose form to a broader range of active ingredients and serve patient/consumer populations that were previously inaccessible due to religious, dietary or cultural preferences. Our VegiCaps capsules are patent protected in most major global markets. Physician and patient studies we have conducted have demonstrated a preference for softgels versus traditional tablet and hard capsule dose forms in terms of ease of swallowing, real or perceived speed of delivery, ability to remove or eliminate unpleasant odor or taste and, for physicians, perceived improved patient adherence with dosing regimens.

Through our Modified Release Technologies business we provide formulation, development and manufacturing services for fast-dissolve tablets and both proprietary and conventional controlled release products. We launched our orally dissolving tablet business in 1986 with the introduction of Zydis tablets, a unique oral dosage form that is freeze-dried in its package, can be swallowed without water, and typically dissolves in the mouth in less than three seconds. Most often used for indications, drugs and patient groups that can benefit from rapid oral disintegration, the Zydis technology is utilized in a wide range of products and indications, including treatments for a variety of central nervous system-related conditions such as migraines, Parkinson’s’ Disease, schizophrenia, and pain-relief. Zydis tablets continue to be used in new ways by our customers as we extend the application of the technology to new categories, such as for immunotherapies, vaccines and biologics delivery. We have recently added two new technology platforms to the Modified Release business portfolio, including the highly flexible OptiDose technology, already commercially proven in Japan, and the development stage LyoPan oral dissolving tablet technology. We plan to continue to expand the development pipeline of customer products for all of our Modified Release technologies. Representative Modified Release Technology business customers include Pfizer, Novartis, Merck, GlaxoSmithKline, Eli Lilly and Johnson & Johnson.

Medication Delivery Solutions

Our Medication Delivery Solutions segment provides formulation, development and manufacturing services for delivery of drugs and biologics, administered via injection, inhalation and ophthalmic routes, using both traditional and advanced technologies. Our range of injectable manufacturing offerings includes filling drugs or biologics into pre-filled syringes and bags, with flexibility to accommodate other formats within our existing network, focused increasingly on complex and difficult products. With our range of technologies we are able to meet a wide range of specifications, timelines and budgets. The complexity of the manufacturing process, the importance of experience and know-how, regulatory compliance, and high start-up capital requirements create significant barriers to entry and, as a result, limit the number of competitors in the market. For example, blow-fill-seal is an advanced aseptic processing technology which uses a continuous process to form, fill with drug, and seal a plastic container in a sterile environment. Blow-fill-seal units are currently used for a variety of pharmaceuticals in liquid form, such as respiratory, ophthalmic and optic products. We are a leader in the outsourced blow-fill-seal market, and operate one of the largest capacity commercial manufacturing blow-fill-seal facilities in the world. Our sterile blow-fill-seal business provides flexible and scalable solutions for unit-dose delivery of complex formulations such as suspensions and emulsions, as well as innovative design and engineering container design and manufacturing solutions. Our regulatory expertise can lead to decreased time to commercialization, and our dedicated development production lines support feasibility, stability and clinical runs. We plan to continue to expand our product line in existing and new markets, and in higher margin specialty products with additional respiratory, ophthalmic, and injectable applications. Representative customers include Pfizer, Sanofi-Aventis, Novartis and Roche.

Our biologics offerings include our formulation development and cell-line manufacturing based on our advanced and patented Gene Product Expression (“GPEx”) technology, which is used to develop stable, high-yielding mammalian cell lines for both innovator and bio-similar biologic compounds. Our GPEx ® technology can provide rapid cell line development, high biologics production yields, flexibility and versatility. We are investing in expanded capability and capacity to produce clinical scale biologic supplies; once complete, combined with offerings from other parts of Catalent and external partners, we can enable a developer of new biologic entities, biosimilars or biobetters to bring a product from gene to market commercialization, faster.

Development and Product Supply Chain Solutions

In addition to our proprietary offerings, we are also differentiated in the market by our ability to offer a broad range of innovative development and product supply solutions which can be combined or tailored in many ways to enable our customers take their drugs, biologics and consumer health products from laboratory to market. Once a product is on the market, we can provide comprehensive integrated product supply, from the sourcing of the bulk drug to comprehensive manufacturing and packaging to the testing required for release to distribution. Customer solutions we develop are flexible, scalable and creative, so that they meet the unique needs of both large and emerging companies, and for products of all sizes. We believe that our development and product supply solutions will continue to contribute to our future growth.

Sales and Marketing

Our target customers include large pharmaceutical and biotechnology companies, mid-size, emerging and specialty pharmaceutical and biotechnology companies, and consumer health companies, along with companies in other selected healthcare market segments. We have longstanding, extensive relationships with leading pharmaceutical and biotechnology customers. In Fiscal 2012, we did business with 83 of the top 100 global pharmaceutical marketers, 41 of the top 50 biotechnology marketers, and approximately 1,000 other customers. faced with access, pricing and reimbursement pressures as well as other market challenges, large pharmaceutical and biotechnology companies have increasingly sought partners to enhance the clinical competitiveness of their drugs and biologics and improve their R&D productivity, while reducing their fixed cost base. Many mid-size, emerging and specialty pharmaceutical and biotechnology companies, while facing the same pricing and market pressures, have chosen not to build a full infrastructure, but rather to partner with other companies—through licensing agreements, collaborations or outsourcing—to access the critical skills, technologies and services required to bring their products to market. Consumer health companies require rapidly-developed, innovative dose forms and formulations to keep up in the fast-paced over-the-counter medication and vitamins markets. These market segments are all critically important to our growth, but require distinct solutions, marketing and sales approaches, and market strategy.

We follow a hybrid demand generation organization model, with global and growth account teams offering the full breadth of Catalent’s solutions to selected accounts, and technical specialist teams providing the in-depth technical knowledge and practical experience essential for each individual offering. All business development and field sales representatives ultimately report to a single sales head, and significant investments have been made in enhancing their skills and capabilities. Our sales organization currently consists of more than 160 full-time, experienced sales professionals, supported by inside sales and sales operations. We also have completed building a dedicated strategic marketing team, providing strategic market and product planning and management for our offerings. Supporting these marketing plans, we participate in major trade shows relevant to the offerings globally and ensure adequate visibility to our offerings and solutions through a comprehensive print and on-line advertising, professional training and publicity program.

Global Accounts

We manage selected accounts globally due to their materiality and growth potential by establishing strategic plans, goals and targets. We recorded approximately 47% of our total revenue in Fiscal 2012 from these global accounts. These accounts are assigned a dedicated business development professional with substantial industry experience. These account leaders, along with members of the executive leadership team, are responsible for managing and extending the overall account relationship. Growing sales, profitability, and increasing account penetration are key goals and are directly linked to compensation. Account leaders also work closely with the rest of the sales organization to ensure alignment around critical priorities for the accounts.

Emerging, Specialty and Virtual Accounts

Emerging, specialty and virtual pharmaceutical and biotechnology companies are expected to be a critical driver of industry growth globally. Historically, many of these companies have chosen not to build a full infrastructure, but rather partner with other companies to produce their products. We expect them to continue to do so in the future, providing a critical source for future integrated solution demand. We expect to continue to increase our penetration of geographic clusters of emerging companies in North America, Europe, South America and Asia. We regularly use active pipeline screening and customer targeting to identify the optimal candidates for partnering based on product profiles, funding status, and relationships, to ensure that our technical sales specialists and field sales representatives develop custom solutions designed to address the specific needs of customers in the market.

Contractual Arrangements

We generally enter into a broad range of contractual arrangements with our customers, including agreements with respect to feasibility, development, supply, licenses, and quality. The terms of these contracts vary significantly depending on the offering and customer requirements. Some of our agreements may include a variety of revenue arrangements such as fee-for-service, royalties, profit-sharing and fixed fees. We generally secure pricing and contract mechanisms in our supply agreements that allow for periodic resetting of pricing terms and, in some cases, these agreements provide for our ability to renegotiate pricing in the event of certain price increases for the raw materials utilized in the products we make. Our typical supply agreements include indemnification from our customers for product liability and intellectual property matters and caps on Catalent’s contractual liabilities, subject in each case to negotiated exclusions. In addition, our typical manufacturing supply agreement terms range from two to five years with regular renewals of one to three years, although some of our agreements are terminable upon much shorter notice periods, such as 30 or 90 days. For our development solutions offerings, we may enter into master service agreements, which provide for standardized terms and conditions, which make it easier and quicker for customers with multiple development needs to access Catalent’s offerings.

Manufacturing Capabilities

We operate manufacturing facilities, development centers and sales offices throughout the world. We have twenty-seven facilities on five continents with 4.7 million square feet of manufacturing, lab and related space. Our manufacturing capabilities include the full suite of competencies relevant to support each site’s activities, including regulatory, quality assurance and in-house validation at all of the production sites.

We operate our plants in accordance with cGMP. More than half of our facilities are registered with the U.S. FDA, with the remaining facilities being registered with other applicable regulatory agencies, such as the EMA. In some cases certain facilities are registered with multiple regulatory agencies.

We have invested approximately $367 million in our manufacturing facilities since Fiscal 2008 through improvements and expansions in our facilities including approximately $104 million on capital expenditures in Fiscal 2012. We believe that our facilities and equipment are in good condition, are well maintained and are able to operate at or above present levels for the foreseeable future, in all material respects.

Our manufacturing operations are focused on employee health and safety, regulatory compliance, operational excellence, continuous improvement, and process standardization across the organization. Our manufacturing operations are structured around an enterprise management philosophy and methodology that utilizes principles and tools common to a number of quality management programs including Six Sigma and Lean Manufacturing.

Raw Materials

We use a broad and diverse range of raw materials in the design, development and manufacture of products. This includes, but is not limited to key materials such as gelatin, starch, and iota carrageenan for the Oral Technologies segment; packaging films for our and Development & Clinical Services segments, and resin for our blow-fill-seal business in our Medication Delivery Solutions segment. The raw materials that we use are sourced externally on a global basis. Globally, our supplier relationships could be interrupted due to natural disasters and international supply disruptions, including those caused by pandemics, geopolitical and other issues. For example, the supply of gelatin is obtained from a limited number of sources. In addition, much of the gelatin we use is bovine-derived. Past concerns of contamination from Bovine Spongiform Encephalopathy (“BSE”) have narrowed the number of possible sources of particular types of gelatin. If there were a future disruption in the supply of gelatin from any one or more key suppliers, there can be no assurance that we could obtain an alternative supply from our other suppliers. If future restrictions were to emerge on the use of bovine-derived gelatin from certain geographic sources due to concerns of contamination from BSE, any such restriction could hinder our ability to timely supply our customers with products and the use of alternative non-bovine-derived gelatin for specific customer products could be subject to lengthy formulation, testing and regulatory approval.

We work very closely with our suppliers to assure continuity of supply while maintaining excellence in material quality and reliability, and we have an active and effective supplier audit program. We continually evaluate alternate sources of supply, although we do not frequently pursue regulatory qualification of alternative sources for key raw materials due to the strength of our existing supplier relationships, the reliability of our current supplier base and the time and expense associated with the regulatory process. Although a change in suppliers could require significant effort or investment by us in circumstances where the items supplied are integral to the performance of our products or incorporate specialized material such as gelatin, we do not believe that the loss of any existing supply arrangement would have a material adverse effect on our business. See “Risk Factor”—Our future results of operations are subject to fluctuations in the costs, availability, and suitability of the components of the products we manufacture, including active pharmaceutical ingredients, excipients, purchased components, and raw materials.”

Competition

We compete on several fronts both domestically and internationally, including competing with other companies that offer advanced delivery technologies or development services to pharmaceutical, biotechnology and consumer health companies based in North America, South America, Europe and the Asia-Pacific region. We also may compete with the internal operations of those pharmaceutical, biotechnology and consumer health manufacturers that choose to source these services internally, where possible.

Competition is driven by proprietary technologies and know-how (where relevant), consistency of operational performance, quality, price, value and speed. While we do have competitors who compete with us in our individual technology platforms, we do not believe we have competition from any directly comparable companies.

Employees

We have approximately 8,700 employees in twenty-seven facilities on five continents: ten facilities are in the United States, with certain employees at one of which being represented by a labor organization with their terms and conditions of employment being subject to a collective bargaining agreement. National work councils and/or labor organizations are active at all twelve of our European facilities consistent with labor environments/laws in European countries. Similar relationships with labor organizations or national work councils exist in our plants in Argentina, Brazil and Australia. Our management believes that our employee relations are satisfactory.

	North America	Europe	South America	Asia Pacific	Total
Approximate Number of Employees	3,300	4,100	700	600	8,700

Intellectual Property

We rely on a combination of know-how, trade secrets, patents, copyrights and trademarks and other intellectual property laws, nondisclosure and other contractual provisions and technical measures to protect a number of our offerings, services and intangible assets. These proprietary rights are important to our ongoing operations. We operate under licenses from third parties for certain patents, software and information technology systems and proprietary technologies and in certain instances we license our technology to third parties. We also have a long track record of innovation across our lines of business and, to further encourage active innovation, we have developed incentive compensation systems linked to patent filings and other recognition and reward programs for scientists and non-scientists alike.

We have applied in the United States and certain foreign countries for registration of a number of trademarks, service marks and patents, some of which have been registered and issued, and also hold common law rights in various trademarks and service marks. We hold approximately 1,400 patents and patent applications worldwide in advanced drug delivery and biologics formulations and technologies, and manufacturing and other areas.

We hold patents and license rights relating to certain aspects of our formulations, nutritional and pharmaceutical dosage forms, mammalian cell engineering, and sterile manufacturing services. We also hold patents relating to certain processes and products. We have a number of pending patent applications in the United States and certain foreign countries, and intend to pursue additional patents as appropriate. We have enforced and will continue to enforce our intellectual property rights in the United States and worldwide.

We do not consider any particular patent, trademark, license, franchise or concession to be material to our overall business.

Regulatory Matters

The manufacture, distribution and marketing of the products of our customers in this industry are subject to extensive ongoing regulation by the FDA, other government authorities and foreign regulatory authorities. Certain of our subsidiaries may be required to register for permits and/or licenses with, and will be required to comply with operating and security standards of, the Drug Enforcement Agency (“DEA”), the FDA, the Department of Health and Human Services (“DHHS”), the European Union (“EU”) member states and various state boards of pharmacy, state health departments and/or comparable state agencies as well as foreign agencies, and certain accrediting bodies depending upon the type of operations and location of product distribution, manufacturing and sale.

In addition, certain of our subsidiaries may be subject to the Federal Food, Drug, and Cosmetic Act, The Public Health Service Act, the Controlled Substances Act and comparable state and foreign regulations, and the Needlestick Safety and Prevention Act.

Laws regulating the manufacture and distribution of products also exist in most other countries where our subsidiaries conduct business. In addition, the international manufacturing operations are subject to local certification requirements, including compliance with domestic and/or foreign good manufacturing practices and quality system regulations established by the FDA and/or applicable foreign regulatory authorities.

We are also subject to various federal, state, local, foreign and transnational laws, regulations and recommendations, both in the United States and abroad, relating to safe working conditions, laboratory and manufacturing practices and the use, transportation and disposal of hazardous or potentially hazardous substances. In addition, U.S. and international import and export laws and regulations require us to abide by certain standards relating to the importation and exportation of finished goods, raw materials and supplies and the handling of information. We are also subject to certain laws and regulations concerning the conduct of our foreign operations, including the U.S. Foreign Corrupt Practices Act, the U.K. Anti-Bribery Act and other anti-bribery laws and laws pertaining to the accuracy of our internal books and records.

The costs associated with complying with the various applicable federal regulations, as well as state, local, foreign and transnational regulations, could be significant and the failure to comply with such legal requirements could have an adverse effect on our results of operations and financial condition. Reference is made to Item 1A Risk Factors for additional discussion of the costs of associated with complying with the various regulations.

Quality Assurance

We are committed to creating and maintaining the highest standard of regulatory compliance while providing high quality products to our customers. To meet these commitments, we have developed and implemented a Catalent wide quality management system throughout the organization that we believe is appropriate. Our senior management team is actively involved in setting quality policies, standards and internal position papers as well as managing internal and external quality performance. Our quality assurance department provides quality leadership and supervises our quality systems programs. An internal audit program monitors compliance with applicable regulations, standards and internal policies. In addition, our facilities are subject to periodic inspection by the FDA and other equivalent local, state and foreign regulatory authorities and customers. All FDA, DEA and other regulatory inspectional observations have been resolved or are on track to be completed at the prescribed timeframe provided in response to the agency. We believe that our operations are in compliance in all material respects with the regulations under which our facilities are governed. We have more than 1,000 employees around the globe focusing on quality and regulatory compliance.

Environmental Matters

Our operations are subject to a variety of environmental, health and safety laws and regulations, including those of the Environmental Protection Agency (“EPA”) and equivalent state, local and foreign regulatory agencies in each of the jurisdictions in which we operate. These laws and regulations govern, among other things, air emissions, wastewater discharges, the use, handling and disposal of hazardous substances and wastes, soil and groundwater contamination and employee health and safety. Our manufacturing facilities use, in varying degrees, hazardous substances in their processes. These substances include, among others, chlorinated solvents, and in the past chlorinated solvents were used at one or more of our facilities, including a number we no longer own or operate. As at our current facilities, contamination at such formerly owned or operated properties can result and has resulted in liability to us, for which we have recorded appropriate reserves as needed.

Properties

Our principal executive offices are located at 14 Schoolhouse Road, Somerset, New Jersey. We also operate manufacturing operations, development centers and sales offices throughout the world. We have twenty-seven facilities on five continents with approximately 4.7 million square feet of manufacturing, lab and related space. Our manufacturing capabilities encompass a full suite of competencies including regulatory, quality assurance and in-house validation at all of the production sites. The following table sets forth our manufacturing and laboratory facilities by area and region:

Facility Sites	Country	Region	Segment	Total Square Footage	Owned/Leased
Kakegawa	Japan	Asia Pacific	Oral Technologies	107,300	Owned
Braeside	Australia	Asia Pacific	Oral Technologies	163,100	Owned
Beinheim	France	Europe	Oral Technologies	78,100	Owned
Eberbach	Germany	Europe	Oral Technologies	370,580	Leased
Aprilia	Italy	Europe	Oral Technologies	72,000	Owned
Swindon	United Kingdom	Europe	Oral Technologies	164,687	Owned
Swindon	United Kingdom	Europe	Oral Technologies	253,314	Owned
Somerset, NJ	USA	North America	Oral Technologies	265,000	Owned
Winchester, KY	USA	North America	Oral Technologies	120,000	Owned
St. Petersburg, FL	USA	North America	Oral Technologies	328,073	Owned
Buenos Aires	Argentina	South America	Oral Technologies	265,000	Owned
Sorocaba	Brazil	South America	Oral Technologies	88,993	Owned
Schorndorf	Germany	Europe	Oral Technologies	166,027	Owned
Brussels	Belgium	Europe	Medication Delivery Solutions	313,725	Owned
Limoges	France	Europe	Medication Delivery Solutions	179,000	Owned
Woodstock, IL	USA	North America	Medication Delivery Solutions	421,665	Owned
Middleton, WI	USA	North America	Medication Delivery Solutions	43,600	Leased
Schorndorf	Germany	Europe	Development & Clinical Services	54,693	Owned
Bolton	United Kingdom	Europe	Development & Clinical Services	46,700	Owned

Facility Sites	Country	Region	Segment	Total Square Footage	Owned/Leased
Philadelphia, PA	USA	North America	Development & Clinical Services	140,716	Leased/owned
Morrisville, NC	USA	North America	Development & Clinical Services	186,406	Leased
Allendale, NJ	USA	North America	Development & Clinical Services	70,632	Leased
Kansas City, MO	USA	North America	Development & Clinical Services	410,000	Owned
Mount Laurel, NJ	USA	North America	Development & Clinical Services	94,185	Leased
Deeside	United Kingdom	Europe	Development & Clinical Services	127,533	Leased
Bathgate	United Kingdom	Europe	Development & Clinical Services	191,000	Owned
Singapore	Singapore	Asia Pacific	Development & Clinical Services	7,942	Leased
Total				4,729,971

Legal Proceedings

Beginning in November 2006, the Company, along with several pharmaceutical companies, has been named in civil lawsuits filed by individuals allegedly injured by their use of the prescription acne medication Amnesteem® , a branded generic form of isotretinoin, and in some instances of isotretinoin products made and/or sold by other firms as well. Currently, the Company is a named defendant in one hundred and thirty-nine pending isotretinoin lawsuits. Plaintiffs allege that they suffer from inflammatory bowel disease and other disorders as a result of their ingestion of Amnesteem. The geographic distribution of these one hundred and thirty-nine lawsuits is as follows: one in the U.S. District Court for the Middle District of North Carolina that has been transferred to the Accutane (isotretinoin) federal Multi-District Litigation (“Accutane MDL”) in the Middle District of Florida; two in the Court of Common Pleas, Washington County, Pennsylvania; two cases filed in the Superior Court of the State of California, County of San Francisco have been moved to the Middle District of Northern California; and one hundred and thirty-four in the Superior Court, Atlantic County, New Jersey. The New Jersey cases and several of the other cases have been brought by a consortium of plaintiffs’ law firms, including Seeger Weiss LLP. The following discussion contains more detail about the lawsuits.

One hundred and thirty-four lawsuits are pending in the Superior Court of New Jersey, Law Division, Atlantic County by individual plaintiffs who claim to have ingested Amnesteem, and, in some cases, one or more competing branded generic isotretinoin products, including Sotret® (Ranbaxy) and/or Claravis® (Barr), as well as Accutane (the innovator isotretinoin product sold by Hoffmann-La Roche). One hundred and eight of these cases allegedly involve the use of both Accutane and one or more of the branded generic forms of isotretinoin. Such cases, which include one or more Roche entities as defendants, are filed as part of the New Jersey consolidated mass tort proceeding set up in 2005 for all Accutane lawsuits pending in New Jersey state courts. The remaining twenty-six cases do not involve the use of Accutane, but allegedly involve the use of one or more branded generic isotretinoin products, including Amnesteem. These cases are not part of the Accutane mass tort litigation; these non-mass tort, generics-only cases have been consolidated for discovery purposes but not for trial. All one hundred and thirty-four of the cases pending in New Jersey, both mass tort and non-mass tort, are assigned to the same judge. In addition to the Company, these lawsuits name the pharmaceutical companies whose respective isotretinoin products each plaintiff allegedly ingested.

Two lawsuits involving only Amnesteem use are pending in the Court of Common Pleas, Washington, County, Pennsylvania. One lawsuit was filed in the General Court of Justice, Superior Court Division, Durham County, North Carolina, but was removed to the United States District Court for the Middle District of North Carolina, Durham Division. Pursuant to a tolling agreement, the case had been dismissed without prejudice pending the outcome of the United States Court of Appeals for the Eleventh Circuit’s review of the decision of the Accutane MDL Court to exclude plaintiff’s general causation expert. On August 26, 2008, the Eleventh Circuit affirmed the exclusion of plaintiff’s expert, and a subsequent petition for rehearing was denied. Plaintiffs have since re-filed the case in the Middle District of North Carolina and the Company successfully moved to transfer the case to the Accutane MDL in the Middle District of Florida.

On June 26, 2012, a motion to Dismiss with Prejudice was filed in the Superior Court of New Jersey, Atlantic County, Law Division, dismissing two hundred and twenty-nine of the Accutane Litigation Group cases filed against the Company. To date, a total of two hundred and thirty-six cases have been dismissed against the Company.

Although expressed in various terms, generally speaking, all one hundred and thirty-nine lawsuits set forth some or all of the standard array of product liability claims, including strict liability for defective design, strict liability for failure to warn, negligence (in both design and warnings), fraud and misrepresentation, and breach of warranty. The lawsuits seek unspecified amounts of compensatory and punitive damages. The Company believes it has valid defenses to these lawsuits and intends to vigorously defend them.

From time to time, we may be involved in legal proceedings arising in the ordinary course of business, including, without limitation, inquiries and claims concerning environmental contamination as well as litigation and allegations in connection with acquisitions, product liability, manufacturing or packaging defects and claims for reimbursement for the cost of lost or damaged active pharmaceutical ingredients, the cost of which could be significant. Based on advice of counsel and available information, including current status or stage of proceeding, and taking into account accruals for matters where we have established them, we currently believe that any liabilities ultimately resulting from these ordinary course claims and proceedings will not, individually or in the aggregate, have a material adverse effect on our consolidated financial position, results of operations or cash flows. In addition, the healthcare industry is highly regulated and government agencies continue to scrutinize certain practices affecting government programs and otherwise.

From time to time, we receive subpoenas or requests for information from various government agencies, including from state attorneys general and the U.S. Department of Justice relating to the business practices of customers or suppliers. We generally respond to such subpoenas and requests in a timely and thorough manner, which responses sometimes require considerable time and effort and can result in considerable costs being incurred by us. We expect to incur additional costs in the future in connection with existing and future requests.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our executive officers and directors including their respective ages as of March 31, 2013:

Name	Age	Position
John R. Chiminski	49	President & Chief Executive Officer and Director
Matthew Walsh	46	Executive Vice President and Chief Financial Officer
Scott Houlton	45	President, Development and Clinical Services
David Heyens	57	President, Oral Technologies—Softgel
Ian Muir	47	President, Oral Technologies—Modified Release Technology
Barry Littlejohns	46	President, Medication Delivery Systems
Michael Del Priore	51	Senior Vice President, Chief Information Officer
William Downie	45	Senior Vice President, Global Marketing & Sales
Sharon Johnson	48	Senior Vice President, Global Quality and Regulatory Affairs
Samrat S. Khichi	45	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary
Stephen Leonard	50	Senior Vice President, Global Operations
Kurt Nielsen	45	Senior Vice President, Innovation & Growth and Chief Technology Officer
Roy Satchell	53	Senior Vice President, Business Transformation
Lance Miyamoto	57	Senior Vice President, Human Resources
Cornell Stamoran	44	Vice President, Strategy and Corporate Development
Charles Silvey	54	Vice President, Internal Audit & Finance Operations
Chinh E. Chu	46	Director
Michael Dal Bello	41	Director
Bruce McEvoy	35	Director
Paul Clark	66	Director
James Quella	63	Director
Melvin D. Booth	67	Director
Arthur J. Higgins	57	Director

John R. Chiminski has led Catalent as President and Chief Executive Officer since March 2009. Mr. Chiminski brings to Catalent a diversified business background that includes lean manufacturing, supply chain, research and development, customer service, and global business management, with a focus on customers and growth. He joined Catalent after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. Mr. Chiminski holds a BS from Michigan State University and an MS from Purdue University, both in electrical engineering, as well as a Master in Management degree from the Kellogg School of Management at Northwestern University. He is on the Board of Trustees for the HealthCare Institute of New Jersey, and is also a director of DJO Global, Inc.

Matthew Walsh has served as our Executive Vice President and Chief Financial Officer since December 2012. Previously, Mr. Walsh served as our Senior Vice President and Chief Financial Officer since April 2008. Prior to joining the Company, Mr. Walsh served as President and Chief Financial Officer of Escala Group, Inc., a global collectibles network and precious metals trader. From 1996 through 2006, Mr. Walsh held positions of increasing responsibility in corporate development, accounting and finance at diversified industrial manufacturer GenTek, Inc., culminating in his appointment as Vice President and Chief Financial Officer. Prior to GenTek, he served in corporate development and other roles in banking and the chemicals industry. Mr. Walsh received a B.S. in chemical engineering and an MBA from Cornell University and is a CFA® charter holder.

Scott Houlton has served as our Group President, Development and Clinical Services since August 2009. Previously, Mr. Houlton was most recently Chief Operating Officer of Aptuit, Inc., responsible for Scientific Operations, Business Process Improvement, Human Resources, Clinical Operations and Capital Development and served as a director for Aptuit Laurus, Inc. Prior to Aptuit, Mr. Houlton held a variety of leadership roles in other companies including Vice President of Clinical Supplies at Quintiles Transnational Corporation. Earlier in his career, he was with Cardinal Health, Inc. where he served as Director of International Business Development. Mr. Houlton holds a B.S. degree in both International Business and Finance from The Ohio State University.

David Heyens has served as our President, Softgel Technologies since June 2010 and was Group President, Packaging Services from August 2009 to June 2010. Mr. Heyens joined the Company in 1995 and served as President of the North American softgel business from 2000 to 2006, then as head of the global softgel business from 2006 to 2007. From June 2007 to August 2009, Mr. Heyens served as our Senior Vice President, Global Sales. Mr. Heyens previously held a variety of sales and marketing leadership roles at Baxter and Procter & Gamble. Mr. Heyens holds a B.S. in business administration and marketing from St. Clair College of Applied Arts and Technologies, Canada.

Ian Muir has served as our President, Modified Release Technologies (MRT) since June 2010. Since joining the Company in 2000, Dr. Muir held a number of positions, most recently the Vice President and General Manager of MRT. Dr. Muir’s previous roles in the Company included Director of Oral Product Development and business leader for the Zydis® fast dissolve technology. In 2005, he was promoted to Vice President of Technical Operations. Prior to joining the Company, Dr. Muir held roles within product development, technical operations and program management at Bristol-Meyers Squibb, Wyeth Glaxo Smith Kline and Faulding/DBL Pharmaceuticals in the UK, Australia and the US. Dr. Muir is a registered pharmacist in the United Kingdom and holds a doctorate from Nottingham University.

Barry Littlejohns has led Catalent’s Medication Delivery Solutions business, since July 2011. Mr. Littlejohns has an extensive background in leading international life science businesses in both US and European organizations. He rejoins Catalent after two years as Senior Vice President of Operations and Business Development at Danish biotechnology company Genmab, where his responsibilities included strategic licensing and manufacturing oversight. Prior to Genmab, he served in a broad range of leadership roles at Catalent. These include Vice President of Global Business Operations, Vice President of Commercial Affairs for Medication Delivery Solutions, Vice President and General Manager of Injectables, and various financial, operational and leadership roles. He joined Catalent in 1989 when it was formerly the RP Scherer Corporation. Mr. Littlejohns has two degrees in business and finance from Swindon, UK.

Michael Del Priore has served as Senior Vice President & Chief Information Officer since December 2012. Prior to Catalent, Mr. Del Priore was CIO of Church & Dwight (C&D) where he drove the alignment of IT priorities with business strategy and modernized key systems to enable the company’s global expansion and growth. Prior to C&D, Mr. Del Priore was Vice President of Global Commercial IT Operations, for Hoffman-LaRoche where he developed and led a global IT team situated in 40 countries. Mr. Del Priore holds a Bachelor’s in Business Administration from the State University of New York-Albany and an MBA in corporate finance from Pace University.

William Downie has served as Senior Vice President, Global Sales & Marketing since June 2010. Mr. Downie joined Catalent as Group President, Medication Delivery Solutions, and Senior Vice President, Global Sales & Marketing in October 2009. Prior to joining Catalent, Mr. Downie served as Vice President and Global Leader of Molecular Imaging at GE Healthcare. Before that, he held several executive positions in other GE Healthcare units, including Vice President and General Manager, Medical Diagnostics—Europe, Middle East

and Africa, and Vice President of Sales for Medical Diagnostics—Europe. Prior to GE Healthcare, Mr. Downie was with Innovex UK Limited (part of Quintiles, Inc.), where he held several positions in operations and sales/marketing. Earlier in his career, he held leadership positions with Sanofi-Synthelabo UK; Sanofi-Winthrop Limited; and Merck & Co., Inc. Mr. Downie holds a Bachelor of Science degree in biochemistry from the University of Edinburgh.

Sharon Johnson has served as our Senior Vice President, Global Quality and Regulatory Affairs since August 1, 2009. Previously, Ms. Johnson was most recently Vice President of Quality for GE Healthcare, Medical Diagnostics in Buckinghamshire, England. Prior to GE, she was Quality Director for Baxter Healthcare’s Europe operations for four years. Before that, she was with Rhone Poulenc Rorer as Quality Manager for Sterile Products and Microbiology in Essex, England. Earlier in her career, Ms. Johnson held Quality and Microbiology positions with Berk Pharmaceuticals in East Sussex, England and Medicines Testing Laboratory in Edinburgh, Scotland. Ms. Johnson holds a Post Graduate Diploma in Industrial Pharmaceutical Studies with Distinction from Brighton University and holds a B.S. Honours Degree in Biological Sciences/Microbiology from North East Surrey College of Technology.

Samrat (“Sam”) Khichi has served as our Senior Vice President, General Counsel and Secretary since October 2007. In 2011 Mr. Khichi was also named Chief Administrative Officer. Previously Mr. Khichi was Counsel in the Mergers and Acquisitions and Private Equity Group at O’Melveny & Myers. Prior to O’Melveny & Myers, Mr. Khichi was appointed by President George W. Bush to serve as a White House Fellow. Prior to his appointment, Mr. Khichi was also an attorney in the Mergers and Acquisitions practice group of Shearman & Sterling and McDermott Will & Emery. Mr. Khichi’s military service includes service as an active duty field artillery officer in the U.S. Army, a reserve Lieutenant Commander, U.S. Navy and a Captain in the NJ Army National Guard. Mr. Khichi was the Deputy Director of the NY/NJ High Intensity Drug Trafficking Area while serving in NJ Army National Guard Counter Drug Program. Mr. Khichi holds a Bachelor of Science from Georgetown University, a M.B.A. from the Northwestern University’s Kellogg School of Management and a J.D. cum laude and Order of the Coif from Fordham University School of Law.

Stephen Leonard has served as our Senior Vice President of Global Operations since June 2009. Previously, Mr. Leonard was most recently General Manager of Global Operations for GE Healthcare’s Medical Diagnostics business, responsible for more than 10 sites in Europe, Asia and the Americas. Earlier assignments in his 22 years at GE included a variety of leadership roles, with responsibility for areas such as plant management, global sourcing and supply chain, global product quality, and global operations. Mr. Leonard received his Bachelor of Science degree in Mechanical Engineering from Drexel University.

Kurt Nielsen has serviced as our Chief Technology Officer and Senior Vice President – Innovation and Growth since February 2010. Prior to joining Catalent, Mr. Nielsen was with URLMutual Pharmaceutical Company in Pennsylvania as Executive Vice President – Pharmaceuticals. In his role at URLMutual, Mr. Nielsen devised the strategy and led the execution for activities in the company’s new product portfolio, employing a variety of business arrangements. Prior to that role, he was Vice President of R&D. Before joining URLMutual, Mr. Nielsen held executive positions with TEVA Pharmaceuticals USA; McNeil Consumer Products; Energy Biosystems, Inc.; Bachem Bioscience; and Hercules, Inc., Arco Chemical Company, and Chubb National Foam. He holds a Ph.D. in Chemistry from Villanova University and a B.S. in Chemistry from University of Delaware.

Roy Satchell has served as our Senior Vice President, Businesss Transformation since December 2012. Previously, Mr. Satchell served as our Senior Vice President, Information Technology since 2005. Mr. Satchell joined the Company in 1982 and since 2001 has held a series of global leadership roles within the information technology organizations of both Cardinal and the Company. He has a diploma in administrative management and a post-graduate degree in Management Studies, both from Regents College, Swindon, U.K., and an MBA from Bristol University in Bristol, U.K.

Lance Miyamoto was named Senior Vice President of Human Resources of Catalent in March 2011. Mr. Miyamoto has more than 25 years experience in delivering HR systems including compensation and career structures that drive business results and growth. In addition to general HR expertise and organization development, he has experience leading in a global environment and has managed global company turnarounds, mergers and acquisitions. Prior to his own consulting business, Mr. Miyamoto held a number of HR leadership roles in other companies, including Executive Vice President of Comverse Technology Inc. He also served as Executive Vice President of HR for AOL LLC, a division of Time Warner, from 2004 to 2007. From 2001 to 2004, Mr. Miyamoto was Executive Vice President of HR for Lexis-Nexis, a $2.2 billion division of Reed Elsevier. He was also a senior executive with Dun and Bradstreet with responsibility for performance development. Mr. Miyamoto is a graduate of Harvard University, and holds an M.B.A. from the Wharton School of the University of Pennsylvania where he was a COGME (Council for Graduate Management Education) Fellow.

Cornell Stamoran has served as our Vice President, Strategy and Corporate Development since November 2007, and as Investor Relations Officer since February 2008. Mr. Stamoran joined the company from Arthur Andersen & Co. in 1992, and has served in a variety of capacities, including strategic and financial planning, corporate and business development, marketing, financial and SEC reporting, and investor relations. He previously served as Vice President of Strategy & Business Process from September 2005 through November 2007. Mr. Stamoran has a B.S. from the University of Michigan, and holds several professional certifications.

Charles Silvey has served as our Vice President, Internal Audit since April 2008 and has over 21 years experience in financial auditing and compliance. Before arriving at Catalent in 2008, he was the Practice Director for Internal Audit and Controls for Jefferson Wells International. He also served as Vice President of Internal Audit at Cambrex Corporation and Vice President of Financial and Operational Auditing for Automatic Data Processing, Inc. Prior to that, he was the CFO of the Americas Services for Lucent Technologies, and in his early career worked as a finance manager for CR Bard, Inc. and KPMG Peat Marwick, LLP. Mr. Silvey has a bachelor’s degree in business from Monmouth University in West Long Branch, New Jersey. He is a certified public accountant and a member of the New Jersey Society of CPAs.

Chinh E. Chu has been a director since April 2007. Mr. Chu is a Senior Managing Director in the Corporate Private Equity group of The Blackstone Group. Mr. Chu has led Blackstone’s investment in Stiefel Laboratories, ReAble Therapeutics’ acquisition of DJ Orthopedics, Biomet, Alliant, ReAble Therapeutics, Celanese, Nalco, SunGard Data Systems, Nycomed, and LIFFE. He has also been involved in Blackstone’s investments in FGIC, Graham Packaging, Sirius Satellite Radio, StorageApps, Haynes International, Prime Succession/Rose Hills, Interstate Hotels, HFS and Alco Holdings. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. Mr. Chu received a B.S. in Finance from the University of Buffalo, where he graduated summa cum laude. He currently serves as a Director of Alliant, Healthmarkets, DJO Incorporated, SunGard, Graham Packaging, and FGIC.

Michael Dal Bello has been a director since April 2007. Mr. Dal Bello is a Managing Director of The Blackstone Group, which he joined in 2002, and is actively involved in Blackstone’s healthcare investment activities. Previously Mr. Dal Bello worked at Hellman & Friedman LLC and at Bain & Company. Mr. Dal Bello received an MBA from Harvard Business School in 2002. Mr. Dal Bello currently serves on the boards of directors of Apria Healthcare Group, Alliant, Biomet, Emdeon, Inc., Team Health and Vanguard Health Services.

Bruce McEvoy has been a director since April 2007. Mr. McEvoy is a Principal at The Blackstone Group. Before joining Blackstone in 2006, Mr. McEvoy worked as an Associate at General Atlantic from 2002 to 2004, and was a consultant at McKinsey & Company from 1999 to 2002. Mr. McEvoy received an MBA from Harvard Business School in 2006. Mr. McEvoy currently serves on the boards of directors of DJO Incorporated, Performance Food Group, RGIS Inventory Services and Sea World Parks and Entertainment.

Paul Clark has been a director since August 2007. Mr. Clark served as Chief Executive Officer and President from June 1999 and Chairman of the Board from February 2000 until February 2007 of ICOS Corporation, a biotechnology company. Prior to ICOS, Mr. Clark was with Abbott Laboratories from 1984-1998, where he had responsibility for pharmaceuticals and other businesses, retiring from Abbott as Executive Vice

President and a Board Member. Mr. Clark is also an Operating Partner and Strategic Advisory Board member of Genstar Capital LLC, and a Director of Agilent Technologies and Harlan Labs. Mr. Clark received his B.S. in finance from University of Alabama and his MBA from Dartmouth College, Amos Tuck School.

James Quella has been a director since December 2009. Mr. Quella is a Senior Managing Director and Senior Operating Partner in the Corporate Private Equity group of The Blackstone Group. Mr. Quella is responsible for monitoring the strategy and operational performance of Blackstone portfolio companies and providing direct assistance in the oversight of large investments. He is also a member of the firm’s Private Equity Investment Committee. Prior to joining Blackstone in 2004, Mr. Quella was a Managing Director and Senior Operating Partner with DLJ Merchant Banking Partners-CSFB Private Equity. Prior to that, Mr. Quella worked at Mercer Management Consulting and Strategic Planning Associates, its predecessor firm, where he served as a senior consultant to CEOs and senior management teams, and was Co-Vice Chairman with shared responsibility for overall management of the firm. Mr. Quella received a BA in International Studies from the University of Chicago/University of Wisconsin-Madison and an MBA with dean’s honors from the University of Chicago. He is also the co-author of Profit Patterns: 30 Ways to Anticipate and Profit from the Strategic Forces Reshaping Your Business. Mr. Quella has been a member of various private equity company boards and currently serves as a Director of Freescale Semiconductor, Michaels Stores, Inc., and Vanguard Health Systems.

Melvin D. Booth has been a director since July 2010. Most recently, Mr. Booth served as President and Chief Operating Officer of Medimmune, Inc. from 1998 through his retirement in 2003, and as a Director from 1998 through 2005. Prior to that, Mr. Booth was President, Chief Operating Officer and Director of Human Genome Sciences, Inc. from 1995 to 1998. Mr. Booth also served in a variety of senior leadership positions for Syntex Inc., including leading both Syntex Laboratories, Inc. and Syntex Pharmaceuticals Pacific. Mr. Booth also served as Lead Director for Millipore Corporation until its recent acquisition by Merck KGaA, and currently serves on the Board of Ventria BioScience, as Chairman of the Board for PRA International, Inc., Chairman of the Board for ERT (Electronic Research Technologies) and as a strategic advisor in life sciences for Genstar Capital. Mr. Booth holds an undergraduate degree and an honorary Ph.D. in Science from the Northwest Missouri State University, and is a certified public accountant.

Arthur J. Higgins has been a director since August 2010. Mr. Higgins previously served as Chairman of the Bayer HealthCare Executive Committee from 2004 to 2010, and as Chairman of the Board of Management of Bayer HealthCare AG from 2006 to 2010. Mr. Higgins started his career in 1978 with Bristol-Myers. He subsequently worked for Sandoz (1979 to 1984) and Fisons (1984 to 1987) before moving to Abbott Laboratories in the USA (1987 to 2001), where he held positions of increasing responsibility in the international and domestic divisions. He was appointed President of Abbott’s Pharmaceutical Products Division from 1998 to 2001. In 2001, Mr. Higgins joined Enzon Pharmaceuticals as Chairman and Chief Executive Officer. Mr. Higgins currently serves on the boards of directors of Zimmer, Inc., Eco Labs, and Resverlogix Corp, and is a member of Blackstone Healthcare Partners. Mr. Higgins holds a B.S. degree in biochemistry from Strathclyde University in Glasgow, Scotland.

Our executive officers are appointed by, and serve at the discretion of, our board of directors. Our directors serve until their successor is duly elected and qualified, or until their resignation or removal. There are no family relationships between our directors and executive officers.

Director Qualifications and Board Composition

By virtue of its controlling interest in BHP PTS Holdings L.L.C. and BHP PTS Holdings L.L.C.’s ownership of all the outstanding membership interests of our indirect parent company, Phoenix Charter LLC, Blackstone controls us and is entitled to elect all of our directors.

When considering whether our directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focused primarily on the information discussed in each of the Board members’ or nominees’ biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business or civic endeavors, which further qualify them for service as members of our board of directors. Each of Messrs. Chu, Dal Bello, McEvoy and Quella possesses experience in owning and managing privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to highly-leveraged companies like us. Finally, many of our directors possess substantial expertise in advising and managing companies in various segments of the healthcare industry. In particular, Mr. Chu is experienced in management, having been involved in numerous Blackstone investments, including investments in the healthcare industry, such as the Stiefel Laboratories investment and the ReAble Therapeutics’ acquisition of DJ Orthopedics. Mr. Dal Bello is familiar with the healthcare industry, serving as a director of Vanguard Health Systems, Team Health and Apria Healthcare Group. Mr. McEvoy has experience in the healthcare industry, serving as a director of DJO Incorporated, formerly known as ReAble Therapeutics. Mr. Quella is also familiar with the healthcare industry, serving as a director of Vanguard Health Systems. With respect to Mr. Clark, the board of directors considered his experience in management and his extensive knowledge of the biotechnology and pharmaceutical industries, having served as the Chief Executive Officer and President of ICOS Corporation, a biotechnology company and as a former Executive Vice President and director of Abbott Laboratories. With respect to Mr. Booth, the board of directors considered his accounting expertise as a certified public accountant and his extensive experience in the biopharmaceutical industry, having served as the President and Chief Operating Officer, and as a director, of Medimmune, Inc. With respect to Mr. Higgins, the board of directors considered his experience in managing and advising companies in the pharmaceutical industry, having served as the Chairman of the Bayer HealthCare Executive Committee and as Chairman of the Board of Management of Bayer HealthCare AG. Finally, with regards to Mr. Chiminski, our board of directors considered his significant experience in the healthcare industry gained through his twenty-one year tenure at GE Healthcare and his service as our President & Chief Executive Officer with responsibility for the day-to-day oversight of the Company’s business operations.

As a privately-held company with no securities listed on a national securities exchange we are not required to have independent directors on our board of directors or any committees of the board of directors. Accordingly, we have not made any determinations of independence with respect to any of our outside directors.

Committees of the Board

Our board of directors has an audit committee, an executive committee and a compensation committee. Our board of directors may also establish from time to time any other committees that it deems necessary and advisable.

Audit Committee

Our audit committee is comprised of Michael Dal Bello, Bruce McEvoy, Paul Clark and Melvin D. Booth. Mr. Dal Bello is the Chairman of the Audit Committee. The audit committee is responsible for assisting our board of directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm.

While our board of directors has not designated any of its members as an audit committee financial expert, we believe that each of the current board members is fully qualified to address any accounting, financial reporting or audit issues that may come before it.

Executive Committee

Our executive committee is comprised of Chinh E. Chu and Michael Dal Bello. The primary purpose of the executive committee is to act, when necessary, in place of our full board of directors and to manage the affairs of the Company in the intervals between meetings of the board of directors. The executive committee is authorized to exercise all the powers of the board of directors that are permitted by law to be exercised by a committee of the board of directors, including the powers to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

Compensation Committee

Our compensation committee is comprised of Chinh E. Chu, Michael Dal Bello and Bruce McEvoy. Mr. Dal Bello is the Chairman of the Compensation Committee. The Compensation Committee is responsible for determining, reviewing, approving and overseeing our executive compensation program.

Code of Ethics

We have adopted Standards of Business Conduct for all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Standards of Business Conduct has been posted on our Internet website at www.catalent.com/ourcommitment/. Our Standards of Business Conduct is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to or waivers of provisions of our code of ethics on our Internet website www.catalent.com.

DIRECTOR COMPENSATION

The following table provides summary information concerning the compensation of the members of our board of directors during fiscal 2012. The compensation paid to Mr. Chiminski, who became a member of our board of directors on March 17, 2009 and is our President and Chief Executive Officer, is presented in the Summary Compensation Table and the related explanatory tables. Our President and Chief Executive Officer is generally not entitled to receive additional compensation for his services as a director.

Director Compensation—Fiscal 2012

Name Current Directors (a)	Fees Earned or Paid in Cash ($)(1) (b)	Option Awards ($)(2)(3) (c)	Total ($) (d)
Paul Clark	125,000	—	125,000
Bruce McEvoy(4)	—	—	—
James Quella(4)	—	—	—
Michael Dal Bello(4)	—	—	—
Chinh Chu(4)	—	—	—
Arthur Higgins	125,000	—	125,000
Melvin Booth	125,000	—	125,000

Former Director
Peter Baird	75,171	—	75,171

(1)	Amounts reported in column (b) reflect annual retainer fees. Mr. Baird resigned from the Board of Directors on February 6, 2012; therefore, the amount in column (b) for Mr. Baird reflects fees earned through his resignation date.
(2)	None of our directors were granted options during the 2012 fiscal year.
(3)	As of June 30, 2012, Messrs. Baird, Clark, Higgins and Booth each held 250, 612, 725 and 725 unexercised PTS Holdings Corp. options, respectively.
(4)	Messrs. Chu, Dal Bello, McEvoy and Quella are employees of The Blackstone Group and do not receive any compensation from us for their services on our board of directors

Description of Director Compensation

This section contains a description of the material terms of our compensation arrangements for Messrs. Clark, Higgins and Booth. As noted above, Messrs. Chu, Dal Bello, McEvoy and Quella are employees of The Blackstone Group and do not receive any compensation from us for their services on our board of directors. All of our directors, including Messrs. Chu, Dal Bello, McEvoy and Quella, are reimbursed for the out-of-pocket expenses they incur in connection with their service as directors.

Mr. Clark. In July 2007, we approved an annual retainer of $125,000 for Mr. Clark starting in fiscal 2008. Mr. Clark was also granted an option to purchase 250 shares of common stock of PTS Holdings Corp. under the 2007 PTS Holdings Corp. Stock Incentive Plan as part of his compensation. On September 8, 2010, Mr. Clark was granted an option to purchase an additional 362 shares of common stock of PTS Holdings Corp. 100% of Mr. Clark’s options are time options, and they will ordinarily become vested and exercisable in five substantially equal installments on each of the first five anniversaries of the grant date, subject to his continued provision of services. Mr. Clark’s options will also become fully vested upon a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. and the portion of his options that would otherwise have vested within 12 months following a termination of service without cause or due to death or disability will become vested in connection with such a termination of service. Other than the vesting terms described in this paragraph, the other terms of Mr. Clark’s options are generally the same as described below for the Named Officers (other than Messrs. Chiminski and Walsh) under the heading “Description of Equity-Based Awards.”

Messrs. Higgins and Booth. In July 2010, we approved an annual retainer of $125,000 for each of Messrs. Higgins and Booth starting in fiscal 2011. Messrs. Higgins and Booth were each granted an option to purchase 725 shares of common stock of PTS Holdings Corp. on September 8, 2010 under the 2007 PTS Holdings Corp. Stock Incentive Plan as part of their compensation. 100% of Messrs. Higgins’s and Booth’s options are time options, and they will ordinarily become vested and exercisable in five substantially equal installments on each of the first five anniversaries of the grant date, subject to their continued provision of services. Messrs. Higgins’s and Booth’s options will also become fully vested upon a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. and the portion of their options that would otherwise have vested within 12 months following a termination of service without cause or due to death or disability will become vested in connection with such a termination of service. Other than the vesting terms described in this paragraph, the other terms of Messrs. Higgins’s and Booth’s options are generally the same as described below for the Named Officers (other than Messrs. Chiminski and Walsh) under the heading “Description of Equity-Based Awards.” Mr. Higgins purchased 3,000 shares of common stock of PTS Holdings Corp. at a purchase price of $850 per share on September 13, 2010.

Description of Former Director Compensation

Mr. Baird. In July 2007, we approved an annual retainer of $125,000 for Mr. Baird starting in Fiscal 2008. Mr. Baird was also granted an option to purchase 250 shares of common stock of PTS Holdings Corp. under the 2007 PTS Holdings Corp. Stock Incentive Plan as part of his compensation. 100% of Mr. Baird’s options are time options, and they would ordinarily become vested and exercisable in five substantially equal installments on each of the first five anniversaries of the grant date, subject to his continued provision of services. Mr. Baird’s options would have also become fully vested upon a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. and the portion of the options that would otherwise have vested within 12 months following a termination of service without cause or due to death or disability will become vested in connection with such a termination of service. Other than the vesting terms described in this section, the other terms of Mr. Bairds’s options are generally the same as described below for the Named Officers (other than Mr. Chiminski and Mr. Walsh) under the heading “Description of Equity-Based Awards.”

In connection with Mr. Baird’s resignation from our board of directors on February 6, 2012 we agreed to vest the remaining unvested options held by him that were not previously vested. We also generally agreed to extend the period of time he has to exercise his vested options until May 7, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our President and Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers who served in such capacities at the end of our fiscal year on June 30, 2012, collectively known as the “Named Officers.”

Our executive compensation program is determined and approved by our compensation committee. Over the course of the year our President and Chief Executive Officer provides written assessments of his performance against his specific annual performance goals and objectives to the Board of Directors at each quarterly meeting of the Board of Directors. The compensation committee takes into account the Chief Executive Officer’s recommendations regarding the compensatory arrangements for our executive officers other than himself. Our President and Chief Executive Officer provided the final compensation recommendations for our Named Officers (“NEOs”) to the compensation committee for review and approval. The other NEOs do not have any role in determining or recommending the form or amount of compensation paid to our NEOs. Our President and Chief Executive Officer is not a member of the compensation committee.

Executive Compensation Program Objectives and Overview

Our current executive compensation program is intended to achieve two fundamental objectives: (1) attract, motivate and retain high caliber talent; and (2) align executive compensation with achievement of our overall business goals, adherence to our core values and stockholder interests. In structuring our current executive compensation program, we are guided by the following basic philosophies:

Competitive Compensation. Our executive compensation program should provide a fair and competitive compensation opportunity that enables us to attract and retain high caliber executive talent. Executives should be appropriately rewarded for their contributions to our successful performance.

“Pay for Performance.” A significant portion of each executive’s compensation should be “at risk” and tied to overall company, business unit and individual performance.

Alignment with Stockholder Interests. Executive compensation should be structured to include variable elements that link executives’ financial rewards to stockholder return. The equity portion of each executive’s compensation should be significant.

As described in more detail below, the material elements of our executive compensation program for NEOs include base salary, cash bonus opportunities, a long-term equity incentive opportunity, a deferred compensation opportunity and other retirement benefits and welfare benefits. The NEOs may also receive severance payments and other benefits in connection with certain terminations of employment or a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as illustrated by the table below.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Attract, motivate and retain high caliber talent

Cash Bonus Opportunity	• Compensation “at risk” and tied to achievement of business goals and individual performance

Long-Term Equity Incentive Opportunity	• Align compensation with the creation of stockholder value and achievement of business goals

Deferred Compensation Opportunity and Other Retirement Benefits	• Attract, motivate and retain high caliber talent

Severance and Other Benefits Potentially Payable Upon Termination of Employment or a Change in Control	• Attract, motivate and retain high caliber talent

Welfare Benefits	• Attract, motivate and retain high caliber talent

These individual compensation elements are intended to create a total compensation package for each NEO that we believe achieves our compensation objectives and provides competitive compensation opportunities. During Fiscal Year 2012 we did not retain an independent compensation consultant to conduct a formal numeric benchmarking process for the NEOs’ compensation opportunities. On a periodic basis, we review market data provided by Towers Watson and other commercially available compensation surveys to ensure that our executive compensation program is competitive.

Employment Agreements

On December 14, 2011 we entered into a letter agreement with Mr. Chiminski in recognition of his contributions to the continued growth and excellent performance of Catalent, which letter agreement further amends his employment agreement. The letter agreement provided for changes in certain financial terms including an increase to Mr. Chiminski’s base salary and target annual bonus.

On October 11, 2011, for retention purposes, we entered into an employment agreement with Mr. Walsh which replaced the terms of his original offer letter and severance agreement entered into in 2008. The terms of the agreement included an increase in Mr. Walsh’s base salary and the grant of an option and RSU award.

A full description of the material terms of Mr. Chiminski’s letter agreement and Mr. Walsh’s new employment agreement is presented below in the narrative section following the Grants of Plan Based Awards in Fiscal 2012 table.

Executive Compensation Program Elements

Base Salaries

Base salaries are an important element of compensation because they provide the Named Officers with a base level of income. Generally our NEOs are eligible for an adjustment to their base salaries on an 18-month cycle. Adjustments may occur earlier or later depending on performance and market competitiveness. During Fiscal 2012, in recognition of their performance, we adjusted the salaries for Messrs. Downie, Houlton, and Khichi. The Summary Compensation Table below shows the base salary paid to each NEO along with base salary adjustments, in the corresponding footnotes, during fiscal 2012.

Cash Bonus Opportunities

Annual Cash Bonus Opportunity

We sponsor a management incentive plan (the “MIP”), which is not set forth in a formal plan document. All of our NEOs are eligible to participate in the MIP. The primary purpose of the MIP is to focus management on key measures that drive financial performance and provide competitive bonus opportunities tied to the achievement of our financial and strategic growth objectives.

Fiscal 2012 MIP

A target annual bonus, expressed as a percentage of base salary, is established within certain NEO’s employment agreements or offer letters and may be adjusted from time to time by the compensation committee in connection with an NEO’s promotion. The MIP award, which is a cash bonus, is tied to our overall financial results (the Business Performance Factor) and a combination of individual financial and/or strategic goals appropriate for each position (the Individual Performance Factor).

In 2011, the compensation committee accepted a recommendation by the Company’s senior management to make certain changes to the MIP formula for fiscal years beginning with fiscal 2012. The recommendations as they relate to the executive officers had two primary impacts on the MIP formula: (1) revenue was added as a second financial performance metric in determining the aggregate funding level and the Named Officer’s Business Performance Factor and (2) the Individual Performance Factor for the Named Officers will now be additive and other than with respect to Mr. Chiminski, will account for 20% of such Named Officer’s MIP award at target and the Business Performance Factor will account for 80% of the MIP Award at target. The compensation committee accepted the recommendation to add revenue as a second financial metric in order to better align the MIP award with our strategic growth objectives. The compensation committee made the Individual Performance Factor additive and provided that it would account for 20% of an NEO’s actual MIP award at target in order to shift the focus of the MIP to achievement of financial performance. For fiscal 2012, achievement relative to the specified revenue target accounted for 25% of the Business Performance Factor and achievement relative to the specified internally-adjusted EBITDA target accounted for the remaining 75% of the Business Performance Factor. Internally-adjusted EBITDA represents EBITDA from continuing operations calculated on a constant currency basis and may be adjusted for non-cash and non-recurring items. The actual fiscal 2012 MIP award for the NEOs (other than Mr. Chiminski) is capped at 150% of the NEO’s target annual bonus. The actual fiscal 2012 MIP award for the NEOs (other than Mr. Chiminski) is the product of their target annual bonus multiplied by the sum of (1) the Business Performance Factor achievement percentage (20% multiplied by the revenue payout percentage plus 60% multiplied by the internally-adjusted EBITDA payout percentage) and (2) their Individual Performance Factor achievement percentage (20% multiplied by the individual performance payout percentage). For Mr. Chiminski, his actual fiscal 2012 MIP award is the product of his target annual bonus multiplied by the sum of (1) the Business Performance Factor achievement percentage (25% multiplied by the revenue payout percentage plus 75% multiplied by the internally-adjusted EBITDA payout percentage) and (2) his Individual Performance Factor and cannot exceed 200% of his target annual bonus.

With respect to the NEOs, financial performance is measured 100% at the company-wide level. Financial performance relative to specified financial performance targets set by the Board of Directors determines the aggregate funding level and the Business Performance Factor for the MIP. In order for there to be any payment under the MIP, financial performance with respect to the internally-adjusted EBITDA target must meet or exceed 90% of target. If the financial performance target(s) set by the Board of Directors are met, the aggregate bonus pool amount will be set at 100% of the target amount in the annual operating budget and the specified financial performance target payout percentages will be set at 100%, subject to the compensation committee’s discretion. If financial performance exceeds the targets, the aggregate bonus pool amount and the specified financial performance target payout percentages are increased above 100%, up to a maximum of 150%, based on a pre-established scale. If financial performance does not meet target, the bonus pool amount and the specified financial performance target payout percentages are decreased from 100% based on the pre-established scale. Pursuant to the pre-established scale, each 1% change in the specified financial performance results in relation to the target amount equates to a 5% change in the applicable financial performance payout percentages ( i.e., exceeding the financial performance target by 5% equates to a payout percentage of 125% and financial performance at 90% of the specified financial performance target equates to a payout percentage of 50%). The compensation committee has the discretion to adjust the MIP aggregate bonus pool amount and the Business Performance Factor determined by reference to the pre-established scale upwards or downwards to address special situations.

We believe that tying the NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. We attempt to establish the financial performance target(s) at challenging levels that are reasonably attainable if we meet our performance objectives. For fiscal 2012, we used internally-adjusted EBITDA and revenue as measures of financial performance because we believe that they provide a reliable indicator of our strategic growth and the strength of our cash flow and overall financial results. In determining the actual Business Performance Factor, the achievement of internally-adjusted EBITDA against target is weighted 75% while the achievement of revenue against target is weighted 25%. The fiscal 2012 internally-adjusted EBITDA performance target was $372 million and our actual internally-adjusted EBITDA performance for fiscal 2012 was $383 million. The fiscal 2012 revenue performance goal was $1,576 million and our revenue performance for fiscal 2012 was $1,622 million. In calculating the fiscal 2012 Business Performance Factor, our compensation committee determined that the effect of our mid-year purchase of Aptuit’s Clinical Trial Services unit should be excluded from the fiscal 2012 financial results. Therefore, based on this financial performance, the internally-adjusted EBITDA payout percentage was 115% and the revenue payout percentage was 115%, which therefore resulted in a Business Performance Factor achievement percentage of 92%.

After setting the Business Performance Factor, the compensation committee determines the actual bonuses paid to the NEOs based on an assessment of each NEO’s Individual Performance Factor. Other than with respect to Mr. Chiminski, the Individual Performance Factor payout percentage (which only impacts 20% of an NEO’s MIP award) can range from 0% to 150%. Mr. Chiminski’s Individual Performance Factor (which is not weighted and impacts his entire MIP award) can range from 0% to 100% and is based on the compensation committee’s overall assessment of his individual performance based on the achievement of his personal strategic and financial objectives that are set at the beginning of the fiscal year. For fiscal 2012, Mr. Chiminski’s individual goals and objectives for his individual performance factor related to the following five areas and were assigned the following weightings: revenue and strategic growth initiatives (30%), in-organic growth initiatives (20%), cash management and margin objectives (10%), operational excellence/quality compliance objectives (20%) and Chief Executive Officer leadership and organization vitality objectives (20%). The compensation committee performs the assessment of Mr. Chiminski’s Individual Performance Factor after reviewing the written assessments of his performance against his specific goals and objectives that Mr. Chiminski provides at each quarterly meeting of the Board of Directors. The Chief Executive Officer together with the Senior Vice President Human Resources performs the assessment of the other Named Officer’s Individual Performance Factors and makes a recommendation to the compensation committee. The compensation committee approved the amount of each NEO’s final bonus in respect of fiscal 2012 in August 2012. The annual bonus that each NEO earned in respect of fiscal 2012 is presented in the Summary Compensation Table below.

Fiscal 2013 MIP

In 2012, the compensation committee accepted a recommendation by the Company’s senior management to make certain changes to the MIP formula for fiscal years beginning with fiscal 2013. The recommendations as they relate to the executive officers are as follows: (1) the hurdle point at which the MIP pool begins to fund has been raised from 90% of achievement against financial targets to 95% achievement; and (2) the pre-established payout percentage scale has been adjusted only with respect to financial performance between 105% and 110% of financial target achievement. For fiscal year 2013, the financial performance payout percentages will increase by 7.5% for each 1.0% increase in specified financial performance target attainment between 105% and 110%

achievement of our financial goals. Currently the specified financial performance payout percentages increase by 5.0% for each 1% of specified financial performance target attainment. As a result of this change in the pre-established scale, the maximum financial performance payout percentage attainable at 110% achievement of financial targets has been increased from 150% to 162.5%. The compensation committee accepted the recommendations as a way to more closely align incentive payouts with the achievement of financial targets and to enhance the value created through incremental achievement above financial targets.

Sign-on Bonuses

From time to time, our compensation committee may award sign-on bonuses in connection with the commencement of an NEO’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled officers to the Company. Generally they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. Sign-on bonuses are typically subject to a claw-back obligation if the officer voluntarily terminates his employment with us within twelve months of the employment commencement date.

Discretionary Bonuses

From time to time, our compensation committee may award discretionary bonuses in addition to any annual bonus payable under the MIP in recognition of extraordinary performance. For fiscal 2012, our compensation committee awarded Messrs. Walsh, Houlton, and Khichi a discretionary bonus of $185,000, $100,000, and $150,000 respectively in recognition of their superior performance in fiscal 2012.

Long-Term Equity Incentive Awards

We believe that the NEOs’ long-term compensation should be directly linked to the value we deliver to our stockholders. Equity awards to the NEOs are designed to provide long-term incentive opportunities over a period of several years. Stock options are currently our preferred equity award because the options will not have any value unless the underlying shares of common stock appreciate in value following the grant date. Accordingly, awarding stock options causes more compensation to be “at risk” and further aligns our executive compensation with the long term profitability of the Company and the creation of shareholder value. The 2007 PTS Holdings Corp. Stock Incentive Plan also permits PTS Holdings Corp. to grant other types of equity-based awards, such as restricted stock units, stock appreciation rights, restricted stock and other “full value” awards. For example, PTS Holdings Corp. granted Mr. Chiminski 3,000 restricted stock units (“RSUs”) and Mr. Walsh 500 RSUs (see “Description of Equity-Based Awards” below) to align Messrs. Chiminski’s and Walsh’s interests with those of our stockholders.

Another key component of our long-term equity incentive program is that NEOs and other eligible employees are provided with the opportunity to invest in the common stock of PTS Holdings Corp. on the same general terms as the Investors. We consider this investment opportunity an important part of our equity program because it encourages stock ownership and aligns the NEOs’ financial interests with those of our stockholders.

The amounts of each NEO’s investment opportunity and stock option and/or RSU award, as applicable, were determined based on several factors, including: (1) each NEO’s position and expected contribution to our future growth; (2) dilution effects on our stockholders and the need to maintain the availability of an appropriate number of shares for option awards to less-senior employees; and (3) ensuring that the NEOs were provided with appropriate and competitive total long-term equity compensation and total compensation amounts. The number of options and/or RSUs, as applicable, granted to NEOs during fiscal 2012 and the grant date fair value of these options and/or RSUs, as applicable, as determined under FASB ASC Topic 718 are presented in the Grants of Plan-Based Awards in Fiscal 2012 table below. A description of the material terms of the stock option and RSU awards is presented in the narrative section following the Grants of Plan-Based Awards in Fiscal 2012 table.

Generally, options are granted to senior level officers based on their position in the Company. Historically, grants have not been made on an annual basis, and instead are made upon an executive’s commencement of employment with us or when an executive receives promotions into more senior level positions.

In connection with entering into a new employment agreement, on October 11, 2011, Mr. Walsh was granted 500 RSUs and an additional 1,500 options, the vesting terms of which are described below under “Summary of Certain Named Officer Employment Agreements—Description of Equity-Based Awards”.

On May 25, 2012, to increase his cumulative number of option awards so that it is comparable to other officers at his level and to recognize his performance, Mr. Houlton was granted an additional 500 options, the vesting terms of which are described below under “Summary of Certain Named Officer Employment Agreements—Description of Equity-Based Awards”.

Deferred Compensation Opportunity Other Retirement Benefits

Catalent Pharma Solutions, LLC Deferred Compensation Plan

Our NEOs are eligible to participate in our 401(k) plan and our non-qualified deferred compensation plan. The non-qualified deferred compensation plan generally allows participants to defer on a pre-tax basis up to 20% of their base salaries and 100% of their annual cash bonuses. We believe that providing the NEOs with deferred compensation opportunities is a market based benefit plan necessary for us to deliver competitive benefit packages. This plan allows its participants to receive the tax benefits associated with delaying the income tax event on the compensation deferred even though our related deduction is also deferred. The non-qualified deferred compensation plan also provides for two types of discretionary company contributions to supplement the amounts deferred by the NEOs and other eligible employees, subject to certain limits. In January 2009, we elected to suspend our employer contribution and, in February 2009, we elected to suspend our matching contribution. Effective February 1, 2010, we reinstated our matching contribution based on the strength of our financial results; however we did not reinstate the employer contribution. We currently match 50% of the first 6% of eligible pay that employees contribute to the non-qualified deferred compensation plan up to the first $100,000 above the IRS qualified plan limits. The Nonqualified Deferred Compensation—Fiscal 2012 table and related narrative section below describe our non-qualified deferred compensation plan and the benefits it provides.

Chiminski RSU Bonus Election; Obligation to Purchase Common Stock

Pursuant to the terms of Mr. Chiminski’s employment agreement, in addition to the shares of PTS Holdings Corp. common stock that he has already purchased, Mr. Chiminski was required to use 50% of the after-tax proceeds of any payment he received as an annual MIP bonus while employed paid in respect of fiscal 2010 or 2011, in each case, to promptly purchase shares of PTS Holdings Corp. common stock.

On June 30, 2010, we, PTS Holdings Corp. and Mr. Chiminski entered into a letter agreement, which modified certain terms of Mr. Chiminski’s employment agreement. The primary purpose of the letter agreement was to provide Mr. Chiminski with a more tax-advantaged mechanism to satisfy his employment agreement obligation to purchase PTS Holdings Corp. common stock. Specifically, the letter agreement permits Mr. Chiminski to irrevocably elect on an annual basis, prior to the beginning of each fiscal year, commencing with fiscal 2011, in lieu of receiving a portion of his annual MIP bonus in cash, to receive a grant of fully vested RSUs settleable in shares of PTS Holdings Corp. common stock, which RSUs will be granted on the bonus payment date. Mr. Chiminski made such an election for fiscal 2011, and received 50% of his annual MIP bonus in respect of such fiscal year in the form of a grant of RSUs. For elections in respect of any fiscal year after fiscal 2011, Mr. Chiminski may elect to receive no less than 20% of his annual MIP bonus, if any, in the form of a grant of RSUs. The number of RSUs Mr. Chiminski receives will be based on the value of the portion of the annual MIP bonus he elects to defer into RSUs and the fair market value of a share of PTS Holdings Corp. common stock on the bonus payment date. For each of fiscal 2012 and 2013, Mr. Chiminski did not elect to receive fully vested RSUs in lieu of a portion of his annual MIP bonus.

All grants made in connection with an annual MIP bonus election will be subject to a separate RSU agreement, which provides that the RSUs will be 100% vested on the date of grant (which will be the bonus payment date) and will be settled in shares of PTS Holdings Corp. common stock on the earlier to occur of a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. and the sixth anniversary of the date of grant.

Other Retirement Benefits

In addition to our 401(k) plan and non-qualified deferred compensation plan, we have three frozen defined-benefit pension plans. These pension plans were originally established by R.P. Scherer Corporation and its affiliates, which was a predecessor corporation that was acquired by Cardinal Health. In connection with the Acquisition, we agreed with Cardinal Health to assume liability for benefits provided under these pension plans, subject to receiving certain asset transfers from Cardinal Health and its benefit plans. All three plans are currently closed to new participants and frozen with respect to benefit accruals. None of the NEOs are currently eligible to participate in the frozen defined-benefit pension plans. In connection with his relocation to the U.S., we agreed to permit Mr. Downie’s continued his participation in the Catalent Pharma Solutions UK Pension Plan. The Catalent Pharma Solutions UK Pension Plan is a defined contribution plan open to all employees of our Catalent Pharma Solutions Limited UK entity. The plan provides for an employer matching contribution of between 5% and 8% of eligible base salary compensation dependent upon the participant contributing between 3% and 6% of eligible base salary compensation.

Severance and Other Benefits

We believe that severance protections can play a valuable role in attracting and retaining high caliber talent. In the competitive market for executive talent, we believe severance payments and other termination benefits are an effective way to offer executives financial security to offset the risk of foregoing an opportunity with another company. For example, we offer each NEO an enhanced outplacement benefit. Consistent with our objective of using severance payments and benefits to attract and retain executives, we generally provide each NEO with amounts and types of severance payments and benefits that we believe will permit us to attract and/or continue to employ the individual NEO.

The severance benefits under these agreements are generally more favorable than the benefits payable under our general severance policy. For example, we offer each NEO a severance benefit payable upon a termination by the NEO for good reason or by us without cause. The good reason definition in these agreements would only be triggered by adverse circumstances that we believe would give rise to a constructive termination of employment.

At our discretion, we may also provide certain executives with enhancements to our existing benefits that are not available to other employees, such as relocation assistance. As part of Mr. Chiminski’s amended employment contract he is eligible to receive reimbursement (on a tax grossed-up basis), on an annual basis during each calendar year of the employment term, for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000). In connection with Mr. Walsh’s employment agreement, we agreed to reimburse him for legal fees (not to exceed $15,000).

Section 162(m) Not Applicable

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1,000,000 paid for any year to a corporation’s principal executive officer or an individual acting in such a capacity and the three most highly compensated executive officers (not including the principal executive officer or the principal financial officer). Section 162(m) of the Internal Revenue Code applies to corporations with any class of common equity securities required to be registered under Section 12 of the Exchange Act. Because we do not currently have any publicly held common stock, Section 162(m)’s restrictions do not currently apply to us.

Summary Compensation Table—Fiscal 2012

The following table provides summary information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and each of our other NEOs.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)		Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
John Chiminski	2012	801,923	—	—		—	1,775,956	—	63,064	2,640,943
President & Chief	2011	750,000	500,000	—		—	1,500,000	—	75,096	2,825,096
Executive Officer	2010	750,000	250,000	750,000		1,315,238	1,500,000	—	4,754	4,569,992
and Director

Matthew Walsh	2012	571,650	185,000	520,000	(3)	346,380	526,097	—	23,572	2,172,699
Senior Vice	2011	494,700	100,000	—		—	560,000	—	9,921	1,164,621
President & Chief	2010	494,700	—	—		409,096	535,000	—	29,333	1,468,129
Financial Officer

William Downie(7)	2012	385,000	—	—		—	335,520	—	178,798	899,318
Senior Vice
President, Sales &
Marketing

Scott Houlton	2012	390,288	100,000	—		141,262	352,094	—	7,266	990,910
President,	2011	385,000	25,000	—		—	355,000	—	7,108	772,108
Development &	2010	318,365	50,000	—		525,579	340,000	—	467,624	1,701,568
Clinical Services

Samrat Khichi	2012	412,192	150,000	—		—	378,310	—	10,343	950,845
Senior Vice	2011	386,692	100,000	—		—	352,000	—	7,821	846,513
President, Chief	2010	371,000	—	—		442,000	290,000	—	10,281	1,113,281
Administrative
Officer and
General Counsel

(1)	Amounts reported include any compensation an NEO elected to defer under our non-qualified deferred compensation plan. Per the terms of Mr. Chiminski’s December 2011 letter agreement, effective December 12, 2011, his base salary was increased from $750,000 to $850,000. On October 11, 2011, Mr. Walsh entered into a new employment agreement which replaced the offer letter and severance agreement entered into in 2008. The financial terms of Mr. Walsh’s employment agreement included an increase in base salary from $494,000 to $600,000, effective September 26, 2011. Furthermore, Catalent’s practice is to review executive compensation on an 18 month cycle. Actual changes in compensation may occur earlier based on performance and market competitiveness. As a result, Messrs. Downie, Houlton and Khichi each received an increase in base salary. Mr. Downie’s base salary was increased from $375,000 to $395,000, effective December 12, 2011. Effective April 1, 2012, Mr. Houlton’s base salary was increased from $385,000 to $410,000 and Mr. Khichi’s base salary was increased from $405,000 to $439,000.
(2)	Amounts reported represent discretionary bonuses.
(3)	Reflects RSUs granted by PTS Holdings Corp. to Mr. Walsh on October 11, 2011 in connection with his new employment agreement. Amounts reported for these RSUs reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reported in fiscal 2012, please see the discussion of RSU awards contained in Note 13 to our Consolidated Financial Statements for the period ended June 30, 2012, included elsewhere in this prospectus.
(4)	Reflects options granted by PTS Holdings Corp. to the NEOs to acquire shares of PTS Holdings Corp. common stock. Except as indicated below, amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Amounts reported for Messrs. Chiminski, Walsh and Khichi for fiscal 2010 reflect the incremental fair value computed in accordance with FASB ASC Topic 718 in connection with the replacement awards granted to them in connection with their election to exchange their then-existing unvested options for new options with a lower per-share exercise price and new vesting terms pursuant to the option exchange offer completed on October 23, 2009. Amounts reported for each NEO are based upon the probable outcome of performance conditions. The value of the fiscal 2012 option awards assuming that the highest level of performance conditions is achieved is as follows: Mr. Walsh $379,748 and Mr. Houlton $154,483. For a discussion of the assumptions and methodologies used to calculate the amounts reported in fiscal 2012, please see the discussion of nonqualified option awards contained in Note 13 to our Consolidated Financial Statements for the period ended June 30, 2012, included elsewhere in this prospectus.
(5)

Mr. Chiminski was required, per his employment agreement, to use 50% of the after-tax proceeds of his annual MIP bonus paid in respect of fiscal 2010 or 2011, in each case, to promptly purchase shares of PTS Holdings Corp. common stock at a purchase price of $750 or he had the ability to elect to defer a portion of his fiscal 2011 annual MIP bonus to satisfy this stock purchase requirement. Amount reported for fiscal 2011 includes an annual MIP bonus amount of $1,500,000 of which $750,000 paid in cash and 721.15 fully vested RSUs with a grant date fair value of $750,000 were awarded to Mr. Chiminski on September 16, 2011 pursuant to his election to defer 50% of his annual MIP bonus to satisfy his stock purchase requirement.
(6)	The supplemental table below sets forth the details of amounts reported as “All Other Compensation” for fiscal 2012.
(7)	Certain amounts in “All Other Compensation” were paid to Mr. Downie in pounds sterling. These amounts were converted to U.S. dollars at an exchange rate of 1.59 which represents the average end of month rates during our fiscal year ending June 30, 2012.

Name	Employer 401(k) Matching Contributions ($)(1)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(2)	Employer Qualified UK DC Plan Contributions ($)(3)	Car Allowance ($)(4)	Housing Allowance ($)(5)	Financial Services Reimbursement ($)(6)	Life Insurance Policy Reimbursement ($)(7)	Legal Fees ($)(8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(f)
John Chiminski	5,885	3,000				39,429	14,750		63,064
Matthew Walsh	7,500	4,430						11,642	23,572
William Downie			31,837	19,900	127,061				178,798
Scott Houlton	7,266								7,266
Samrat Khichi	7,343	3,000							10,343

(1)	The Company’s 401(k) plan provides for a 50% matching contribution on the first 6% of participants’ pre-tax contributions up to IRS limits.
(2)	The Catalent Pharma Solutions, LLC Deferred Compensation Plan provides for a 50% matching contribution on the first 6% of eligible pay that employees contribute to the plan up to the first $100,000 above the IRS qualified plan limits.
(3)	On October 11, 2010, Mr. Downie transferred from Swindon U.K.to our corporate offices in the U.S. for his assignment as Senior Vice President, Global Sales & Marketing. As part of the terms of his November 18, 2010 letter agreement, Mr. Downie was allowed to maintain his continued participation in the Catalent Pharma Solutions UK Pension Plan with an employer contribution of 8%.
(4)	Per the terms of our Long-Term International Assignment Policy, if an International Assignee was provided a car or car allowance in their home country then a comparable benefit will be provided at the assignment location. Per the terms of Mr. Downie’s 2010 letter agreement, he is eligible for his car and fuel allowance for a period of twenty-four months from the effective date of his assignment. Mr. Downie is responsible for any tax due on the taxable portion of this benefit.
(5)	As part of Mr. Downie’s relocation, the Company agreed to pay for certain housing expenses for a period of twenty-four months from the effective date of his assignment. We also paid for taxes due as a result of providing this benefit during the rental period. The amount reported in column (f) includes the Federal tax gross-up of $32,948 and state tax gross-up of $9,769.
(6)	Pursuant to the terms of Mr. Chiminski’s December 2011 letter agreement, with respect to each calendar year during the employment term, he is entitled to be reimbursed by us (on a tax-grossed-up basis) for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 for such service/planning. During calendar year 2012, Mr. Chiminski received financial services/planning totaling $15,490; therefore, his reimbursement was capped at $15,000. In addition, he received reimbursement in May 2012 totaling $6,761 and in June 2012 totaling $3,073. The amount in column (g) includes an aggregate tax gross-up of $14,594 with respect to Mr. Chiminski’s financial services reimbursement benefit.
(7)	Pursuant to the terms of Mr. Chiminski’s December 2011 letter agreement, with respect to each calendar year during the employment term, he is entitled to be reimbursed by us (on a tax-grossed-up basis) for the reasonable cost of premiums for an executive life insurance policy subject to an aggregate cap of $15,000. For fiscal year 2012, Mr. Chiminski received reimbursement in the amount of $8,775 in December 2011. The amount in column (h) includes a tax gross-up of $5,975 with respect to Mr. Chiminski’s life insurance policy benefit.
(8)	Represents legal expenses paid by the Company in conjunction with Mr. Walsh’s review of his employment agreement.

Grants of Plan-Based Awards in Fiscal 2012

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2012 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2012.

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target(2) ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Chiminski		443,989	887,978	177,699
Matthew Walsh		129,368	431,227	646,841
	10/11/2011				83	750	750			750	1,040	346,380
	10/11/2011							500	(4)			520,000
William Downie		86,773	289,242	433,863
Scott Houlton		88,023	293,412	440,118
	5/25/2012					16	250	250		250	1,300	141,262
Samrat Khichi		93,027	310,090	465,135

(1)	Figures represent awards payable under our Management Incentive Plan (MIP). See “Compensation Discussion and Analysis—Executive Compensation Program Elements—Cash Bonus Opportunities—Annual Cash Bonus Opportunity” above for a description of our MIP.
(2)	In connection with Mr. Chiminski’s December 2011 letter agreement, his target annual bonus was increased from $750,000 to $1,000,000, with a maximum of 200% of the target bonus.
(3)	As described in more detail in the narrative description of the equity-based awards that follows, the option awards reported above are divided into three tranches for vesting purposes: one-half are time-based options, one-sixth are performance-based options and one-third are exit event-based options. The performance-based and exit event-based options are reported as an equity incentive plan award in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, while the time-based option tranche of the awards are reported as an all other option award in the “All Other Option Awards: Number of Securities Underlying Options” column. Threshold amount assumes that only 33.33% of the performance-based options vest for Mr. Walsh, and 20% of the performance-based options vest for Mr. Houlton.
(4)	Represents a grant of RSUs to Mr. Walsh pursuant to the terms of his new employment agreement entered into on October 11, 2011. The vesting and settlement terms of the RSUs are described in more detail in the section entitled “Description of Equity-Based Awards” below. Amount reported does not include 721.15 fully vested RSUs pursuant to Mr. Chiminski’s election to defer 50% of his fiscal 2011 annual MIP bonus to satisfy his stock purchase requirement for fiscal 2011 since the value of this deferral election has previously been reported as “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table in fiscal 2011 and in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” as part of the non-equity incentive plan award awarded to Mr. Chiminski in fiscal 2011.
(5)	The grant date fair values for the option awards granted to Messrs. Walsh and Houlton reflect the grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of nonqualified option awards contained in Note 13 to our Consolidated Financial Statements for the period ended June 30, 2012, included elsewhere in this prospectus.

Summary of Certain Named Officer Employment Agreements

This section describes employment agreements in effect for our NEOs during fiscal 2012. In addition, the terms with respect to grants of RSUs and stock options described above under “Long-Term Equity Incentive Awards” are further described below for our NEOs in the section entitled “Description of Equity-Based Awards.” Severance agreements and arrangements are described below in the section entitled “Potential Payments upon Termination or Change in Control.”

Employment Agreement of John R. Chiminski

On December 12, 2011, we, our indirect parent, PTS Holdings Corp. and John Chiminski, President and Chief Executive Officer, entered into a letter agreement (the “Letter Agreement”), effective as of December 12, 2011 (the “Effective Date”), which modifies certain terms of Mr. Chiminski’s employment agreement with the Company and PTS Holdings Corp., dated February 23, 2009, as amended by the letter agreements among the Company, PTS Holdings Corp. and Mr. Chiminski, dated October 30, 2009 and June 29, 2010 (the “Employment Agreement”).

The letter agreement provides for a new three-year employment term commencing on December 12, 2011, which initial term will be automatically extended for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

The financial terms of the letter agreement include (1) an increased annual base salary of $850,000, subject to discretionary increases from time to time and (2) continued participation in our management incentive plan, with an increased target annual cash bonus amount equal to $1,000,000 and a maximum of 200% of such target amount. Any payment under the management incentive plan with respect to fiscal 2012 will be pro-rated to reflect the increase in Mr. Chiminski’s target bonus amount.

In addition to the foregoing, we have also agreed to reimburse Mr. Chiminski (on a tax grossed-up basis), on an annual basis during each calendar year of the employment term, for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000).

The financial terms of Mr. Chiminski’s employment agreement dated February 23, 2009 included (1) a cash payment of $375,000 paid on June 30, 2010, in lieu of any annual cash bonus in respect of fiscal 2009 , and (2) a cash sign-on bonus of $1,000,000 paid on his employment commencement date of which $250,000 was to be invested by Mr. Chiminski in PTS Holdings Corp. common stock at a purchase price of $1,000 per share (he invested $100,000 on his commencement date and the remaining portion was to be invested on a later date as mutually agreed upon by the parties. Mr. Chiminski was required to repay the entire portion of the sign-on bonus that was not used to purchase PTS Holdings Corp. common stock within thirty days following any termination of employment by him without good reason (and not due to death or disability) or by PTS Holdings Corp. or us for cause, in either case, prior to the second anniversary of his commencement date. In addition to the requirement to purchase $250,000 worth of PTS Holdings Corp. common stock, Mr. Chiminski was required, pursuant to his employment agreement, to use 50% of the after-tax proceeds of his annual MIP bonus paid in respect of fiscal 2010 or 2011, in each case, to promptly purchase shares of PTS Holdings Corp. common stock. Mr. Chiminski’s total investment in PTS Holdings Corp. common stock is subject to a cap of $2,500,000.

On October 23, 2009, we and PTS Holdings Corp. entered into a letter agreement with Mr. Chiminski, which modified Mr. Chiminski’s obligation to purchase shares of PTS Holdings Corp. common stock by reducing the purchase price from $1,000 per share to $750 per share. This reduced purchase price was also applied to the 100 shares that he purchased on March 17, 2009. Accordingly, Mr. Chiminski was refunded $25,000 and then immediately used such amount to purchase an additional 33.333 shares of PTS Holdings Corp. common stock. On October 5, 2009, Mr. Chiminski used 50% of the after-tax proceeds of his 2009 bonus payment (which was a gross amount of $375,000) to purchase 124 shares of PTS Holdings Corp. common stock at $750 per share for $93,000. Mr. Chiminski purchased 150 shares of PTS Holdings Corp. common stock in July 2010 and an additional 500 shares in September 2010. The shares were purchased at $750 per share pursuant to the terms of the October 23, 2009 letter agreement. However, subsequent to these purchases, we determined that the actual market value of the shares was $850 per share as of June 30, 2011. Therefore, since the shares were purchased at a $65,000 discount to their market value, the amounts reported in the “All Other Compensation” column for fiscal year 2011 of the Summary Compensation Table reflected the compensation cost computed in accordance with FASB Topic 718 with respect to the purchases.

In addition, on June 30, 2011, we, PTS Holdings Corp. and Mr. Chiminski entered into a second letter agreement, which permits Mr. Chiminski to irrevocably elect on an annual basis, prior to the beginning of each fiscal year, in lieu of receiving a portion of his annual MIP bonus, if any, in cash, to receive a grant of fully vested RSUs settleable in shares of PTS Holdings Corp. common stock, which RSUs will be granted on the bonus payment date (see “—Deferred Compensation Opportunity—Chiminski RSU Bonus Election”).

In addition to the foregoing, Mr. Chiminski is entitled to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which other senior executives of Catalent generally participate.

Employment Agreement of Matthew Walsh

On October 11, 2011, we entered into a new employment agreement with Mr. Walsh, effective as of September 26, 2011. The employment agreement replaces the offer letter and severance agreement that Mr. Walsh entered into in 2008 in connection with the commencement of his employment with the Company.

The employment agreement provides for an initial term of three years commencing on September 26, 2011, which will be automatically extended for successive one-year terms thereafter unless one of the parties provides the other with notice of non-renewal.

The financial terms of the employment agreement include (1) an increased annual base salary of $600,000, effective as of September 26, 2011, subject to discretionary increases from time to time and (2) and continued participation in the Company’s management incentive plan, with a target annual cash bonus amount equal to 75% of Mr. Walsh’s annual base salary. Any payment under the management incentive plan with respect to fiscal 2012 will be pro-rated to reflect the increase in Mr. Walsh’s annual base salary.

Pursuant to the terms of the employment agreement, Mr. Walsh is subject to a covenant not to (x) compete with us while employed and for two years following his termination of employment for any reason and (y) solicit our employees, consultants and certain actual and prospective clients while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The employment agreement also contains a covenant not to disclose confidential information.

In addition to the foregoing, Mr. Walsh’s employment agreement provides for the grant to Mr. Walsh, in accordance with and pursuant to the terms of the 2007 PTS Holdings Corp. Stock Incentive Plan, of 500 RSUs and non-qualified stock options to purchase 1,500 shares of PTS Holdings Corp.

A description of the terms of the awards is included below under “Description of Equity-Based Awards.”

Relocation Agreement for William Downie

In connection with Mr. Downie’s November 1, 2010 relocation assignment from our facility in Swindon, UK to our corporate offices in the U.S., he was afforded certain benefits for a period of 24 months from the effective date of his assignment that are generally included in our international relocation program. These benefits include shipment of household goods, eligibility to participate in our U.S. health and welfare benefit plans, continued participation in the Catalent Pharma Solutions UK Pension plan and the U.K. National Insurance Contribution program (the U.K. statutory retirement plan) , housing costs (grossed up for US taxes), continuation of his U.K. car allowance, and tax preparation.

Description of Equity-Based Awards

In connection with the commencement of his employment, on March 17, 2009, PTS Holdings Corp. granted Mr. Chiminski 2,000 RSUs and on October 23, 2009, PTS Holdings Corp. granted Mr. Chiminski an additional 1,000 RSUs in connection with his election to participate in the option exchange offer. Subject to Mr. Chiminski’s continued employment, on the applicable vesting dates 20% of the RSUs will vest on each of the first five anniversaries of the grant date. All vested RSUs will be settled on the earlier to occur of (x) the seventh anniversary of his commencement date or (y) the date that a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. occurs.

On September 18, 2009, PTS Holdings Corp. commenced an offer to all eligible option holders, including Messrs. Chiminski, Walsh and Khichi, to exchange their existing unvested options for new options with a lower per-share exercise price and new vesting terms. The number of shares of common stock underlying the new options was either more than, less than or equal to the number of shares of common stock underlying the option holder’s then-existing options. All of the option holders who were eligible for the option exchange elected to participate in the exchange and were required to enter into a new option agreement that reflected the revised terms and an amendment to their then-existing option agreement that reflected the cancellation and forfeiture of their original unvested options. The exchange offer was completed on October 23, 2009.

The options granted to Mr. Houlton on October 23, 2009 were granted in connection with his offer of employment and have the same per-share exercise price and vesting terms as the new options granted to Messrs. Walsh and Khichi in connection with the option exchange. On May 25, 2012, Mr. Houlton received an additional 500 options to recognize his excellent performance and bring the total number of options granted to Mr. Houlton to an amount comparable to other officers at his level. Mr. Houlton’s May 25, 2012 option grant has a vesting reference date of April 1, 2012 which will be used to determine the vesting dates for his time-based and performance-based options.

Mr. Downie also received a grant of options on October 23, 2009 in recognition of his promotion to Senior Vice President of Global Sales and Marketing that have the same per-share exercise price and vesting terms as the new options granted to Messrs. Walsh and Khichi in connection with the option exchange.

In connection with entering into Mr. Walsh’s new employment agreement, on October 11, 2011, PTS Holdings Corp. granted Mr. Walsh 500 RSUs and an additional 1,500 options. Subject to Mr. Walsh’s continued employment on the applicable vesting dates, the RSUs will vest as follows: 167 of the RSUs will vest on September 26, 2012, 166 of the RSUs will vest on September 26, 2013 and the remaining 166 RSUs will vest on September 26, 2014. All vested RSUs will be settled on the earlier to occur of (x) March 26, 2015 and (y) the date that a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. occurs. Similar to Mr. Walsh’s previously-granted options, the additional options are divided into 3 tranches for vesting purposes: one-half of the options are subject to time-based vesting restrictions, one-sixth of the options are subject to performance-based vesting restrictions and one-third of the options are subject to exit event-based vesting restrictions. The time-based options are scheduled to vest based on a three year vesting schedule (as opposed to the five year vesting schedule that Mr. Walsh’s previously-granted time-based options are subject to) and, subject to continued employment with Catalent through the applicable vesting reference dates, one-third of the options subject to time-based vesting will vest and become exercisable on each of September 26, 2012, September 26, 2013 and September 26, 2014. The performance-based vesting options are scheduled to vest and become exercisable with respect to one-sixth of the options subject to performance-based vesting on each of September 26, 2012, September 26, 2013 and September 26, 2014 (as opposed to the five year vesting schedule Mr. Walsh’s previously-granted performance-based options are subject to), if Catalent achieves specified EBITDA performance targets (subject to cumulative catch-up). Similar to Mr. Walsh’s existing exit options, the exit event-based vesting options will vest and become exercisable in two tiers if either the specified internal rate of return or multiple of investment targets are achieved. In the event of any termination of Mr. Walsh’s employment, all unvested RSUs and options which remain outstanding will be immediately forfeited without consideration as of the termination date; however, that in the event of a termination of Mr. Walsh’s employment (1) by the Company without cause, (2) by Mr. Walsh for good reason, (3) due to death or disability or (4) due to the Company’s election not to extend the employment term, Mr. Walsh will be deemed vested as of the termination date in any portion of the time-based option that would have otherwise vested if he had remained employed by the Company through the first anniversary of the termination date. In the event of a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C., all unvested RSUs and time-based options will become fully vested as of the change in control (or immediately prior to the change in control with respect to the options).

Each option may be exercised to purchase one share of PTS Holdings Corp. common stock at an exercise price equal to the fair market value of the underlying common stock on the grant date. Each NEO’s stock option award has an ordinary term of ten years. The NEOs are not entitled to any dividends or equivalent rights on their stock option awards.

Generally all NEO’s option awards are divided into three tranches for vesting purposes: a time option, a performance option and an exit option.

As noted above, one-half of the options are subject to time-based vesting restrictions, one-sixth of the options are subject to performance-based vesting restrictions and one-third of the options are subject to exit event-based vesting restrictions. However, to the extent any option holder had vested time options at the time of the exchange offer, the number of time options granted in the exchange offer was adjusted so that after the exchange offer one-half of the option holder’s aggregate options would be time-based. The time-based options are scheduled to vest based on a five year vesting schedule. Accordingly, other than with respect to Mr. Walsh’s most-recently granted options as noted above, subject to continued employment with us through the applicable vesting dates, 20% of the options subject to time-based vesting will vest and become exercisable on each of the first five anniversaries of the date of grant or vesting reference date, as applicable (or the date of commencement of employment, in the case of Mr. Chiminski). In addition, solely for Mr. Chiminski, to the extent that all or a fraction of the exit event-based vesting options vest, a proportionate amount of each tranche of unvested time-based options will vest. Subject to continued employment with us through the applicable vesting dates, the performance-based vesting options will vest and become exercisable with respect to 20% of the options subject to performance-vesting option on each of the first five anniversaries of the date of grant or vesting reference date, as applicable (which date is either before or after the end of the applicable fiscal year, depending on the grant date of the options), if we achieve specified EBITDA performance targets (subject to a cumulative catch-up). The exit event-based vesting options will vest and become exercisable in two tiers if either specified internal rate of return or multiple of investment targets are achieved as follows:

•

One-half of the shares subject to the exit event-vesting options will vest on the date, if any, when either (1) The Blackstone Group will have received cash proceeds or marketable securities from the sale of its investment in us aggregating in excess of 2.5 times the amount of its initial investment in us or (2) The Blackstone Group will have received a cash internal rate of return of at least 20% on its initial investment in us, and

•

One-half of the shares subject to the exit event-vesting options will vest on the date, if any, when either (1) The Blackstone Group will have received cash proceeds or marketable securities from the sale of its investment in us aggregating in excess of 1.75 times the amount of its initial investment in us or (2) The Blackstone Group will have received a cash internal rate of return of at least 15% on its initial investment in us.

However, subject to continued employment through the applicable vesting date, in the event that the 2.5 multiple hurdle or the 20% internal rate of return hurdle is not met, but the 1.75 multiple hurdle or the 15% internal rate of return hurdle is met, the first tier of options will vest based on straight line interpolation between the two points.

Except as otherwise specifically provided for in the stock option agreement, any part of a NEO’s stock option award that is not vested and exercisable upon his termination of employment will be immediately cancelled. With the exception of Mr. Chiminski, any part of a NEO’s stock option award that is vested upon termination of employment will generally remain outstanding and exercisable for three months after termination of employment (or, if later, until the 90th day following the date on which the options vest), although this period is extended to 12 months (or, if later, the first anniversary of the date on which the option vests) if the termination of employment is due to death or disability, and vested options will immediately terminate if the NEO’s employment is terminated by us for cause. Any vested options that are not exercised within the applicable post-termination exercise window will terminate. Any part of Mr. Chiminski’s stock option award that is vested upon termination of employment will generally remain outstanding and exercisable for three months after termination of employment or the date on which such portion of the option vests in the event of a termination other than a good termination or a termination by us or PTS Holdings Corp. for cause or one year after termination of employment in the case of a good termination and vested options will immediately terminate if Mr. Chiminski’s employment is terminated by us or PTS Holdings Corp. for cause. See “Potential Payments Upon Termination or Change in Control” below for a description of the potential vesting of the NEOs’ stock option and RSU awards that may occur in connection with a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. or certain terminations of employment.

As a condition to receiving his equity-based awards, each NEO was required to enter into a subscription agreement with PTS Holdings Corp., and to become a party to PTS Holdings Corp.’s securityholders agreement. These agreements generally govern the NEO’s rights with respect to any shares of PTS Holdings Corp. common stock acquired on exercise of vested stock options or settlement of RSUs, to the extent applicable. Under the subscription agreement, PTS Holdings Corp.’s and The Blackstone Group’s right to repurchase shares an NEO may have acquired upon exercise of his options or settlement of RSUs, to the extent applicable, lapsed on May 7, 2012. Such repurchase right only applies to individuals who become a participant in the 2007 PTS Holdings Corp. Stock Incentive Plan on or after May 2012. Similarly, an NEO’s right to require PTS Holdings Corp. to repurchase the shares he acquired upon exercise of his options or settlement of RSUs to the extent applicable, in connection with a termination of his employment due to death or disability, lapsed on May 7, 2012. Such put right only applies to individuals who become a participant in the 2007 PTS Holdings Corp. Stock Incentive Plan on or after May 2012. The purchase price for any such shares that are repurchased will be equal to the fair market value of the shares at the time of repurchase, unless the participant’s employment is terminated by us for cause, in which case the purchase price will be the lower of the participant’s cost or fair market value on the date of repurchase. Any repurchase rights, to the extent applicable, will terminate on the earliest to occur of (1) a qualified public offering of PTS Holdings Corp. or BHP PTS Holdings L.L.C., (2) the occurrence of a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. and (3) the fifth anniversary of the grant date (the “Lapse Date”). The subscription agreement also contains certain restrictive covenants. While employed and for one year following their termination of employment, NEOs are prohibited from competing with us and from soliciting our employees, consultants and certain actual and prospective clients. The subscription agreement also contains an indefinite restriction on the NEO’s disclosure of our confidential information. If an NEO materially breaches any of these restrictive covenants and is unable to cure the breach, we have the right to “clawback” and recover any gains the Named Officer may have realized with respect to his shares (and with respect to Mr. Chiminski only the shares acquired upon exercise of the options or settlement of RSUs). The securityholders agreement generally restricts individuals who become a participant in the 2007 PTS Holdings Corp. Stock Incentive Plan on or after May 2012 from transferring any shares of PTS Holdings Corp. common stock they hold until the Lapse Date. These transfer restrictions do not apply to any permitted transfers to the NEOs’ family members, or to transfers in connection with a transaction or transactions where the “tag along” or “drag along” rights provided in the securityholders agreement would apply. Transfer restrictions that applied to the NEO lapsed on May 7, 2012. Following May 7, 2012, for the NEOs, and the Lapse Date, for individuals who become participants in the 2007 PTS Holdings Corp. Stock Incentive Plan on or after May 2012, and prior to a qualified public offering of PTS Holdings Corp. or BHP PTS Holdings L.L.C., PTS Holdings Corp. has certain rights of first refusal, which permit it (or a third party) to purchase any shares an NEO wishes to transfer instead of the NEO’s intended transferee.

Each NEO’s equity-based award was granted under, and is subject to the terms of, the 2007 PTS Holdings Corp. Stock Incentive Plan. On September 8, 2010, this plan was amended to increase the total number of shares that may be issued under the plan to account for the granting of RSUs and the October 2009 option exchange. As a result, there are 77,525 shares for option grant purposes and 3,882 shares are set aside for the granting of RSUs for a total of 81,407 available under the plan. This plan is currently administered by PTS Holdings Corp.’s board of directors, and the board has the ability to interpret and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding stock options to reflect any change in the outstanding common shares of PTS Holdings Corp. by reason of a reorganization, recapitalization, share dividend or similar transaction, and making provision to ensure that participants satisfy any required withholding taxes.

The following table provides information regarding outstanding equity awards held by each NEO as of June 30, 2012.

Outstanding Equity Awards at 2012 Fiscal-Year End

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares of Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards or Payout Value of Unearned Shares, Units or Other Rights That have not Vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Chiminski
	10/23/09	3,600	4,050	5,850	750	10/23/2019	—	—	—	—
	3/17/09						800	1,040,000
	10/23/09						600	780,000
Matthew Walsh
	10/11/11	—	750	750	1,040	10/11/2021	—	—	—	—
	10/11/11						500	650,000
	10/23/09	960	1,040	1,733	750	10/23/2019	—	—	—	—
	4/17/08	267	—	—	1,000	4/17/2018	—	—	—	—
William Downie	10/23/09	800	900	1,300	750	10/23/2019	—	—	—	—
Scott Houlton	5/25/12	—	250	250	1,300	5/25/2022	—	—	—	—
	10/23/09	667	750	1,083	750	10/23/2019	—	—	—	—
Samrat Khichi	10/23/09	747	820	1,300	750	10/23/2019	—	—	—	—
	11/27/07	133	—	—	1,000	11/27/2017	—	—	—	—

(1)	The number of outstanding time and performance options vested and exercisable are reported in column (b) above. Unvested outstanding time options are reported in column (c) above and ordinarily become vested pursuant to the vesting schedule for time options described under “Description of Equity-Based Awards” above. Unvested outstanding performance options and exit options are reported in column (d) above and ordinarily become vested pursuant to the vesting schedule for performance options and exit options, as applicable, described in the “Description of Equity-Based Awards” section above. Other than with respect to the options granted to Messrs. Walsh and Houlton in fiscal 2012, which have a vesting reference date, all vesting of options granted to the NEOs occurs on the applicable anniversary of the grant date. The first 20% of the performance-based options granted in fiscal 2010 vested on October 23, 2010, the second 20% vested on October 23, 2011 and none of the outstanding performance exit options vested in fiscal 2012. As described under “Potential Payments Upon Termination or Change in Control” below, all or a portion of each option grant may vest earlier in connection with a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. or certain terminations of employment.
(2)	The expiration date shown is the normal expiration date occurring on the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with a NEO’s termination of employment or in connection with certain corporate transactions, including a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C.
(3)	The number of outstanding RSUs reported for Mr. Chiminski in column (g) above represents two separate grants: 2,000 RSUs granted on March 17, 2009 and 1,000 RSUs granted on October 23, 2009. Each RSU grant vests 20% per year from the date of grant, subject to the executive’s continued employment through the applicable vesting date. Once vested, the RSUs will be settled on the earlier to occur of (1) the seventh anniversary of Mr. Chiminski’s employment commencement date (March 17, 2009), or (2) the date a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. occurs. For Mr. Walsh, the number of outstanding RSUs in column (g) above represents 500 RSUs granted on October 11, 2011. The RSUs for Mr. Walsh will vest as follows: 167 RSUs will vest on September 26, 2012; 166 RSUs will vest on September 26, 2013; and 166 RSUs will vest on September 26, 2014 date, subject to the executive’s continued employment through the applicable vesting date. Once vested, the RSUs will be settled on the earlier of (i) March 26, 2015 or (ii) the date of a change in control.
(4)	Based upon a market value of $1,300 per share as of June 30, 2012.

Option Exercises and Stock Vested in Fiscal 2012

On March 17, 2012, Mr. Chiminski vested in an additional 20% of the 2,000 RSUs granted to him on March 17, 2009 and on October 23, 2011, he vested in an additional 20% of the 1,000 RSUs granted to him on October 23, 2009. In addition, pursuant to his election to defer 50% of his annual MIP bonus for fiscal year 2011 to satisfy his stock purchase requirement, Mr. Chiminski was awarded 721.15 fully vested RSUs on September 16, 2011. The following table provides information regarding this vesting. During fiscal 2012, the other NEOs did not exercise any options or similar instruments or vest in any stock or similar instruments.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John Chiminski	—	—	1,321.15	1,477,996	(2)
Matt Walsh	—	—	—	—
William Downie	—	—	—	—
Scott Houlton	—	—	—	—
Samrat Khichi	—	—	—	—

(1)	Includes the issuance of 721.15 fully vested RSUs on September 16, 2011 with a value realized on grant of $750,000. In addition, includes the vesting of 200 RSUs on October 23, 2011 with a value realized on vesting of $208,000 that were originally granted on October 23, 2009 and the vesting of 400 RSUs on March 17, 2012 with a value realized on vesting of $520,000 that were originally granted on March 17, 2009. The 200 RSUs that vested on October 23, 2011 and the 400 RSUs that vested on March 17, 2012 will be settled on the earlier to occur of (1) the seventh anniversary of Mr. Chiminski’s employment commencement date (March 17, 2009), or (2) the date a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. occurs. The 721.15 fully vested RSUs awarded to Mr. Chiminski on September 16, 2011 pursuant to his election to defer 50% of his annual MIP bonus for fiscal 2011 will be settled on the earlier to occur of (1) a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. and (2) the sixth anniversary of the date of grant (September 16, 2017).
(2)	Based on a fair market value of $1,040 per share on September 16, 2011 and October 23, 2011 and a fair market value of $1,300 per share on March 17, 2012, the applicable vesting dates.

Non-qualified Deferred Compensation—Fiscal 2012

The following table provides information regarding contributions, earnings and balances for our NEOs under our deferred compensation plan

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)
John Chiminski
Deferred Compensation	48,115	3,000	5,071	—	82,018
Vested but Undelivered RSUs(2)	1,373,996	—	603,499	—	3,017,495
Total	1,422,111	3,000	608,570	—	3,099,513
Matthew Walsh
Deferred Compensation	96,016	4,430	10,669	—	326,124
William Downie
Deferred Compensation	—	—	—	—	—
Scott Houlton
Deferred Compensation	—	—	—	—	—
Samrat Khichi
Deferred Compensation	24,732	3,000	(2,645)	—	101,210

(1)	The amounts under “Deferred Compensation” are reported as compensation for fiscal 2012 under “Salary” in the Summary Compensation Table.
(2)	The amount reported for Mr. Chiminski in column (b) reflects (i) the value of 600 vested and undelivered RSUs as of the vesting date of which 200 RSUs vested on October 23, 2011 and 400 RSUs vested on March 17, 2012 and (ii) the value of 721.15 RSUs which were fully vested on the grant date of September 16, 2011 pursuant to Mr. Chiminski’s election to defer 50% of his annual MIP bonus for fiscal 2011 to satisfy his stock purchase requirement for fiscal year 2011. The 200 RSUs that vested on October 23, 2011 and the 400 RSUs that vested on March 17, 2012 will be settled on the earlier to occur of (1) the seventh anniversary of Mr. Chiminski’s employment commencement date (March 17, 2009), or (2) the date a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. occurs. The 721.15 fully vested RSUs awarded to Mr. Chiminski on September 16, 2011 will be settled on the earlier to occur of (1) a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. and (2) the sixth anniversary of the date of grant (September 16, 2017).
(3)	Amounts reported for Messrs. Chiminski, Walsh and Khichi are reported as compensation for fiscal 2012 under “All Other Compensation” in the Summary Compensation Table.
(4)	Amount reported for Mr. Chiminski under “Vested but Undelivered RSUs” reflects the increase in fair market value between September 16, 2011 and June 30, 2012 with respect to 721.15 of the vested RSUs reported in column (b), between October 23, 2011 and June 30, 2012 with respect to 200 of the vested RSUs reported in column (b), and between March 17, 2012 and June 30, 2012 with respect to the 400 RSUs reported in column (b). Amount reported also reflects the increase in fair market value between July 1, 2011 and June 30, 2012 with respect to the 400 RSUs that vested on March 17, 2010 and that were reported in column (b) in the fiscal 2010 Non-Qualified Deferred Compensation Table and 600 RSUs in which 200 vested on October 23, 2010 and 400 vested on March 17, 2011 and that were reported in column (b) in the fiscal 2011 Non-Qualified Deferred Compensation Table. The amounts reported are not considered compensation reportable in the Summary Compensation Table.
(5)	Includes $25,500 previously reported as compensation to Mr. Chiminski in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years. $167,980 previously reported as compensation to Mr. Walsh in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years. Includes $55,902 reported as compensation to Mr. Khichi in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table for previous years. Aggregate balance for Mr. Chiminski under “Vested but Undelivered RSUs” reflects the value of 2,321.15 RSUs as of June 30, 2012 based upon a market value of $1,300 per share as of such date. 1,600 of these RSUs were previously reported as “Stock Awards” in the Summary Compensation Table and with respect to the 721.15 fully vested RSUs granted to Mr. Chiminski pursuant to his election to defer 50% of his annual MIP bonus for fiscal 2011, $750,000 has been previously reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Non-qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for a select group of our management. Eligible employees selected to participate in the plan may elect to defer between 1% and 20% of eligible compensation into the plan each year. Eligible compensation is defined as base salary, Management Incentive Plan bonus, commissions and other bonus amounts. We will provide a matching contribution on base salary only for all participants with the exception of sales people who are eligible to receive a company matching contribution on base salary, bonuses and commissions. Any income attributable to stock options or other equity-based awards is not eligible for deferral. Participating directors may elect to defer between 20% and 100% of their fees for service on our board of directors (including meeting fees) into the plan each year. In our discretion, each year we may elect to make certain company contributions to participants in the plan; however, the plan does not require us to make any such contributions. Company contributions can be either matching contributions or contributions equal to a percentage of a participant’s compensation (regardless of the amount deferred) which includes a contribution designed to supplement social security benefits. Any such contributions, however, are generally only made with respect to the first $100,000 of a participant’s compensation in excess of the annual compensation limit under the Internal Revenue Code for each year (the limit is $250,000 for calendar year 2012). Participants are always 100% vested in their elective deferrals, and in any company matching contributions (including related earnings in each case). Participants become vested in other company contributions and related earnings after three years of service with us or upon retirement, death, total disability or a change in control of us.

Under the plan, we have the discretion to either credit participants’ deferrals with a hypothetical earnings rate, or to credit the deferrals with earnings and/or losses based on the deemed investment of the deferrals in investment alternatives selected by us, which investment alternatives generally include the investment funds available under our 401(k) plan. During fiscal 2012, participants were permitted to select the investment alternatives in which they wanted their deferrals to be deemed to be invested and were credited with earnings and/or losses based on the performance of the relevant investments. During fiscal 2012, the returns for the investment funds in which participating NEOs, Messrs. Chiminski, Walsh, and Khichi notionally invested their deferrals were 5.4%, 0.7%, and -5.3%, respectively. Participants were able to change the investment elections for their deferrals on a daily basis during fiscal 2012. Participants’ deferrals are paid out in a lump-sum on the 15th day of the month immediately following the month during which the six month anniversary of the participant’s separation from service (other than due to death) with us (within the meaning of Section 409A of the Internal Revenue Code) occurs. In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) ninety days following the date of the participant’s death. Participants may also elect to receive a payout of their deferrals in annual installments over a period of five or 10 years after their separation from service (including death), although notwithstanding any such elections, deferrals will be paid in a lump-sum in connection with a participant’s separation from service within two years following a change in control of us. Participants may also elect to receive a payout in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Internal Revenue Code. Salary deferrals, company contributions and any applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the deferred compensation plan this way is required by federal tax law in order to defer the taxation benefits from the plan until they are paid to the participants.

Potential Payments Upon Termination or Change in Control

The following section describes the payments and benefits that may become payable to the NEOs in connection with their termination of employment and/or a change in control. All such payments and benefits will be paid or provided by us or PTS Holdings Corp. For purposes of this section, we have assumed that (1) the price per share of PTS Holdings Corp.’s common stock on June 29, 2012, the last business day of fiscal 2012 is equal to its fair market value as determined in good faith by the board of directors of PTS Holdings Corp. because there has never been a public market for the common stock of PTS Holdings Corp., (2) PTS Holdings Corp. does not exercise any discretion to accelerate the vesting of outstanding options or restricted stock units in connection with a change in control of us and (3) the value of any stock options that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options on June 29, 2012). The 2007 PTS Holdings Corp. Stock Incentive Plan gives the PTS Holdings Corp. board of directors considerable discretion with respect to the treatment of outstanding options and restricted stock units in the event of a change in control. If the PTS Holdings Corp. board of directors exercised its discretion to fully vest outstanding options and RSUs, the NEOs may receive benefits in addition to those described below.

In addition to the amounts presented below, the NEOs will also be entitled to the benefits quantified and described under the “Non-Qualified Deferred Compensation—Fiscal 2012” section above. Please see “Compensation Discussion and Analysis—Current Compensation Program Elements—Severance and Other Benefits” for a discussion of how the amounts of the payments and benefits presented below were determined.

Mr. Chiminski

Mr. Chiminski’s employment agreement, the 2007 PTS Holdings Corp. Stock Incentive Plan and the related stock option agreement and restricted stock unit agreements each provide for certain benefits to be paid to him upon termination under the terms described below. If Mr. Chiminski’s employment terminates due to his disability or death, he would be entitled to (1) a pro-rata portion of any annual cash bonus he would have earned for the year of termination and (2) accelerated vesting of the portion of his time vesting options and restricted stock units that would otherwise have vested within 12 months following his termination of employment. In addition, Mr. Chiminski will retain the opportunity through the ten year term to vest, subject only to attaining the specified internal rate of return or multiple of investment targets, in a portion of the unvested exit options equal to a fraction, the numerator of which is the number of days elapsing from his commencement date through the termination date and the denominator of which is the number of days elapsing from his commencement date through the date of the event that triggers additional exit option vesting. Any pro-rata bonus payment would have been paid in a lump-sum within two and one-half (2-1/2) months after the end of the fiscal year in which Mr. Chiminski’s termination of employment occurred. Should Mr. Chiminski’s employment terminate due to death, his beneficiaries would also be entitled to a death benefit equal to 1.5 times his base salary ($1,275,000) under a company provided group life insurance benefit program which covers all eligible active employees.

The employment agreement provides that upon any good termination or due to Mr. Chiminski’s election not to extend the term, he will be entitled to receive a pro-rata portion of any annual cash bonus he would have earned for the year of termination based on Catalent’s actual performance in respect of the full fiscal year in which Mr. Chiminski’s employment terminates.

The employment agreement further provides that if Mr. Chiminski’s employment is terminated by Catalent or PTS Holdings Corp. without cause, by Mr. Chiminski for good reason or due to Catalent’s or PTS Holdings Corp.’s election not to extend the term, then, subject to his execution, delivery and non-revocation of a release of claims with respect to Catalent and its affiliates, Mr. Chiminski will be entitled to receive, in addition to certain accrued amounts and a pro-rata bonus, as discussed above, an amount equal to two times the sum of (x) Mr. Chiminski’s annualized then-current base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $850,000) and (y) his annual target bonus, payable in equal monthly installments over a two year period; provided, however, that if such termination occurs within the two year period following a change in control such payment will instead be made in a single lump sum payment within thirty days following the termination date. Notwithstanding the foregoing, Catalent’s obligation to make such payments will cease in the event of a material breach by Mr. Chiminski of the restrictive covenants contained in the employment agreement (described below), if such breach remains uncured for a period of ten days following written notice of such breach. Pursuant to the terms of the employment agreement, Mr. Chiminski is subject to a covenant not to (x) compete with us while employed and for one year following his termination of employment for any reason and (y) solicit our employees, consultants and certain actual and prospective clients while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The employment agreement also contains a covenant not to disclose confidential information, an assignment of property rights provision and customary indemnification provisions.

In addition to the payments described above, if Mr. Chiminski’s employment is terminated by Catalent or PTS Holdings Corp. without cause, by Mr. Chiminski for good reason or due to Catalent or PTS Holdings Corp.’s election not to extend the term, Mr. Chiminski (and his spouse and eligible dependents, to the extent applicable) will also be entitled to continued participation in Catalent’s group health plans for up to two years (for the final 6 months of this period if coverage cannot be continued he will be paid an amount on a grossed up basis for the company’s cost of such coverage).

At the end of fiscal 2012, Mr. Chiminski would have had a good reason to terminate employment if any of the following had occurred without his consent: (a) any material diminution in his duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as Chief Executive Officer of PTS Holdings Corp. or us; (b) any material adverse change in his positions or reporting structures, including ceasing to be the Chief Executive Officer of PTS Holdings Corp. or us or ceasing to be a member of the board of directors of PTS Holdings Corp. or our board of directors; (c) any reduction in his base salary or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately); (d) any material failure by us to pay compensation or benefits when due under his employment agreement; (e) any relocation of our principal office or of his principal place of employment to a location more than 50 miles from its location in Somerset, New Jersey, as of his commencement date; or (f) any failure by PTS Holdings Corp. or us, as applicable, to obtain the assumption in writing of its obligation to perform his employment agreement by any successor to all or substantially all of the assets of PTS Holdings Corp. or us, as applicable. No termination of his employment based on a specified good reason event will be effective as a termination for good reason unless (x) Mr. Chiminski gives notice to PTS Holdings Corp. and us of such event within 90 days after he learns that such event has occurred (or, in the case of any event described in clauses (e) or (f), within 30 days after he learns that such event has occurred), (y) such good reason event is not fully cured within 30 days after such notice, and (z) Mr. Chiminski’s employment terminates within 60 days following the end of the cure period.

In the event of any termination of Mr. Chiminski’s employment other than a good termination, all unvested RSUs and options which remain outstanding will be immediately forfeited without consideration as of the termination date. In the event of a good termination, Mr. Chiminski will be deemed vested as of the termination date in any portion of the RSUs and time options that would have otherwise vested if he had remained employed by us or PTS Holdings Corp. through the first anniversary of the termination date and he will also retain the opportunity through the ten year term to vest, subject only to attaining the specified internal rate of return or multiple of investment targets, in a portion of the unvested exit options equal to a fraction, the numerator of which is the number of days elapsing from his commencement date through the termination date and the denominator of which is the number of days elapsing from his commencement date through the date of the event that triggers additional exit option vesting.

To the extent that all or a fraction of the exit options vest, a proportionate amount of each tranche of unvested RSUs and time options which remain outstanding will also vest.

In the event of (x) a change in control or (y) a good termination that occurs within the six month period prior to a change in control, all unvested RSUs and time options will become fully vested as of the change in control (or immediately prior to the change in control, with respect to the options). Any portion of the exit options that remain unvested upon a change in control will remain outstanding and remain eligible for potential future vesting in accordance with the terms of the stock option agreement.

Unless otherwise specifically provided for in the stock option agreement, any options that are not vested and exercisable upon Mr. Chiminski’s termination of employment will be immediately cancelled. Any options that are vested upon a good termination will remain outstanding and exercisable generally for one year from the termination date or the date on which the option became vested, as applicable, although the period is reduced to 90 days in the case of a termination of employment that is not a good termination and vested options will terminate immediately if Mr. Chiminski’s employment is terminated by PTS Holdings Corp. or us for cause. Any vested options that are not exercised within the applicable post-termination exercise period will terminate.

All shares of PTS Holdings Corp. common stock acquired by Mr. Chiminski, including without limitation, shares settled following vesting of the RSUs and shares acquired upon the exercise of the options will be subject to the terms of a subscription agreement. In addition, in connection with the purchase of the shares of PTS Holdings Corp. common stock and the grant of the RSUs and options, Mr. Chiminski became a party to PTS Holdings Corp. securityholders agreement. These documents generally govern Mr. Chiminski’s rights with respect to all such shares.

If any payments to Mr. Chiminski are subject to golden parachute excise taxes in connection with a change in control and are eligible for exemption under the shareholder approval exemption, Catalent and PTS Holdings

Corp. agree to use commercially reasonable efforts to seek the requisite stockholder vote. However, if such exemption is not available and Mr. Chiminski is subject to such taxes, he will also be entitled to receive a tax-gross up payment, provided that such payment will not exceed $1 million.

The following table lists the payments and benefits that would have been triggered for Mr. Chiminski under the circumstances described below assuming that the applicable triggering event occurred on June 29, 2012.

Triggering Event	Value of Option/RSU Acceleration(1)	Value of Base Salary and Target Bonus Payment(2)	Value of Continued Benefits Participation(3)	Total
Death or Disability	1,522,500			1,522,500
Termination by Us Without Cause or by Mr. Chiminski for Good Reason	1,522,500	3,700,000	26,661	5,249,161
Change in Control	4,047,500			4,047,500
Death or Disability Within Six months Prior to a change in Control	4,047,500			4,047,500
Termination by Us Without Cause or by Mr. Chiminski for Good Reason in Connection With a Change in Control	4,047,500	3,700,000	26,661	7,774,161

(1)	The amounts reported represent partial or full accelerated vesting of RSUs and options and are based on PTS Holdings Corp.’s common stock having a fair market value of $1,300 per share on June 29, 2012. The amounts reported reflect the “spread” value of the options of $550 per share representing the difference between the fair market value and the exercise price. Amounts reported assume that the exit event options do not vest upon a change in control.
(2)	The amount reported consists of two times the sum of Mr. Chiminski’s annual salary and target annual MIP bonus.
(3)	The amount reported represents income attributable to the health care premiums paid by the Company with respect to Mr. Chiminski’s participation in our employee benefit plans for a two year period. Mr. Chiminski would also be entitled to be paid out for any unused paid time off days accrued during 2012 and up to five unused days from the prior year.

Mr. Walsh

On October 11, 2011, PTS Holdings Corp. and Mr. Walsh entered into an employment agreement which replaces the offer letter and severance agreement that Mr. Walsh entered into in 2008 in connection with the commencement of his employment with the Company. Mr. Walsh’s employment agreement, the 2007 PTS Holdings Corp. Stock Incentive Plan and the related stock option agreement and RSU agreements each provide for certain benefits to be paid to him upon termination.

The employment agreement also provides that if Mr. Walsh’s employment is terminated by the Company without cause, due to death or disability, by Mr. Walsh for good reason or due to the Company’s election not to extend the term, then Mr. Walsh will be entitled to receive, in addition to certain accrued amounts, a pro-rated annual cash bonus. In addition, if Mr. Walsh’s employment is terminated by Catalent without cause (other than by reason of death or disability), by Mr. Walsh for good reason, or due to Catalent’s election not to extend the term, Mr. Walsh will also be entitled to receive, an amount equal to two (2) times the sum of (x) Mr. Walsh’s then annualized base salary and (y) his target bonus (75%), payable in equal monthly installments over a two-year severance period.

In addition to the payments described above, if Mr. Walsh’s employment is terminated by Catalent without cause, by Mr. Walsh for good reason or due to Catalent’s election not to extend the term, Mr. Walsh (and his spouse and eligible dependents, to the extent applicable) will also be entitled to continued participation in Catalent’s group health plans for up to two years (for the final 6 months of this period, if coverage cannot be continued he will be paid an amount on a grossed up basis for the company’s cost of such coverage).

At the end of fiscal 2012, Mr. Walsh would have had a good reason to terminate employment if any of the following had occurred without his consent, (1) any substantial diminution in his position or duties, adverse change in reporting lines, up and down, or the assignment to him of duties that are materially inconsistent with his position, (2) any reduction in his base salary, (3) any failure of Catalent to pay compensation or benefits when due, (4) Catalent’s failure to provide him with an annual bonus opportunity that is at the same level as established in his offer letter, dated February 29, 2008, or (5) he is required to move his principal business location more than fifty (50) miles. No termination of Mr. Walsh’s employment based on a specified good reason event will be effective as a termination for good reason unless (x) he gives notice to Catalent of such event within thirty (30) days after he learns that such event has occurred, (y) such good reason event is not fully cured within thirty (30) days after such notice (such period, the “Cure Period”), and (z) his employment terminates within sixty (60) days following the end of the Cure Period.

In the event of any termination of Mr. Walsh’s employment, all unvested RSUs and options which remain outstanding will be immediately forfeited without consideration as of the termination date; however, that in the event of a termination of Mr. Walsh’s employment (1) by the Company without cause, (2) by Mr. Walsh for good reason, (3) due to death or disability or (4) due to the Company’s election not to extend the employment term, Mr. Walsh will be deemed vested as of the termination date in any portion of the time-based option that would have otherwise vested if he had remained by the Company through the first anniversary of the termination date. In the event of a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C., all unvested RSUs and time-based Options will become fully vested as of the change in control (or immediately prior to the change in control, with respect to the options).

The following table lists the payments and benefits that would have been triggered for Mr. Walsh under the circumstances described below assuming that the applicable triggering event occurred on June 29, 2012.

Triggering Event	Value of Option/RSU Acceleration(1)	Value of Base Salary and Target Bonus Payment(2)	Value of Continued Benefits Participation(3)	Total
Death or Disability	255,624			255,624
Termination by Us Without Cause or by Mr. Walsh for Good Reason	255,624	2,100,000	26,661	2,382,285
Change in Control	1,417,000			1,417,000

(1)	The amounts reported are based on PTS Holdings Corp.’s common stock having a fair market value of $1,300 per share on June 29, 2012. The amounts reported reflect the “spread” value of the options of $550 per share for the options granted on October 23, 2009 and $260 per share for the options granted on September 11, 2011 representing the difference between the fair market value and the exercise price. Amounts reported assume that the exit event options do not vest upon a change in control. The amount reported for Mr. Walsh for a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C. also includes the vesting of 500 RSUs having a fair market value of $1,300 per share on June 29, 2012
(2)	The amount reported for Mr. Walsh represents the two times the sum of (x) Mr. Walsh’s current base salary and (y) his target annual cash bonus
(3)	Per Mr. Walsh’s employment agreement which became effective on September 26, 2011, the amount for Mr. Walsh includes 18 months of coverage plus 6 months (on a tax grossed-up basis). Mr. Walsh would also be entitled to be paid out for any unused paid time off days accrued during 2012 and up to five unused days from the prior year.

Messrs. Downie, Houlton, and Khichi

Messrs. Downie, Houlton, and Khichi were not covered by employment agreements at the end of fiscal 2012. However, Mr. Downie’s, Mr. Houlton’s, and Mr. Khichi’s severance agreements, the 2007 PTS Holdings Corp. Stock Incentive Plan, and the related stock option agreements provide for certain benefits to be paid to each of them if their employment terminates for one of the reasons described below. If the employment of Messrs. Downie, Houlton, or Khichi terminates due to death or disability, each will be entitled to accelerated vesting of the portion of their time options that would otherwise have vested within 12 months following a termination of employment (like Mr. Chiminski, they will not be entitled to any similar accelerated vesting for performance options and exit options). Should Mr. Downie’s, Mr. Houlton’s, or Mr. Khichi’s employment terminate due to death, their beneficiaries will receive a death benefit equal to 1.5 times their current base salary ($592,500, $615,000, and $658,500, respectively) under a company provided group life insurance program which covers all eligible active employees.

If the employment of Messrs. Downie, Houlton, or Khichi was terminated by us without cause or by the executive for good reason, in each case at the end of fiscal 2012, each would have been entitled to a severance payment equal to one times the sum of their annual base salary and target annual bonus, payable in equal installments over the one period following the date of their termination of employment. Each would also be entitled to continued participation in our group health plans (to the extent the executives were receiving such coverage as of the termination date), at the same premium rates as may be charged from time to time for employees of Catalent generally, which coverage would be provided until the earlier of (1) the expiration of the one year period following the date of termination of employment and (2) the date the executive becomes eligible for coverage under group health plan (s) of any other employer. Each Named Officer is required to enter into a binding general release of claims as a condition to receiving most severance payments and benefits.

Under the stock option agreements entered into in connection with the 2007 PTS Holdings Corp. Stock Incentive Plan, if the employment of Messrs. Downie, Houlton, or Khichi is terminated by us without cause or by the Named Officer for good reason, each will be entitled to receive accelerated vesting of the portion of his time options that would otherwise have vested within 12 months following termination of employment (there is no similar accelerated vesting for performance options and exit options). At the end of fiscal 2012, each of Messrs. Downie, Houlton, and Khichi would have had a good reason to terminate employment if, without his consent (a) there had been a substantial diminution in his position or duties or an adverse change in his reporting lines, (b) he was assigned duties that were materially inconsistent with his position, (c) his base salary had been reduced or other earned compensation was not paid when due, (d) our headquarters were relocated by more than 50 miles, or (e) he was not provided with the same annual bonus opportunity specified in his offer letter, in each case, which was not cured within 30 days following our receipt of written notice from him describing the event constituting good reason.

In the event of a change in control of PTS Holdings Corp. or BHP PTS Holdings L.L.C., each of Messrs. Downie, Houlton, and Khichi will be entitled to full vesting of their time options. As with Mr. Chiminski, their exit options and performance options will not automatically become fully vested in connection with a change in control; however, the exit options and performance options may become vested in connection with the transaction if the applicable performance targets are attained. Messrs. Downie, Houlton, and Khichi, are each subject to the restrictive covenants contained in the subscription agreement, which covenants are described in the “Description of Equity-Based Awards” section above.

The following table lists the payments and benefits that would have been triggered for Messrs. Downie, Houlton, and Khichi under the circumstances described below assuming that the applicable triggering event occurred on June 29, 2012.

Triggering Event	Value of Option/RSU Acceleration ($)(1)	Value of Severance Payment ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death or Disability
William Downie	165,000			165,000
Scott Houlton	137,500			137,500
Samrat Khichi	150,370			150,370
Termination by Us Without Cause or by the Executive for Good Reason
William Downie	165,000	691,250	10,915	867,165
Scott Houlton	137,500	717,500	11,964	866,964
Samrat Khichi	150,370	768,250	11,659	930,279
Change in Control
William Downie	495,000			464,000
Scott Houlton	412,500			265,230
Samrat Khichi	451,000			317,260

(1)	Amounts reported reflect the “spread” value of $550 per share with respect to options granted in fiscal 2010 and based on PTS Holdings Corp.’s common stock having a fair market value of $1,300 per share on June 29, 2012. Amounts reported for Mr. Houlton also reflect the “spread” value of $0 per share with respect to the options granted to him in fiscal 2012 based on PTS Holdings Corp.’s common stock having a fair market value of $1,300 per share on June 29, 2012. Amounts reported assume that the exit event options do not vest upon a change in control.
(2)	The amounts reported for Messrs. Downie, Houlton and Khichi represent the sum of each executive’s annual base salary and target annual bonus.
(3)	The amounts reported represent income attributable to the health care premiums paid by the Company with respect to each Named Officer’s continued participation in our employee benefit plans for a one year period.

Compensation Committee Interlocks and Insider Participation

Our compensation committee comprises Chinh E. Chu, Michael Dal Bello and Bruce McEvoy. Mr. Dal Bello is the Chairman of the Compensation Committee. The Compensation Committee is responsible for determining, reviewing, approving and overseeing our executive compensation program.

No member of the Compensation Committee was at any time during fiscal year 2012, or at any other time, one of our officers or employees. Mr. Chu is a Senior Managing Director in the Corporate Private Equity group of The Blackstone Group, Mr. Dal Bello is a Managing Director at The Blackstone Group and Mr. McEvoy is a Principal at The Blackstone Group. We are parties to certain transactions with The Blackstone Group described under “Certain Relationships and Related Transactions” below. None of our executive officers has served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any entity, whose executive officers served as a director of our company or member of our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PTS Holdings Corp. owns 100% of the limited liability company interests of PTS Intermediate Holdings LLC, which owns 100% of our issued and outstanding common stock.

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of the common stock of PTS Holdings Corp. as of March 31, 2013 for (i) each individual or entity known by us to own beneficially more than 5% of the common stock of PTS Holdings Corp., (ii) each of our NEOs, (iii) each of our directors and (iv) all of directors and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated common stock of PTS Holdings Corp. Unless otherwise noted, the address of each beneficial owner is 14 Schoolhouse Road, Somerset, New Jersey, 08873.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Blackstone Funds(2)	1,053,979	99.15%
John R. Chiminski(3)(4)	6,307	*
Matthew Walsh(3)(4)	2,440	*
William Downie(4)	1,460	*
Scott Houlton(4)	1,252	*
Samrat S. Khichi(4)	1,352	*
Paul Clark(4)	394	*
Chinh E. Chu(5)	—	—
Michael Dal Bello(6)	—	—
Bruce McEvoy(7)	—	—
James Quella(8)	—	—
Melvin D. Booth(4)	290	*
Arthur J. Higgins(4)	3,290	*
All directors and executive officers as a group (23 persons)(9)	27,485	2.38%

(*)	Less than 1%
(1)	Fractional shares beneficially owned have been rounded up to the nearest whole share.
(2)

Shares shown as beneficially owned by the Blackstone Funds are held directly by Phoenix Charter LLC. 100% of the limited liability company interests of Phoenix Charter LLC are held directly by BHP PTS Holdings L.L.C. Blackstone Healthcare Partners LLC is the managing member and controls approximately 87% of BHP PTS Holdings L.L.C. Paul Clark holds less than 1% of the interests in BHP PTS Holdings L.L.C. and affiliates of Aisling Capital and Genstar Capital, LLC hold 2.4% and 9.6% of the interests, respectively, in BHP PTS Holdings L.L.C. Blackstone Healthcare Partners LLC, by virtue of its management rights and controlling interest in BHP PTS Holdings L.L.C., has investment and voting control over the shares of PTS Holdings Corp. indirectly held by BHP PTS Holdings L.L.C. Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., BCP V-S L.P., BCP V Co-Investors L.P.,

Blackstone Family Investment Partnership V L.P., Blackstone Participation Partnership V L.P. and International Healthcare Partners LLC are members of Blackstone Healthcare Partners LLC and Blackstone Capital Partners V L.P. is the managing member of Blackstone Healthcare Partners LLC (collectively, the “Blackstone Funds”). Blackstone Management Associates V L.L.C. (“BMA”) is the general partner of Blackstone Capital Partners V L.P. BMA V L.L.C. is the sole member of BMA. Blackstone Holdings III L.P. is the managing member and majority in interest owner of BMA V L.L.C. Blackstone Holdings III L.P. is indirectly controlled by The Blackstone Group L.P. and is owned, directly or indirectly, by Blackstone professionals and The Blackstone Group L.P. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C., which is in turn wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Mr. Schwarzman disclaims beneficial ownership of such shares. Mr. Chu and Mr. Quella, directors of the Company, are members of BMA V L.L.C. and each disclaims any beneficial ownership of PTS Holdings Corp. common stock beneficially owned by BMA V L.L.C. Mr. Higgins, a director of the Company, is a member of International Healthcare Partners LLC and disclaims any beneficial ownership of PTS Holdings Corp. common stock beneficially owned by Blackstone Healthcare Partners LLC. Additionally, pursuant to the terms of the PTS Holdings Corp. securityholders agreement, the Blackstone Funds may be deemed to have shared voting and dispositive power over the remaining .85% of PTS Holdings Corp. common stock held by senior management of the Company. The address of each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(3)	Does not include 3,721.15 vested and unvested non-voting restricted stock units, none of which Mr. Chiminski has the right to have settled in shares of common stock of PTS Holdings Corp. within 60 days. Does not include 500 unvested non-voting restricted stock units, none of which Mr. Walsh has the right to have settled in shares of common stock of PTS Holdings Corp. within 60 days
(4)	The number of shares beneficially owned includes shares of common stock issuable upon exercise of options that are currently exercisable and/or will be exercisable within 60 days after March 31, 2013, as follows: Mr. Chiminski (5,400), Mr. Walsh (2,040), Mr. Clark (394), Mr. Downie (1,200), Mr. Houlton (1,050), Mr. Khichi (1,252), Mr. Booth (290) and Mr. Higgins (290).
(5)	Mr. Chu is a Senior Managing Director of Blackstone. Mr. Chu disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds. Mr. Chu’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(6)	Mr. Dal Bello is a Managing Director of Blackstone. Mr. Dal Bello disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds. Mr. Dal Bello’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(7)	Mr. McEvoy is a Principal of Blackstone. Mr. McEvoy disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds. Mr. McEvoy’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(8)	Mr. Quella is a Senior Managing Director of Blackstone. Mr. Quella disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds. Mr. Quella’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.
(9)	Includes 20,808 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after March 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with Our Parent Companies

BHP PTS Holdings L.L.C. Securityholders Agreement

In connection with the closing of the acquisition from Cardinal and the related financings, BHP PTS Holdings L.L.C. entered into a Securityholders Agreement with the Investors. The BHP PTS Holdings L.L.C. Securityholders Agreement governs the economic and voting characteristics of the units representing limited liability company membership interests in BHP PTS Holdings L.L.C. (which owns all of the equity interests of Phoenix Charter LLC), including with respect to restrictions on the issuance or transfer of shares, including tag-along rights and drag-along rights, other special corporate governance provisions and registration rights (including customary indemnification provisions).

PTS Holdings Corp. Securityholders Agreement

Following the consummation of the acquisition from Cardinal and related financings, PTS Holding Corp. issued shares of its common stock and granted stock option awards and RSUs to certain officers, directors and key employees of the Company (collectively, “Executives”) pursuant to the 2007 PTS Holdings Corp. Stock Incentive Plan, as amended. As a condition to acquiring such shares of common stock and receiving such options and RSUs, the Executives were required to become a party, or agree to become a party, to the security holders’ agreement between PTS Holdings Corp., Blackstone PTS Holdings L.L.C. and Blackstone Healthcare Partners LLC. Under the securityholders agreement each party agrees, among other things, to elect or cause to be elected to the respective boards of directors of PTS Holdings Corp. and each of its subsidiaries such individuals as are designated by BHP PTS Holdings L.L.C. Each party also agrees to vote their shares in the manner in which BHP PTS Holdings L.L.C. directs in connection with amendments to PTS Holdings Corp.’s organizational documents (except for changes that would have a material adverse effect on the management of PTS Holdings Corp.), the merger, security exchange, combination or consolidation of PTS Holdings Corp. with any other person, the sale, lease or exchange of all or substantially all of the property and assets of PTS Holdings Corp. and its subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of PTS Holdings Corp. The security holders agreement also includes certain restrictions on the transfer of shares, “tag along” and “drag along” rights, and rights of first refusal in favor of PTS Holdings Corp. See “Management—Executive Compensation—Description of Stock Option Awards.”

Transaction and Advisory Fee Agreement

We and one or more of our parent companies entered into a transaction and advisory fee agreement with the affiliates of Blackstone and certain of the other Investors pursuant to which such entities or their affiliates provide certain strategic and structuring advice and assistance to us. In addition, under this agreement, affiliates of Blackstone and certain of the other Investors provide certain monitoring, advisory and consulting services to us for an aggregate annual management fee equal to the greater of $10 million or 3.0% of Consolidated Adjusted EBITDA (as defined in the senior secured credit agreement) per year. Affiliates of Blackstone and certain of the other Investors also receive reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the provision of services pursuant to the agreement.

Upon a change of control in our ownership, a sale of all of our assets, or an initial public offering of our equity, and in recognition of facilitation of such change of control, asset sale or public offering by affiliates of Blackstone, these affiliates of Blackstone may elect to receive, in lieu of annual payments of the management fee, a single lump sum cash payment equal to the then-present value of all then current and future management fees payable under the agreement. The agreement has a term of up to ten years. The lump sum payment would only be payable to the extent that it is permitted under other agreements governing our indebtedness.

Pursuant to the terms of the transaction and advisory fee agreement with respect to acquisitions, each of Blackstone and an affiliate of Blackstone is entitled to a 1% transaction fee based on the transaction purchase price. Pursuant to such agreement, we paid $10.0 million to Blackstone and its affiliate in the aggregate in connection with acquisitions during Fiscal 2012.

Other Related-Party Transactions

Acquisition of non-controlling interest

In February 2012, we acquired the remaining 49% minority share of the R.P. Scherer business in Eberbach, Germany from Gelita AG. The purchase was comprised of a cash payment and note which is payable over a three year period. The cash paid is reflected in the investing section of our statement of cash flows within the caption ‘cash paid for acquisitions’. The transaction was accounted for as a transaction between shareholders as is reflected as such within our statement of stockholders equity. Concurrent with the completion of the transaction, Gelita AG is no longer considered a related party.

Other Related Party Transactions

We have a three-year participation agreement with Core Trust Purchasing Group (“CPG”), which designates CPG as a supplier of an outsource service for indirect materials. We do not pay any fees to participate in this group arrangement, and can terminate participation at any time prior to the expiration of the agreement without penalty. The vendors separately pay fees to CPG for access to CPG’s consortium of customers. Blackstone entered into an agreement with CPG whereby Blackstone receives a portion of the gross fees vendors pay to CPG based on the volume of purchases made between us and other participants. Purchases from CPG were approximately $7.1 million and $6.2 million for the fiscal years ended June 30, 2012 and 2011, respectively.

We participate in an employer health program agreement with Equity Healthcare LLC (“Equity Healthcare”). Equity Healthcare negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts and quality of service monitoring capability by Equity Healthcare. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms for providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. In consideration for these services, we pay Equity Healthcare a fee of $2.00 per participating employee per month. As of June 30, 2012, we had approximately 2,300 employees enrolled in our health benefit plans in the United States. Equity Healthcare is an affiliate of Blackstone.

In addition, we do business with a number of other companies affiliated with Blackstone; we believe that all such arrangements have been entered into in the ordinary course of our business and have been conducted on an arm’s length basis.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

On April 10, 2007, we entered into a senior secured credit agreement (as amended, the “Senior Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent, swing line lender, joint lead arranger and joint bookrunner; Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent; Bank of America, N.A., as joint bookrunner and co-documentation agent; Bear Stearns Corporate Lending Inc., as joint bookrunner and co-documentation agent; General Electric Capital Corporation, as co-documentation agent, and the lenders from time to time party thereto. The Senior Credit Agreement was amended in June 2011 and February 2012, extended in March 2012 and amended again in April 2012 and February 2013.

The credit facilities (the “senior secured credit facilities”) pursuant to the Senior Credit Agreement provide, excluding the impact of bond discounts, senior secured financing of $1,903.4 million, consisting of:

•	approximately $1,703.1 million (dollar equivalent based on an exchange rate of approximately €1=$1.29) aggregate principal amount of term loan facilities consisting of four tranches:

•

a €206.6 million euro-denominated tranche (equal to $263.7 million based on exchange rate of approximately €1=$1.29) maturing September 15, 2016 (or earlier under certain circumstances described below) (the “2016 Euro Tranche”);

•	a $793.4 million U.S. dollar-denominated tranche maturing September 15, 2016 (or earlier under certain circumstances described below) (the “2016 Dollar Tranche”)

•	a $647.9 million U.S. dollar-denominated tranche maturing September 15, 2017 (or earlier under certain circumstances described below) (the “2017 Dollar Tranche”) ; and

•	a $200.3 million revolving credit facility maturing on April 10, 2016 (or earlier under certain circumstances described below).

Catalent Pharma Solutions, Inc. is the borrower under the senior secured credit facilities. The revolving credit facilities include borrowing capacity available for letters of credit and for short-term borrowings, referred to as the swing line borrowings. As of March 31, 2013, there were no outstanding borrowings under the revolving credit facility other than $15.2 million in outstanding letters of credit.

Interest Rate and Fees

Borrowings under the term loan facilities and the revolving credit facility bear interest, at our option, at a rate equal to a margin over either (a) a base rate determined by reference to the higher of (1) the rate of interest published by The Wall Street Journal as its “prime lending rate” and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin for borrowings under the revolving facility may be reduced subject to our attaining certain leverage ratios. The applicable margin for borrowings under the 2016 Euro Tranche is 4.00% for loans based on a LIBOR rate and 3.00% for other loans. The applicable margin for borrowings under the 2016 Dollar Tranche is 3.50% for loans based on a LIBOR rate and 2.50% for other loans. The applicable margin for borrowings under the 2017 Dollar Tranche is 3.25% for loans based on a LIBOR rate and 2.25% for other loans. Under the 2017 Dollar Tranche, the LIBOR rate is subject to a floor of 1.00% and the base rate is subject to a floor of 2.00%.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We are also required to pay customary letter of credit fees.

The weighted-average interest rates during fiscal 2012 (prior to the amendment in February 2013) were approximately 3.76% and 3.25% for the euro- denominated and dollar-denominated term loans, respectively excluding the impact of interest rate swaps. In addition, the revolving credit facility weighted-average interest rate was approximately 4.0%.

Prepayments

The senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% and 0% subject to our attaining certain leverage ratios) of our annual excess cash flow;

•

100% (which percentage will be reduced to 75% subject to attaining a certain leverage ratio) of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the borrower and its restricted subsidiaries (including insurance and condemnation proceeds, subject to de minimis thresholds), (a) if we do not reinvest those net cash proceeds in assets to be used in our business or to make certain other permitted investments, within 15 months of the receipt of such net cash proceeds or (b) if we commit to reinvest such net cash proceeds within 15 months of the receipt thereof, within the later of 15 months of the receipt thereof or 180 days of the date of such commitment; and

•	100% of the net proceeds of any issuance or incurrence of debt by the borrower or any of its restricted subsidiaries, other than debt permitted under the senior secured credit agreement.

The foregoing mandatory prepayments will be applied to scheduled installments of the term loan facility in direct order of maturity.

We may voluntarily repay outstanding loans under the 2016 Euro Tranche at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. Voluntarily repayments of outstanding loans under the 2016 Dollar Tranche or the 2017 Dollar Tranche prior to August 28, 2013 will be subject to a 1.00% prepayment premium under certain circumstances.

Amortization

We are required to repay installments on the loans under the term loan facilities in quarterly installments in aggregate annual amounts equal to 1.00% of their funded total principal amount, with the remaining amount payable on the maturity date for such term loan facility. The maturity date for the 2016 Euro Tranche and the 2016 Dollar Tranche is the earlier of (1) September 15, 2016 and (2) the 91st day prior to the maturity of the 9 1/2/10 1/4% Senior PIK-Election Notes due 2015 (the “2015 Notes”) or any permitted refinancing thereof; provided the 2015 Notes have an outstanding aggregate principal amount in excess of $100 million. The maturity date for the 2017 Dollar Tranche is the earlier of (1) September 15, 2017 and (2) the 91st day prior to the maturity of the Senior Subordinated Notes or any permitted refinancing thereof; provided the Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $100 million.

Principal amounts outstanding under the revolving credit facility will be due and payable in full at maturity on the earliest of (1) April 10, 2016, (2) the 91st day prior to the maturity of the 2015 Notes or any permitted refinancing thereof; provided such 2015 Notes have an outstanding aggregate principal amount in excess of $100.0 million, (3) the 91st day prior to the maturity of the Senior Subordinated Notes or any permitted refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $40.0 million, (4) the 91st day prior to the maturity of the term loans; provided such term loans have an outstanding aggregate principal amount in excess of $345.0 million, (5) the 91st day prior to the maturity of any unsecured indebtedness for borrowed money incurred after effective date of Amendment No. 1 to the Senior Credit Agreement, dated June 1, 2011 that has a scheduled maturity date earlier than the 91st day following April 10, 2016; provided such unsecured indebtedness for borrowed money has an outstanding principal amount in excess of $100.0 million (6) April 10, 2013 or, if later, the first day on which the event described in the following proviso occurs; provided that the aggregate principal amount of the 2015 Notes (or any permitted refinancing thereof) prepaid, repaid, redeemed, purchased, defeased or otherwise satisfied other than with proceeds of debt financing (excluding any revolving credit facility) or certain equity issuances since May 25, 2011 exceeds $100.0 million and (7) April 10, 2013 or, if later, the first day on which the aggregate principal amount of the Senior Subordinated Notes (or any permitted refinancing thereof) prepaid, repaid, redeemed, purchased, defeased or otherwise satisfied other than with proceeds of debt financing (excluding any revolving credit facility) or certain equity issuances since May 25, 2011 exceeds $40.0 million.

Guarantee and Security

All obligations under the Senior Credit Agreement are unconditionally guaranteed by the parent guarantor and, subject to certain exceptions, each of our material current and future U.S. wholly owned restricted subsidiaries.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets of the borrower and each guarantor, subject to certain exceptions:

•

a pledge of 100% of the capital stock of the borrower and 100% of the equity interests directly held by the borrower and each guarantor in any wholly-owned material subsidiary of the borrower or any guarantor (which pledge, in the case of any non-U.S. subsidiary of a U.S. subsidiary, will not include more than 65% of the voting stock of such non-U.S. subsidiary); and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of the borrower and each guarantor, subject to certain limited exceptions.

Certain Covenants and Events of Default

The Senior Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the borrower and its restricted subsidiaries to:

•	incur additional indebtedness or issue preferred stock;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	repay subordinated indebtedness;

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing our subordinated indebtedness; and

•	change our lines of business.

The Senior Credit Agreement also contains certain customary affirmative covenants and events of default (including change of control). The Senior Credit Agreement does not contain any maintenance covenants, but the availability of certain baskets and other actions will be subject to compliance with a senior secured leverage incurrence test.

Senior Unsecured Credit Facilities

Overview

On April 29, 2013, we entered into a $275.0 million term loan (the “unsecured term loan”) pursuant to a senior unsecured credit agreement (as amended, the “Senior Unsecured Credit Agreement”) with Morgan Stanley Senior Funding, Inc., as administrative agent and the lenders from time to time party thereto. Catalent Pharma Solutions, Inc. is the borrower under the unsecured term loan.

Interest Rate and Fees

Borrowings under the unsecured term loan bear interest, at our option, at a rate equal to a margin over either (a) a base rate determined by reference to the higher of (1) the rate of interest published by The Wall Street Journal as its “prime lending rate” and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin is 5.25% for loans based on a LIBOR rate and 4.25% for loans based on the base rate. The LIBOR rate is subject to a floor of 1.25% and the base rate is subject to a floor of 2.25%.

Prepayments

The Senior Unsecured Credit Agreement requires us to prepay the outstanding term loan, subject to certain exceptions, with:

•	the net cash proceeds of an asset sale under certain circumstances; and

•	100% of the net proceeds of any issuance or incurrence of debt by the borrower or any of its restricted subsidiaries, other than debt permitted under the senior secured credit agreement.

We are not otherwise required to make any principal payments on the term loan until maturity.

Voluntarily repayments of outstanding loans under certain circumstances will be subject to a 2.00% prepayment premium prior to April 29, 2014 and a 1.00% prepayment premium thereafter.

Guarantee

All obligations under the Senior Unsecured Credit Agreement are unconditionally guaranteed on a senior unsecured basis by the parent guarantor and, subject to certain exceptions, each of our material current and future U.S. wholly owned restricted subsidiaries.

Certain Covenants and Events of Default

The Senior Unsecured Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the borrower and its restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends and make distributions in respect of capital stock;

•	place limitations on distributions from restricted subsidiaries;

•	guarantee certain indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

The Senior Unsecured Credit Agreement also contains certain customary events of default.

Senior Subordinated Notes

As of March 31, 2013, we had outstanding €215.5 million euro principal amount (equal to $277.2 million based on exchange rate of approximately €1=$1.29) of 9 3/4% Senior Subordinated Notes due 2017, which bear interest at a rate of 9 3/4% and are due April 15, 2017. The Senior Subordinated Notes are guaranteed by all of the subsidiaries that will guarantee the notes offered hereby on a senior subordinated basis.

The Senior Subordinated Notes are redeemable (1) at any time in the twelve-month period beginning April 15, 2012 at a price of 104.875% of the principal amount of the Senior Subordinated Notes redeemed plus accrued and unpaid interest to the date of redemption, (2) at any time in the twelve-month period beginning April 15, 2013 at a price of 103.250% of the principal amount of the Senior Subordinated Notes redeemed plus accrued and unpaid interest to the date of redemption, (3) at any time in the twelve-month period beginning April 15, 2014 at a price of 101.625% of the principal amount of the Senior Subordinated Notes redeemed plus accrued and unpaid interest to the date of redemption and (4) at any time beginning April 15, 2015 at a price of 100.00% of the principal amount of the Senior Subordinated Notes redeemed plus accrued and unpaid interest to the date of redemption.

The indenture governing the Senior Subordinated Notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends and make distributions in respect of capital stock;

•	place limitations on distributions from restricted subsidiaries;

•	guarantee certain indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

The indenture governing the Senior Subordinated Notes also includes customary events of default.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our commercially reasonable efforts to cause this registration statement to be declared effective and to cause the exchange offer to be consummated within 360 days after the issue date of the outstanding notes. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on September 18, 2012.

Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if applicable law or interpretations of the staff of the SEC do not permit the Issuer to effect this exchange offer as contemplated by the registration rights agreement;

•	if for any other reason the exchange offer is not consummated within 360 days of the original issue date of the outstanding notes;

•

any initial purchaser requests with respect to outstanding notes that are not eligible to be exchanged for exchange notes in this exchange offer and held by it following the consummation of this exchange offer;

•

if any holder of the outstanding notes (other than a broker-dealer electing to exchange outstanding notes acquired for its own account or as a result of market-making activities or other activities) is not eligible to participate in the exchange offer; or

•

if any holder of the outstanding notes (other than a broker-dealer electing to exchange outstanding notes acquired for its own account or as a result of market-making activities or other activities) is not eligible to participate that participates in this exchange offer do not receive exchange notes that may be sold without restriction in exchange for its tendered outstanding notes (other than due solely to the status of such holder as an affiliate of the Issuer) and notifies the Issuer in writing within 20 business days following consummation of the exchange offer.

Under the registration rights agreement, if we have not exchanged exchange notes for all outstanding notes validly tendered in accordance with the terms of an exchange offer on or prior to the 360th day after the original issue date of the notes or if applicable, a shelf registration statement covering resales of the notes has been declared effective and such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum), in each case, until the exchange offer is completed or the shelf registration, if applicable, is declared effective by the SEC. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes in the exchange offer will be required to make the following written representations:

•	any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

•

such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	such holder is not an affiliate of the Issuer, as defined by Rule 405 of the Securities Act; and

•	it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not an affiliate of the Issuer as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are an affiliate of the Issuer, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•

you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000, provided that any untendered portion of an outstanding note must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the applicable registration rights agreements to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indenture. For a description of the indenture, please see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $350,000,000 aggregate principal amount of the outstanding notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 11:59 p.m., New York City time, on                     , 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only if we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, violate any applicable law or interpretation of the staff of the SEC;

•

any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

•	all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering Outstanding Notes”; and

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Outstanding Notes

Only a holder of outstanding notes may tender its outstanding notes in the exchange offer. To tender outstanding notes in the exchange offer, a holder must comply with either of the following:

•

complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under (“—Exchange Agent”) prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal; or

•

prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below and a properly transmitted agent’s message (defined below); or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the U.S. or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as a book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program for transfer of book-entry interests prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent’s message relating to guaranteed delivery, that, in each case, (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation and an agent’s message, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes and an agent’s message into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date. For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the book-entry transfer facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance with respect to the procedures for tendering outstanding notes or withdrawing such tenders, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:

The Bank of New York Mellon

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations-Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Telephone: 315-414-3349

732-667-9408 To Confirm by Telephone: 315-414-3349

The Bank of New York Mellon

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations-Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Dacia Brown-Jones

Telephone: 315-414-3349

If you deliver the letter of transmittal to an address other than the one set forth above or transmit the letter of transmittal via facsimile to a facsimile number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the term “Issuer” refers to Catalent Pharma Solutions, Inc. and not to any of its Subsidiaries.

The Issuer has issued $350.0 million aggregate principal amount of 7.875% senior notes due 2018 (the “Notes”) under an indenture dated September 18, 2012 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”

Brief Description of the Notes and the Guarantees

The Notes:

•	are unsecured senior obligations of the Issuer;

•

are pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities, the unsecured senior credit facility and the Issuer’s 9 1/2 /10 1/4% Senior PIK-Election Notes due 2015 issued April 10, 2007 (the “2015 Notes”) of the Issuer;

•	are effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities), to the extent of the collateral securing such Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes;

•

are senior in right of payment to any Subordinated Indebtedness (including the Issuer’s 9 3/4% Senior Subordinated Notes due 2017 issued April 10, 2007 (the “Senior Subordinated Notes” and, together with the 2015 Notes, the “Existing Notes”)) of the Issuer;

•

are initially guaranteed on a senior unsecured basis by the Guarantors and will also be guaranteed in the future by each Subsidiary, if any, that guarantees Indebtedness under the Senior Credit Facilities; and

•	are subject to registration, or exchangeable for substantially identical securities subject to registration, with the SEC pursuant to the Registration Rights Agreement.

The Guarantees of each Guarantor in respect of the Notes:

•	are unsecured senior obligations of such Guarantor;

•	are pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities and the 2015 Notes) of such Guarantor;

•	are effectively subordinated to all secured Indebtedness of such Guarantor (including the Senior Credit Facilities), to the extent of the collateral securing such Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of such Guarantor that do not guarantee the Notes; and

•	are senior in right of payment to any Subordinated Indebtedness (including the Senior Subordinated Notes) of such Guarantor.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Issuer’s Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Guarantees

Each existing and subsequently acquired or organized Restricted Subsidiary that is a wholly-owned Domestic Subsidiary and that guarantees the Senior Credit Facilities will jointly and severally guarantee the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes on a senior basis, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to cancel the notes or the related guarantees and require noteholders to return payments received from us or the guarantors.”

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of Indebtedness under the Senior Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Paying Agent and Registrar for the Notes

The Issuer maintains a paying agent for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

The Issuer also maintains one or more registrars with an office in the Borough of Manhattan, City of New York and a transfer agent, including one with an office in the Borough of Manhattan, City of New York. The initial registrar and transfer agent is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and the transfer agent makes payments on and facilitates transfer of the Notes on behalf of the Issuer.

The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note is treated as the owner of the Note for all purposes.

Principal, Maturity and Interest

The Issuer has issued an aggregate principal amount of $350.0 million of Notes. The Notes will mature on October 15, 2018. Subject to compliance with the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time under the Indenture (“Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued. The Notes are issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Interest on the Notes is payable semi-annually in arrears on each April 15 and October 15, commencing on April 15, 2013, to the Holders of Notes of record on the immediately preceding April 1 and October 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest is computed on the basis of a 360 day year comprised of twelve 30 day months.

Payment of Interest

Cash payments of principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, cash payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to DTC, who will in turn transfer such funds to the accounts specified by the Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency in New York is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem the Notes at its option.

At any time, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the periods indicated below:

Period	Percentage
September 18, 2012 to October 14, 2014	101.500%
October 15, 2014 to October 14, 2015	103.938%
October 15, 2015 to October 14, 2016	101.969%
October 15, 2016 and thereafter	100.000%

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate. No Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

Any notice of redemption may be subject to one or more conditions precedent. If a redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed in the name of the Holder upon cancellation of the original Note. Unless such redemption shall be conditional as set forth above, Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

The Notes provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Holder is tendering less than all of its Notes, the Holder will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000, or an integral multiple of $1,000 thereafter;

(8) if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e 1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the Indebtedness that contain such prohibition. If the Issuer does not obtain such consent or repay such Indebtedness, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. The Senior Credit Facilities provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the Senior Credit Facilities, we could seek a waiver of such default or seek to refinance the Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under the Senior Credit Facilities being declared due and payable and cause a Qualified Securitization Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a direct or indirect sale, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce Obligations under the Senior Credit Facilities or Senior Indebtedness secured by a Permitted Lien or other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) provided that if the Issuer shall so reduce Obligations under such other Senior Indebtedness, the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is at least $2,000, or an integral multiple of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $50.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e 1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; and

(8) “Repurchase at the Option of Holders—Change of Control.”

During any period that the foregoing covenants have been suspended, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. The Guarantees of the Subsidiary Guarantors will be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

During any Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, that the Issuer or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if (i) the Issuer or such Restricted Subsidiary could have incurred a Lien to secure the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to “—Liens” below without equally and ratably securing the Notes pursuant to such covenant; and (ii) the consideration received by the Issuer or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with “—Repurchase at the Option of Holders—Asset

Sales” above; provided, further, that the foregoing provisions shall cease to apply on and subsequent to the Reversion Date following such Suspension Period.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made after such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described above under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” In addition, for purposes of clause (3) of the first paragraph under the caption “—Limitation on Restricted Payments”, all events set forth in such clause (3) occurring during a Suspension Period shall be disregarded for purposes of determining the amount of Restricted Payments the Issuer or any Restricted Subsidiary is permitted to make pursuant to such clause (3).

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including the predecessor) beginning on July 1, 2012, to the end of the Issuer’s recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)	(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x)	Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y)	Designated Preferred Stock;

and (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii)	debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than by any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii)	the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment shall exceed $50.0 million, shall be set forth in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $20.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $40.0 million in any calendar year (which shall increase to $75.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the

Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, in an amount equal to no more than 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Issuer and its Restricted Subsidiaries;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of 4.0% of Total Assets and $150.0 million;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the Transaction and the fees and expenses related thereto or owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(f) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any such direct or indirect parent company of the Issuer; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (16) above or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) between such clauses (1) through (16) and such first paragraph in a manner that otherwise complies with this covenant.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Issuer may incur

Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations do not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $2,060.0 million outstanding at any one time;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) and the exchange notes and related exchange guarantees to be issued in exchange for Notes and the Guarantees pursuant to the Registration Rights Agreement (other than any Additional Notes);

(3) Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date, including the Existing Notes (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor (other than the Issuer) is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (other than the Issuer), such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $250.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor or the Issuer; or

(iii)	Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of Indebtedness which matures prior to the Notes;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that, after giving effect to such acquisition or merger, if more than $50.0 million of Indebtedness, Disqualified Stock or Preferred Stock is at any time outstanding under this clause (14), either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(19) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a recourse basis;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(23) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (23) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23)).

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify and may reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Indenture provides that the Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens securing Indebtedness under Credit Facilities permitted to be incurred under the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Indebtedness permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.50 to 1.00.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving business entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing or debt reduction transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge with or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain provisions described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Subsidiary Guarantor is the surviving business entity or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person being herein called the “Successor Person”);

(b) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or transfer all or part of its properties and assets to the Issuer or any Subsidiary Guarantor and any Subsidiary Guarantor may merge with a Subsidiary of the Issuer solely for the purpose of reincorporating the Subsidiary Guarantor in another jurisdiction so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby and so long as the surviving entity (if not the Subsidiary Guarantor) assumes all of the Subsidiary Guarantor’s obligations under its Guarantee in connection with such reincorporation.

This “Merger, Consolidation or Sale of All or Substantially All Assets” covenant does not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions do not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, advisory and other fees and related expenses pursuant to the Management Fee Agreement and the termination fees pursuant to the Management Fee Agreement, or any amendment thereto so long as any such amendment is not more disadvantageous in the good faith judgment of the Issuer to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, current or former officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transaction and the payment of all fees and expenses related to the Transaction, in each case as contemplated by the offering memorandum in connection with the original offering of the Notes;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of the Issuer in good faith; and

(14) investments by any of the Investors in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, Hedging Obligations, the Existing Notes, the indentures governing the Existing Notes and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary that is a wholly-owned Domestic Subsidiary, other than a Guarantor, to guarantee the payment of any Indebtedness (or any interest on such Indebtedness) under the Senior Credit Facilities unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If any direct or indirect parent company of the Issuer becomes a Guarantor, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such other parent Guarantor; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent Guarantor, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting on the Issuer’s website or providing to the Trustee within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the offering memorandum in connection with the original offering of the Notes.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 120 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuer and the Representative with respect to the Senior Credit Facilities.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all such Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60 day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability, for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes in cash on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Notes and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Notes, the Indenture or any other material agreement or instrument to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally (including Section 547 of Title 11 of the United States Code) under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the applicable Holders;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Notes, the Indenture, or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the

Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than the Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of the affected Holder of Notes, an amendment or waiver may not, with respect to any such Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption or repurchase of such Note (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any such Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any such Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on such Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) contractually subordinate Notes in a manner that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any applicable Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor or co-obligor under the Indenture;

(11) to conform the text of the Indenture, Guarantee or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

The Trustee

The Issuer has initially appointed The Bank of New York Mellon as paying agent, registrar, authentication agent and transfer agent for the Notes. The Issuer may at any time appoint new paying agents, transfer agents and registrars. However, the Issuer will at all times maintain a paying agent in New York City until the Notes are paid.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

The Indenture provides that the Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets by the Issuer or a Restricted Subsidiary of the Issuer, or the issuance of securities by a Restricted Subsidiary of the Issuer, in either case, to the Issuer or another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis; and

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) pounds sterling, euros or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (8) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds given one of the three highest ratings by S&P or Moody’s; and

(11) investment funds investing 90% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

At any time at which the value, calculated in accordance with GAAP, of all investments of the Issuer and its Restricted Subsidiaries that were deemed, when made, to be Cash Equivalents in accordance with clauses (1) through (11) above exceeds the Indebtedness of the Issuer and its Restricted Subsidiaries, “Cash Equivalents” shall also mean any investment (a “Qualifying Investment”) that satisfies the following two conditions: (a) the Qualifying Investment is of a type described in clauses (1) through (10) of this definition, but has an effective maturity (whether by reason of final maturity, a put option or, in the case of an asset-backed security, an average life) of five years and one month or less from the date of such Qualifying Investment (notwithstanding any provision contained in such clauses (1) through (10) requiring a shorter maturity); and (b) the weighted average effective maturity of such Qualifying Investment and all other investments that were made as Qualifying Investments in accordance with this paragraph, does not exceed two years from the date of such Qualifying Investment.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer (directly or through the acquisition of voting power of Voting Stock of any of the Issuer’s direct or indirect parent companies).

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with the Transaction or any acquisition, (u) penalties and interest relating to taxes, (v) any Additional Interest and any “additional interest” with respect to the Notes or other securities, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction or any multi-year strategic initiatives), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation charge or expense including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded, and

(13) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (i) related to currency remeasurements of Indebtedness and (ii) resulting from hedge agreements for currency exchange risk.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Qualified Securitization Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case to the extent deducted in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(t) through (z) in the definition thereof) to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Existing Notes, the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes and the Credit Facilities and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charges, integration costs or other business optimization expenses, costs associated with establishing new facilities or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or initiated (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken no later than 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma cost savings adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sale of receivables, Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(m) any net loss from disposed or discontinued operations, including for the avoidance of doubt, operating losses related to the closure of the Issuer’s Nexus facility; plus

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(o) the amount of allocated expenses from Cardinal Health, Inc. that are projected by the Issuer in good faith to be in excess of its stand-alone costs.

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed or discontinued operations; provided that, for the avoidance of doubt, the Issuer’s Fort Worth, Texas facility will not, during the twelve-month period after the Issue Date, be considered as disposed or discontinued operations; and

(3) increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith; provided that if the fair market value is equal to or exceeds $50.0 million, such determination shall be made by the board of directors of the Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, Investment, acquisition, disposition, merger or consolidation (including the Transaction) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation (including the Transaction) which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes issued thereunder.

“Guarantor” means each Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable;

(d) representing any Hedging Obligations; or

(e) during a Suspension Period only, obligations of the lessee for rental payments in respect of Sale and Lease-back Transactions in an amount equal to the present value of such obligations during the remaining term of the lease using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Qualified Securitization Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies & Company, Inc., and J.P. Morgan Securities LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means The Blackstone Group and, if applicable, each of its respective Affiliates and funds or partnerships managed by it or its respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Issue Date” means September 18, 2012.

“Issuer” means Catalent Pharma Solutions, Inc., a Delaware corporation, and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Fee Agreement” means the management agreement between certain of the management companies associated with the Investors or their advisors, if applicable, and the Issuer.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”.

“Permitted Holders” means each of the Investors and members of management of the Issuer or its direct or indirect parent companies on the Issue Date who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities with a maturity of less than two years from the date of purchase;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) or (12)(b) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Subsidiary Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations which do not exceed $50.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(28) during a Suspension Period only, Liens securing Indebtedness (other than Indebtedness that is secured equally and ratably with (or on a basis subordinated to) the Notes), and Indebtedness represented by Sale and Leaseback Transactions in an amount not to exceed 15% of Total Assets at any one time outstanding;

(29) Liens securing Indebtedness the proceeds of which are used to develop or construct new facilities (or any improvements to existing facilities) or equipment (or any improvements to existing equipment) designed primarily for the purpose of air or water pollutions control; provided that such Indebtedness is permitted to be incurred by the terms of the Indenture and such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets acquired or improved with the proceeds of the Indebtedness secured by such Lien; and

(30) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (1) the board of directors of the Issuer shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the applicable

Securitization Subsidiary, (2) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) or (b) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or other representative for an issue of Senior Indebtedness of the Issuer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment related to the Specified Contract Rights subject to a Qualified Securitization Facility that is a securitization financing facility (and not a receivables financing facility) and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Credit Facilities” means the Credit Facilities dated as of April 10, 2007 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(e) any Capital Stock; or

(f) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date and any reasonable extension thereof or any business that is similar, reasonably related, incidental or ancillary thereto.

“Specified Contract Rights” means certain intellectual property licenses, agreements or other contracts giving rise to not more than $50.0 million of annual accounts receivable, royalty or other intellectual property revenue streams or other rights to payment.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Issuer that Guarantees the Notes.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the 2015 Notes and the Senior Subordinated Notes and borrowings under the Senior Credit Facilities as in effect on the April 10, 2007.

“Transaction Agreement” means the Purchase and Sale Agreement, dated as of January 25, 2007 by and between Phoenix Charter LLC and Cardinal Health, Inc., as amended.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding the Issuer and any Subsidiary of the Issuer as to which the Issuer is a Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The exchange notes issued in exchange for outstanding notes will be represented by a global note in definitive, fully registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Except in the limited circumstances described below, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream, Luxembourg and their respective direct or indirect participants, which rules and procedures may change from time to time.

Global Notes

The following description of DTC, Euroclear and Clearstream, Luxembourg is based on our understanding of their current operations and procedures. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

Upon the issuance of the Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Note will be limited to DTC’s participants or persons who hold interests through its participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such Global Note for all purposes under the indenture and the notes. Unless DTC notifies us that it is unwilling or unable to continue as depositary for such Global Note or ceases to be a “clearing agency” registered under the Exchange Act or (2) an event of default has occurred and is continuing with respect to such note, owners of beneficial interests in such Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of such Global Note (or any notes represented thereby) under the indenture or the notes. In addition, no beneficial owners of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indenture).

Investors may hold their interests in the Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC and/or Euroclear and Clearstream, Luxembourg.

Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither we, the trustee, DTC nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global

Note for such notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in Global Notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can act only on behalf of participants, which in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in Global Notes between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the DTC settlement date). Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

DTC, Euroclear and Clearstream, Luxembourg have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, Luxembourg, as the case may be, interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC, Euroclear and Clearstream, Luxembourg reserve the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to their respective participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear and Clearstream, Luxembourg have advised us as follows: Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

Euroclear and Clearstream, Luxembourg each provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

Account holders in both Euroclear and Clearstream, Luxembourg are worldwide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

An account holder’s overall contractual relations with either Euroclear or Clearstream, Luxembourg are governed by the respective rules and operating procedures of Euroclear or Clearstream, Luxembourg and any applicable laws. Both Euroclear and Clearstream, Luxembourg act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

Although DTC, Euroclear and Clearstream, Luxembourg currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If any depositary is at any time unwilling or unable to continue as a depositary for notes for the reasons set forth above under “—Global Notes,” the Issuer will issue certificates for such notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable Global Notes. Certificates for notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Clearstream, Luxembourg or the Common Depositary (in accordance with their customary procedures).

The holder of a non-global note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in The City and

State of New York, which initially will be the office of the trustee. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, we will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by us that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any note in non-global form may be transferred to a person who takes delivery in the form of an interest in any Global Note, the transferor will be required to provide the trustee with a Restricted Global Note Certificate or a Regulation S Global Note Certificate, as the case may be. Upon transfer or partial redemption of any note, new certificates may be obtained from the trustee.

Notwithstanding any statement herein, we and the trustee reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC, Euroclear or Clearstream, Luxembourg may require.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition of the outstanding notes or the exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (“ERISA Plans”) from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of outstanding notes or exchange notes by an ERISA Plan with respect to which the Issuer is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the outstanding notes and the exchange notes, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Governmental Plans and certain church and non-United States Plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Similar Laws.

Because of the foregoing, the outstanding notes and exchange notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Accordingly, by acceptance of a note or an exchange note, each purchaser and subsequent transferee of a note or an exchange note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the outstanding notes or exchange notes constitutes assets of any Plan or (ii) the acquisition and holding of the outstanding notes or the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the outstanding notes or the exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the outstanding notes or the exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes are acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will use our reasonable best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and related guarantees offered hereby will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with Blackstone.

EXPERTS

The consolidated financial statements of Catalent Pharma Solutions, Inc. and subsidiaries as of June 30, 2011 and 2012 and for each of the three years in the period ended June 30, 2012 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Carved-Out Clinical Trial Supplies Operations of Aptuit, LLC and subsidiaries as of September 30, 2010 and 2011 and for each of the three years in the period ended September 30, 2012 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. The registration statement, historical information about Catalent Pharma Solutions, Inc. and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements for each of the three years in the period ended June 30, 2012

Report of Independent Registered Accounting Firm	F-2

Consolidated Statements of Operations	F-3

Consolidated Balance Sheets	F-4

Consolidated Statements of Changes in Shareholder’s Equity	F-5

Consolidated Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-7

Unaudited Consolidated Financial Statements for the nine-month periods ended March 31, 2012 and 2013

Condensed Statements of Operations	F-57

Condensed Balance Sheets	F-59

Condensed Statement of Changes in Shareholder’s Equity	F-60

Condensed Statements of Cash Flows	F-61

Notes to Unaudited Consolidated Financial Statements	F-62

Audited Combined Financial Statements of the Carved-Out Clinical Trial Supplies Operations of Aptuit, LLC and Subsidiaries as of September 30, 2011 and 2010 and for the Years Ended September 30, 2011, 2010 and 2009

Report of Independent Registered Account Firm	F-88

Combined Balance Sheets	F-89

Combined Statements of Operations and Comprehensive Loss	F-90

Combined Statements of Invested Capital	F-91

Combined Statements of Cash Flows	F-92

Notes to Combined Financial Statements	F-93

Unaudited Combined Financial Statements of the Carved-Out Clinical Trial Supplies Operations of Aptuit, LLC and Subsidiaries as of December 31, 2011 and for the Three months ended December 31, 2011

Combined Balance Sheet	F-108

Combined Statement of Operations and Comprehensive Loss	F-109

Combined Statement of Invested Capital	F-110

Combined Statement of Cash Flows	F-111

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Catalent Pharma Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Catalent Pharma Solutions, Inc. and subsidiaries (the Company) as of June 30, 2012 and 2011, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for each of the three years in the period ended June 30, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Catalent Pharma Solutions, Inc. and subsidiaries at June 30, 2012 and 2011 and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

MetroPark, New Jersey

September 4, 2012

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

(in millions)

	Year Ended June 30, 2012	Year Ended June 30, 2011	Year Ended June 30, 2010
Net revenue	$1,694.8	$1,531.8	$1,480.4
Cost of products sold	1,136.2	1,029.7	1,039.5

Gross Margin	558.6	502.1	440.9
Selling, general and administrative expenses	348.1	288.3	270.1
Impairment charges and (gain)/loss on sale of assets	1.8	3.6	214.8
Restructuring and other	19.5	12.5	17.7
Property and casualty (gain)/losses, net	(8.8)	11.6	—

Operating earnings/(loss)	198.0	186.1	(61.7)
Interest expense, net	183.2	165.5	161.0
Other (income)/expense, net	(3.8)	26.0	(7.3)

Earnings/(loss) from continuing operations before income taxes	18.6	(5.4)	(215.4)
Income tax expense/(benefit)	16.5	23.7	21.9

Earnings/(loss) from continuing operations	2.1	(29.1)	(237.3)
Earnings/(loss) from discontinued operations, net of tax	(41.3)	(21.0)	(49.7)

Net earnings/(loss)	(39.2)	(50.1)	(287.0)
Net earnings/(loss) attributable to noncontrolling interest, net of tax	1.2	3.9	2.6

Net earnings/(loss) attributable to Catalent	$(40.4)	$(54.0)	$(289.6)

The accompanying notes are an integral part of these consolidated financial statements.

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions, except shares)

	June 30, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$139.0	$205.1
Trade receivables, net	338.3	262.1
Inventories	118.7	130.8
Prepaid expenses and other	108.7	93.5
Assets held for sale	—	66.2

Total current assets	704.7	757.7
Property, plant and equipment, net	809.7	721.3
Other assets:
Goodwill	1,029.9	906.0
Other intangibles, net	417.7	286.7
Deferred income taxes	135.2	114.8
Other	41.8	44.7

Total assets	$3,139.0	$2,831.2

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$43.2	$28.6
Accounts payable	134.2	123.7
Other accrued liabilities	261.9	221.6
Liabilities held for sale	—	11.6

Total current liabilities	439.3	385.5
Long-term obligations, less current portion	2,640.3	2,318.0
Pension liability	140.3	78.5
Deferred income taxes	219.9	192.7
Other liabilities	49.9	66.4
Commitment and contingencies (see Note 14)
Shareholder’s deficit:
Common stock $0.01 par value; 1,000 shared authorized, 100 shares issued
Additional paid in capital	1,023.9	1,082.0
Accumulated deficit	(1,382.1)	(1,341.7)
Accumulated other comprehensive income/(loss)	7.5	46.0

Total Catalent shareholder’s deficit	(350.7)	(213.7)
Noncontrolling interest	—	3.8

Total shareholder’s deficit	(350.7)	(209.9)

Total liabilities and shareholder’s deficit	$3,139.0	$2,831.2

The accompanying notes are an integral part of these consolidated financial statements.

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholder’s Equity

(in millions)

	Common Stock	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss)/Income	Noncontrolling Interest	Total Shareholder’s Deficit
Balance at June 30, 2009	$—	$1,071.0	$(998.1)	$4.5	$3.1	$80.5
Equity contribution		0.6				0.6
Equity compensation		2.6				2.6
Comprehensive loss:
Net income (loss)			-289.6		2.6	-287
Distribution related to noncontrolling interest					-1.7	-1.7
Foreign currency translation adjustments				-21.5		-21.5
Net change in minimum pension liability, net of $1.8 million tax				-1.3	-5.5	-6.8
Deferred compensation, net of tax				-0.3		-0.3
Change in unrealized loss on derivatives, net of $0 million tax				-29.9		-29.9

Total comprehensive loss						-347.2

Balance at June 30, 2010	$—	$1,074.2	$(1,287.7)	$(48.5)	$(1.5)	$(263.5)
Equity contribution		3.9				3.9
Equity compensation		3.9				3.9
Net income (loss)			-54		3.9	-50.1
Distribution related to noncontrolling interest					-2.6	-2.6
Foreign currency translation adjustments				62.4	-0.4	62
Net change in minimum pension liability, net of $6.8 million tax				18.7	4.4	23.1
Deferred compensation, net of tax				0.9		0.9
Change in unrealized loss on derivatives, net of $0 million tax				12.5		12.5

Total comprehensive income						45.8

Balance at June 30, 2011	$—	$1,082.0	$(1,341.7)	$46.0	$3.8	$(209.9)
Equity contribution		1.1				1.1
Equity compensation		3.7				3.7
Acquisition of Noncontrolling Interest		(62.9)			(1.9)	(64.8)
Comprehensive loss:
Net earnings/(loss)			(40.4)		1.2	(39.2)
Foreign currency translation adjustments				(27.3)	—	(27.3)
Net change in minimum pension liability, net of tax				(26.5)	(3.1)	(29.6)
Deferred compensation, net of tax				0.1		0.1
Change in unrealized loss on derivatives, net of tax				15.2		15.2

Total comprehensive income /(loss)						(80.8)

Balance at June 30, 2012	$—	$1,023.9	$(1,382.1)	$7.5	—	$(350.7)

The accompanying notes are an integral part of these consolidated financial statements.

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

	For the Year Ended June 30,
	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings/(loss)	(39.2)	(50.1)	(287.0)
Net earnings/(loss) from discontinued operations	(41.3)	(21.0)	(49.7)

(Loss)/earnings from continuing operations	2.1	(29.1)	(237.3)
Adjustments to reconcile (loss)/earnings from continued operations to
Net cash from operations:
Depreciation and amortization	129.7	115.5	117.8
Unrealized foreign currency transaction (gains)/losses, net	(3.7)	13.2	(28.3)
Amortization of debt financing costs	14.7	10.0	9.6
Deferral of interest through utilization of PIK	—	—	59.4
Asset impairments and (gain)/loss on sale of assets	9.8	3.6	214.8
Proceeds from insurance related to long lived assets	(21.3)	—	—
Equity compensation	3.7	3.9	2.6
Provision (benefit) for deferred income taxes	(2.8)	6.5	(10.2)
Provision for bad debts and inventory	9.5	9.5	13.8
Change in operating assets and liabilities:	—	—	—
Decrease/(increase) in trade receivables	(64.9)	(18.9)	2.8
Decrease/(increase) in inventories	1.4	(2.0)	12.9
Increase/(decrease) in accounts payable	7.7	(3.5)	10.9
Other accrued liabilities and operating items, net	1.8	2.9	62.7

Net cash provided by /(used in) operating activities from continuing operations	87.7	111.6	231.5
Net cash provided by/(used in) operating activities from discontinued operations	0.2	(11.9)	2.3

Net cash provided by/(used in) operating activities	87.9	99.7	233.8

CASH FLOWS FROM INVESTING ACTIVITIES:		—
Acquisition of property, equipment and other productive assets	(104.2)	(87.3)	(70.5)
Proceeds from sale of property and equipment	2.2	4.0	0.3
Proceeds from insurance related to long lived assets	21.3	—	—
Payment for acquisitions, net	(457.5)	—	—

Net cash provided by/(used in) investing activities from continuing operations	(538.2)	(83.3)	(70.2)
Net cash provided by/(used in) investing activities from discontinued operations	43.7	32.9	3.5

Net cash provided by/(used in) investing activities	(494.5)	(50.4)	(66.7)

CASH FLOWS FROM FINANCING ACTIVITIES:		—
Change in short-term borrowings	(2.9)	(3.3)	1.1
Payments related to revolver credit facility fees	(1.6)	—	—
Repayments of revolver credit facility	—	—	(36.0)
Borrowings from revolver credit facility	—	—	—
Proceeds from Borrowing on term loan	393.3	—	—
Repayments of long-term obligations	(37.0)	(24.1)	(20.7)
Distribution to noncontrolling interest holder	—	(2.6)	(1.7)
Equity contribution/(redemption)	1.1	3.9	0.6

Net cash (used in)/ provided by financing activities from continuing operations	352.9	(26.1)	(56.7)
Net cash (used in)/provided by financing activities from discontinued operations	—	—	—

Net cash (used in)/provided by financing activities	352.9	(26.1)	(56.7)
Effect of foreign currency on cash	(12.4)	17.9	(10.3)
NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	(66.1)	41.1	100.1
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	205.1	164.0	63.9
CASH AND EQUIVALENTS AT END OF PERIOD	139.0	205.1	164.0
SUPPLEMENTARY CASH FLOW INFORMATION:
Interest paid	$172.4	$157.6	$98.6
Income taxes paid, net	$23.9	$20.6	$20.9

The accompanying notes are an integral part of these consolidated financial statements.

Catalent Pharma Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(in millions, except shares)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Catalent Pharma Solutions, Inc. (“Catalent”, or the “Company”) is a direct wholly-owned subsidiary of PTS Intermediate Holdings LLC (“Intermediate Holdings”). Intermediate Holdings is a direct wholly-owned subsidiary of PTS Holdings Corp. (“Parent”) and Parent is 100% owned by Phoenix Charter LLC (“Phoenix”) and certain members of the Company’s senior management. Phoenix is wholly-owned by BHP PTS Holdings L.L.C., an entity controlled by affiliates of The Blackstone Group (“Blackstone”), a global private investment and advisory firm.

We are the leading global provider of development solutions and advanced delivery technologies for drugs, biologics and consumer health products. Through our extensive capabilities and deep expertise in product development, we help our customers bring more products to market, faster. Our advanced delivery technology platforms, the broadest and most diverse combination of intellectual property and proven formulation, manufacturing and regulatory expertise available to the industry, enable our customers to bring more products and better treatments to the market. Across both development and delivery, our commitment to reliably supply our customers’ needs serves as the foundation for the value we provide. We operate through four businesses: Development & Clinical Services, Softgel Technologies, Modified Release Technologies, and Medication Delivery Solutions. We believe that through our prior and ongoing investments in growth-enabling capacity and capabilities, our entry into new markets, our ongoing focus on operational and quality excellence, our innovation activities, the sales of existing customer products, and the introduction of new customer products, we will continue to benefit from attractive margins and realize the growth potential from these areas.

For financial reporting purposes, we present three distinct financial reporting segments based on criteria established by U.S. GAAP: Development & Clinical Services, Oral Technologies and Medication Delivery Solutions. The Oral Technologies segment includes the Softgel Technologies and Modified Release Technologies businesses.

•

Development & Clinical Services. We provided manufacturing, packaging, storage and inventory management for drugs and biologics in clinical trials. We offer customers flexible solutions for clinical supplies production, and provide distribution and inventory management support for both simple and complex clinical trials. This includes dose form manufacturing or over-encapsulation where needed, supplying placebos, comparator drug procurement, clinical packages and kits for physicians and patients, inventory management, investigator kit ordering and fulfillment, and return supply reconciliation and reporting. We support trials in all regions of the world through our facilities and distribution network. In Fiscal 2012 we substantially expanded this business via the CTS Acquisition in February 2012 (see Note 2 to the Consolidated Financial Statements for further discussion).

We also offer analytical chemical and cell-based testing and scientific services, respiratory products formulation and manufacturing, regulatory consulting, and bioanalytical testing for biologic products. Our respiratory product capabilities include development services for inhaled products for delivery via metered dose inhalers, dry powder inhalers and nasal sprays. Demand for our offerings is driven by the need for scientific expertise and depth and breadth of services offered, as well as by the reliable supply thereof (including quality, execution and performance). We provide global regulatory and clinical support services for our customers’ regulatory and clinical strategies during all stages of development.

•

Oral Technologies. We provide advanced oral delivery technologies, including formulation, development and manufacturing of oral dose forms for prescription and consumer health products. These oral dose forms include softgel, modified release and immediate release solid oral technology products. At certain facilities we also provide integrated primary packaging services for the products we manufacture.

Through our Softgel Technologies business, we provide formulation, development and manufacturing services for soft gelatin capsules, or “softgels”, which we first commercialized in the 1930s. We are the market leader in overall softgel manufacturing, and hold the leading market position in the prescription arena. Our principal softgel technologies include traditional softgel capsules (in which the shell is made from animal-derived materials) and VegiCaps capsules (in which the shell is made from vegetable-derived materials), which are used in a broad range of customer products, including prescription drugs, over-the-counter medications, and vitamins and supplements. Softgel capsules encapsulate liquid, paste or oil-based active compounds in solution or suspension into an outer shell, filling and sealing the capsule simultaneously. Softgels have historically been used to solve formulation challenges or technical issues for a specific drug, to help improve the clinical performance of compounds, to provide important market differentiation, particularly for over-the-counter compounds, and to provide safe handling of hormonal, potent and cytotoxic drugs. We also participate in the softgel vitamin, mineral and supplement business in selected regions around the world. With the 2001 introduction of our vegetable-derived softgel shell, VegiCaps capsules, drug and consumer health manufacturers have been able to expand extend the compatibility of the softgel dose form with to a broader range of active ingredients, as well as and serve patient/consumer populations that were previously inaccessible due to religious, dietary or cultural preferences. Our VegiCaps capsules are patent protected in most major global markets. Physician and patient studies we have conducted have demonstrated a preference for softgels versus traditional tablet and hard capsule dose forms in terms of ease of swallowing, real or perceived speed of delivery, ability to remove or eliminate unpleasant odor or taste and, for physicians, perceived improved patient adherence with dosing regimens.

Through our Modified Release Technologies business we provide formulation, development and manufacturing services for fast-dissolve tablets and both proprietary and conventional controlled release products. We launched our orally dissolving tablet business in 1986 with the introduction of Zydis tablets, a unique oral dosage form that is freeze-dried in its package, can be swallowed without water, and typically dissolves in the mouth in less than three seconds. Most often used for indications, drugs and patient groups that can benefit from rapid oral disintegration, the Zydis technology is utilized in a wide range of products and indications, including treatments for a variety of central nervous system-related conditions such as migraines, Parkinsons’ Disease, schizophrenia, and pain-relief. Zydis tablets continue to be used in new ways by our customers as we extend the application of the technology to new categories, such as for immunotherapies, vaccines and biologics delivery. We have recently added two new technology platforms to the Modified Release business portfolio, including the highly flexible OptiDose technology, already commercially proven in Japan, and the development stage LyoPan oral dissolving tablet technology. We plan to continue to expand the development pipeline of customer products for all of our Modified Release technologies. Representative Modified Release Technology business customers include Pfizer, Novartis, Merck, GlaxoSmithKline, Eli Lilly and Johnson & Johnson.

•

Medication Delivery Solutions. We provide formulation, development and manufacturing services for advanced delivery of drugs and biologics, including products administered via for injection, inhalation and ophthalmic routes, using both traditional and advanced technologies. Our range of injectable manufacturing offerings includes filling drugs or biologics into pre-filled syringes, and bags and other delivery formats, with flexibility to accommodate other formats within our existing network, focused increasingly on complex and difficult products. With our range of injectable solutions technologies we are able to meet a wide range of specifications, timelines and budgets. The complexity of the manufacturing process, the importance of experience and know-how, regulatory compliance, and the high start-up capital requirements create significant barriers to entry and, as a result, limit the number of competitors in the market. For example, blow-fill-seal is an advanced aseptic processing technology which uses a continuous process to form, fill with drug, and seal a plastic container in a sterile environment. Blow-fill-seal units typically cost less than traditional sterile forms on a per-unit basis and are currently used primarily for non-injectable a variety of pharmaceuticals in liquid form, such as respiratory, ophthalmic and otic products. We are a leader in the outsourced blow-fill-seal market, and operate one of the largest capacity commercial manufacturing blow-fill-seal facilities in the world. Our sterile blow-fill-seal manufacturing has the capacity and flexibility of manufacturing configurations and business provides flexible and scalable solutions for unit-dose delivery of complex formulations such as suspensions and emulsions, products that are temperature, light and/or oxygen-sensitive. We also provide as well as innovative design and engineering container design and manufacturing solutions related to complex container design and manufacturing. Our regulatory expertise can leads to decreased time to commercialization, and our dedicated development production lines support feasibility, stability and clinical runs. We plan to continue to expand our product line in existing and new markets, and in higher margin specialty products with additional respiratory, ophthalmic, and injectable and nasal applications. Representative customers include Pfizer, Sanofi-Aventis, Novartis and Roche.

Our biologics offerings include our formulation development and cell-line manufacturing based on our advanced and patented Gene Product Expression (“GPEx”) technology, which is used to develop stable, high-yielding mammalian cell lines for both innovator and bio-similar biologic compounds. Our GPEx® technology can provide rapid cell line development, high biologics production yields, flexibility and versatility. We are investing in expanded capability and capacity to produce clinical scale biologic supplies; once complete, combined with offerings from other parts of Catalent and external partners, we can enable a developer of new biologic entities, biosimilars or biobetters to bring a product from gene to market commercialization, faster.

Basis of Presentation

These financial statements include our parent company and all subsidiaries, including those operating outside the United States (U.S) and are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant transactions among our businesses have been eliminated.

Reclassifications

We made certain reclassifications to conform the prior periods’ consolidated financial statements and notes to the current period presentation including classification of the U.S. based commercial packaging operations financial results within discontinued operations. The U.S. based commercial packaging operations were previously classified in the Packaging Services segment; which, concurrent with the sale, ceased being reported as a reportable segment. In addition, the current and historical financial results of the non U.S. commercial packaging services operation, formerly generated from the U.K. based packaging facility which was destroyed by fire, have been reclassified to the Oral Technology segment. In addition, we reclassified certain assets recorded as current in the prior year ended June 30, 2011 balance sheet to non-current to properly reflect the long term nature of the asset.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates include, but are not limited to, allowance for doubtful accounts, inventory and long-lived asset valuation, goodwill and other intangible asset valuation and impairment, equity-based compensation, income taxes, derivative financial instruments and pension plan asset and liability valuation. Actual amounts may differ from these estimated amounts.

Translation and Transaction of Foreign Currencies

The financial statements of the Company’s operations outside the U.S. are generally measured using the local currency as the functional currency. Adjustments to translate the assets and liabilities of these foreign operations into U.S. dollars are accumulated as a component of other comprehensive income utilizing period-end exchange rates. In addition, the currency fluctuation associated with the Company’s Euro-denominated debt is included as a component of other comprehensive income. Foreign currency transaction gains and losses calculated by utilizing weighted average exchange rates for the period are included in the statements of operations in “other expense, net”. Such foreign currency transaction gains and losses include inter-company loans that are not permanently reinvested.

Revenue Recognition

In accordance with Accounting Standard Codification (“ASC”) 605 Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Revenue is recognized net of sales returns and allowances.

Manufacturing and packaging revenue is recognized either upon delivery of the product, in accordance with the terms of the contract, which specify when transfer of title and risk of loss occurs. Some of the Company’s manufacturing contracts with its customers have annual minimum purchase requirements. At the end of the contract year, revenue is recognized for the remaining purchase obligation in accordance with the contract terms.

Non-product revenue includes service related fees, royalty fees, annual exclusivity fees, option fees to extend exclusivity agreements and milestone payments for attaining certain regulatory approvals and are recognized at fair value. Exclusivity payments are paid by customers in return for the Company’s commitment to manufacture certain products for those customers only. The revenue related to these agreements is recognized over the term of the exclusivity agreement or the term of the option agreement unless a particular milestone is designated, in which case revenue is recognized when service obligations or performance have been completed. Service revenue is primarily driven by our Development and Clinical Services business. Within this segment we recognized $268.3 million, $157.0 million and $144.9 million in service revenue for the fiscal years ended 2012, 2011, 2010, respectively. Cost of services associated with this revenue was $183.9 million, $103.7 million and $97.4 million for the fiscal years ended 2012, 2011, 2010, respectively. The remaining segments recorded an ancillary amount of service revenue for all periods presented.

Arrangements containing multiple revenue generating activities, including service arrangements, are accounted for in accordance with applicable accounting guidance included within the framework of U.S. GAAP. If the deliverable meets the criteria of a separate unit of accounting, the arrangement revenue is allocated to each element based upon its relative fair value. Generally, in cases where we have multiple contracts with the same customer we treat such contracts as separate arrangements.

Cash and Cash Equivalents

All liquid investments purchased with an original maturity of three months or less are considered to be cash and equivalents. The carrying value of these cash equivalents approximates fair value.

Receivables and Allowance for Doubtful Accounts

Trade receivables are primarily comprised of amounts owed to the Company through its operating activities and are presented net of an allowance for doubtful accounts. The Company monitors past due accounts on an ongoing basis and establishes appropriate reserves to cover probable losses. An account is considered past due on the first day after its due date. We make judgments as to our ability to collect outstanding receivables and provide allowances when it is assessed that all or a portion of the receivable will not be collected. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the specific customer’s ability to pay its obligation to the Company, and the condition of the general economy and the customer’s industry. The Company writes off accounts receivable when they become uncollectible.

Concentrations of Credit Risk and Major Customers

Concentration of credit risk, with respect to accounts receivable, is limited due to the large number of customers and their dispersion across different geographic areas. The customers are primarily concentrated in the pharmaceutical and healthcare industry. The Company normally does not require collateral or any other security to support credit sales. The Company performs ongoing credit evaluations of its customers’ financial conditions and maintains reserves for credit losses. Such losses historically have been within the Company’s expectations. During fiscal year 2012 and 2010 no single customer exceeded 10% of revenue or accounts receivable as of June 30, 2012. During fiscal year 2011 the Company provided products and services to two customers who accounted for 10.4% and 10.8% of the Company’s revenue.

Inventories

Inventory is stated at the lower of cost or market, using the first-in, first-out (“FIFO”) method. The Company provides reserves for excess, obsolete or slow-moving inventory based on changes in customer demand, technology developments or other economic factors. Inventory consists of costs associated with raw material, labor and overhead.

Goodwill

The Company accounts for purchased goodwill and intangible assets with indefinite lives in accordance with Codification Statement ASC 350 Intangibles -Goodwill and Other (ASC 350). Under ASC 350, goodwill and intangible assets with indefinite lives are no longer amortized, but instead are tested for impairment at least annually. Intangible assets with finite lives, primarily including customer relationships and patents and trademarks, continue to be amortized over their useful lives. In September 2011, the FASB issued guidance that simplified how entities test for goodwill impairment. This guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a two-step goodwill impairment test. We early adopted this guidance for our annual goodwill impairment test that was conducted as of April 1, 2012. In performing the 2012 goodwill impairment test, we assessed the relevant qualitative factors and concluded that it is more likely than not that the fair values of our reporting units are greater than their carrying amounts. After reaching this conclusion, no further testing was performed. The use of alternative estimates or adjusting the discount rate used could affect the estimated fair value of the assets and potentially result in more or less impairment. Any identified impairment would result in an adjustment to the Company’s results of operations. The Company has elected to perform its annual impairment analysis during its fourth fiscal quarter.

Property and Equipment and Other Definite Lived Intangible Assets

Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, including capital lease assets that are amortized over the shorter of their useful lives or the terms of the respective leases. The Company generally uses the following range of useful lives for its property and equipment categories: buildings and improvements—5 to 50 years; machinery and equipment—3 to 20 years; and furniture and fixtures—3 to 10 years. Depreciation expense was $95.7 million, $86.7 million and $87.8 million for the fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010, respectively. The Company charges repairs and maintenance costs to expense as incurred. The amount of capitalized interest was immaterial for all periods presented.

The Company evaluates the recoverability of its other long-lived assets, including amortizing intangible assets, if circumstances indicate impairment may have occurred pursuant to Codification Standard ASC 360 Property, Plant and Equipment (ASC 360). This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value through a charge to the Consolidated Statements of Operations. Fair value is determined based on assumptions the Company believes marketplace participants would utilize and comparable marketplace information in similar arms length transactions.

Post-Retirement and Pension Plans

The Company sponsors various retirement and pension plans, including defined benefit retirement plans and defined contribution retirement plans. The measurement of the related benefit obligations and the net periodic benefit costs recorded each year are based upon actuarial computations, which require management’s judgment as to certain assumptions. These assumptions include the discount rates used in computing the present value of the benefit obligations and the net periodic benefit costs, the expected future rate of salary increases (for pay-related plans) and the expected long-term rate of return on plan assets (for funded plans). The discount rates are derived based on a hypothetical yield curve represented by a series of annualized individual discount rates. The expected long-term rate of return on plan assets is based on the target asset allocation and the average expected rate of growth for the asset classes invested. The average expected rate of growth is derived from a combination of historic returns, current market indicators, the expected risk premium for each asset class and the opinion of professional advisors. The Company uses a measurement date of June 30 for all its retirement and postretirement benefit plans.

Assets Held for Sale and Discontinued Operations

We classify long-lived assets or a component entity as assets held for sale when the criteria have been met, in accordance with ASC 360. Further, we classify component entities as operations which have been discontinued when the criteria of ASC 205-20, Discontinued Operations (ASC 205) are met and the operations and cash flows have been or will be eliminated from the ongoing operations and we have no significant continuing involvement in the operations of the component after the disposal transaction. During fiscal year 2012, we completed the sale of our domestic commercial packaging operations and concluded the operations of which qualify as a component entity which is permitted to be categorized as a discontinued operation. See Note 17 to the Consolidated Financial Statements for further discussion.

Derivative Instruments, Hedging Activities and Fair Value

Derivatives Instruments

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s borrowings. The Company does not net any of its derivative positions under master netting arrangements.

Hedging Activities

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges for financial reporting purposes is recorded in Accumulated Other Comprehensive Income on the balance sheet and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During fiscal years 2012, 2011 and 2010, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

The Company is exposed to fluctuations in the EUR-USD exchange rate on its investments in foreign operations in Europe. While the Company does not actively hedge against changes in foreign currency, it has mitigated the exposure of investments in its European operations through a net-investment hedge by denominating a portion of the debt in Euros.

Fair Value

The Company is required to measure certain assets and liabilities at fair value, either upon initial measurement or for subsequent accounting or reporting. We use fair value extensively in the initial measurement of net assets acquired in a business combination and when accounting for and reporting on certain financial instruments. We estimate fair value using an exit price approach, which requires, among other things, that we determine the price that would be received to sell an asset or paid to transfer a liability in an orderly market. The determination of an exit price is considered from the perspective of market participants, considering the highest and best use of assets and, for liabilities, assuming the risk of non-performance will be the same before and after the transfer. A single estimate of fair value results from a complex series of judgments about future events and uncertainties and relies heavily on estimates and assumptions. When estimating fair value, depending on the nature and complexity of the assets or liability, we may use one or all of the following approaches:

•	Market approach, which is based on market prices and other information from market transactions involving identical or comparable assets or liabilities.

•	Cost approach, which is based on the cost to acquire or construct comparable assets less an allowance for functional and/or economic obsolescence.

•	Income approach, which is based on the present value of the future stream of net cash flows.

These fair value methodologies depend on the following types of inputs:

•	Quoted prices for identical assets or liabilities in active markets (called Level 1 inputs).

•

Quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are directly or indirectly observable (called Level 2 inputs).

•	Unobservable inputs that reflect estimates and assumptions (called level 3 inputs).

Self Insurance

The Company is partially self-insured for certain employee health benefits and partially self-insured for product liability and workers compensation claims. Accruals for losses are provided based upon claims experience and actuarial assumptions, including provisions for incurred but not reported losses.

Shipping and Handling

Shipping and handling costs are included in cost of products sold in the Consolidated Statements of Operations. Shipping and handling revenue received was immaterial for all periods presented and is presented within net revenues.

Equity-Based Compensation

The Company accounts for its equity-based compensation awards in accordance with Accounting Standard Codification ASC 718 Compensation – Stock compensation (ASC 718). ASC 718 requires companies to recognize compensation expense using a fair-value based method for costs related to share-based payments including stock options and restricted stock units. The expense is measured based on the grant date fair value of the awards that are expected to vest, and the expense is recorded over the applicable requisite service period. In the absence of an observable market price for a share-based award, the fair value is based upon a valuation methodology that takes into consideration various factors, including the exercise price of the award, the expected term of the award, the current price of the underlying shares, the expected volatility of the underlying share price based on peer companies, the expected dividends on the underlying shares and the risk-free interest rate.

Accumulated Other Comprehensive Income/(Loss)

Accumulated other comprehensive income/(loss), which is reported in the accompanying Consolidated Statements of Changes in Shareholder’s Equity, consists of net earnings/(loss), foreign currency translation, deferred compensation, dividend distribution, minimum pension liability and unrealized gains and losses from derivatives.

Research and Development Costs

The Company expenses research and development costs as incurred. Costs incurred in connection with the development of new offerings and manufacturing process improvements are recorded within Selling General & Administrative Expenses. Such research and development costs included in selling, general and administrative expenses amounted to $16.9 million, $26.5 million and $21.8 million, for fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010, respectively. Costs incurred in connection with research and development services we provide to customers and services performed in support of the commercial manufacturing process for customers are recorded within Cost of Sales. Such research and development costs included in cost of sales amounted to $33.5 million, $31.8 million and $31.6 million, for fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010, respectively.

Income Taxes

In accordance with the standard codification of ASC 740 Income Taxes (ASC 740) the Company accounts for income taxes using the asset and liability method. The asset and liability method requires recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences that currently exist between tax bases and financial reporting bases of the Company’s assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates in the respective jurisdictions in which the Company operates. In assessing the ability to realize deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations in each of its tax jurisdictions. The number of years with open tax audits varies depending on the tax jurisdiction. A number of years may lapse before a particular matter is audited and finally resolved. The Company applies the accounting guidance issued to address the accounting for uncertain tax positions. This guidance clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements as well as provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Recent Financial Accounting Standards

In July 2012, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment (the revised standard). The revised standard reduces cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. It allows companies to perform a “qualitative” assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. The Company would first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity would not be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired. The effective date is for annual and interim impairment tests performed for fiscal years beginning after 15 September 2012. Early adoption would be permitted. Catalent is evaluating the impact of this standard and does not expect a material impact on its consolidated results of operations or financial position.

In May 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 amended the FASB Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”) to converge the fair value measurement guidance in U.S. generally accepted accounting principles (“GAAP”) and International Financial Reporting Standards (“IFRSs”). Some of the amendments clarify the application of existing fair value measurement requirements, while other amendments change particular principles in ASC 820. In addition, ASU 2011-04 requires additional fair value disclosures. Catalent has adopted the disclosure requirements and such disclosures had no impact on its consolidated results of operations or financial position.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity and requires an entity to present items of net income, other comprehensive income and total comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 also requires companies to display reclassification adjustments for each component of other comprehensive income in both net income and other comprehensive income. The amendments in the ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. This guidance is effective for fiscal years, and interim periods, beginning after December 15, 2011, with the exception of the requirement to present reclassification adjustments from other comprehensive income to net income on the face of the financial statements, which has been deferred pending further deliberation by the FASB, and is not expected to have a material effect on our financial condition or results of operations, though it will change our financial statement presentation.

In December 2011, the FASB issued Accounting Standards Update No. 2011-11, “Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). ASU 2011-11 will require disclosure of information about offsetting and related arrangements to enable users of our financial statements to understand the effect of those arrangements on our financial position. The new guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The disclosures required are to be applied retrospectively for all comparative periods presented. Upon adoption, we do not expect that this standard will materially impact our disclosures included in our consolidated financial statements.

2. BUSINESS COMBINATIONS

Acquisition of the Clinical Trial Supplies Operations of Aptuit, LLC

On February 17, 2012, the Company completed its acquisition of the Clinical Trial Supplies business (the “CTS Business”) of Aptuit, LLC, a Delaware limited liability company (“Aptuit”), by purchasing the outstanding shares of capital stock of Aptuit Holdings, Inc., a wholly-owned subsidiary of Aptuit (the “CTS Acquisition”) for a purchase price of approximately $400 million. The acquisition was completed in connection with the pursuit of our strategic growth initiatives. Catalent financed the CTS Acquisition and related fees and expenses using the proceeds from a $400.0 million incremental term loan facility and cash on hand. During the year ended June 30, 2012, Catalent incurred approximately $14.1 million in transaction related costs in connection with the acquisition of the CTS Business. These costs are reflected in “Selling, general and administrative expenses” on the Consolidated Statements of Operations.

Purchase Price Allocation

The acquisition method of accounting is based on ASC Subtopic 805-10, “Business Combinations,” and uses the fair value concepts defined in ASC Subtopic 820-10, “Fair Value Measurements and Disclosures”. The purchase price for the CTS Business was allocated to the net tangible and intangible assets based upon their fair values as of the acquisition date. The allocation of the purchase price was based upon a valuation and the estimates and assumptions are subject to change within the measurement period. The excess of the purchase price over the fair values of the net tangible assets and intangible assets was recorded as goodwill and is generally driven by our expectations of our ability to realize synergies and achieve our strategic growth objectives. The allocation of purchase price is preliminary and subject to finalization of our purchase price allocation and valuation and subject to working capital and indebtedness adjustments.

The initial purchase price allocation for the CTS Business is as follows:

($ in millions)
Accounts receivable, net	28.2
Plant, property and equpment, net	80.6
Unbilled services	11.8
Other assets	0.3
Goodwill	169.4
Intangibles	177.6
Accounts payable	(10.8)
Accrued liabilities	(6.6)
Deferred tax liability	(39.0)
Other liabilities	(1.2)
Unearned revenue	(9.5)

Total purchase price	400.8

The preliminary goodwill recorded to the Clinical Services reporting unit of the Development and Clinical Services segment was $169.4 million. In addition, the Company expects approximately $6.8 million of goodwill to be tax deductible pursuant to the provisions of ASC 740 Income Taxes.

Valuations of Definite Lived Intangible Assets Acquired

The weighted average life of all intangible assets acquired approximates 13.5 years. The following table sets forth the components of intangible assets by type acquired in connection with the CTS Business acquisition:

	Estimated Fair Value (in millions)	Estimated Useful Life (in years)
Customer relationships- finite-lived	$171.0	13-15
Back-log	3.0	1.0
Internally developed software - finite-lived	3.4	4.9
Leasehold Assets	0.2	4.0

Total	$177.6

Pre-Acquisition Contingencies Assumed

The Company continues to evaluate pre-acquisition contingencies relating to the CTS Business that existed as of the acquisition date. Catalent continues to gather information in order to evaluate substantially all pre-acquisition contingencies that have been assumed from the CTS Business. If Catalent makes changes to the amounts recorded or identifies additional pre-acquisition contingencies during the remainder of the measurement period, such amounts recorded will be included in the purchase price allocation during the measurement period.

Financial Results of the acquired business

The revenue and net income/(loss) for the period beginning on February 17, 2012 and through June 30, 2012 included in the Company’s consolidated financial results were $67.9 million and $(0.5) million, respectively.

Unaudited Pro Forma Financial Information

The unaudited pro forma financial information in the table below summarizes the combined results of operations for Catalent and the CTS Business as though the companies were combined as of July 1, 2011. The pro forma financial information for all periods presented also includes the effects of the accounting associated with the acquisition including the amortization charges from acquired intangible assets (certain of which are preliminary), interest expense for borrowings, the amortization of debt discounts and the related tax effects as though the companies were combined as of July 1, 2011. The pro forma financial information as presented below is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisitions and any borrowings undertaken to finance the CTS Business acquisition had taken place at July 1, 2011.

The unaudited pro forma financial information for the year ended June 30, 2012 combine the financial results of Catalent and the estimated historical results of the CTS Business pre-acquisition adjusted to reflect the pro-forma accounting adjustments described above.

The unaudited pro forma financial information and the effects of the pro forma adjustments listed above were as follows:

	Catalent Pharma Solutions Inc.	CTS July 1, 2011 thru February 16, 2012	Proforma Adjustments	Catalent Pharma Solutions Inc. Proforma Combined
(in millions)		(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	1,694.8	123.1	—	$1,817.9
Cost of products sold	1,136.2	55.6	2.5	1,194.3

Gross Margin	558.6	67.5	(2.5)	623.6
Selling, general and administrative expenses	348.1	63.8	7.4	419.3
Impairment charges and (gain)/loss on sale of assets	1.8	—	—	1.8
Restructuring and other	19.5	0.3	—	19.8
Property and casualty (gain)/losses, net	(8.8)	—	—	(8.8)

Operating earnings/(loss)	198.0	3.4	(9.9)	191.5
Interest expense, net	183.2	10.5	2.6	196.3
Other (income)/expense, net	(3.8)	0.4	—	(3.4)

Earnings/(loss) from continuing operations before income taxes
	18.6	(7.5)	(12.5)	(1.4)
Income tax expense/(benefit)	16.5	2.2	(5.0)	13.7

Earnings/(loss) from continuing operations	2.1	(9.7)	(7.5)	(15.1)
Earnings/(loss) from discontinued operations, net of tax	(41.3)	—	—	(41.3)

Net earnings/(loss)	(39.2)	(9.7)	(7.5)	(56.4)
Net earnings/(loss) attributable to noncontrolling interest, net of tax	1.2	—	—	1.2

Net earnings/(loss) attributable to Catalent	(40.4)	(9.7)	(7.5)	$(57.6)

3. GOODWILL

In connection with ASC 350, the Company is required to assess goodwill and other indefinite-lived intangible assets for impairment annually or more frequently if circumstances indicate impairment may have occurred. In September 2011, the FASB issued guidance that simplified how entities test for goodwill impairment. This guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a two-step goodwill impairment test. We early adopted this guidance for our annual goodwill impairment test that was conducted as of April 1, 2012. In performing the 2012 goodwill impairment test, we assessed the relevant qualitative factors and concluded that it is more likely than not that the fair values of our reporting units are greater than their carrying amounts. After reaching this conclusion, no further testing was performed. The qualitative factors we considered included, but were not limited to, general economic conditions, our outlook and market performance of our industry and our recent and forecasted financial performance.

The following table summarizes the changes in the carrying amount of goodwill in total and by reporting segment:

(in millions)	Oral Technologies	Medication Delivery Solutions	Development & Clinical Services	Total
Balance at June 30, 2010(1)	$826.0	$—	$22.9	$848.9
Foreign currency translation adjustments	54.8	—	2.3	57.1
Balance at June 30, 2011	880.8	—	25.2	906.0
Additions/(impairment)	—	—	169.4	169.4
Foreign currency translation adjustments	(41.0)	—	(4.5)	(45.5)
Balance at June 30, 2012	$839.8	$—	$190.1	$1,029.9

(1)	The opening balance is reflective of historical impairment charges related to the Medication Delivery Solutions segment of approximately $158.0 million.

There was no goodwill impairment charges recorded in the current or prior period.

4. DEFINITE LIVED LONG-LIVED ASSETS

Other intangible assets with definite lives are being amortized using the straight-line method over periods that range from twelve to twenty years. The details of other intangible assets subject to amortization by class as of June 30, 2012 and June 30, 2011, are as follows:

(in millions)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
June 30, 2012
Amortized intangibles:
Core technology	$145.0	(37.5)	$107.5
Customer relationships	215.6	(33.4)	182.2
Product relationships	227.6	(99.6)	128.0

Total intangible assets	$588.2	$(170.5)	$417.7

(in millions)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
June 30, 2011
Amortized intangibles:
Core technology	$153.1	(32.3)	$120.8
Customer relationships	39.9	(26.7)	$13.2
Product relationships	236.5	(83.8)	$152.7

Total intangible assets	$429.5	(142.8)	$286.7

Amortization expense for the fiscal years ended June 30, 2012, 2011 and 2010 was approximately $34.0 million, $28.8 million and $29.9 million, respectively. Future amortization expense is estimated as follows:

(in millions)	2013	2014	2015	2016	2017
Amortization expense	$41.6	$41.5	$41.2	$41.2	$41.2

There was no intangible asset impairment charge recorded in the current or prior period.

5. RESTRUCTURING AND OTHER COSTS

The Company has implemented plans to restructure certain operations, both domestically and internationally. The restructuring plans focused on various aspects of operations, including closing and consolidating certain manufacturing operations, rationalizing headcount and aligning operations in a strategic and more cost-efficient structure. In addition, we may incur restructuring charges in cases where a material change in the scope of operation with our business occurs.

The following table summarizes the significant costs recorded within restructuring costs:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Restructuring costs:
Employee-related reorganization(1)	$14.9	$6.7	$5.5

Asset impairments	2.9	0.6	3.8
Facility exit and other costs(2)	1.7	5.2	8.4

Total restructuring costs	$19.5	$12.5	$17.7

(1)	Employee-related costs consist primarily of severance costs outplacement services provided to employees who have been involuntarily terminated and duplicate payroll costs during transition periods.
(2)	Facility exit and other costs consist of accelerated depreciation, equipment relocation costs and costs associated with planned facility expansions and closures to streamline our operations.

6. LONG-TERM OBLIGATIONS AND OTHER SHORT-TERM BORROWINGS

Long-term obligations and other short-term borrowings consist of the following at June 30, 2012 and June 30, 2011:

(in millions)	Maturity	June 30, 2012	June 30, 2011
Senior Secured Credit Facilities
Term loan facility Dollar-denominated	April 2014	$—	$1,017.6
Term loan facility Dollar-denominated	September 2016	798.9	—
Term loan facility Dollar-denominated	September 2017	591.2	—
Term loan facility Euro-denominated	April 2014	56.3	364.1
Term loan facility Euro-denominated	September 2016	257.7	—
9 1/2 % Senior Toggle Notes	April 2015	619.1	624.4
9 3/4 % Senior Subordinated Euro-denominated Notes	April 2017	268.7	308.4
Revolving Credit Agreement	April 2016	—	—
Other Obligations	2012 to 2032	91.6	32.1

Total		2,683.5	2,346.6
Less: current portion and other short-term borrowings		43.2	28.6

Long-term obligations, less current portion short-term borrowings		$2,640.3	$2,318.0

The Company also uses interest rate swaps to manage the economic effect of variable interest obligations associated with floating term loans so that the interest payable effectively becomes fixed at a certain rate, thereby reducing the impact on rate changes on interest expense. As of June 30, 2012, the Company had four interest rate swap agreements that have the economic effect of modifying the variable interest obligations associated with its floating rate term loans through April 2013. These agreements include two U.S dollar-denominated, one Euro-denominated and one Yen-denominated interest rate swap agreements.

Senior Secured Credit Facilities

On April 10, 2007, in connection with the Acquisition, we entered into a $1.8 billion senior secured credit facility (the “Credit Agreement”) consisting of: (i) an approximately $1.4 billion term loan facility consisting of Dollar Term-1 Loans (the “Dollar Term-1 Loans”) and Euro Term Loans (the “Euro Term Loans”) and (ii) a $350 million revolving credit facility. We are required to repay the term loans in quarterly installments equal to 1% per annum of the original funded principal amount for the first six years and nine months, with the remaining amount payable on April 10, 2014. These repayments commenced on September 28, 2007.

The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings. Borrowings under the term loan facility and the revolving credit facility bear interest, at our option, at a rate equal to an applicable margin over either (a) a base rate determined by reference to the higher of (1) the rate of interest per annum published by The Wall Street Journal from time to time, as the “prime lending rate” and (2) the federal funds rate plus  1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. The weighted-average interest rates during fiscal 2012 were approximately 3.76% and 3.25% for the Euro-denominated and US-dollar denominated term loans, respectively and approximately 4.0% for the revolving credit facility.

In addition to paying interest on outstanding principal under our senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility with respect to the unutilized commitments there under. The initial commitment fee is 0.5% per annum. The commitment fee may be reduced subject to our attaining certain leverage ratios. We are also required to pay customary letter of credit fees.

The senior secured credit facilities are subject to amortization and prepayment requirements and contain certain covenants, events of default and other customary provisions.

On June 1, 2011, the Company and certain lenders amended the Credit Agreement in order to extend the maturity for certain Revolving Credit Loans and Revolving Credit Commitments. In particular, the Company converted $200.25 million of Revolving Credit Commitments and Revolving Credit Loans into new Revolving Tranche-2 Commitments and Revolving Tranche -2 Loans. The amendment set the applicable margin for the Revolving Tranche -2 Loans to a percentage per annum equal to (i) in the case of euro currency rate loans, 3.75%, and (ii) in the case of base rate loans, 2.75%, which may be reduced subject to our attaining certain leverage ratios. In addition, the Company extended the final maturity date of the converted facility to the ninth anniversary or April 10, 2016, subject to certain conditions regarding the refinancing or repayment of the Company’s term loans, the senior toggle notes, the senior subordinated notes and certain other unsecured debt which would cause the final maturity date to be an earlier date.

On February 17, 2012, in connection with the acquisition of the CTS Business, the Company entered into Amendment No. 2 to the Credit Agreement. The amendment provided senior secured financing consisting of a $400 million incremental term loan facility (the “Dollar Term-2 Loans”) pursuant to the exercise of the accordion feature under the Credit Agreement. The Dollar Term-2 Loans have substantially similar terms as the Dollar Term-1 Loans. The Company used the proceeds from the Dollar Term-2 Loans, along with cash on hand, to finance the acquisition of the CTS Business. The amendment set the applicable margin for the Dollar Term-2 Loans to a percentage per annum equal to (i) in the case of euro currency rate loans, 4.00%, subject to a floor of

1.25% and (ii) in the case of base rate loans, 3.00%, subject to a floor of 2.25%. The Dollar Term-2 Loans will mature on the earlier of (i) September 15, 2017 and (ii) the 91st day prior to the maturity of Company’s Senior Subordinated Notes or any permitted refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $100.0 million. The Company is required to repay installments on the Dollar Term-2 Loans in quarterly installments in aggregate annual amounts equal to 1.00% of their funded total principal amount, with the remaining amount payable on the date of maturity.

On February 24, 2012, the Company entered into Amendment No. 3 to the Credit Agreement to convert $796.8 million of Dollar Term-1 Loans into new Extended Dollar Term-1 Loans (the “Extended Dollar Term-1 Loans”) and €207.7 million of Euro Term Loans into new Extended Euro Term Loans (the “Extended Euro Term Loans”) with the consent solely of those lenders that agreed to convert their Dollar Term-1 Loans and/or Euro Term Loans, respectively. The Extended Dollar Term-1 Loans and the Extended Euro Term Loans have substantially similar terms as the Dollar Term-1 Loans and Euro Term Loans. The amendment set the applicable margin for the Extended Dollar Term-1 Loans and Extended Euro Term Loans to a percentage per annum equal to (i) in the case of eurocurrency rate loans, 4.00% and (ii) in the case of base rate loans, 3.00%. The final maturity date of the Extended Dollar Term-1 Loans and Extended Euro Term Loans was extended to the earlier of (i) September 15, 2016 and (ii) the 91 day prior to the maturity of the Company’s Senior Notes or any permitted refinancing thereof; provided such Senior Notes have an outstanding aggregate principal amount in excess of $100.0 million. On March 1, 2012, the Company entered into the Extension Amendment to the Credit Agreement in order to extend the maturity of an additional $11.0 million of Dollar Term-1 Loans into new Extended Dollar Term-1 Loans. In addition, the borrowing capacity of the $350.0 revolving credit facility was reduced to $200.25 million in order to maintain a cost effective debt structure which is appropriate for our financing needs.

On April 27, 2012, the Company entered into Amendment No. 4 to the Credit Agreement in order to permit the Company to borrow an aggregate principal amount of up to $205 million of Refinancing Dollar Term-2 Loans (the “Refinancing Dollar Term-2 Loans”) with the consent of only the lenders agreeing to provide such Refinancing Dollar Term-2 Loans. The proceeds from the Refinancing Dollar Term-2 Loans were used to prepay in full all outstanding non-extended Dollar Term-1 Loans under the Credit Agreement. The Refinancing Dollar Term-2 Loans have identical terms with, and the same rights and obligations under the Credit Agreement as, the outstanding Dollar Term-2 Loans.

Senior Notes

On April 10, 2007, in connection with the Acquisition, we issued $565.0 million of 9.5%/10.25 % senior PIK-election fixed rate notes due 2015 (“Senior Toggle Notes”). The Senior Toggle Notes are unsecured senior obligations of the Company. Interest on the Senior Toggle Notes is payable semi-annually in arrears on each April 15 and October 15, which commenced on October 15, 2007. The PIK election feature expired with the interest period ended April 15, 2011. Therefore all remaining interest payments on the Senior Toggle Notes are to be paid entirely in cash at the cash interest rate of 9.5%. On and after April 15, 2011, we may redeem the Senior Toggle Notes at par plus specified declining premiums set forth in the indenture plus any accrued and unpaid interest to the date of redemption.

Senior Subordinated Notes

On April 10, 2007, in connection with the Acquisition, we issued €225.0 million 9 3/4 % Euro-denominated ($300.3 million dollar equivalent at the exchange rate effective on the issue date) Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”). The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness of the Company (including the senior credit facilities and the Senior Toggle Notes). Interest on the Senior Subordinated Notes is payable semi-annually in cash in arrears on each April 15 and October 15, which commences on October 15, 2007. We may redeem the Senior Subordinated Notes at par plus specified declining premiums set forth in the senior subordinated indenture plus any accrued and unpaid interest to the date of redemption.

As of June 30, 2012, there were $20.8 million in outstanding letters of credit which reduced the borrowing capacity under the $200.3 million revolving line of credit.

Long-Term and Other Obligations

Other obligations consist primarily of loans for equipment, buildings and a capital lease for a building.

Maturities of long-term obligations, including capital leases of $57.8 million, and other short-term borrowings for future fiscal years are:

(in millions)	2013	2014	2015	2016	2017	Thereafter	Total
Maturities of long-term and other obligations	43.2	79.4	643.0	21.3	1,293.6	603.0	2,683.5

Debt Issuance Costs

Debt issuance costs are capitalized within prepaid expenses and other assets on the balance sheet and amortized over the life of the related obligation through charges to interest expense in the Consolidated Statements of Operations. The unamortized total of debt issuance costs were approximately $28.2 million and $40.0 million as of June 30, 2012 and June 30, 2011, respectively. Amortization of debt issuance costs totaled $14.7 million and $10.0 million for the fiscal years ended June 30, 2012 and June 30, 2011, respectively.

Guarantees and Security

All obligations under the senior secured credit agreement and the Senior Toggle Notes and the Senior Subordinated Notes (together, the “notes”) are unconditionally guaranteed by each of the Company’s existing U.S. wholly-owned subsidiaries, other than the Company’s Puerto Rico subsidiaries, subject to certain exceptions.

All obligations under the Senior Secured Credit Facilities, and the guarantees of those obligations, are secured by substantially all of the following assets of the Company and each guarantor, subject to certain exceptions:

•

a pledge of 100% of the capital stock of the Company and 100% of the equity interests directly held by the Company and each guarantor in any wholly-owned material subsidiary of the Company or any guarantor (which pledge, in the case of any non-U.S. subsidiary of a U.S. subsidiary, will not include more than 65% of the voting stock of such non-U.S. subsidiary); and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of the Company and of each guarantor, subject to certain limited exceptions.

Debt Covenants

The senior secured credit agreement and the indentures governing the Senior Toggle Notes and the Senior Subordinated Notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s (and the Company’s restricted subsidiaries’) ability to incur additional indebtedness or issue certain preferred shares; create liens on assets; engage in mergers and consolidations; sell assets; pay dividends and distributions or repurchase capital stock; repay subordinated indebtedness; engage in certain transactions with affiliates; make investments, loans or advances; make certain acquisitions; in the case of the Company’s senior credit agreement, enter into sale and leaseback transactions, amend material agreements governing the Company’s subordinated indebtedness (including the Senior Subordinated Notes) and change the Company’s lines of business.

The senior credit facility and indentures governing the Senior Toggle Notes and the Senior Subordinated Notes also contain change of control provisions and certain customary affirmative covenants and events of default. As of June 30, 2012, the Company was in compliance with all covenants related to its long-term obligations. The Company’s long-term debt obligations do not contain any financial maintenance covenants.

Subject to certain exceptions, the senior credit agreement and the indentures governing the notes will permit the Company and its restricted subsidiaries to incur additional indebtedness, including secured indebtedness. None of the Company’s non-U.S. subsidiaries or Puerto Rico subsidiaries is a guarantor of the loans or notes.

As market conditions warrant and subject to the Company’s contractual restrictions and liquidity position, the Company, its affiliates and/or the Company’s major equity holders, including Blackstone and its affiliates, may from time to time repurchase the Company’s outstanding debt securities, including the Senior Toggle Notes and the Senior Subordinated Notes and/or the Company’s outstanding bank loans in privately negotiated or open market transactions, by tender or otherwise. Any such repurchases may be funded by incurring new debt, including additional borrowings under the Company’s existing credit facility. Any new debt may also be secured debt. The Company may also use available cash on the balance sheet. The amounts involved in any such transactions, individually or in the aggregate, may be material. Further, since some of the Company’s debt may trade at a discount to the face amount, any such purchases may result in the Company’s acquiring and retiring a substantial amount of any particular series, with the attendant reduction in the trading liquidity of any such series.

Under the indentures governing the notes, the Company’s ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments and paying certain dividends is tied to ratios based on Adjusted EBITDA (which is defined as “EBITDA” in the indentures).

Adjusted EBITDA is based on the definitions in the Company’s indentures, is not defined under U.S. GAAP, and is subject to important limitations.

7. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s borrowings.

The Company is exposed to fluctuations in the EUR-USD exchange rate on its investments in foreign operations in Europe. While the Company does not actively hedge against changes in foreign currency, we have mitigated the exposure of our investments in our European operations by denominating a portion of our debt in Euros. At June 30, 2012, the Company had Euro denominated debt outstanding of $582.7 million that qualifies as a hedge of a net investment in foreign operations. For non-derivatives designated and qualifying as net investment hedges, the effective portion of the translation gains or losses are reported in Accumulated Other Comprehensive Income/(Loss) as part of the cumulative translation adjustment. During fiscal year 2012, the Company recorded $69.4 million as a gain within cumulative translation adjustment. The net accumulated gain of this net investment as of June 30, 2012 included within Other Comprehensive Income was approximately $83.9 million. For the year ended June 30, 2012, the Company recognized an unrealized foreign exchange gain of $17.1 million in the consolidated statement of operations related to a portion of its Euro-denominated debt not designated as a net investment hedge. No such gain or loss was recognized for the year ended June 30, 2011 as the Company’s entire Euro-denominated debt was designated as an effective net investment hedge.

Amounts are reclassified out of Accumulated Other Comprehensive Income into earnings when the hedged net investment is either sold or substantially liquidated.

Credit Risk Related to Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where the Company could be declared in default on its derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the Company’s default on the indebtedness.

As of June 30, 2012, the terminal value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $23.4 million. As of June 30, 2012, the Company has minimum collateral posting thresholds with certain of its derivative counterparties and has posted collateral of $9.0 million. If the Company had breached any of these provisions at June 30, 2012, it could have been required to settle its obligations under the agreements at their termination value of $23.4 million.

Counterparty Credit Risk Management

The Company’s derivative financial statements present certain market and counterparty risks; however, concentration of counterparty credit risk is mitigated as the Company deals with a variety of major banks worldwide. The Company would not be materially impacted if any of the counterparties to its derivative financial instruments outstanding at June 30, 2012 failed to perform according to the terms of its agreement. At this time, the Company does not require collateral or any other security to support derivative instruments subject to credit risk by its counterparties.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. During the fiscal year ended June 30, 2012, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges for financial reporting purposes is recorded in Accumulated Other Comprehensive Income on the balance sheet and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

As of June 30, 2012, the Company had three outstanding interest rate derivatives which were effective for financial accounting purposes as of June 30, 2012. Two instruments had a combined notional value of $760.0 million and one had a notional amount of €240.0 million. These instruments are designated for financial accounting purposes as cash flow hedges of interest rate risk. Amounts reported in Accumulated Other Comprehensive Income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $21.4 million will be reclassified from other comprehensive income as an increase to interest expense.

Non-designated Hedges of Interest Rate Risk

Derivatives not designated as hedges for financial accounting purposes are not speculative and are used to manage the Company’s economic exposure to interest rate movements but, as of June 30, 2012, do not meet the hedge accounting requirements for financial reporting purposes of ASC 815 Derivatives and Hedging. Changes in the fair value of derivatives not designated as a hedge for financial accounting purposes are recorded directly into earnings as other expense, net. As of June 30, 2012, the Company had a ¥700 million notional value outstanding derivative maturing on May 15, 2013 that was not designated for financial accounting purposes as a hedge in a qualifying hedging relationship.

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the Consolidated Balance Sheet as of June 30, 2012 and June 30, 2011.

(in millions)	Fair Values of Financial Derivatives Instruments on the Consolidated Balance Sheets
	Liability Derivatives As of June 30, 2012		Liability Derivatives As of June 30, 2011
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under ASC 815:
Interest rate swaps	Other accrued liabilities and other liabilities	$23.1	Other accrued liabilities and other liabilities	$41.9

Total derivatives designated as hedging instruments under ASC 815:		23.1		41.9

Derivatives not designated as hedging instruments under ASC 815:
Interest rate swaps	Other accrued liabilities and other liabilities	$0.2	Other accrued liabilities and other liabilities	$0.3

Total derivatives not designated as hedging instruments under ASC 815:		$0.2		$0.3

The tables below present the effect of the Company’s derivative financial instruments on the Consolidated Statement of Operations for the fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010.

(in millions)	The Effect of Derivative Instruments on the Consolidated Statement of Operations for the Fiscal Years Ended June 30, 2012, June 30, 2011 and June 30, 2010.
Derivatives in ASC 815 Cash Flow Hedging Relationships	Amount of (Gain) or Loss Recognized in OCI on Derivative (Effective Portion)	Location of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)	Location of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount excluded from Effectiveness Testing)	Amount of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount excluded from Effectiveness Testing)

Fiscal Year 2012: Interest Rate Swaps	$11.0	Interest expense, net	$26.4	Other (income)/ expense, net	$0.2
Fiscal Year 2011: Interest Rate Swaps	$14.4	Interest income/ (expense), net	$26.9	Other (income)/ expense, net	$0.1
Fiscal Year 2010: Interest Rate Swaps	$52.9	Interest income/ (expense), net	$21.9	Other (income)/ expense, net	$0.6

Derivatives Not Designated as Hedging Instruments Under ASC 815	Location of (Gain) or Loss Recognized in Income on Derivative	Amount of (Gain) or Loss Recognized in Income on Derivative
Fiscal Year 2012: Interest Rate Swaps	Other (income)/ expense, net	$0.1
Fiscal Year 2011: Interest Rate Swaps	Other (income)/ expense, net	$(0.2)
Fiscal Year 2010: Interest Rate Swaps	Other (income)/ expense, net	$3.3

8. FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exit price that would be received to sell an asset or paid to transfer a liability. Fair value is a market-based measurement that should be determined using assumptions that market participants would use in pricing an asset or liability. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Value is determined using pricing models, discounted cash flow methodologies, or similar techniques and also includes instruments for which the determination of fair value requires significant judgment or estimation.

Fair value under ASC 820 is principally applied to financial assets and liabilities which, for Catalent, include both investments in money market funds and derivative instruments—interest rate swaps. The Company has not applied all the provisions of ASC 820 in financial statements to the nonfinancial assets and nonfinancial liabilities. There were no changes from the previously reported classification of financial assets and liabilities. The following table provides a summary of financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2012, aggregated by the level in the fair value hierarchy within which those measurements fall:

		Fair Value Measurements using:
(in millions)	Total	Level 1	Level 2	Level 3
Assets
Cash Equivalents-Money Market Funds	$5.9	$5.9	$—	$—

Liabilities
Interest rate swaps	$23.3	$—	$23.3	$—

The following table provides a summary of financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2011, aggregated by the level in the fair value hierarchy within which those measurements fall:

		Fair Value Measurements using:
(in millions)	Total	Level 1	Level 2	Level 3
Assets
Cash Equivalents-Money Market Funds	$5.4	$5.4	$—	$—

Liabilities
Interest rate swaps	$42.2	$—	$42.2	$—

Cash and Cash Equivalents

The fair value of cash and cash equivalents is estimated on the quoted market price of the investments. The carrying amounts of the Company’s cash equivalents approximate their fair value due to the short-term maturity of these instruments.

Derivative Instruments – Interest Rate Swaps

Currently, the Company uses interest rate swaps to manage interest rate risk on its variable rate long-term debt obligations. The fair value of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on the expectation of future interest rates (forward curves) and derived from observed market interest rate curves. In addition, to comply with the provision of ASC 820, credit valuation adjustments, which consider the impact of any credit enhancements on the contracts, are incorporated in the fair values to account for potential nonperformance risk. See Derivative Instruments and Hedging Activities (Note 7) to the unaudited Consolidated Financial Statements for further discussion.

Long-Term Obligations

The estimated fair value of long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities and considers collateral, if any.

The carrying amounts and the estimated fair values of financial instruments as of June 30, 2012 and June 30, 2011, are as follows:

	June 30, 2012		June 30, 2011
(in millions)	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Long-term debt and other	$2,683.5	$2,644.6	$2,346.6	$2,306.7
LIBOR interest rate swap	16.7	16.7	34.3	34.3
EURIBOR interest rate swap	6.4	6.4	7.6	7.6
TIBOR interest rate swap	0.2	0.2	0.3	0.3

The estimated fair values of these Level 2 assets are based on quoted market prices for the same or similar instruments and/or the current interest rates offered for debt of the same remaining maturities or estimated discounted cash flows.

9. INCOME TAXES

Earnings/(loss) from continuing operations before income taxes and discontinued operations are as follows for the fiscal years ended 2012, 2011 and 2010:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
U.S. Operations	($402.1)	($85.1)	($543.5)
Non-U.S. Operation	$420.7	$79.7	$328.1

	$18.6	($5.4)	($215.4)

The provision /(benefit) for income taxes consists of the following for the fiscal years ended 2012, 2011 and 2010:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Current:
Federal	$—	$(0.9)	$2.8
State and local	0.1	(0.5)	0.4
Non-U.S.	19.2	19.0	33.5

Total	$19.3	$17.6	$36.7

Deferred:
Federal	$6.0	$5.5	$5.5
State and local	0.2	1.2	1.2
Non-U.S.	(9.0)	(0.6)	(21.5)

Total	(2.8)	6.1	(14.8)

Total provision/(benefit)	$16.5	$23.7	$21.9

A reconciliation of the provision/(benefit) based on the federal statutory income tax rate to the Company’s effective income tax rate is as follows for the fiscal years ended 2012, 2011 and 2010:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Provision at U.S. Federal Statutory tax rate	$8.7	$(5.4)	$(91.2)
State and local income taxes, net of federal benefit	0.2	0.8	(8.3)
Foreign tax rate differential	(43.1)	(11.8)	(12.6)
Goodwill impairment	—	—	69.2
Permanent items	34.8	2.8	56.2
Unrecognized Tax Positions	(2.8)	2.5	(1.3)
Tax valuation allowance	28.1	29.5	10.3
Foreign tax credit	(0.2)	(0.2)	—
Income Tax	(7.7)	6.1	—
Other	(1.5)	(0.6)	(0.4)

	$16.5	$23.7	$21.9

As of June 30, 2012, the Company had $406.6 million of undistributed earnings from non-U.S. subsidiaries that are intended to be permanently reinvested in non-U.S. operations. As these earnings are considered permanently reinvested, no U.S. tax provision has been accrued related to the repatriation of these earnings. It is not feasible to estimate the amount of U.S tax that might be payable on the eventual remittance of such earnings.

Deferred income taxes arise from temporary differences between financial reporting and tax reporting bases of assets and liabilities, and operating loss and tax credit carry forwards for tax purposes. The components of the deferred income tax assets and liabilities are as follows at June 30, 2012 and 2011:

(in millions)	2012	2011
Deferred income tax assets:
Accrued liabilities	$38.0	$37.8
Equity compensation	7.3	7.0
Loss and tax credit carry forwards	216.0	278.9
Foreign Currency	27.6	23.2
Pension	38.5	14.3
Property-related	25.9	15.2
Intangibles	15.9	3.0
Other	8.3	6.7
OCI	27.0	14.3

Total deferred income tax assets	404.5	400.4
Valuation Allowance	(250.7)	(265.6)

Net deferred income tax assets	153.8	134.8

(in millions)	2012	2011
Deferred income tax liabilities:
Accrued Liabilities	(2.5)	(2.1)
Equity Compensation	0.1	—
Foreign Currency	(1.2)	(0.5)
Property-related	(30.0)	(17.1)
Goodwill and other intangibles	(187.0)	(155.0)
Other	(0.9)	(0.8)
OCI	—	(17.9)

Total deferred income tax liabilities	(221.5)	(193.4)

Net deferred income tax liabilities	$(67.7)	$(58.6)

Deferred tax assets and liabilities in the preceding table are in the following captions in the balance sheet at June 30, 2012 and 2011:

(in millions)	2012	2011
Current deferred tax asset	$18.6	$20.0
Non-current deferred tax asset	135.2	114.8
Current deferred tax liability	(1.6)	(0.7)
Non-current deferred tax liability	(219.9)	(192.7)

Net deferred tax liability	$(67.7)	$(58.6)

At June 30, 2012, the Company has federal net operating loss carry forwards of $413.6 million, $7.8 million of which are subject to Internal Revenue Code Section 382 limitations. The federal loss carry forwards expire through 2032. At June 30, 2012, the Company has state tax loss carry forwards of $587.5 million. Approximately $213 million of these losses are state tax losses generated in periods prior to the period ending June 30, 2007. Substantially all state carry forwards have twenty year carry forward period. In accordance with ASC 718, $37.8 million of federal and state losses were generated in prior tax years as a result of tax deductions for equity. Such deductions are not being recognized for financial statement purposes because a cash tax benefit was not realized by the Company. As a result, these deductions are not reflected in the federal and state net operating loss carry forward amounts indicated above. At June 30, 2012, the Company has international tax loss carry forwards of $67.7 million. Substantially all of these carry forwards are available for at least three years or have an indefinite carry forward period.

The Company has established a full valuation allowance against its net federal and state deferred tax assets as management does not believe it is more likely than not that these assets will be realized. The Company’s overall valuation allowance as of June 30, 2011 was $265.6 million. During the fiscal year the increase/(decrease) in valuation allowance related to federal, state and foreign assets was $62.4, $(64.6), $(12.7) million, respectively. As of June 30, 2012 the valuation allowance totaled $250.7 million. This total includes a full valuation allowance of $201.6 million and $42.7 million against its net federal and state deferred tax assets, respectively. At June 30, 2012, the Company has also recorded a valuation allowance of $6.4 million against certain of its foreign net deferred tax assets. The net decrease in the valuation allowance of $14.9 million is due to changes in foreign-related valuation allowances, reductions in deferred tax liabilities and changes in select deferred tax asset accounts such as accrued liabilities, net operating losses and OCI. This amount included a net decrease of $2.2 million in federal and state valuation allowance. During the current fiscal year the Company generated federal and state taxable income due to U.S. income inclusions resulting from deemed distributions from foreign subsidiaries. This income is not considered to be from normal operating activities.

Management evaluates all available evidence; both positive and negative using a more likely than not standard, in determining if adjustments to the valuation allowance are necessary. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, previous experience with tax attributes expiring unused and tax planning alternatives. In making such judgments, significant weight is given to evidence that can be objectively verified. The ability to realize deferred tax assets depends on the ability to generate sufficient taxable income in the carry back or carry forward periods provided for in the tax law for each applicable tax jurisdiction.

As part of the 2007 acquisiton from Cardinal, the Company has been indemnified by Cardinal for tax liabilities that may arise in the future that relate to tax periods prior to April 10, 2007 (the “Formation Date”). The indemnification agreement includes, among other taxes, any and all Federal, state and international income based taxes as well as any interest and penalties that may be related thereto.

The amount of income taxes the Company may pay is subject to ongoing audits by federal, state and foreign tax authorities, which may result in proposed assessments. The Company’s estimate for the potential outcome for any uncertain tax issue is highly judgmental. The Company assesses its income tax positions and record benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances and information available at the reporting date. For those tax positions for which it is more likely than not that a tax benefit will be sustained, the Company records the amount that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. Interest and penalties are accrued, where applicable. If we do not believe that it is more likely than not that a tax benefit will be sustained, no tax benefit is recognized.

ASC 740 includes guidance on the accounting for uncertainty in income taxes recognized in the financial statements. This standard also provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. As of June 30, 2012, the Company had a total of $33.4 million of unrecognized tax benefits. A reconciliation of our unrecognized tax benefit, excluding accrued interest for June 30, 2012 is as follows:

(in millions)
Balance at June 30, 2011	$33.9
Additions based on tax positions related to the current year	4.4
Additions for tax positions of prior years	0.7
Reductions for tax positions of prior years	(5.6)

Balance at June 30, 2012	$33.4

Of this amount, $8.9 million represents the amount of unrecognized tax benefits that, if recognized, would favorably impact the effective income tax rate. An additional $16.3 million represents the amount of unrecognized tax benefits that, if recognized, would not impact the effective income tax rate due to a full valuation allowance. The remaining $8.3 million represents unrecognized tax benefits subject to indemnification by Cardinal. It is reasonably possible that the amount of the liability for unrecognized tax benefits could change by a significant amount during the next 12 month period. Finalizing examinations with the relevant taxing authorities can include formal administrative and legal proceedings and, as a result, it is difficult to estimate the timing and range of possible changes related to our unrecognized tax benefits.

In the normal course of business, the Company is subject to examination by taxing authorities throughout the world, including major jurisdictions such as Germany, United Kingdom, France, the United States, and various states. The Company is no longer subject to examinations by the relevant tax authorities for years prior to fiscal 2001.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of June 30, 2012, the Company has approximately $6.0 million of accrued interest related to uncertain tax positions, an increase of $0.9 million from the prior year. The portion of such interest and penalties subject to indemnification by Cardinal is $5.2 million, an increase of $0.8 million from the prior year.

10. EMPLOYEE RETIREMENT BENEFIT PLANS

The Company sponsors various retirement plans, including defined benefit pension plans and defined contribution plans. Substantially all of the Company’s domestic non-union employees are eligible to participate in an employer-sponsored retirement savings plans, which include features under Section 401(k) of the Internal Revenue Code of 1986, as amended, and provide for company matching contributions. The Company’s contributions to the plans are determined by its Board of Directors subject to certain minimum requirements as specified in the plans. The Company uses a measurement date of June 30 for all its retirement and postretirement benefit plans.

In addition, employees of a commercial packaging site and a clinical services site were party to a multi employer pension plan. During Fiscal year 2012 the Company, after receiving the requisite authority to do so, notified the plan trustee of its withdrawal from such plan. Withdrawal from the plan resulted in the recognition of liability associated with the Company’s obligation to contribute $29.9 million, $25.4 million of which was recorded as an expense within discontinued operations as it related to the commercial packaging operation that was sold in June 2012. In addition, during the third fiscal quarter the Company received notification from the pension plan trustee with respect to its 2009 withdrawal related to a former printing component operation which was exited. Such notification resulted in a $6.2 million liability which was also recorded as an expense of the discontinued operation.

The following table provides a reconciliation of the change in projected benefit obligation and fair value of plan assets for the defined benefit retirement and other retirement plans:

At June 30,	Retirement Benefits		Other Post-Retirement Benefits
(in millions)	2012	2011	2012	2011
Accumulated Benefit Obligation	$283.0	$249.1	$5.3	$5.2

Change in Benefit Obligation
Benefit obligation at beginning of year	257.0	251.0	5.2	5.7
Company service cost	2.5	2.7	—	—
Interest cost	12.9	12.6	0.2	0.2
Multi employer plan obligation	35.8	—	—	—
Employee contributions	0.1	0.1	—	—
Plan amendments	—	—	—	—
Curtailments	—	—	—	—
Settlements	—	—	—	—
Special termination benefits	—	—	—	—
Divestitures	—	—	—	—
Business combinations	—	—	—	—
Benefits paid	(9.2)	(8.6)	(0.3)	(0.3)
Actual expenses	(0.1)	(0.1)	—	—
Actuarial (gain) loss	43.1	(20.5)	0.2	(0.4)
Exchange rate gain (loss)	(14.1)	19.8	—	—

Benefit obligation at end of year	328.0	257.0	5.3	5.2
Change in Plan Assets
Fair value of plan assets at beginning of year	182.9	154.7	—	—
Actual return on plan assets	15.3	16.8	—	—
Company contributions	8.4	9.5	0.4	0.3
Employee contributions	0.1	0.1	—	—
Settlements	—	—	—	—
Special company contributions to fund termination benefits	—		—	—
Divestitures	—	—	—	—
Business combinations	—	—	—	—
Benefits paid	(9.2)	(8.6)	(0.4)	(0.3)
Actual expenses	(0.1)	(0.1)	—	—
Exchange rate gain (loss)	(6.0)	10.5	—	—

Fair value of plan assets at end of year	191.4	182.9	—	—

Funded Status
Funded status at end of year	(136.6)	(74.1)	(5.3)	(5.2)
Employer contributions between measurement date and reporting date	—	—	—	—

The following table provides a reconciliation of the net amount recognized in the Consolidated Balance Sheets:

At June 30,	Retirement Benefits		Other Post-Retirement Benefits
(in millions)	2012	2011	2012	2011
Amounts Recognized in Statement of Financial Position
Noncurrent assets	$0.5	$0.6	$—	$—
Current liabilities	(1.0)	(0.9)	(0.5)	(0.5)
Noncurrent liabilities	(135.6)	(73.8)	(4.8)	(4.7)

Total asset/(liability)	(136.6)	(74.1)	(5.3)	(5.2)

Amounts Recognized in Accumulated Other Comprehensive Income
Transition (asset)/obligation	—	—	—	—
Prior service cost	0.2	0.2	—	—
Net (gain)/loss	42.4	5.1	(0.3)	(0.5)

Total accumulated other comprehensive income at the end of the year	42.6	5.3	(0.3)	(0.5)

Additional Information for Plan with ABO in Excess of Plan Assets
Projected benefit obligation	279.0	239.5	5.3	5.2
Accumulated benefit obligation	272.3	233.8	5.3	5.2
Fair value of plan assets	177.8	164.7	—	—

Additional Information for Plan with PBO in Excess of Plan Assets
Projected benefit obligation	279.0	239.5	5.3	5.2
Accumulated benefit obligation	272.3	233.8	5.3	5.2
Fair value of plan assets	177.8	164.7	—	—

Components of Net Periodic Benefit Cost
Service Cost	2.5	2.7	—	—
Interest Cost	12.9	12.6	0.2	0.2
Expected return on plan assets	(10.7)	(9.3)	—	—
Amortization of unrecognized:
Transition (asset)/obligation	—	—	—	—
Prior service cost	0.0	—	—	—
Net (gain)/loss	0.1	0.9	(0.0)	—

Ongoing periodic cost	4.8	6.9	0.2	0.2
Settlement/Curtailment Expense/(Income)	—	—	—	—

At June 30,	Retirement Benefits		Other Post-Retirement Benefits
(in millions)	2012	2011	2012	2011
Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Income
Net (gain)/loss arising during the year	$38.5	$(28.0)	0.2	$(0.5)
Prior service cost (credit) during the year	—	—	—	—
Transition asset/(obligation) recognized during the year	—	—	—	—
Prior service cost recognized during the year	(0.0)	—	—	—
Net gain/(loss) recognized during the year	(0.1)	(0.9)	0.0	—
Exchange rate gain/(loss) recognized during the year	(1.1)	1.6	(0.0)	—

Total recognized in other comprehensive income	37.3	(27.3)	0.2	(0.5)
Total Recognized in Net Periodic Benefit Cost and Other Comprehensive Income
Total recognized in net periodic benefit cost and other comprehensive income	42.1	(20.4)	0.4	(0.2)
Estimated Amounts to be Amortized from Accumulated Other Comprehensive Income into Net Periodic Benefit Cost in Financial Year 2012
Amortization of:
Transition (asset)/obligation	—	—	—	—
Prior service cost/(credit)	0.0	—	—	—
Net (gain)/loss	0.9	0.1	—	—
Financial Assumptions Used to Determine Benefit Obligations at the Balance Sheet Date
Discount rate (%)	4.09%	5.21%	3.38%	4.49%
Rate of compensation increases (%)	2.51%	2.51%	N/A	N/A
Financial Assumptions Used to Determine Net Periodic Benefit Cost for Financial Year
Discount rate (%)	5.21%	4.81%	4.49%	4.33%
Rate of compensation increases (%)	2.51%	2.53%	N/A	N/A
Expected long-term rate of return (%)	5.96%	6.07%	N/A	N/A
Expected Future Contributions
Financial Year

At June 30,	Retirement Benefits		Other Post-Retirement Benefits
(in millions)	2012	2011	2012	2011
Expected Future Benefit Payments(1)
Financial Year
2013	9.4		0.5
2014	10.7		0.5
2015	9.7		0.5
2016	11.8		0.5
2017	10.8		0.4
2018-2022	70.0		1.9
Actual Asset Allocation (%)
Equities	29.7%	33.3%	—	—
Government Bonds	21.9%	19.6%	—	—
Corporate Bonds	23.9%	22.5%	—	—
Property	3.3%	3.4%	—	—
Insurance Contracts	11.3%	10.8%	—	—
Other	9.9%	10.4%	—	—
Total	100.0%	100.0%	—	—
Actual Asset Allocation (Amount)
Equities	56.8	60.7	—	—
Government Bonds	41.9	35.9	—	—
Corporate Bonds	45.7	41.1	—	—
Property	6.3	6.3	—	—
Insurance Contracts	21.6	19.7	—	—
Other	18.9	19.2	—	—
Total	191.4	182.9	—	—
Target Asset Allocation (%)
Equities	33.2%	32.9%	—	—
Government Bonds	21.4%	21.3%	—	—
Corporate Bonds	24.3%	23.7%	—	—
Property	3.6%	3.7%	—	—
Insurance Contracts	8.6%	8.3%	—	—
Other	8.9%	10.1%	—	—

(1)	The expected future cash payments schedule does not include the estimated $36.0 million of payments related to the multi-employer pension plan we withdrew from in fiscal 2012.

The Company employs a building block approach in determining the long-term rate of return for plan assets. Historical markets are studied and long-term historical relationships between equities and fixed income are preserved consistent with the widely-accepted capital market principle that assets with higher volatility generate a greater return over the long run. Current market factors such as inflation and interest rates are evaluated before long-term capital market assumptions are determined. The long-term portfolio return is established via a building block approach with proper consideration of diversification and rebalancing. Peer data and historical returns are reviewed to check for reasonability and appropriateness.

Plan assets are recognized and measured at fair value in accordance with the accounting standards regarding fair value measurements. The following are valuation techniques used to determine the fair value of each major category of assets.

•	Short-term Investments, Equity securities, Fixed Income Securities, and Real Estate are valued using quoted market prices or other valuation methods, and thus are classified within Level 1 or Level 2.

•

Insurance Contracts and Other include investments with some observable and unobservable prices that are adjusted by cash contributions and distributions, and thus are classified within Level 2 or Level 3.

The following table provides a summary of plan assets that are measured in fair value as of June 30, 2012, aggregated by the level in the fair value hierarchy within which those measurements fall:

	Total Assets	Level 1	Level 2	Level 3
Equity Securities	$56.9	$5.0	$51.9	$—
Debt Securities	87.8	26.5	61.3	—
Real Estate	6.3	—	0.9	5.4
Other	40.4	—	19.4	21.0
Total	$191.4	$31.5	$133.5	$26.4

Level 3 real estate assets consist of a property fund which directly invests in properties which are held in the UK. The funds are priced using the Net Asset Value (NAV) of the fund and investors also get Bid and Offer prices on a monthly basis. The primary asset is Investment Properties. Investment properties are measured at fair value as determined by third party independent appraisers (the “Values”). Their value is ascertained by reference to the market value, having regard to whether they are let or un-let at the date of valuation, in accordance with the Appraisal and Valuation Manual issued by the Royal Institution of Chartered Surveyors.

Level 3 other assets consist of an insurance contract in the UK to fulfill the benefit obligations for a portion of the participant’s benefits. The value of this commitment is determined using the same assumptions and methods used to value the UK Retirement & Death Benefit Plan pension liability. Level 3 other assets also include the partial funding of the Eberbach Pension through a company promissory note or loan with an annual rate of interest of 5%. The value of this commitment fluctuates due to contributions and benefit payments in addition to loan interest.

The following table provides a summary of plan assets that are measured in fair value as of June 30, 2011, aggregated by the level in the fair value hierarchy within which those measurements fall:

	Total Assets	Level 1	Level 2	Level 3
Equity Securities	$60.7	$5.5	$55.2	$—
Debt Securities	77.0	23.9	53.1	—
Real Estate	6.3	—	0.9	5.4
Other	38.9	—	16.6	22.3

Total	$182.9	$29.4	$125.8	$27.7

The following table provides a reconciliation of the beginning and ending balances of level 3 assets as well as the changes during the period attributable to assets held and those purchases, sales, settlements, contributions and benefits that were paid:

Total (Level 3)

Asset Category Allocations – June 30, 2012

Total (Level 3) All figures in US Dollars (in millions)	Fair Value Measurement Using Significant Unobservable Inputs Total (Level 3)	Fair Value Measurement Using Significant Unobservable Inputs Insurance Contracts	Fair Value Measurement Using Significant Unobservable Inputs Other
Beginning Balance at June 30, 2011	$27.7	$4.4	$23.3
Actual return on plan assets:
Relating to assets still held at the reporting date	(0.7)	0.8	(1.5)
Relating to assets sold during the period	—	—	—
Purchases, sales, settlements, contributions and benefits paid	(0.6)	(0.3)	(0.3)
Transfers in and/or out of Level 3	—	—	—

Ending Balance at June 30, 2012	$26.4	$4.9	$21.5

The investment policy reflects the long-term nature of the plans’ funding obligations. The assets are invested to provide the opportunity for both income and growth of principal. This objective is pursued as a long-term goal designed to provide required benefits for participants without undue risk. It is expected that this objective can be achieved through a well-diversified asset portfolio. All equity investments are made within the guidelines of quality, marketability and diversification mandated by the Employee Retirement Income Security Act (“ERISA”) (for plans subject to ERISA) and other relevant statutes. Investment managers are directed to maintain equity portfolios at a risk level approximately equivalent to that of the specific benchmark established for that portfolio. Assets invested in fixed income securities and pooled fixed income portfolios are managed actively to pursue opportunities presented by changes in interest rates, credit ratings or maturity premiums.

At June 30, (actual dollar amounts)	Other Post-Retirement Benefits
	2012	2011
Assumed Healthcare Cost Trend Rates at the Balance Sheet Date
Healthcare cost trend rate – initial (%)
Pre 65	8.47%	7.77%
Post 65	7.70%	8.15%
Healthcare cost trend rate – ultimate (%)
Pre 65	4.77%	5.15%
Post 65	4.77%	5.15%
Year in which ultimate rates are reached
Pre 65	2020	2017
Post 65	2019	2018
Effect of 1% Change in Healthcare Cost Trend Rate
Healthcare cost trend rate up 1%
on APBO at balance sheet date	$278,178	$309,410
on total service and interest cost	11,853	14,243
Effect of 1% Change in Healthcare Cost Trend Rate
Healthcare cost trend rate down 1%
on APBO at balance sheet date	($248,870)	($273,544)

11. RELATED PARTY TRANSACTIONS

Advisor Transaction and Management Fees

The Company entered into a transaction and advisory fee agreement with Blackstone and certain other Investors in BHP PTS Holdings L.L.C. (the “Investors”), the investment entity controlled by affiliates of Blackstone that was formed in connection with the Investors’ investment in Phoenix. The Company pays an annual sponsor advisory fee to Blackstone and the Investors for certain monitoring, advisory and consulting services to the Company. During the fiscal year ended June 30, 2012, 2011 and 2010 this management fee was approximately $11.9, $10.6 and $10.0 million, respectively. As of June 30, 2012 there was $1.9 million recorded as a liability within Other Accrued Liabilities. This fee was recorded as expense within selling, general and administrative expenses in the Consolidated Statements of Operations. In addition, pursuant to the terms of the transaction and advisory services agreement with Blackstone, the Company paid approximately $10.0 million in the aggregate in connection with transactions during the fiscal year ended 2012.

Acquisition of non-controlling interest

In February 2012, the Company acquired the remaining 49% minority share of the R.P. Scherer business in Eberbach, Germany from Gelita AG. The purchase was comprised of a cash payment and a note which is payable over a three year period. The cash paid is reflected in the investing section of our statement of cash flows within the caption ‘cash paid for acquisitions’. The transaction was accounted for as a transaction between shareholders and is reflected as such within our statement of stockholders equity. Concurrent with the completion of the transaction, Gelita AG is no longer considered a related party.

Other Related Party Transactions

The Company has a three year participation agreement with Core Trust Purchasing Group (“CPG”), which designates CPG as a supplier of an outsource service for indirect materials. The Company does not pay any fees to participate in this group arrangement, and can terminate participation at any time prior to the expiration of the agreement without penalty. The vendors separately pay fees to CPG for access to CPG’s consortium of customers. Blackstone entered into an agreement with CPG whereby Blackstone receives a portion of the gross fees vendors pay to CPG based on the volume of purchases made between the Company and other participants. Purchases from CPG were approximately $7.1 million and $6.2 million for the fiscal year ended June 30, 2012 and 2011, respectively.

The Company participates in an employer health program agreement with Equity Healthcare LLC (“Equity Healthcare”). Equity Healthcare negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts and quality of service monitoring capability by Equity Healthcare. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms for providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. In consideration for these services, the Company pays Equity Healthcare a fee of $2.00 per participating employee per month. As of June 30, 2012, we had approximately 2,300 employees enrolled in our health benefit plans in the United States. Equity Healthcare is an affiliate of Blackstone.

In addition, the Company does business with a number of other companies affiliated with Blackstone; we believe that all such arrangements have been entered into in the ordinary course of our business and have been conducted on an arm’s length basis.

12. EQUITY

Description of Capital Stock

The Company is authorized to issue 1,000 shares of capital stock, all of which are Common Stock, with a par value of $0.01 per share. In accordance with the Certificate of Incorporation of the Company, each share of

Common Stock shall have one vote, and the Common Stock shall vote together as a single class. As of June 30, 2012, 100% of the outstanding shares of the capital stock of the Company have been issued to, and are held by, PTS Intermediate Holdings, LLC. In accordance with the By-Laws of the Company, the Board of Directors may declare dividends upon the stock of the Company as and when the Board deems appropriate.

Comprehensive Earnings/(Loss) and Accumulated Other Comprehensive Earnings/(Loss)

Comprehensive earnings/(loss) for the fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010 consist of:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Net earnings/(loss) attributable to Catalent	$(40.4)	$(54.0)	$(289.6)
Other comprehensive income/(losses):
Foreign currency translation adjustments	(27.3)	62.4	(21.5)
Net change in minimum pension liability	(26.5)	18.7	(1.3)
Deferred compensation/(benefit)	0.1	0.9	(0.3)
Change in unrealized loss on derivatives	15.2	12.5	(29.9)
Other Comprehensive income/(loss)	(38.5)	94.5	(53.0)
Total comprehensive income/(loss) loss before noncontrolling interest	(78.9)	40.5	(342.6)
Comprehensive income/(loss) attributable to noncontrolling interest	(3.8)	5.3	(4.6)
Comprehensive income/(loss)	$(82.7)	$45.8	$(347.2)

Accumulated other comprehensive earnings/(loss) for the fiscal years June 30, 2012, June 30, 2011 and June 30, 2010 consists of:

(in millions)	Foreign Currency Translation Adjustments	Unrealized Gains/(Losses) on Derivatives	Deferred Compensation	Pension Liability Adjustments	Other Comprehensive Income/(Loss)
Balance at June 30, 2009	$49.4	$(19.4)	$—	$(25.5)	$4.5
Activity, net of tax	(21.5)	(29.9)	(0.3)	(1.3)	(53.0)
Balance at June 30, 2010	27.9	(49.3)	(0.3)	(26.8)	(48.5)
Activity, net of tax	62.4	12.5	0.9	18.7	94.5
Balance at June 30, 2011	90.3	(36.8)	0.6	(8.1)	46.0
Activity, net of tax	(27.3)	15.2	0.1	(26.5)	(38.5)
Balance at June 30, 2012	$63.0	$(21.6)	$0.7	$(34.6)	$7.5
13. EQUITY-BASED COMPENSATION

Company Plan

The Company’s stock-based compensation generally includes stock options and restricted stock units. Shares issued relating to the Company’s stock-based plan is generally issued for the purpose of retaining key employees and directors of its subsidiaries. As of June 30, 2012, approximately 4,000 authorized shares are available for future awards under the Company’s stock-based compensation plan. The Company has adopted a form of non-qualified stock option agreement (the “Form Option Agreement”) for awards under the 2007 Plan. Under the Form Option Agreement, a portion of the stock option awards vest over a five-year period of time contingent solely upon the participants’ continued employment with the Company. Other stock option awards will vest over a specified performance period upon achievement of pre-determined operating performance targets over time, while others are market-based awards and vest upon The Blackstone Group’s realization of certain internal rates of return goals and the occurrence of a liquidity event subject to certain other performance criteria. The Form Option Agreement includes certain forfeitures provisions upon a participant’s separation from service with the Company.

Stock Compensation Expense

Stock compensation expense recognized in the consolidated statements of income was $3.7 million, $3.9 million and $2.6 million in fiscal years 2012, 2011 and 2010, respectively. All stock compensation expense is classified in selling, general and administrative expenses. Stock compensation expense is based on awards expected to vest, and therefore has been reduced by estimated forfeitures. Forfeitures are required to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates. As of June 30, 2012, $5.5 million of unrecognized compensation cost related to stock options is expected to be recognized as expense over a weighted-average period of approximately 1.9 years.

Methodology and Assumptions

Stock options are granted with an exercise price at least equal to 100% of the market value on the date of grant. In the 2007 Plan, stock options granted generally cliff-vest 100% five years from the grant date, or the vesting reference date as applicable. Stock options granted typically have a contractual term of 10 years. The grant-date fair value, adjusted for estimated forfeitures, is recognized as expense on a ratable basis over the substantive vesting period. The fair value of stock options is determined using the Black-Scholes-Merton option pricing model for service and performance based awards, and an adaptation of the Black-Scholes-Merton option valuation model, which takes into consideration the internal rate of return thresholds, for market based awards. This model adaptation is essentially equivalent to the use of path dependent-lattice model.

The weighted average of assumptions used in estimating the fair value of stock options granted during each year, along with the weighted-average grant-date fair values, were as follows.

Year Ended June 30,
	2012	2011	2010
Expected volatility	29% - 30%	29% - 30%	30% - 32%
Expected life (in years)	6.5 - 7.5	6.5 - 7.5	6.5 - 7.5
Risk-free interest rates	1.3% - 1.6%	2.7% - 3.2%	3.2% - 3.5%
Dividend yield	None	None	None

The Company’s expected volatility assumption is based on the historical volatility of closing share price of a comparable peer group and other factors. The expected life assumption is primarily based on the “simplified method” which is the mid-point between the vesting date and the end of the contractual term. The risk-free interest rate for the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The weighted-average grant-date fair value of stock options in 2012, 2011, and 2010 was $272.0 per share, $240.8 per share, and $136.1 per share, respectively.

The following table summarizes stock option activity and shares outstanding for the years ended June 30, 2012, June 30, 2011 and June 30, 2010. The exercise price and aggregate intrinsic value are presented on an actual dollar value basis.

		Time			Performance			Market
	Weighted Average Exercise Price	Number of shares	WA Contractual Term	Aggregate Intrinsic Value	Number of shares	WA Contractual Term	Aggregate Intrinsic Value	Number of shares	WA Contractual Term	Aggregate Intrinsic Value
Outstanding as of June 30, 2010	$760.83	36,040	9.1	$3,143,730	11,416	9.4	$1,027,530	27,408	9.4	$2,466,540
Granted	$850.00	5,587	10.0	—	1,266	10.0	—	2,509	10.0	—
Exercised	—	—	—	—	—	—	—	—	—	—
Forfeited	$750.00	(4,886)	—	—	(2,130)	—	—	(9,060)	—	—
Expired / Cancelled	$902.19	(1,964)	—	—	(160)	—	—	—	—	—

Outstanding as of June 30, 2011	$772.00	34,777	8.3	$9,206,150	10,392	8.5	$2,922,760	20,857	8.5	$5,828,590
Granted	$1,134.13	5,830	10.0		1,951	10.0		3,877	10.0
Exercised	$—	—	—		—			—	—
Forfeited	$815.11	(1,308)	—		(558)			(1,531)	—
Expired / Cancelled	$649.27	(722)	—		(171)			—

Outstanding as of June 30, 2012	$827.45	38,577	7.6	$18,420,550	11,614	7.8	$5,664,200	23,203	7.8	$11,088,790
Expected to vest as of June 30, 2012	$816.29	35,392	7.5	$16,897,360	10,589	7.8	$5,175,030	18,723	7.7	$9,225,510
Vested and Exercisable as of June 30, 2012	$783.44	15,220	6.9	$7,757,850	3,880	7.4	$2,108,500	—		$—

Restricted Stock Units

The Company may grant restricted stock units (RSUs) to employees for recognition and retention purposes. RSUs generally vest over a three to five-year period. The grant-date fair value, adjusted for estimated forfeitures, is recognized as expense on a ratable basis over the substantive vesting period. The fair value of RSUs is determined based on the number of shares granted and the fair value of the Company’s common stock on the date of grant.

The following table summarizes non-vested RSU activity for the year ended June 30, 2012.

	RSU Units	Weighted Average Grant-Date Fair Value
Non-vested as of June 30, 2010	2,600	$750
Granted	0	$0
Vested	(600)	$750
Forfeited	0	$0
Non-vested as of June 30, 2011	2,000	$750
Granted	500	$1,040
Vested	(600)	$750
Forfeited	0	$0
Non-vested as of June 30, 2012	1,900	$826

As of June 30, 2012, $0.6 million of unrecognized compensation cost related to RSUs is expected to be recognized as expense over a weighted-average period of approximately 1.5 years. The weighted-average grant-date fair value of RSUs in 2012, 2011 and 2010 was $0.5 million, $0.0 million and $0.8 million, respectively. The fair value of RSUs and restricted stock vested in 2012, 2011 and 2010 was $0.5 million, $0.5 million and $0.3 million, respectively.

14. COMMITMENTS AND CONTINGENT LIABILITIES

The future minimum rental payments for operating leases having initial or remaining non-cancelable lease terms in excess of one year at June 30, 2012 are:

(in millions)	2013	2014	2015	2016	2017	Thereafter	Total
Minimum rental payments	$9.1	$5.4	$4.2	$2.4	$1.9	$3.7	$26.7

Rental expense relating to operating leases was approximately $13.1 million, $15.5 million and $16.9 million for the fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010, respectively. Sublease rental income was not material for any period presented herein.

Other Matters

On March 24, 2011, a Packaging Services manufacturing operation located in Corby, United Kingdom was damaged by a fire. All employees and contractors on site were safely evacuated with no injuries reported. The Company recorded expense for inventory that was damaged and additional costs associated with transition activities in the income statement line item Property and Casualty Losses within continuing operations. In the consolidated statement of cash flows, the insurance proceeds attributable to the property and equipment destroyed in the fire are reported in cash flows from investing activities. All other insurance proceeds received during fiscal year 2012 to date have been reported in cash flows from operating activities. In addition, approximately $3.8 million of business interruption insurance proceeds were recognized in gross margin in the year ended June 30, 2012 representing the amount recovered from our business interruption insurance related to lost profit. The Company has made appropriate provisions for cost of property damage and employee related severance costs. Future impairment charges, capital expenditures and non-recurring expenses may be required in subsequent periods as more information becomes available and the Company executes on its strategic plans and environmental obligations in response to the fire. While the Company is working diligently with its insurance providers, no determination has been made as to the total amount of the associated charges or timing of the receipt of insurance proceeds.

The Company, along with several pharmaceutical companies, is named as a defendant in one hundred thirty-nine pending civil lawsuits filed by individuals allegedly injured by their use of the prescription acne medication Amnesteem®, a branded generic form of isotretinoin, and in some instances of isotretinoin products made and/or sold by other firms as well. While it is not possible to determine with any degree of certainty the ultimate outcome of these legal proceedings, including making a determination of liability, the Company believes that it has meritorious defenses with respect to the claims asserted against it and intends to vigorously defend its position.

From time to time the Company may be involved in legal proceedings arising in the ordinary course of business, including, without limitation, inquiries and claims concerning environmental contamination as well as litigation and allegations in connection with acquisitions, product liability, manufacturing or packaging defects, and claims for reimbursement for the cost of lost or damaged active pharmaceutical ingredients, the cost of which could be significant. Based on advice of counsel and available information, including current status or stage of proceeding, and taking into account accruals for matters where we have established them, we currently believe that any liabilities ultimately resulting from these ordinary course claims and proceedings will not, individually or in the aggregate, have a material adverse effect on our consolidated financial position, results of operations or cash flows.

15. SEGMENT INFORMATION

The Company conducts its business within the following operating segments: Softgel Technologies, Modified Release Technologies, Medication Delivery Solutions and Development & Clinical Services. The Softgel and Modified Release Technology operating segments are aggregated into one reportable operating segment – Oral Technologies. The Company evaluates the performance of its segments based on segment earnings before noncontrolling interest, other (income) expense, impairments, restructuring costs, interest expense, income tax (benefit)/expense, and depreciation and amortization (“Segment EBITDA”). EBITDA from continuing operations is consolidated earnings from continuing operations before interest expense, income tax (benefit)/expense, depreciation and amortization and is adjusted for the income or loss attributable to non controlling interest. The Company’s presentation of Segment EBITDA and EBITDA from continuing operations may not be comparable to similarly-titled measures used by other companies.

The following tables include net revenue and EBITDA during the fiscal year ended June 30, 2012, June 30, 2011 and June 30, 2010:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Oral Technologies
Net revenue	$1,220.2	$1,159.0	$1,120.3
Segment EBITDA	334.6	308.4	274.3
Medication Delivery Solutions
Net revenue	223.9	238.6	234.7
Segment EBITDA	27.5	33.5	30.0
Development and Clinical Services
Net revenue	268.3	157.0	144.9
Segment EBITDA	53.0	30.1	23.5

Inter-segment revenue elimination	(17.6)	(22.8)	(19.5)
Unallocated Costs(1)	(84.8)	(100.3)	(267.1)

Combined Total
Net revenue	1,694.8	1,531.8	1,480.4
EBITDA from continuing operations	$330.3	$271.7	$60.7

(1)	Unallocated costs include U.S. GAAP restructuring and other items, equity-based compensation, impairment charges, certain other corporate directed costs, and other costs that are not allocated to the segments as follows:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Impairment charges and gain/(loss) on sale of assets	$(1.8)	$(3.6)	$(214.8)
Equity compensation	(3.7)	(3.9)	(2.6)
Restructuring and other items	(45.8)	(24.9)	(29.4)
Property and casualty losses	8.8	(11.6)	—
Sponsor advisory fee	(11.8)	(10.6)	(10.0)
Noncontrolling interest	(1.2)	(3.9)	(2.6)
Other income/(expense), net	3.8	(26.0)	7.3
Non-allocated corporate costs, net	(33.1)	(15.8)	(15.0)
Total unallocated costs	$(84.8)	$(100.3)	$(267.1)

Provided below is a reconciliation of earnings/(loss) from continuing operations to EBITDA:

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Earnings/(loss) from continuing operations	$2.1	$(29.1)	$(237.3)
Depreciation and amortization	129.7	115.5	117.7
Interest expense, net	183.2	165.5	161.0
Income tax (benefit)/expense	16.5	23.7	21.9
Noncontrolling interest	(1.2)	(3.9)	(2.6)
EBITDA from continuing operations	$330.3	$271.7	$60.7

The following table includes total assets for each segment, as well as reconciling items necessary to total the amounts reported in the Consolidated Financial Statements:

(in millions)	June 30, 2012	June 30, 2011
Assets
Oral Technologies	$2,589.6	$2,604.4
Medication Delivery Solutions	251.7	267.4
Development and Clinical Services	671.5	162.8
Corporate and eliminations	(373.8)	(269.6)
Assets held for sale	—	66.2

Total assets	$3,139.0	$2,831.2

The following tables include depreciation and amortization expense and capital expenditures for the fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010 for each segment, as well as reconciling items necessary to total the amounts reported in the Consolidated Financial statements:

Depreciation and Amortization Expense

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Oral Technologies	$82.5	$82.3	$82.3
Medication Delivery Solutions	20.7	18.8	19.5
Development and Clinical Services	17.1	6.9	6.6
Corporate	9.4	7.5	9.3

Total depreciation and amortization expense	$129.7	$115.5	$117.7

Capital Expenditures

(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010
Oral Technologies	$57.1	$43.4	$50.3
Medication Delivery Solutions	22.0	24.2	12.1
Development and Clinical Services	16.9	12.6	4.1
Corporate	8.2	7.1	4.0

Total capital expenditure	$104.2	$87.3	$70.5

The following table presents revenue and long-lived assets by geographic area:

	Net Revenue			Long-Lived Assets
(in millions)	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011	Fiscal Year Ended June 30, 2010	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011
United States	$591.9	$497.6	$484.9	$789.2	$684.2
Europe	868.9	842.2	832.0	1,195.3	962.3
International Other	288.0	210.2	183.3	272.9	267.5
Eliminations	(54.0)	(18.2)	(19.8)	—	—

Total	$1,694.8	$1,531.8	$1,480.4	$2,257.4	$1,914.0

(1)	Long-lived assets include property and equipment, net of accumulated depreciation; intangible assets, net of accumulated amortization; and goodwill.

16. SUPPLEMENTAL BALANCE SHEET INFORMATION

Supplementary balance sheet information at June 30, 2012 and June 30, 2011 are detailed in the following tables:

Inventories

Work-in-process and finished goods inventories include raw materials, labor and overhead. Total inventories consisted of the following:

(in millions)	June 30, 2012	June 30, 2011
Raw materials and supplies	$69.8	$69.4
Work-in-process	25.1	24.5
Finished goods	32.3	46.7

Total inventory, gross	127.2	140.6
Inventory reserves	(8.5)	(9.8)

Total inventory, net	$118.7	$130.8

Prepaid and other assets

Prepaid and other assets consist of the following:

(in millions)	June 30, 2012	June 30, 2011
Prepaid expenses	$24.2	$16.4
Spare parts supplies	11.7	10.7
Deferred taxes	18.6	20.0
Other current assets	54.2	46.4

Total prepaid and other assets	$108.7	$93.5

Property and Equipment

Property and equipment consist of the following:

(in millions)	June 30, 2012	June 30, 2011
Land, buildings and improvements	$527.3	$420.4
Machinery and equipment	586.2	547.0
Furniture and fixtures	8.5	9.3
Construction in progress	54.2	50.9

Property and equipment, at cost	1,176.2	1,027.6
Accumulated depreciation	(366.5)	(306.3)

Property and equipment, net	$809.7	$721.3

Other Assets – Non current

Other assets consist of the following:

(in millions)	June 30, 2012	June 30, 2011
Deferred long term debt financing costs	$22.6	$29.9
Other	19.2	14.8

Total other assets	$41.8	$44.7

Other Accrued Liabilities

Other accrued liabilities consist of the following:

(in millions)	June 30, 2012	June 30, 2011
Accrued employee-related expenses	$86.8	$81.9
Restructuring accrual	9.8	8.0
Deferred income tax	1.6	0.7
Accrued interest	18.3	19.5
Interest rate swaps	23.2	23.5
Deferred revenue and fees	25.4	15.5
Accrued income tax	31.4	22.3
Other accrued liabilities and expenses	65.4	50.2

Total other accrued liabilities	$261.9	$221.6

Allowance for Doubtful Accounts

Trade receivables Allowance for Doubtful Accounts activity as follows:

(in millions)	June 30, 2012	June 30, 2011	June 30, 2010
Trade receivables allowance for doubtful accounts
Beginning Balance	$4.3	$2.8	$2.9
Charged to Cost and Expenses	0.5	1.4	0.9
Deductions and other	(0.3)	(0.1)	(1.0)
Impact of Foreign Exchange	(0.3)	0.2	—

Closing Balance	$4.2	$4.3	$2.8

Inventory Reserve

Inventories reserve activity as follows:

(in millions)	June 30, 2012	June 30, 2011	June 30, 2010
Inventory reserve
Beginning Balance	$9.8	$14.6	$16.0
Charged to Cost and Expenses	9.1	8.9	13.9
Deductions	(9.6)	(15.2)	(14.4)
Impact of Foreign Exchange	(0.8)	1.5	(0.9)

Closing Balance	$8.5	$9.8	$14.6

17. DISCONTINUED OPERATIONS AND DIVESTITURES

Discontinued Operations

In the fourth fiscal quarter of 2012, the Company sold its U.S. based commercial packaging operations and concluded the elimination of cash flows qualified the component as a discontinued operation. No material gain or loss was recognized on the sale. In addition, during fiscal year 2011, the Company concluded that its printed components facilities qualified as a component entity, the operations of which were then classified as held for sale and discontinued. In April 2011, the Company completed the sale of its printed component operations in a cash transaction for an amount which approximated fair value. Accordingly, all current and prior period financial information has been reclassified within the financial statements to discontinued operations captions within the Consolidated Statements of Operations and Cash Flows. The domestic commercial packaging and printed component entities were previously reported in the Company’s Packaging Services segment.

In addition, on November 13, 2009, the Company completed its sale of the North Raleigh, North Carolina sterile injectable facility to a third party for an amount which approximated fair value. Also, on March 30, 2009, the Company sold its Osny, France facility to Bavaria Industriekapital AG, a German industrial holding company. The operating results and cash flows from these operations are included within discontinued operations captions within the statements of operations and cash flow in prior periods.

The operating results of these components are included in the Consolidated Statement of Operations for the fiscal years ended June 30, 2012, June 30, 2011 and June 30, 2010 within discontinued operations.

Summarized consolidated statements of operations data for these discontinued operations are as follows:

	Fiscal Year Ended June 30,
(in millions)	2012	2011	2010
Net revenue	$94.3	$188.9	$258.4

Earnings /(loss) before income taxes	(41.2)	(20.1)	(50.1)
Income tax (benefit)/expense	0.1	0.9	(0.4)

Earnings/ (loss) from discontinued operations, net of tax	$(41.3)	$(21.0)	$(49.7)

Summarized balance sheet data for these discontinued operations is as follows:

(in millions)	June 30, 2012	June 30, 2011
Assets held for sale
Working capital and other assets	—	28.0
Property, Plant and Equipment, net	—	38.2

Total assets held for sale	—	66.2

Liabilities held for sale
Current liabilities	—	11.3
Other liabilities	—	0.3

Total liabilities held for sale	—	11.6

18. SUBSEQUENT EVENTS

In the preparation of its consolidated financial statements, the Company completed an evaluation of the impact of any subsequent events and determined there were no other subsequent events requiring disclosure in or adjustment to these financial statements.

19. GUARANTOR AND NON GUARANTOR FINANCIAL STATEMENTS

All obligations under the senior secured credit agreement, the Senior Toggle Notes and the €225 million 9 3/4% Euro-denominated Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”) are unconditionally guaranteed by each of the Company’s existing U.S. wholly-owned subsidiaries, other than the Company’s Puerto Rico subsidiaries, subject to certain exceptions.

The following condensed financial information presents the Company’s Consolidating Balance Sheet as of June 30, 2012 and as of June 30, 2011 and the Consolidating Statements of Operations for the years ended June 30, 2012, June 30, 2011 and June 30, 2010 and Cash Flows for the years ended June 30, 2012, June 30, 2011 and June 30, 2010: (a) Catalent Pharma Solutions, Inc. (“Issuer” and/or “Parent”); (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries and (d) elimination and adjustment entries necessary to combine the Issuer/Parent with the guarantor and non-guarantor subsidiaries on a consolidated basis, respectively.

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Statements of Operations

For the Year Ended June 30, 2012

(In millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Net revenue	$—	$591.9	$1,127.4	$(24.5)	$1,694.8
Cost of products sold	—	337.6	823.1	(24.5)	1,136.2

Gross Margin	—	254.3	304.3	—	558.6
Selling, general and administrative expenses	3.7	231.7	112.7	—	348.1
Impairment charges and (gain)/loss on sale of assets	—	(0.3)	2.1	—	1.8
Restructuring and other	—	1.8	17.7	—	19.5
Property and casualty losses	—	—	(8.8)	—	(8.8)

Operating earnings/(loss)	(3.7)	21.0	180.7	—	198.0
Interest expense, net	181.9	0.7	0.6	—	183.2
Other (income)/expense, net	(142.2)	(123.8)	(260.0)	522.2	(3.8)

Earnings/(loss) from continuing operations before income taxes	(43.4)	144.1	440.1	(522.2)	18.6
Income tax (benefit)/expense	(3.0)	5.7	13.8	—	16.5

Earnings/(loss) from continuing operations	(40.4)	138.4	426.3	(522.2)	2.1
Loss from discontinued operations	—	(40.0)	(1.3)	—	(41.3)

Net earnings/(loss)	(40.4)	98.4	425.0	(522.2)	(39.2)
Net earnings/(loss) attributable to noncontrolling interest	—	—	1.2	—	1.2

Net earnings/(loss) attributable to Catalent	$(40.4)	$98.4	$423.8	$(522.2)	$(40.4)

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Statements of Operations

For the Year Ended June 30, 2011

(In millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Net revenue	$—	$490.9	$1,058.3	$(17.4)	$1,531.8
Cost of products sold	—	279.2	767.9	(17.4)	1,029.7

Gross Margin	—	211.7	290.4	—	502.1
Selling, general and administrative expenses	3.9	167.9	116.5	—	288.3
Impairment charges and (gain)/loss on sale of assets	0.2	3.4	—	—	3.6
Restructuring and other	—	4.8	7.7	—	12.5
Property and casualty losses	—	0.3	11.3	—	11.6

Operating earnings/(loss)	(4.1)	35.3	154.9	—	186.1
Interest expense, net	161.0	2.2	2.3	—	165.5
Other (income)/expense, net	(108.4)	(462.4)	72.7	524.1	26.0

Earnings/(loss) from continuing operations before income taxes	(56.7)	495.5	79.9	(524.1)	(5.4)
Income tax (benefit)/expense	(3.2)	3.5	23.4	—	23.7

Earnings/(loss) from continuing operations	(53.5)	492.0	56.5	(524.1)	(29.1)
Earnings/(loss) from discontinued operations	(0.5)	8.1	(28.6)	—	(21.0)

Net earnings/(loss)	(54.0)	500.1	27.9	(524.1)	(50.1)
Net earnings/(loss) attributable to noncontrolling interest	—	—	3.9	—	3.9

Net earnings/(loss) attributable to Catalent	$(54.0)	$500.1	$24.0	$(524.1)	$(54.0)

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Statements of Operations

For the Year Ended June 30, 2010

(In millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Net revenue	$—	$444.2	$1,031.6	$4.6	$1,480.4
Cost of products sold	—	259.3	775.4	4.8	1,039.5

Gross Margin	—	184.9	256.2	(0.2)	440.9
Selling, general and administrative expenses	2.6	156.4	111.1	—	270.1
Impairment charges and (gain)/loss on sale of assets	20.0	180.3	14.5	—	214.8
Restructuring and other	—	4.3	13.4	—	17.7
Operating earnings/(loss)	(22.6)	(156.1)	117.2	(0.2)	(61.7)

Interest expense, net	157.0	0.4	3.6	—	161.0
Other (income)/expense, net	101.7	(138.2)	(196.5)	225.7	(7.3)

Earnings/(loss) from continuing operations before income taxes	(281.3)	(18.3)	310.1	(225.9)	(215.4)
Income tax (benefit)/expense	8.3	7.7	5.9	—	21.9

Earnings/(loss) from continuing operations	(289.6)	(26.0)	304.2	(225.9)	(237.3)
Earnings/(loss) from discontinued operations	—	(45.9)	(7.5)	3.7	(49.7)

Net earnings/(loss)	(289.6)	(71.9)	296.7	(222.2)	(287.0)
Net earnings/(loss) attributable to noncontrolling interest	—	—	2.6	—	2.6

Net earnings/(loss) attributable to Catalent	$(289.6)	$(71.9)	$294.1	$(222.2)	$(289.6)

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Balance Sheet

June 30, 2012

(In millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Assets
Current Assets
Cash and equivalents	$2.7	$49.5	$86.8	$—	$139.0
Trade receivables, net	—	112.4	225.9	—	338.3
Intercompany receivables	(406.6)	1,070.5	784.7	(1,448.6)	—
Inventories	—	24.0	94.7	—	118.7
Prepaid expenses and other	19.1	32.6	57.0	—	108.7

Total current assets	(384.8)	1,289.0	1,249.1	(1,448.6)	704.7
Property and equipment, net	—	353.8	455.9	—	809.7
Goodwill	—	331.4	698.5	—	1,029.9
Other intangibles, net	—	104.1	313.6	—	417.7
Investment in subsidiaries	3,632.1	—	—	(3,630.5)	1.6
Deferred income taxes asset	4.0	68.0	63.2	—	135.2
Other assets	22.7	15.3	2.2	—	40.2

Total assets	$3,274.0	$2,161.6	$2,782.5	$(5,079.1)	$3,139.0

Liabilities and Shareholder’s Deficit
Current Liabilities
Current portion of long-term obligations & other short-term borrowings	$17.8	$7.7	$17.7	$—	$43.2
Accounts payable	—	42.6	91.6	—	134.2
Intercompany accounts payable	1,080.4	—	79.0	(1,159.4)	—
Other accrued liabilities	49.4	95.7	116.8	—	261.9

Total current liabilities	1,147.6	146.0	305.1	(1,159.4)	439.3
Long-term obligations, less current portion	2,574.1	20.9	45.3	—	2,640.3
Intercompany long-term debt	(106.5)	2.4	391.7	(287.6)	—
Pension liability	—	55.7	84.6	—	140.3
Deferred income taxes liability	9.5	107.5	102.9	—	219.9
Other liabilities	—	29.5	20.4	—	49.9
Shareholder’s Deficit:
Total Catalent shareholder’s deficit	(350.7)	1,799.6	1,832.5	(3,632.1)	(350.7)
Noncontrolling interest	—	—	—	—	—

Total shareholder’s deficit	(350.7)	1,799.6	1,832.5	(3,632.1)	(350.7)

Total liabilities and shareholder’s deficit	$3,274.0	$2,161.6	$2,782.5	$(5,079.1)	$3,139.0

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Balance Sheet

June 30, 2011

(In millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Assets
Current Assets
Cash and equivalents	$3.6	$33.4	$168.1	$—	$205.1
Trade receivables, net	—	71.3	190.8	—	262.1
Intercompany receivables	70.3	712.9	908.6	(1,691.8)	—
Inventories	—	23.1	107.7	—	130.8
Prepaid expenses and other	20.5	24.4	48.6	—	93.5
Assets held for sale	—	66.2	—	—	66.2

Total current assets	94.4	931.3	1,423.8	(1,691.8)	757.7

Property and equipment, net	—	283.1	438.2	—	721.3
Goodwill	—	308.1	597.9	—	906.0
Other intangibles, net	—	91.6	195.1	—	286.7
Investment in subsidiaries	3,323.3	—	—	(3,321.9)	1.4
Deferred income taxes asset	22.3	68.1	24.4	—	114.8
Other assets	31.4	8.5	4.9	(1.5)	43.3

Total assets	$3,471.4	$1,690.7	$2,684.3	$(5,015.2)	$2,831.2

Liabilities and Shareholder’s Deficit
Current Liabilities
Current portion of long-term obligations & other short-term borrowings	$14.4	1.6	$12.6	$—	$28.6
Accounts payable	—	28.0	95.7	—	123.7
Intercompany accounts payable	1,206.7	—	—	(1,206.7)	—
Other accrued liabilities	49.1	72.8	99.7	—	221.6
Liabilities held for sale	—	11.6	—	—	11.6

Total current liabilities	1,270.2	114.0	208.0	(1,206.7)	385.5

Long-term obligations, less current portion	2,300.1	8.1	9.8	—	2,318.0
Intercompany long-term debt	69.2	1.7	414.3	(485.2)	—
Pension liability	—	17.0	61.5	—	78.5
Deferred income taxes liability	27.1	102.9	62.7	—	192.7
Other liabilities	18.5	22.5	25.4	—	66.4
Shareholder’s Deficit:		—			—
Total Catalent shareholder’s deficit	(213.7)	1,424.5	1,898.8	(3,323.3)	(213.7)
Noncontrolling interest	—	—	3.8	—	3.8

Total shareholder’s deficit	(213.7)	1,424.5	1,902.6	(3,323.3)	(209.9)

Total liabilities and shareholder’s deficit	$3,471.4	$1,690.7	$2,684.3	$(5,015.2)	$2,831.2

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Year Ended June 30, 2012

(in millions)

	Issuer	Guarantor Subsidiaries	Non- Guarantor	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by /(used in) operating activities from continuing operations	$(531.2)	$163.0	$455.9	$—	$87.7
Net cash provided by/(used in) operating activities from discontinued operations	—	0.2	—	—	0.2

Net cash provided by/(used in) operating activities	(531.2)	163.2	455.9	—	87.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, equipment and other productive assets	—	(42.3)	(61.9)	—	(104.2)
Proceeds from sale of property and equipment	—	1.3	0.9	—	2.2
Proceeds from insurance related to long lived assets	—	—	21.3	—	21.3
Payment for acquisitions, net of cash	(457.5)	—	—	—	(457.5)

Net cash provided by/(used in) investing activities from continuing operations	(457.5)	(41.0)	(39.7)	—	(538.2)
Net cash provided by/(used in) investing activities from discontinued operations	—	43.7	—	—	43.7

Net cash provided by/(used in) investing activities	(457.5)	2.7	(39.7)	—	(494.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany	618.6	(147.7)	(470.9)	—	—
Change in short-term borrowings	—	—	(2.9)	—	(2.9)
Payments related to revolver credit facility	(1.6)	—	—	—	(1.6)
Proceeds from Borrowing on term loan	393.3	—	—	—	393.3
Repayments of long-term obligations	(23.6)	(2.1)	(11.3)	—	(37.0)
Equity contribution/(redemption)	1.1	—	—	—	1.1

Net cash (used in)/ provided by financing activities from continuing operations	987.8	(149.8)	(485.1)	—	352.9
Net cash (used in)/provided by financing activities from discontinued operations	—	—	—	—	—

Net cash (used in)/provided by financing activities	987.8	(149.8)	(485.1)	—	352.9

Effect of foreign currency on cash	—	—	(12.4)	—	(12.4)

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	(0.9)	16.1	(81.3)	—	(66.1)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	3.6	33.4	168.1	—	205.1

CASH AND EQUIVALENTS AT END OF PERIOD	$2.7	$49.5	$86.8	$—	$139.0

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Year Ended June 30, 2011

(in millions)

	Issuer	Guarantor Subsidiaries	Non- Guarantor	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by / (used in) operating activities from continuing operations	$(557.5)	$539.7	$129.4	$—	$111.6
Net cash provided by/(used in) operating activities from discontinued operations	—	3.8	(15.7)		(11.9)

Net cash provided by / (used in) operating activities	(557.5)	543.5	113.7	—	99.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment and other productive assets	—	(32.8)	(54.5)	—	(87.3)
Proceeds from sale of property and equipment	—	0.1	3.9	—	4.0

Net cash provided by/(used in) investing activities from continuing operations	—	(32.7)	(50.6)	—	(83.3)
Net cash provided by/(used in) investing activities from discontinued operations	—	6.8	26.1		32.9

Net cash provided by/(used in) investing activities	—	(25.9)	(24.5)	—	(50.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany	464.1	(515.9)	51.8	—	—
Net change in short-term borrowings	(4.5)	—	1.2		(3.3)
Repayments of long-term obligations	(14.2)	(0.1)	(9.8)	—	(24.1)
Distribution to noncontrolling interest holder	—	—	(2.6)	—	(2.6)
Equity contribution (redemption)	3.9	—	—	—	3.9

Net cash (used in)/ provided by financing activities from continuing operations	449.3	(516.0)	40.6	—	(26.1)
Net cash (used in)/provided by financing activities from discontinued operations	—	—	—	—	—

Net cash provided by/(used in) financing activities	449.3	(516.0)	40.6	—	(26.1)

Effect of foreign currency on cash	94.1	—	(76.2)		17.9

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	(14.1)	1.6	53.6	—	41.1
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	17.7	31.8	114.5	—	164.0

CASH AND EQUIVALENTS AT END OF PERIOD	$3.6	$33.4	$168.1	$—	$205.1

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Year Ended June 30, 2010

(in millions)

	Issuer	Guarantor Subsidiaries	Non- Guarantor	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by / (used in) operating activities from continuing operations	$(351.9)	$159.5	$423.9	$—	$231.5
Net cash provided by/(used in) operating activities from discontinued operations	—	(0.7)	3.0		2.3

Net cash provided by / (used in) operating activities	(351.9)	158.8	426.9	—	233.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment and other productive assets	—	(13.3)	(57.2)	—	(70.5)
Proceeds from sale of property and equipment	—	(0.4)	0.7	—	0.3

Net cash provided by/(used in) investing activities from continuing operations	—	(13.7)	(56.5)	—	(70.2)
Net cash provided by/(used in) investing activities from discontinued operations	—	6.7	(3.2)		3.5

Net cash provided by/(used in) investing activities	—	(7.0)	(59.7)	—	(66.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany	502.3	(122.7)	(379.6)	—	—
Net change in short-term borrowings	(0.3)	—	1.4		1.1
Repayments of revolver credit facility	(36.0)				(36.0)
Borrowings from revolver credit facility					—
Repayments of long-term obligations	(14.1)	(1.6)	(5.0)	—	(20.7)
Distribution to noncontrolling interest holder	—	—	(1.7)	—	(1.7)
Equity contribution (redemption)	0.6	—	—	—	0.6

Net cash (used in)/ provided by financing activities from continuing operations	452.5	(124.3)	(384.9)	—	(56.7)
Net cash (used in)/provided by financing activities from discontinued operations	—	—	—	—	—

Net cash provided by/(used in) financing activities	452.5	(124.3)	(384.9)	—	(56.7)

Effect of foreign currency on cash	(83.1)	—	72.8		(10.3)

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	17.5	27.5	55.1	—	100.1
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	0.2	4.2	59.5	—	63.9

CASH AND EQUIVALENTS AT END OF PERIOD	$17.7	$31.7	$114.6	$—	$164.0

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited; Dollars in millions)

	Nine Months Ended March 31,
	2013	2012
Net revenue	$1,295.1	$1,216.5
Cost of products sold	900.2	823.4

Gross margin	394.9	393.1
Selling, general, and administrative expenses	251.7	242.3
Impairment charges and (gain)/loss on sale of assets	4.6	(1.4)
Restructuring and other	12.7	12.6
Property and casualty (gain)/losses, net	—	(10.5)

Operating earnings, income/(loss)	125.9	150.1
Interest expense, net	160.7	131.2
Other (income)/expense, net	20.3	(3.1)

Earnings/(loss) from continuing operations before income taxes	(55.1)	22.0
Income tax expense/(benefit)	5.9	19.0

Earnings/(loss) from continuing operations	(61.0)	3.0
Earnings/(loss) from discontinued operations, net of tax	(4.9)	(4.0)

Net earnings/(loss)	(65.9)	(1.0)
Net earnings/(loss) attributable to noncontrolling interest, net of tax	—	1.2

Net earnings/(loss) attributable to Catalent	$(65.9)	$(2.2)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income/(Loss)

(Unaudited; Dollars in millions)

	Nine Months Ended March 31,
	2013	2012
Net earnings/(loss)	$(65.9)	$(1.0)
Other comprehensive income/(loss), net of tax
Foreign currency translation adjustments	(25.2)	(9.2)
Defined benefit pension plan	—	1.6
Deferred compensation/(benefit)	0.8	0.2
Earnings/(loss) on derivatives for the period	20.7	9.4

Other comprehensive income/(loss), net of tax	(3.7)	2.0
Comprehensive earnings/(loss)	(69.6)	1.0
Comprehensive income/(loss) attributable to noncontrolling interest	—	(3.8)
Comprehensive earnings/(loss) attributable to Catalent	$(69.6)	$4.8

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited; Dollars in millions except per share amounts)

	March 31, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$87.5	$139.0
Trade receivables, net	316.5	338.3
Inventories, net	143.2	118.7
Prepaid expenses and other	84.4	108.7

Total current assets	631.6	704.7
Property plant and equipment, net	807.0	809.7
Other assets:
Goodwill	1,023.1	1,029.9
Other intangibles, net	381.4	417.7
Deferred income taxes	136.6	135.2
Other	41.6	41.8

Total assets	$3,021.3	$3,139.0

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$29.6	$43.2
Accounts payable	138.8	134.2
Other accrued liabilities	220.6	261.9

Total current liabilities	389.0	439.3
Long-term obligations, less current portion	2,645.6	2,640.3
Pension liability	142.8	140.3
Deferred income taxes	211.8	219.9
Other liabilities	49.5	49.9
Commitment and contingencies (see Note 12)
Shareholder’s equity/(deficit):
Common stock $0.01 par value; 1,000 shared authorized, 100 shares issued
Additional paid in capital	1,026.8	1,023.9
Accumulated deficit	(1,448.0)	(1,382.1)
Accumulated other comprehensive income/(loss)	3.8	7.5
Total Catalent shareholder’s equity/(deficit)	(417.4)	(350.7)
Noncontrolling interest	—	—
Total shareholder’s deficit	(417.4)	(350.7)

Total liabilities and shareholder’s deficit	$3,021.3	$3,139.0

The accompanying notes are an integral part of these unaudited consolidated financial statements

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statement of Changes in Shareholder’s Equity/(Deficit)

(Unaudited; Dollars in millions)

	Common Stock	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss)/Income	Total Shareholder’s (Deficit)/ Equity
Balance at June 30, 2012	$—	$1,023.9	$(1,382.1)	$7.5	$(350.7)
Equity contribution		0.7			0.7
Equity compensation		2.2			2.2
Net income/(loss)			(65.9)		(65.9)
Other comprehensive income/(loss)				(3.7)	(3.7)

Balance at March 31, 2013	$—	$1,026.8	$(1,448.0)	$3.8	$(417.4)

The accompanying notes are an integral part of these unaudited consolidated financial statements

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited; Dollars in millions)

	Nine Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings/(loss)	$(65.9)	$(1.0)
Net earnings/(loss) from discontinued operations	(4.9)	(4.0)

Earnings/(loss) from continuing operations	(61.0)	3.0
Adjustments to reconcile (loss)/earnings from continued operations to net cash from operations:
Depreciation and amortization	114.9	92.8
Non-cash foreign currency transaction (gains)/losses, net	10.3	(1.8)
Amortization and write off of debt financing costs	13.0	11.4
Asset impairments and (gain)/loss on sale of assets	4.6	6.1
Proceeds from insurance related to long lived assets	—	(21.3)
Call premium payments and financing fees paid	7.6	—
Equity compensation	2.2	2.6
Provision/(benefit) for deferred income taxes	(7.2)	(1.5)
Provision for bad debts and inventory	7.2	5.0
Change in operating assets and liabilities:
Decrease/(increase) in trade receivables	20.8	(13.0)
Decrease/(increase) in inventories	(28.0)	(9.1)
Increase/(decrease) in accounts payable	5.0	(13.3)
Other accrued liabilities and operating items, net	(5.0)	21.0

Net cash provided by/(used in) operating activities from continuing operations	84.4	81.9
Net cash provided by/(used in) operating activities from discontinued operations	(1.2)	3.9

Net cash provided by/(used in) operating activities	83.2	85.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment and other productive assets	(84.8)	(67.6)
Proceeds from sale of property and equipment	0.3	2.0
Proceeds from insurance related to long lived assets	—	21.3
Payment for acquisitions, net	—	(459.2)

Net cash provided by/(used in) investing activities from continuing operations	(84.5)	(503.5)
Net cash provided by/(used in) investing activities from discontinued operations	—	(3.9)

Net cash provided by/(used in) investing activities	(84.5)	(507.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in short-term borrowings	(9.5)	(1.3)
Payments related to revolver credit facility fees	—	(1.6)
Proceeds from Borrowing, net	399.3	386.8
Payments related to long-term obligations	(434.3)	(23.6)
Call premium payments	(7.6)	—
Distribution to noncontrolling interest holder	—	—
Equity contribution/(redemption)	0.7	1.1

Net cash (used in)/provided by financing activities from continuing operations	(51.4)	361.4
Net cash (used in)/provided by financing activities from discontinued operations	—	—
Net cash (used in)/provided by financing activities	(51.4)	361.4

Effect of foreign currency on cash	1.2	(9.0)
NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	(51.5)	(69.2)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	139.0	205.1

CASH AND EQUIVALENTS AT END OF PERIOD	$87.5	$135.9

SUPPLEMENTARY CASH FLOW INFORMATION:
Interest paid	$132.4	$101.0
Income taxes paid, net	$10.3	$13.0

The accompanying notes are an integral part of these unaudited consolidated financial statements

Catalent Pharma Solutions, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

(Unaudited; Dollars in millions except per share amounts)

1.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Catalent Pharma Solutions, Inc. (“Catalent”, or the “Company”) is a direct wholly-owned subsidiary of PTS Intermediate Holdings LLC (“Intermediate Holdings”). Intermediate Holdings is a direct wholly-owned subsidiary of PTS Holdings Corp. (“Parent”) and Parent is 100% owned by Phoenix Charter LLC (“Phoenix”) and certain members of the Company’s senior management. Phoenix is wholly-owned by BHP PTS Holdings L.L.C., an entity controlled by affiliates of The Blackstone Group (“Blackstone”), a global private investment and advisory firm.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending June 30, 2013 . The consolidated balance sheet at June 30, 2012 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included elsewhere in this prospectus.

Reclassifications

We made certain reclassifications to conform the prior period consolidated financial statements and notes to the current period presentation including classification of the U.S. based commercial packaging operations financial results within discontinued operations. The U.S. based commercial packaging operations were previously classified in the Packaging Services segment, which, concurrent with the sale, ceased being reported as a reportable segment. In addition, the historical financial results of the non-U.S. commercial packaging services operation, formerly generated from the U.K. based packaging facility, which was destroyed by fire, have been reclassified to the Oral Technologies segment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates include, but are not limited to, allowance for doubtful accounts, inventory and long-lived asset valuation, goodwill and other intangible asset valuation and impairment, equity-based compensation, income taxes, derivative financial instruments and pension plan asset and liability valuation. Actual amounts may differ from these estimated amounts.

Translation and Transaction of Foreign Currencies

The financial statements of the Company’s operations outside the U.S. are generally measured using the local currency as the functional currency. Adjustments to translate the assets and liabilities of these foreign operations into U.S. dollars are accumulated as a component of other comprehensive income/(loss) utilizing period-end exchange rates. In addition, the currency fluctuation associated with the portion of the Company’s euro-denominated debt designated as a net investment hedge is included as a component of other comprehensive income/(loss). Foreign currency transaction gains and losses calculated by utilizing weighted average exchange rates for the period are included in the statements of operations in “other expense, net”. Such foreign currency transaction gains and losses include inter-company loans that are not permanently reinvested.

Revenue Recognition

In accordance with Accounting Standard Codification (ASC) 605 Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Revenue is recognized net of sales returns and allowances, if any.

Manufacturing and packaging revenue is recognized upon delivery of the product in accordance with the terms of the contract, which specify when transfer of title and risk of loss occurs. Some of the Company’s manufacturing contracts with its customers have annual minimum purchase requirements. At the end of the contract year, revenue is recognized for the unfilled purchase obligation in accordance with the contract terms.

Non-product revenue includes service related fees, royalty and research and development product license and participation fees, annual exclusivity fees, option fees to extend exclusivity agreements and milestone payments for attaining certain regulatory approvals and are recognized at fair value. Exclusivity payments are paid by customers in return for the Company’s commitment to manufacture certain products for those customers only. The revenue related to these agreements is recognized over the term of the exclusivity agreement or the term of the option agreement unless a particular milestone is designated, in which case revenue is recognized when service obligations or performance have been completed. Service revenue is primarily driven by our Development and Clinical Services business revenue of $93.0 million and $298.1 million , respectively for the three and nine months ended March 31, 2013 and $71.1 million and $167.0 million , respectively for the three and nine months ended March 31, 2012 . Cost of services associated with this revenue was $67.7 million and $212.5 million , respectively for the three and nine months ended March 31, 2013 and $48.4 million and $112.6 million , respectively for the three and nine months ended March 31, 2012 . The remaining segments recorded an ancillary amount of service revenue for all periods presented.

Arrangements containing multiple revenue generating activities, including service arrangements, are accounted for in accordance with applicable accounting guidance included within the framework of U.S. GAAP. If the deliverable meets the criteria of a separate unit of accounting, the arrangement revenue is allocated to each element based upon its relative fair value. Generally, in cases where we have multiple contracts with the same customer we treat such contracts as separate arrangements.

Goodwill

The Company accounts for purchased goodwill and intangible assets with indefinite lives in accordance with Codification Statement ASC 350 Intangibles—Goodwill and Other (ASC 350). Under ASC 350, goodwill and intangible assets with indefinite lives are not amortized, but instead are tested for impairment at least annually. In September 2011, the FASB issued guidance that simplified how entities test for goodwill impairment. This guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a two-step goodwill impairment test. The Company has elected to perform its annual impairment analysis during its fourth fiscal quarter each year.

Property and Equipment and Other Definite Lived Intangible Assets

Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, including capital lease assets that are amortized over the shorter of their useful lives or the terms of the respective leases. The Company generally uses the following range of useful lives for its property and equipment categories: buildings and improvements— 5 to 50 years; machinery and equipment— 3 to 10 years; and furniture and fixtures— 3 to 7 years. Depreciation expense was $27.9 million and $82.6 million , respectively for the three and nine months ended March 31, 2013 and $25.7 million and $69.3 million , respectively for the three and nine months ended March 31, 2012 . The Company charges repairs and maintenance costs to expense as incurred. The amount of capitalized interest was immaterial for all periods presented.

Intangible assets with finite lives, primarily including customer relationships and patents and trademarks continue to be amortized over their useful lives. The Company evaluates the recoverability of its other long-lived assets, including amortizing intangible assets, if circumstances indicate impairment may have occurred pursuant to Codification Standard ASC 360 Property, Plant and Equipment (ASC 360). This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an un-discounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value through a charge to the Consolidated Statements of Operations. Fair value is determined based on assumptions the Company believes marketplace participants would utilize and comparable marketplace information in similar arms length transactions.

Research and Development Costs

The Company expenses research and development costs as incurred. Costs incurred in connection with the development of new offerings and manufacturing process improvements are recorded within selling, general, and administrative expenses. Such research and development costs included in selling, general, and administrative expenses amounted to $3.4 million and $10.1 million , respectively for three and nine months ended March 31, 2013 and $4.5 million and $11.9 million , respectively for three and nine months ended March 31, 2012 . Costs incurred in connection with research and development services we provide to customers and services performed in support of the commercial manufacturing process for customers are recorded within cost of sales. Such research and development costs included in cost of sales amounted to $9.1 million and $26.4 million , respectively for three and nine months ended March 31, 2013 and $8.9 million and $25.1 million , respectively for three and nine months ended March 31, 2012 .

Recent Financial Accounting Standards

In March 2013, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity” (“ASU 2013-05”). ASU 2013-05 resolves the diversity in practice concerning the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets within a foreign entity. The guidance is effective for fiscal years and interim reporting periods within those fiscal years beginning after December 15, 2013. The amendments described in the ASU are to be applied prospectively to derecognition events occurring after the effective date; prior periods are not to be adjusted. Catalent is currently evaluating the impact of this standard on our consolidated results of operations and financial position.

In February 2013, the FASB issued Accounting Standards Update No. 2013-04, “Obligations Resulting from Joint and Several Liability Arrangements” (“ASU 2013-04”). ASU 2013-04 provides guidance for the recognition, measurement, and disclosure resulting from joint and several liability arrangements. Examples of obligations that fall within the scope of the ASU include certain debt arrangements, other contractual obligations, and settled litigation. The new guidance is effective on a retrospective basis for fiscal years and interim periods within those fiscal years beginning after December 15, 2013. Catalent is currently evaluating the impact of this standard and does not expect a material impact on the disclosures included in our consolidated financial statements.

In February 2013, the FASB issued Accounting Standards Update No. 2013-02, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income” (“ASU 2013-02”). ASU 2013-02 requires enhanced disclosures about items reclassified out of accumulated other comprehensive income (AOCI). For items reclassified to net income in their entirety, the ASU requires information about the effect of significant reclassification items to appear on separate line items of net income. For those items where direct reclassification to net income is not required, companies must provide cross-references to other disclosures that provide details about the effects of the reclassification out of AOCI. Expanded disclosures concerning current period changes in AOCI balances are also required for each component of OCI on the face of the financial statements or in the notes. ASU 2013-02 is effective prospectively for fiscal years beginning after December 15, 2012, and interim periods within those fiscal years. Catalent is currently evaluating the impact of this standard on the disclosures and presentation of our consolidated results of operations and financial position included in our consolidated financial statements.

In December 2011, the FASB issued Accounting Standards Update No. 2011-11, “Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). ASU 2011-11 will require disclosure of information about offsetting and related arrangements to enable users of our financial statements to understand the effect of those arrangements on our financial position. In January 2013, the FASB issued Accounting Standards Update No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities” (“ASU 2013-01”). ASU 2013-01 limits the scope of the new balance sheet offsetting disclosure requirements to derivatives (including bifurcated embedded derivatives), repurchase agreements and reverse repurchase agreements, and certain securities borrowing and lending arrangements. The new guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The disclosures required are to be applied retrospectively for all comparative periods presented. Upon adoption, we do not expect that this standard will materially impact our disclosures included in our consolidated financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “ Presentation of Comprehensive Income “ (“ASU 2011-05”). ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity and requires an entity to present items of net income, other comprehensive income and total comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 also initially required companies to display reclassification adjustments for each component of other comprehensive income in both net income and other comprehensive income on the face of the financial statements; however in December 2011, the FASB issued ASU 2011-12 which deferred this requirement. The amendments in the ASUs did not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. During the first quarter of fiscal 2013, the Company adopted ASU 2011-05 and ASU 2011-12 and has elected to present the items of and total other comprehensive income in a separate statement following the Statement of Operations. As noted above, the FASB has issued ASU 2013-02 which provides guidance and the effective date for implementation of enhanced disclosure of items reclassified out of accumulated other comprehensive income.

2.	BUSINESS COMBINATIONS

Acquisition of the Clinical Trial Supplies Operations of Aptuit, LLC

On February 17, 2012 , the Company completed its acquisition of the Clinical Trial Supplies business (the “CTS Business”) of Aptuit, LLC, a Delaware limited liability company (“Aptuit”), by purchasing the outstanding shares of capital stock of Aptuit Holdings, Inc., a wholly-owned subsidiary of Aptuit (the “CTS Acquisition”). The acquisition was completed in connection with the pursuit of our strategic growth initiatives. Catalent financed the CTS Acquisition and related fees and expenses using the proceeds from a $400.0 million incremental term loan facility and cash on hand.

Purchase Price Allocation

The acquisition method of accounting is based on ASC Subtopic 805-10, “ Business Combinations ,” and uses the fair value concepts defined in ASC Subtopic 820-10, “ Fair Value Measurements and Disclosures “. The

purchase price for the CTS Business was allocated to the net tangible and intangible assets based upon their fair values as of the acquisition date. The allocation of the purchase price was based upon a valuation and the estimates and assumptions are subject to change within the measurement period. The excess of the purchase price over the fair values of the net tangible assets and intangible assets was recorded as goodwill and is generally driven by our expectations of our ability to realize synergies and achieve our strategic growth objectives.

As of March 31, 2013 , the allocation of purchase price was comprised of:

(Dollars in millions)
Accounts receivable, net	$27.9
Plant, property and equipment, net	80.6
Unbilled services	11.8
Other assets	0.4
Goodwill	170.4
Intangibles	177.6
Accounts payable	(10.8)
Accrued liabilities	(7.0)
Deferred tax liability	(39.0)
Other liabilities	(1.6)
Unearned revenue	(9.5)

Total purchase price	$400.8

The goodwill recorded to the Clinical Services reporting unit of the Development and Clinical Services segment as of March 31, 2013 was $170.4 million . In addition, the Company expects approximately $6.8 million of goodwill to be tax deductible pursuant to the provisions of ASC 740 Income taxes.

3.    GOODWILL

The following table summarizes the changes between June 30, 2012 and March 31, 2013 in the carrying amount of goodwill in total and by reporting segment:

(Dollars in millions)	Oral Technologies	Medication Delivery Solutions	Development & Clinical Services	Total
Balance at June 30, 2012 (1)	$839.8	$—	$190.1	$1,029.9
Additions/(impairments)	—	—	1.0	1.0
Foreign currency translation adjustments	(4.6)	—	(3.2)	(7.8)
Balance at March 31, 2013	$835.2	$—	$187.9	$1,023.1

(1)	The opening balance is reflective of historical impairment charges related to the Medication Delivery Solutions segment of approximately $158.0 million .

No goodwill impairment charges were required during the current or comparable prior year period. When required, impairment charges are recorded within the Consolidated Statement of Operations as Impairment charges and (gain)/loss on sale of assets.

4.    DEFINITE LIVED LONG-LIVED ASSETS

The Company’s definite lived long-lived assets include property, plant and equipment as well as other intangible assets with definite lives.

The details of other intangible assets subject to amortization as of March 31, 2013 and June 30, 2012 , are as follows:

(Dollars in millions)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
March 31, 2013
Amortized intangibles:
Core technology	$144.7	$(42.9)	$101.8
Customer relationships	212.2	(45.3)	166.9
Product relationships	225.6	(112.9)	112.7

Total intangible assets	$582.5	$(201.1)	$381.4

(Dollars in millions)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
June 30, 2012
Amortized intangibles:
Core technology	$145.0	$(37.5)	$107.5
Customer relationships	215.6	(33.4)	182.2
Product relationships	227.6	(99.6)	128.0

Total intangible assets	$588.2	$(170.5)	$417.7

Amortization expense was $11.2 million and $32.3 million , respectively for the three and nine months ended March 31, 2013 and $8.9 million and $23.5 million , respectively for the three and nine months ended March 31, 2012 .

Amortization expense in future periods is estimated to be:

(Dollars in millions)	Remainder Fiscal 2013	2014	2015	2016	2017
Amortization expense	$11.7	$43.9	$43.5	$43.5	$42.8

5.    DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to the Company’s borrowings. The Company does not net any of its derivative positions under master netting arrangements.

The Company is exposed to fluctuations in the EUR-USD exchange rate on its investments in foreign operations in Europe. While the Company does not actively hedge against changes in foreign currency, we have mitigated the exposure of our investments in our European operations by denominating a portion of our debt in euros. At March 31, 2013 , the Company had euro denominated debt outstanding of $540.9 million that qualifies as a hedge of a net investment in foreign operations. For non-derivatives designated and qualifying as net investment hedges, the effective portion of the translation gains or losses are reported in Accumulated other comprehensive income/(loss) as part of the cumulative translation adjustment. For the three and nine months ended March 31, 2013 , the Company recorded a gain of $12.6 million and a loss of $13.2 million within cumulative translation adjustment. The net accumulated gain of this net investment as of March 31, 2013 included within other comprehensive income/(loss) was approximately $70.7 million . For the three and nine months ended March 31, 2013 , the Company recognized an unrealized foreign exchange gain of $4.2 million and a loss of $5.4 million , respectively, in the consolidated statement of operations related to a portion of its euro-denominated debt not designated as a net investment hedge. For the three and nine months ended March 31, 2012 , the Company recognized an unrealized foreign exchange loss of $2.0 million and a gain of $7.5 million , respectively.

Amounts are reclassified out of accumulated other comprehensive income/(loss) into earnings when the hedged net investment is either sold or substantially liquidated.

Credit Risk Related to Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where the Company could be declared in default on its derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the Company’s default on the indebtedness.

As of March 31, 2013 , the terminal value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $1.3 million . As of March 31, 2013 , the Company had minimum collateral posting thresholds with certain of its derivative counterparties and had posted collateral of $4.5 million , in the form of letters of credit. If the Company had breached any of these provisions at March 31, 2013 , it could have been required to settle its obligations under the agreements at their termination value of $1.3 million .

Counterparty Credit Risk Management

The Company’s derivative financial statements present certain market and counterparty risks; however, concentration of counterparty credit risk is mitigated as the Company deals with a variety of major banks worldwide. The Company would not be materially impacted if any of the counterparties to its derivative financial instruments outstanding at March 31, 2013 failed to perform according to the terms of its agreement. At this time, the Company does not require collateral or any other security to support derivative instruments subject to credit risk by its counterparties.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. During the period, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges for financial reporting purposes is recorded in accumulated other comprehensive income/(loss) on the balance sheet and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

As of March 31, 2013 , the Company had three outstanding interest rate derivatives which were effective for financial accounting. Two instruments had a combined notional value of $760.0 million and one had a notional value of €240.0 million . These instruments are designated for financial accounting purposes as cash flow hedges of interest rate risk. Amounts reported in accumulated other comprehensive income/(loss) related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $0.7 million will be reclassified from other comprehensive income/(loss) to interest expense.

On February 28, 2013, in connection with the refinancing of the Company’s €44.9 million Euro term loan, Catalent de-designated €35.0 million of the €240.0 million notional Euribor-based interest rate swap. Prior to de-designation, the effective portion of the change in fair value of the derivative was recorded as a component of other comprehensive income/(loss). The other comprehensive income/(loss) balance associated with the de-designated portion of the derivative will be reclassified to earnings when either the originally hedged forecasted interest payments on the hedged debt affect earnings or at the time the originally forecasted transactions become probable of not occurring. The amount of losses reclassified into earnings as a result of the discontinuance of a portion of the Euribor-based interest rate swap as a cash flow hedge for the three and nine months ended March 31, 2013 is $0.1 million .

Non-designated Hedges of Interest Rate Risk

Derivatives not designated as hedges for financial accounting purposes are not speculative and are used to manage the Company’s economic exposure to interest rate movements but, as of March 31, 2013 , do not meet the hedge accounting requirements for financial reporting purposes of ASC 815 Derivatives and Hedging . Changes in the fair value of derivatives not designated as a hedge for financial accounting purposes are recorded directly into earnings as other expense, net. As of March 31, 2013 , the Company had a ¥175 million notional value outstanding derivative maturing on May 15, 2013 that was not designated for financial accounting purposes as a hedge in a qualifying hedging relationship.

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the Consolidated Balance Sheet as of March 31, 2013 and June 30, 2012 .

(Dollars in millions)	Fair Values of Financial Derivatives Instruments on the Consolidated Balance Sheets
	Liability Derivatives As of March 31, 2013		Liability Derivatives As of June 30, 2012
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under ASC 815:
Interest rate swaps	Other accrued liabilities and other liabilities	$1.1	Other accrued liabilities and other liabilities	$23.1
Total derivatives designated as hedging instruments under ASC 815:		1.1		23.1
Derivatives not designated as hedging instruments under ASC 815:
Interest rate swaps	Other accrued liabilities and other liabilities	$0.2	Other accrued liabilities and other liabilities	$0.2
Total derivatives not designated as hedging instruments under ASC 815:		$0.2		$0.2

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the Consolidated Statement of Operations for the nine months ended March 31, 2013 and March 31, 2012 .

(Dollars in millions)	Effect of Derivative Instruments on the Consolidated Statement of Operations
Derivatives in ASC 815 Cash Flow Hedging Relationships	Amount of (Gain) or Loss Recognized in AOCI on Derivative (Effective Portion) for the Nine Months Ended March 31,		Location of (Gain) or Loss Reclassified from AOCI into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from AOCI into Income (Effective Portion) for the Nine Months Ended March 31,		Location of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing	Amount of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effective Testing) for the Three and Nine Months Ended March 31,
	2013	2012		2013	2012		2013	2012
Interest rate swaps	$1.1	$10.1	Interest expense, net	$21.8	$19.5	Other (income)/ expense, net	0.1	—

Derivatives Not Designated as Hedging Instruments Under ASC 815	Location of (Gain) or Loss Recognized in Income on Derivative	Amount of (Gain) or Loss Recognized in Income on Derivative for the Nine Months Ended March 31,
		2013	2012
Interest rate swaps	Other (income)/ expense, net	$—	$(0.1)

6.    FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exit price that would be received to sell an asset or paid to transfer a liability. Fair value is a market-based measurement that should be determined using assumptions that market participants would use in pricing an asset or liability. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Value is determined using pricing models, discounted cash flow methodologies, or similar techniques and also includes instruments for which the determination of fair value requires significant judgment or estimation.

Fair value under ASC 820 is principally applied to financial assets and liabilities which, for Catalent, include both investments in money market funds and derivative instruments—interest rate swaps. The Company is not required to apply all the provisions of ASC 820 in financial statements to the nonfinancial assets and nonfinancial liabilities. There were no changes from the previously reported classification of financial assets and liabilities. The following table provides a summary of financial assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2013, aggregated by the level in the fair value hierarchy within which those measurements fall:

		Fair Value Measurements using:
(Dollars in millions)	Total	Level 1	Level 2	Level 3
Assets
Cash equivalents – money market funds	$9.3	$9.3	$—	$—
Liabilities
Interest rate swaps	$1.3	$—	$1.3	$—

The following table provides a summary of financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2012 , aggregated by the level in the fair value hierarchy in which those measurements fall:

		Fair Value Measurements using:
(Dollars in millions)	Total	Level 1	Level 2	Level 3
Assets
Cash equivalents – money market funds	$5.9	$5.9	$—	$—
Liabilities
Interest rate swaps	$23.3	$—	$23.3	$—

Cash and Cash Equivalents

The fair value of cash and cash equivalents is estimated on the quoted market price of the investments. The carrying amounts of the Company’s cash equivalents approximate their fair value due to the short-term maturity of these instruments.

Derivative Instruments – Interest Rate Swaps

Currently, the Company uses interest rate swaps to manage interest rate risk on its variable rate long-term debt obligations. The fair value of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on the expectation of future interest rates (forward curves) and derived from observed market interest rate curves. In addition, to comply with the provision of ASC 820, credit valuation adjustments, which consider the impact of any credit enhancements on the contracts, are incorporated in the fair values to account for potential nonperformance risk. See Footnote 5—Derivative Instruments and Hedging Activities.

Long-Term Obligations

The estimated fair value of long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities and considers collateral, if any.

The carrying amounts and the estimated fair values of financial instruments as of March 31, 2013 and June 30, 2012 , are as follows:

	March 31, 2013		June 30, 2012
(Dollars in millions)	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Long-term debt and other	$2,675.2	$2,771.4	$2,683.5	$2,644.6
LIBOR interest rate swap	0.8	0.8	16.7	16.7
EURIBOR interest rate swap	0.3	0.3	6.4	6.4
TIBOR interest rate swap	$0.2	$0.2	$0.2	$0.2

The estimated fair values of these Level 2 liabilities are based on quoted market prices for the same or similar instruments and/or the current interest rates offered for debt of the same remaining maturities or estimated discounted cash flows.

7.    LONG-TERM OBLIGATIONS AND OTHER SHORT-TERM BORROWINGS

Long-term obligations and other short-term borrowings consist of the following at March 31, 2013 and June 30, 2012 :

(Dollars in millions)	Maturity	March 31, 2013	June 30, 2012
Senior Secured Credit Facilities
Term loan facility dollar-denominated	September 2016	$792.2	$798.9
Term loan facility dollar-denominated	September 2017	647.2	591.2
Term loan facility euro-denominated	April 2014	—	56.3
Term loan facility euro-denominated	September 2016	263.7	257.7
9 1/2 % Senior Toggle Notes	April 2015	269.1	619.1
9 3/4 % Senior Subordinated euro-denominated Notes	April 2017	277.2	268.7
7 7/8 % Senior Notes	October 2018	348.2	—
$200.3 million Revolving Credit Facility	April 2016	—	—
Other Obligations	2013 to 2032	77.6	91.6

Total		2,675.2	2,683.5
Less: current portion and other short-term borrowings		29.6	43.2

Long-term obligations, less current portion short-term borrowings		$2,645.6	$2,640.3

As noted within Footnote 5 to these financial statements, the Company also uses interest rate swaps to manage the economic effect of variable interest obligations associated with floating term loans so that the interest payable effectively becomes fixed at a certain rate, thereby reducing the impact on rate changes on interest expense.

Senior Secured Credit Facilities

On April 10, 2007, we entered into a $1.8 billion senior secured credit facility (the “Credit Agreement”) consisting of: (i) an approximately $1.4 billion term loan facility consisting of Dollar Term-1 Loans (the “Dollar Term-1 Loans”) and euro Term Loans (the “euro Term Loans”) and (ii) a $350 million revolving credit facility.

The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings. Borrowings under the term loan facility and the revolving credit facility bear interest, at our option, at a rate equal to an applicable margin over either (a) a base rate determined by reference to the higher of (1) the rate of interest per annum published by The Wall Street Journal from time to time, as the “prime lending rate” and (2) the federal funds rate plus one-half of 1% or (b) a LIBOR rate determined by reference to the British Bankers Association Interest Settlement Rate for deposits in dollars for the interest period relevant to such borrowing adjusted for certain additional costs.

In addition to paying interest on outstanding principal under our senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility with respect to the unutilized commitments there under. The initial commitment fee is 0.5% per annum. The commitment fee may be reduced subject to our attaining certain leverage ratios. We are also required to pay customary letter of credit fees.

The senior secured credit facilities are subject to amortization and prepayment requirements and contain certain covenants, events of default and other customary provisions.

On June 1, 2011, the Company and certain lenders amended the Credit Agreement in order to extend the maturity for certain Revolving Credit Loans and Revolving Credit Commitments. In particular, the Company converted approximately $200.3 million of Revolving Credit Commitments and Revolving Credit Loans into new Revolving Tranche-2 Commitments and Revolving Tranche-2 Loans. The amendment set the applicable margin for the Revolving Tranche-2 Loans to a percentage per annum equal to at the Company’s option (i) in the case of euro currency rate loans, 3.75% , or (ii) in the case of base rate loans, 2.75% , which may be reduced subject to our attaining certain leverage ratios. In addition, the Company extended the final maturity date of the converted facility to the ninth anniversary or April 10, 2016, subject to certain conditions regarding the refinancing or repayment of the Company’s term loans, the Senior Toggle Notes (defined below), the Senior Subordinated Notes (defined below), the 7.875% Notes (defined below) and certain other unsecured debt which would cause the final maturity date to be an earlier date.

On February 17, 2012, in connection with the acquisition of the CTS Business, the Company entered into Amendment No. 2 to the Credit Agreement. The amendment provided senior secured financing consisting of a $400 million incremental term loan facility (the “Dollar Term-2 Loans”) pursuant to the exercise of the accordion feature under the Credit Agreement. The Dollar Term-2 Loans have substantially similar terms as the Dollar Term-1 Loans. The Company used the proceeds from the Dollar Term-2 Loans, along with cash on hand, to finance the acquisition of the CTS Business. The amendment set the applicable margin for the Dollar Term-2 Loans to a percentage per annum equal to at the Company’s option (i) in the case of euro currency rate loans, 4.00% , subject to a floor of 1.25% or (ii) in the case of base rate loans, 3.00% , subject to a floor of 2.25% . The Dollar Term-2 Loans will mature on the earlier of (i) September 15, 2017 and (ii) the 91st day prior to the maturity of Company’s Senior Subordinated Notes or any permitted refinancing thereof; provided such Senior Subordinated Notes have an outstanding aggregate principal amount in excess of $100.0 million .

On February 23, 2012, the Company entered into Amendment No. 3 to the Credit Agreement to convert approximately $796.8 million of Dollar Term-1 Loans into new Extended Dollar Term-1 Loans (the “Extended Dollar Term-1 Loans”) and approximatley €207.7 million of Euro Term Loans into new Extended Euro Term Loans (the “Extended Euro Term Loans”) with the consent solely of those lenders that agreed to convert their Dollar Term-1 Loans and/or Euro Term Loans, respectively. The Extended Dollar Term-1 Loans and the Extended Euro Term Loans have substantially similar terms as the Dollar Term-1 Loans and Euro Term Loans. The amendment set the applicable margin for the Extended Dollar Term-1 Loans and Extended Euro Term Loans to a percentage per annum equal to at the Company’s option (i) in the case of euro currency rate loans, 4.00% or (ii) in the case of base rate loans, 3.00% . The final maturity date of the Extended Dollar Term-1 Loans and Extended Euro Term Loans was extended to the earlier of (i) September 15, 2016 and (ii) the 91 day prior to the maturity of the Company’s Senior Toggle Notes or any permitted refinancing thereof; provided such Senior Toggle Notes have an outstanding aggregate principal amount in excess of $100.0 million. On March 1, 2012, the Company entered into the Extension Amendment to the Credit Agreement in order to extend the maturity of an additional $11.0 million of Dollar Term-1 Loans into Extended Dollar Term-1 Loans. In addition, the borrowing capacity of the $350.0 million revolving credit facility was reduced to approximately $200.3 million in order to maintain a cost effective debt structure which is appropriate for our financing needs.

On April 27, 2012, the Company entered into Amendment No. 4 to the Credit Agreement in order to permit the Company to borrow an aggregate principal amount of up to $205.0 million of Refinancing Dollar Term-2 Loans (the “Refinancing Dollar Term-2 Loans”) with the consent of only the lenders agreeing to provide such Refinancing Dollar Term-2 Loans. The proceeds from the Refinancing Dollar Term-2 Loans were used to prepay in full all outstanding Non-Extended Dollar Term-1 Loans under the Credit Agreement. The Refinancing Dollar Term-2 Loans have identical terms with, and the same rights and obligations under the Credit Agreement as, the outstanding Dollar Term-2 Loans.

On February 28, 2013, the Company entered into Amendment No. 5 to the Credit Agreement in order to borrow an aggregate principal amount of approximately $659.5 million of Refinancing Dollar Term-2 Loans and approximately $799.3 million of Refinancing Dollar Term-1 Loans (the “Refinancing Dollar Term-1 Loans”). The proceeds from the Refinancing Dollar Term-2 Loans were used to prepay in full all outstanding Non-Extended Euro Term Loans and Dollar Term-2 Loans under the Credit Agreement; the proceeds of the Refinancing Dollar Term-1 Loans were used to prepay in full all outstanding Extended Dollar Term-1 Loans under the Credit Agreement. The Refinancing Dollar Term-2 and Refinancing Dollar Term-1 Loans have identical terms with, and the same rights and obligations under the Credit Agreement as, the previously outstanding Dollar Term-2 Loans and Extended Dollar Term-1 Loans, respectively. The amendment set the applicable margin for the Refinancing Dollar Term-2 Loans at the Company’s option, at a percentage per annum equla to (i) in the case of eurocurrency rate loans, 3.25% , subject to a floor of 1.00% , or ii) in the case of base rate loans, 2.25% , subject to a floor of 2.00% . The amendment set the applicable margin for the Refinancing Dollar Term-1 Loans, at the Company’s option, at a percent per annum equal to (i) in the case of eurocurrency rate loans, 3.50% or ii) in the case of base rate loans, 2.50% . Cash paid associated with this financing activity approximated $2.6 million.

As of March 31, 2013 , there were $15.2 million in outstanding letters of credit which reduced the borrowing capacity under the approximately $200.3 million revolving line of credit.

Senior Notes

On April 10, 2007, we issued $565.0 million of 9.5% / 10.25% senior PIK-election fixed rate notes due 2015 (“Senior Toggle Notes”). The Senior Toggle Notes are unsecured senior obligations of the Company. Interest on the Senior Toggle Notes is payable semi-annually in arrears on each April 15 and October 15, which commenced on October 15, 2007. We may redeem these notes at par plus specified declining premiums set forth in the indenture plus any accrued and unpaid interest to the date of redemption.

In September 2012, Catalent announced the commencement of a tender offer to purchase for cash up to $350 million aggregate principal amount of its outstanding Senior Toggle Notes. On September 18, 2012, Catalent purchased $45.9 million aggregate principal amount of Senior Toggle Notes at a price of $47.1 million plus accrued and unpaid interest pursuant to the tender offer. On November 1, 2012, Catalent redeemed $304.1 million aggregate principal amount of Senior Toggle Notes for an aggregate price of $311.4 million plus accrued and unpaid interest. In connection with this transaction the Company paid $8.5 million of call premiums and expensed $3.3 million of unamortized deferred finance costs. These expenses are recorded within “Other Income/Expense” in our statement of operations.

On September 18, 2012, Catalent issued $350 million aggregate principal amount of 7.875% Senior Notes (the “ 7.875% Notes”). The 7.875% Notes will mature on October 15, 2018 and interest is payable on the 7.875% Notes on April 15 and October 15 of each year, commencing April 15, 2013. The 7.875% Notes were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The 7.875% Notes were issued at a price of 100.0% of their principal amount. Catalent used a portion of the net proceeds from the offering of the 7.875% Notes to finance a portion of its tender offer for the Senior Toggle Notes and partial redemption of the Senior Toggle Notes as described above. We may redeem these notes at par plus specified declining premiums set forth in the senior subordinated indenture plus any accrued and unpaid interest to the date of redemption.

Senior Subordinated Notes

On April 10, 2007, we issued €225.0 million 9.75% euro-denominated ( $300.3 million dollar equivalent at the exchange rate effective on the issue date) Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”). The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior indebtedness of the Company (including the senior credit facilities and the Senior Toggle Notes). Interest on the Senior Subordinated Notes is payable semi-annually in cash in arrears on each April 15 and October 15, which commences on October 15, 2007. We may redeem these notes at par plus specified declining premiums set forth in the senior subordinated indenture plus any accrued and unpaid interest to the date of redemption.

Debt Covenants

The Credit Agreement and the indentures governing the notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s (and the Company’s restricted subsidiaries’) ability to incur additional indebtedness or issue certain preferred shares; create liens on assets; engage in mergers and consolidations; sell assets; pay dividends and distributions or repurchase capital stock; repay subordinated indebtedness; engage in certain transactions with affiliates; make investments, loans or advances; make certain acquisitions; and in the case of the Company’s Credit Agreement, enter into sale and leaseback transactions, amend material agreements governing the Company’s subordinated indebtedness (including the senior subordinated notes) and change the Company’s lines of business.

As of March 31, 2013 , the Company was in compliance with all covenants related to its long-term obligations. The Company’s long-term debt obligations do not contain any financial maintenance covenants.

8.    INCOME TAXES

The Company accounts for income taxes in accordance with the provision of ASC 740 Income Taxes. Generally, fluctuations in the effective tax rate are primarily due to changes in the U.S. and non-U.S. pretax income resulting from the Company’s business mix and changes in the tax impact of special items and other discrete tax items, which may have unique tax implications depending on the nature of the item. Such discrete items include, but are not limited to, changes in foreign statutory tax rates, the amortization of certain assets and the tax impact of changes in our FIN 48 reserves. In the normal course of business, we are subject to examination by taxing authorities throughout the world, including such major jurisdictions as the United States, Germany, France, and the United Kingdom. We are no longer subject to non-U.S. income tax examinations for years prior to 2001. Under the terms of the purchase agreement related to the 2007 acquisition, the Company is indemnified by its former owner for tax liabilities that may arise in the future that relate to tax periods prior to April 10, 2007. The indemnification agreement includes, among other taxes, any and all federal, state and international income based taxes as well as interest and penalties that may be related thereto. As of March 31, 2013 and June 30, 2012, approximately $6 million and $8.3 million of unrecognized tax benefit is subject to indemnification by our former owner, respectively.

As of March 31, 2013 and June 30, 2012, the Company had a total of $36.0 million and $33.4 million of unrecognized tax benefits, respectively. As of these dates, $9.5 million and $8.9 million , respectively, represent the amount of unrecognized tax benefits, which, if recognized, would favorably impact the effective income tax rate. The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of March 31, 2013 and June 30, 2012, the Company has approximately $4.9 million and $6.0 million of accrued interest and penalties related to uncertain tax positions, respectively. As of these dates, the portion of such interest and penalties subject to indemnification by our former owner is $4.0 million and $5.3 million , respectively.

9.    EMPLOYEE RETIREMENT BENEFIT PLANS

Components of the Company’s net periodic benefit costs are as follows:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Components of net periodic benefit cost:
Service cost	$2.2	$1.9
Interest cost	9.1	9.9
Expected return on plan assets	(7.4)	(8.1)
Amortization (1)	0.7	0.1

Net amount recognized	$4.6	$3.8

(1)	Amount represents the amortization of unrecognized actuarial gains/(losses).

10.    RELATED PARTY TRANSACTIONS

Advisor Transaction and Management Fees

The Company is party to a transaction and advisory fee agreement with Blackstone and certain other Investors in BHP PTS Holdings L.L.C. (the “Investors”), the investment entity controlled by affiliates of Blackstone that was formed in connection with the Investors’ investment in Phoenix. The Company pays an annual sponsor advisory fee to Blackstone and the Investors for certain monitoring, advisory and consulting services to the Company. During the nine months ended March 31, 2013 this management fee was approximately $9.4 million, and was approximately $8.5 million for the nine months ended March 31, 2012 and is recorded within selling, general, and administrative expenses in the Consolidated Statements of Operations.

11. EQUITY-BASED COMPENSATION

The following table summarizes the impact of the equity-based compensation expense recorded in the Company’s Statement Operations:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Stock compensation expense in selling, general, and administrative	$2.2	$2.6

STOCK OPTIONS

The activity of the equity-based compensation program for the nine months ended March 31, 2013 is presented below:

	Time Based Awards Number of Shares	Performance Based Awards Number of Shares	Market Based Awards Number of Shares
Balance at June 30, 2012	38,577	11,614	23,203
Granted	1,400	468	932
Exercised	(75)	—	—
Forfeited/Canceled	(1,414)	(478)	(1,006)

Balance at March 31, 2013	38,488	11,604	23,129

RESTRICTED STOCK UNITS

In addition to nonqualified stock options, as of March 31, 2013 the Company had 3,500 outstanding restricted stock units, with respect to compensation for participants, to receive shares of common stock equal to the units vested upon settlement. As of March 31, 2013 , there were 1,133 non-vested restricted stock units.

12.	COMMITMENTS AND CONTINGENCIES

On March 24, 2011, a manufacturing operation located in Corby, United Kingdom was damaged by a fire. All employees and contractors on site were safely evacuated with no injuries reported. The Company recorded expenses for inventory that was damaged and additional costs associated with transition activities and the associated insurance recoveries in the income statement line item property and casualty (gains)/losses within continuing operations. Given the inherent nature of property damage and insurance claims, expenses may be recognized in different periods than the associated insurance recoveries. During the three and nine month prior year period ended March 31, 2012, the company recorded property and casualty losses of $4.1 million and net insurance recoveries of $10.5 million , respectively. The Company has made appropriate provisions for cost of property damage and site decommissioning costs within its financial statements.

As has been previously disclosed with regard to the Company’s participation in a multi employer pension plan, the Company notified the plan trustees of its withdrawal from such plan in fiscal 2012. The withdrawal from the plan resulted in the recognition of liabilities associated with the Company’s long term obligations in both the prior and current year periods, which were primarily recorded as an expense within discontinued operations. The actuarial review process, which is administered by the plan trustees, is ongoing and we await final determination as to the company’s ultimate liability. The annual cash impact associated with our long term obligation approximates $1.2 million per year.

The Company, along with several pharmaceutical companies, is currently named as a defendant in fifty-eight civil lawsuits filed by individuals allegedly injured by their use of the prescription acne medication Amnesteem®, a branded generic form of isotretinoin, and in some instances of isotretinoin products made and/or sold by other firms as well. While it is not possible to determine with any degree of certainty the ultimate outcome of these legal proceedings, including making a determination of liability, the Company believes that it has meritorious defenses with respect to the claims asserted against it and intends to vigorously defend its position.

From time to time the Company may be involved in legal proceedings arising in the ordinary course of business, including, without limitation, inquiries and claims concerning environmental contamination as well as litigation and allegations in connection with acquisitions, product liability, manufacturing or packaging defects, and claims for reimbursement for the cost of lost or damaged active pharmaceutical ingredients, the cost of which could be significant. The Company intends to vigorously defend ourselves against such other litigation and does not currently believe it is reasonably possible that the outcome of any such legal proceeding will have a material adverse effect on the Company’s financial statements.

13.	DISCONTINUED OPERATIONS

In the fourth fiscal quarter of 2012, the Company sold its U.S. based commercial packaging operations and concluded the elimination of cash flows qualified the component as a discontinued operation. No material gain or loss was recognized on the sale. In addition, during fiscal year 2011, the Company concluded that its printed components facilities qualified as a component entity, the operations of which were then classified as held for sale and discontinued. In conjunction with the exit of these operations the Company incurred expenses related to long term pension obligations in the current and prior year periods. During the three and nine month period the Company recorded approximately $3.8 million of expense associated with such pension obligations.

The domestic commercial packaging and printed component entities were previously reported in the Company’s Packaging Services segment.

Summarized Consolidated Statements of Operations data for discontinued operations are as follows:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Net revenue	$—	$76.6
Earnings/(loss) before income taxes	(4.9)	(4.0)
Income tax (benefit)/expense	—	—
Earnings/(loss) from discontinued operations, net of tax	$(4.9)	$(4.0)

14.    SEGMENT INFORMATION

The Company conducts its business within the following operating segments: Softgel Technologies, Modified Release Technologies, Medication Delivery Solutions and Development & Clinical Services. The Softgel Technologies and Modified Release Technologies segments are aggregated into one reportable operating segment – Oral Technologies. The Company evaluates the performance of its segments based on segment earnings before noncontrolling interest, other (income) expense, impairments, restructuring costs, interest expense, income tax (benefit)/expense, and depreciation and amortization (“Segment EBITDA”). EBITDA from continuing operations is consolidated earnings from continuing operations before interest expense, income tax (benefit)/expense, depreciation and amortization and is adjusted for the income or loss attributable to non controlling interest. The Company’s presentation of Segment EBITDA and EBITDA from continuing operations may not be comparable to similarly-titled measures used by other companies.

The following tables include net revenue and Segment EBITDA during the nine months ended March 31, 2013 and March 31, 2012:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Oral Technologies
Net revenue	$853.0	$897.2
Segment EBITDA	214.9	236.8
Medication Delivery Solutions
Net revenue	151.2	166.5
Segment EBITDA	17.1	18.8
Development and Clinical Services
Net revenue	298.1	167.0
Segment EBITDA	55.5	33.7
Inter-segment revenue elimination	(7.2)	(14.2)
Unallocated Costs (1)	(67.0)	(44.5)
Combined Total
Net revenue	1,295.1	1,216.5
EBITDA from continuing operations	$220.5	$244.8

(1)	Unallocated costs include restructuring and special items, equity-based compensation, impairment charges, certain other corporate directed costs, and other costs that are not allocated to the segments as follows:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Impairment charges and gain/(loss) on sale of assets	$(4.6)	$1.4
Equity compensation	(2.2)	(2.6)
Restructuring and other special items	(21.3)	(32.6)
Property and casualty losses	—	10.5
Sponsor advisory fee	(9.4)	(8.5)
Noncontrolling interest	—	(1.2)
Other income (expense) (2), net	(20.3)	3.1
Non-allocated corporate costs, net	(9.2)	(14.6)

Total unallocated costs	$(67.0)	$(44.5)

(2)	Primarily relates to realized and unrealized gains/(losses) related to foreign currency translation and expenses related to financing transactions during the period

Provided below is a reconciliation of earnings/(loss) from continuing operations to EBITDA from continuing operations:

	Nine Months Ended March 31,
(Dollars in millions)	2013	2012
Earnings/(loss) from continuing operations	$(61.0)	$3.0
Depreciation and amortization	114.9	92.8
Interest expense, net	160.7	131.2
Income tax (benefit)/expense	5.9	19.0
Noncontrolling interest	—	(1.2)

EBITDA from continuing operations	$220.5	$244.8

The following table includes total assets for each segment, as well as reconciling items necessary to total the amounts reported in the Consolidated Financial Statements:

(Dollars in millions)	March 31, 2013	June 30, 2012
Assets
Oral Technologies	$2,501.9	$2,589.6
Medication Delivery Solutions	281.4	251.7
Development and Clinical Services	638.5	671.5
Corporate and eliminations	(400.5)	(373.8)

Total assets	$3,021.3	$3,139.0

15.	SUPPLEMENTAL BALANCE SHEET INFORMATION

Supplementary balance sheet information at March 31, 2013 and June 30, 2012 , is detailed in the following tables.

(Dollars in millions)	March 31, 2013	June 30, 2012
Raw materials and supplies	$80.9	$69.8
Work-in-process	30.4	25.1
Finished goods	43.8	32.3

Total inventory, gross	155.1	127.2
Inventory reserves	(11.9)	(8.5)

Total inventory, net	$143.2	$118.7

Prepaid and other assets

Prepaid and other assets consist of the following:

(Dollars in millions)	March 31, 2013	June 30, 2012
Prepaid expenses	$11.9	$24.2
Spare parts supplies	11.8	11.7
Deferred taxes	18.2	18.6
Other current assets	42.5	54.2

Total prepaid and other assets	$84.4	$108.7

Property and equipment

Property and equipment consists of the following:

(Dollars in millions)	March 31, 2013	June 30, 2012
Land, buildings and improvements	$550.6	$527.3
Machinery and equipment	619.0	586.2
Furniture and fixtures	9.6	8.5
Construction in progress	69.9	54.2

Property and equipment, at cost	1,249.1	1,176.2
Accumulated depreciation	(442.1)	(366.5)

Property and equipment, net	$807.0	$809.7

Included within our Property and equipment is approximately $4.0 million of assets which are held for sale.

Other assets

Other assets consist of the following:

(Dollars in millions)	March 31, 2013	June 30, 2012
Deferred long term debt financing costs	$21.0	$22.6
Other	20.6	19.2

Total other assets	$41.6	$41.8

Other accrued liabilities

Other accrued liabilities consist of the following:

(Dollars in millions)	March 31, 2013	June 30, 2012
Accrued employee-related expenses	$65.7	$86.8
Restructuring accrual	8.3	9.8
Deferred income tax	1.6	1.6
Accrued interest	39.8	18.3
Interest rate swaps	1.3	23.2
Deferred revenue and fees	32.1	25.4
Accrued income tax	23.7	31.4
Other accrued liabilities and expenses	48.1	65.4

Total other accrued liabilities	$220.6	$261.9

16.	SUBSEQUENT EVENTS

On April 29, 2013, the Company entered into a senior unsecured term loan facility, in order to borrow an aggregate principal amount of $275 million of unsecured term loans (the “Unsecured Loans”) due December 31, 2017. The proceeds from the Unsecured Loans will be used to redeem all $269.1 million of the remaining principal outstanding of the Company’s Senior Toggle Notes at par plus accrued and unpaid interest as of May 29, 2013, the date of redemption. The Unsecured Loans bear interest, at the Company’s option, at a rate equal to the Eurocurrency Rate plus 5.25% , subject to a floor of 1.25% , or the “Base Rate” plus 4.25% , subject to a floor of 2.25% . The “Base Rate” is equal to the higher of either the Federal Funds Rate plus 0.5% or the rate of interest per annum published by the Wall Street Journal from time to time, as the “prime lending rate.” The “Eurocurrency Rate” is determined by reference to the British Bankers Association Interest Settlement rate for deposits in dollars for the interest period relevant to such borrowing adjusted for certain additional costs. The Company is not required to repay installments on the Unsecured Loans and is only required to repay the Unsecured Loans on the date of maturity.

In the preparation of its consolidated financial statements, the Company completed an evaluation of the impact of any subsequent events and determined there were no other subsequent events requiring disclosure in or adjustment to these financial statements.

17.	GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS

All obligations under the Credit Agreement, the Senior Toggle Notes, the Senior Subordinated Notes and the 7.875% Notes are unconditionally guaranteed by each of the Company’s existing U.S. wholly-owned domestic material subsidiaries, other than the Company’s Puerto Rico subsidiaries, subject to certain exceptions.

The following condensed financial information presents the Company’s Consolidating Balance Sheet as of March 31, 2013 and June 30, 2012 , the Consolidating Statements of Operations for the nine months ended March 31, 2013 and March 31, 2012 and Cash Flows for the nine months ended March 31, 2013 and March 31, 2012 detailing: (a) Catalent Pharma Solutions, Inc. (“Issuer” and/or “Parent”); (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries; and (d) elimination and adjustment entries necessary to combine the Issuer/Parent with the guarantor and non-guarantor subsidiaries on a consolidated basis, respectively.

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Nine Months Ended March 31, 2013

(Unaudited; Dollars in millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Net revenue	$—	$482.5	$827.2	$(14.6)	$1,295.1
Cost of products sold	—	293.2	621.6	(14.6)	900.2

Gross margin	—	189.3	205.6	—	394.9
Selling, general, and administrative expenses	2.2	168.1	81.4	—	251.7
Impairment charges and (gain)/loss on sale of assets	—	3.0	1.6	—	4.6
Restructuring and other	—	4.1	8.6	—	12.7
Property and casualty (gain)/losses, net	—	—	—	—	—

Operating earnings/(loss)	(2.2)	14.1	114.0	—	125.9
Interest expense, net	139.1	0.7	20.9	—	160.7
Other (income)/expense, net	(76.6)	(86.1)	66.2	116.8	20.3

Earnings/(loss) from continuing operations before income taxes	(64.7)	99.5	26.9	(116.8)	(55.1)
Income tax (benefit)/expense	1.2	5.2	(0.5)	—	5.9

Earnings/(loss) from continuing operations	(65.9)	94.3	27.4	(116.8)	(61.0)
Earnings/(loss) from discontinued operations, net of tax	—	(4.9)	—	—	(4.9)

Net earnings/(loss)	(65.9)	89.4	27.4	(116.8)	(65.9)
Net earnings/(loss) attributable to noncontrolling interest, net of tax	—	—	—	—	—

Net earnings/(loss) attributable to Catalent	(65.9)	89.4	27.4	(116.8)	(65.9)

Other comprehensive income/(loss) attributable to Catalent, net of tax	(3.7)	0.8	(3.2)	2.4	(3.7)

Comprehensive income/(loss) attributable to Catalent	$(69.6)	$90.2	$24.2	$(114.4)	$(69.6)

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Nine Months Ended March 31, 2012

(Unaudited; Dollars in millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Net revenue	$—	$406.8	$823.8	$(14.1)	$1,216.5
Cost of products sold	—	230.6	606.9	(14.1)	823.4

Gross margin	—	176.2	216.9	—	393.1
Selling, general, and administrative expenses	3.0	159.3	80.0	—	242.3
Impairment charges and (gain)/loss on sale of assets	—	(0.5)	(0.9)	—	(1.4)
Restructuring and other	—	2.9	9.7	—	12.6
Property and casualty losses	—	—	(10.5)	—	(10.5)

Operating earnings/(loss)	(3.0)	14.5	138.6	—	150.1
Interest expense, net	115.6	0.2	15.4	—	131.2
Other (income)/expense, net	(114.4)	(58.5)	24.7	145.1	(3.1)

Earnings/(loss) from continuing operations before income taxes	(4.2)	72.8	98.5	(145.1)	22.0
Income tax (benefit)/expense	(2.0)	4.3	16.7	—	19.0

Earnings/(loss) from continuing operations	(2.2)	68.5	81.8	(145.1)	3.0
Loss from discontinued operations	—	(3.9)	(0.1)	—	(4.0)

Net earnings/(loss)	(2.2)	64.6	81.7	(145.1)	(1.0)
Net earnings/(loss) attributable to noncontrolling interest	—	—	1.2	—	1.2

Net earnings/(loss) attributable to Catalent	(2.2)	64.6	80.5	(145.1)	(2.2)

Other comprehensive income/(loss) attributable to Catalent, net of tax	7.0	0.2	(45.8)	45.6	7.0

Comprehensive income/(loss) attributable to Catalent	$4.8	$64.8	$34.7	$(99.5)	$4.8

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Balance Sheet

March 31, 2013

(Unaudited; Dollars in millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Assets
Current Assets:
Cash and equivalents	$1.4	$13.3	$72.8	$—	$87.5
Trade receivables, net	—	121.6	194.9	—	316.5
Intercompany receivables	368.9	9.7	183.5	(562.1)	—
Inventories	—	31.5	111.7	—	143.2
Prepaid expenses and other	4.7	32.6	47.1	—	84.4

Total current assets	375.0	208.7	610.0	(562.1)	631.6
Property and equipment, net	—	365.0	442.0	—	807.0
Goodwill	—	332.0	691.1	—	1,023.1
Other intangibles, net	—	95.2	286.2	—	381.4
Investment in subsidiaries	2,896.1	—	—	(2,893.4)	2.7
Deferred income taxes asset	4.0	68.0	64.6	—	136.6
Other assets	21.0	15.3	2.6	—	38.9

Total assets	$3,296.1	$1,084.2	$2,096.5	$(3,455.5)	$3,021.3

Liabilities and Shareholder’s Deficit
Current Liabilities:
Current portion of long-term obligations & other short-term borrowings	$18.2	$1.5	$9.9	$—	$29.6
Accounts payable	—	42.8	96.0	—	138.8
Intercompany accounts payable	1,164.4	—	47.0	(1,211.4)	—
Other accrued liabilities	38.1	77.4	105.1	—	220.6

Total current liabilities	1,220.7	121.7	258.0	(1,211.4)	389.0
Long-term obligations, less current portion	2,579.4	25.4	40.8	—	2,645.6
Intercompany long-term debt	(110.7)	2.4	633.4	(525.1)	—
Pension liability	—	60.1	82.7	—	142.8
Deferred income taxes liability	11.6	112.0	88.2	—	211.8
Other liabilities	—	28.6	20.9	—	49.5
Shareholder’s Deficit:
Total Catalent shareholder’s deficit	(404.9)	734.0	972.5	(1,719.0)	(417.4)
Noncontrolling interest	—	—	—	—	—

Total shareholder’s deficit	(404.9)	734.0	972.5	(1,719.0)	(417.4)

Total liabilities and shareholder’s deficit	$3,296.1	$1,084.2	$2,096.5	$(3,455.5)	$3,021.3

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Balance Sheet

June 30, 2012

(Dollars in millions)

	Issuer	Guarantor	Non- Guarantor	Eliminations	Consolidated
Assets
Current Assets:
Cash and equivalents	$2.7	$49.5	$86.8	$—	$139.0
Trade receivables, net	—	112.4	225.9	—	338.3
Intercompany receivables	(406.6)	1,070.5	784.7	(1,448.6)	—
Inventories	—	24.0	94.7	—	118.7
Prepaid expenses and other	19.1	32.6	57.0	—	108.7

Total current assets	(384.8)	1,289.0	1,249.1	(1,448.6)	704.7
Property and equipment, net	—	353.8	455.9	—	809.7
Goodwill	—	331.4	698.5	—	1,029.9
Other intangibles, net	—	104.1	313.6	—	417.7
Investment in subsidiaries	3,632.1	—	—	(3,630.5)	1.6
Deferred income taxes asset	4.0	68.0	63.2	—	135.2
Other assets	22.7	15.3	2.2	—	40.2

Total assets	$3,274.0	$2,161.6	$2,782.5	$(5,079.1)	$3,139.0

Liabilities and Shareholder’s Deficit
Current Liabilities:
Current portion of long-term obligations & other short-term borrowings	$17.8	$7.7	$17.7	$—	$43.2
Accounts payable	—	42.6	91.6	—	134.2
Intercompany accounts payable	1,080.4	—	79.0	(1,159.4)	—
Other accrued liabilities	49.4	95.7	116.8	—	261.9

Total current liabilities	1,147.6	146.0	305.1	(1,159.4)	439.3
Long-term obligations, less current portion	2,574.1	20.9	45.3	—	2,640.3
Intercompany long-term debt	(106.5)	2.4	391.7	(287.6)	—
Pension liability	—	55.7	84.6	—	140.3
Deferred income taxes liability	9.5	107.5	102.9	—	219.9
Other liabilities	—	29.5	20.4	—	49.9
Shareholder’s Deficit:
Total Catalent shareholder’s deficit	(350.7)	1,799.6	1,832.5	(3,632.1)	(350.7)
Noncontrolling interest	—	—	—	—	—

Total shareholder’s deficit	(350.7)	1,799.6	1,832.5	(3,632.1)	(350.7)

Total liabilities and shareholder’s deficit	$3,274.0	$2,161.6	$2,782.5	$(5,079.1)	$3,139.0

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Statements of Cash Flows

For the Nine Months Ended March 31, 2013

(Unaudited; Dollars in millions)

	Issuer	Guarantor Subsidiaries	Non- Guarantor	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by/(used in) operating activities from continuing operations	$(145.9)	$119.1	$111.2	—	$84.4
Net cash provided by/(used in) operating activities from discontinued operations	—	(1.2)	—	—	(1.2)

Net cash provided by/(used in) operating activities	(145.9)	117.9	111.2	—	83.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, equipment and other productive assets	—	(53.7)	(31.1)	—	(84.8)
Proceeds from sale of property and equipment	—	0.2	0.1	—	0.3

Net cash provided by/(used in) investing activities from continuing operations	—	(53.5)	(31.0)	—	(84.5)
Net cash provided by/(used in) investing activities from discontinued operations	—	—	—	—	—

Net cash provided by/(used in) investing activities	—	(53.5)	(31.0)	—	(84.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany	174.8	(93.5)	(81.3)	—	—
Net change in short-term borrowings	—	(5.3)	(4.2)	—	(9.5)
Proceeds from Borrowing, net	399.3	—	—	—	399.3
Payments related to long-term obligations	(422.6)	(1.8)	(9.9)	—	(434.3)
Reclassification of call premium payment	(7.6)	—	—	—	(7.6)
Equity contribution/(redemption)	0.7	—	—	—	0.7

Net cash (used in)/provided by financing activities from continuing operations	144.6	(100.6)	(95.4)	—	(51.4)
Net cash (used in)/provided by financing activities from discontinued operations	—	—	—	—	—

Net cash (used in)/provided by financing activities	144.6	(100.6)	(95.4)	—	(51.4)

Effect of foreign currency on cash	—	—	1.2	—	1.2
NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	(1.3)	(36.2)	(14.0)	—	(51.5)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	2.7	49.5	86.8	—	139.0

CASH AND EQUIVALENTS AT END OF PERIOD	$1.4	$13.3	$72.8	$—	$87.5

Catalent Pharma Solutions, Inc. and Subsidiaries

Consolidating Statements of Cash Flows

For the Nine Months Ended March 31, 2012

(Unaudited; Dollars in millions)

	Issuer	Guarantor Subsidiaries	Non- Guarantor	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by/(used in) operating activities from continuing operations	$(99.3)	$99.3	$81.9	$—	$81.9
Net cash provided by/(used in) operating activities from discontinued operations	—	4.1	(0.2)	—	3.9

Net cash provided by/(used in) operating activities	(99.3)	103.4	81.7	—	85.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment and other productive assets	—	(23.5)	(44.1)	—	(67.6)
Proceeds from sale of property and equipment	—	1.3	0.7	—	2.0
Proceeds from insurance related to long lived assets	—	—	21.3	—	21.3
Payment for acquisitions, net of cash	(459.2)	—	—	—	(459.2)

Net cash provided by/(used in) investing activities from continuing operations	(459.2)	(22.2)	(22.1)	—	(503.5)
Net cash provided by/(used in) investing activities from discontinued operations	—	(3.9)	—	—	(3.9)

Net cash provided by/(used in) investing activities	(459.2)	(26.1)	(22.1)	—	(507.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany	187.6	(95.9)	(91.7)	—	—
Net change in short-term borrowings	—	(1.3)	—	—	(1.3)
Payments related to revolver credit facility fees	(1.6)	—	—	—	(1.6)
Proceeds from Borrowing, net	386.8	—	—	—	386.8
Repayments of long-term obligations	(12.3)	—	(11.3)	—	(23.6)
Equity contribution (redemption)	1.1	—	—	—	1.1

Net cash (used in)/provided by financing activities from continuing operations	561.6	(97.2)	(103.0)	—	361.4
Net cash (used in)/provided by financing activities from discontinued operations	—	—	—	—	—

Net cash provided by/(used in) financing activities	561.6	(97.2)	(103.0)	—	361.4

Effect of foreign currency on cash	—	—	(9.0)	—	(9.0)
NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS	3.1	(19.9)	(52.4)	—	(69.2)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	3.6	33.4	168.1	—	205.1

CASH AND EQUIVALENTS AT END OF PERIOD	$6.7	$13.5	$115.7	$—	$135.9

Report of Independent Registered Public Accounting Firm

Board of Managers

Aptuit, LLC and Subsidiaries

We have audited the accompanying combined balance sheets of Carved-Out Clinical Trial Supplies Operations of Aptuit, LLC and subsidiaries (the “Company”) as described in Note 1, as of September 30, 2011 and 2010 and the related combined statements of operations and comprehensive loss, invested capital, and cash flows for each of the three years in the period ended September 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Carved-Out Clinical Trial Supplies Operations of Aptuit, LLC and subsidiaries as of September 30, 2011 and 2010, and the combined results of their operations and their cash flows for each of the three years in the period ended September 30, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Hartford, CT

January 23, 2012

Carved-Out Clinical Trial Supplies Operations

of Aptuit, LLC and Subsidiaries

Combined Balance Sheets

(In Thousands)

	September 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$7,681	$5,878
Accounts receivable, net	32,455	35,972
Unbilled services	9,859	8,120
Inventories, net	43	41
Deferred tax assets	112	123
Other current assets	681	817

Total current assets	50,831	50,951
Property, plant, and equipment, net	73,257	79,766
Intangible assets, net	17,885	22,382
Goodwill	41,933	42,087
Non-current deferred tax assets	1,008	1,101
Other assets	692	803

Total assets	$185,606	$197,090

Liabilities and invested capital
Current liabilities:
Accounts payable	$12,035	$14,826
Accrued liabilities	12,021	10,286
Unearned revenue	7,242	9,851
Income taxes payable	5,878	6,199
Other current liabilities	72	235

Total current liabilities	37,248	41,397
Other liabilities	1,727	2,132

Total liabilities	38,975	43,529
Commitments and contingencies
Invested capital	146,631	153,561

Total liabilities and invested capital	$185,606	$197,090

See accompanying notes to combined financial statements.

Carved-Out Clinical Trial Supplies Operations

of Aptuit, LLC and Subsidiaries

Combined Statements of Operations and Comprehensive Loss

(In Thousands)

	Year Ended September 30,
	2011	2010	2009
Contract revenue	$172,652	$165,737	$163,508
Reimbursed costs	24,164	34,765	17,761

Total revenue	196,816	200,502	181,269
Costs and expenses:
Direct costs	51,919	47,492	44,945
Reimbursed costs	24,164	34,765	17,761
Compensation and benefits	62,477	60,974	73,108
Facilities and maintenance costs	15,032	13,842	16,722
Depreciation and amortization	13,006	13,095	13,620
Professional fees and outside services	14,296	8,348	12,396
General and administrative expenses	7,866	8,829	10,634
Travel and entertainment	2,514	2,444	3,280
Restructuring expenses	1,390	84	4,450
Asset impairments	—	—	349

Total costs and expenses	192,664	189,873	197,265

Income (loss) from operations	4,152	10,629	(15,996)
Interest expense, net	19,974	19,613	14,925
Other expense, net	301	550	956

Loss before income taxes	(16,123)	(9,534)	(31,877)
Income tax expense (benefit)	6,129	6,181	(2,034)

Net loss and comprehensive loss	$(22,252)	$(15,715)	$(29,843)

See accompanying notes to combined financial statements.

Carved-Out Clinical Trial Supplies Operations

of Aptuit, LLC and Subsidiaries

Combined Statements of Invested Capital

(In Thousands)

Balance, September 30, 2008	$201,967
Net loss and comprehensive loss	(29,843)
Net distributions to parent	(11,344)

Balance, September 30, 2009	160,780
Net loss and comprehensive loss	(15,715)
Net contributions from parent	8,496
Balance, September 30, 2010	153,561
Net loss and comprehensive loss	(22,252)
Net contributions from parent	15,322

Balance, September 30, 2011	$146,631

See accompanying notes to combined financial statements.

Carved-Out Clinical Trial Supplies Operations

of Aptuit, LLC and Subsidiaries

Combined Statements of Cash Flows

(In Thousands)

	Year Ended September 30,
	2011	2010	2009
Net loss and comprehensive loss	$(22,252)	$(15,715)	$(29,843)
Operating activities:
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,006	13,095	13,620
Non-cash compensation	114	194	319
Deferred income taxes	90	(44)	(3,347)
Asset impairments	—	—	349
Non-cash restructuring costs	—	—	938
Gain/(loss) on disposal of assets	(194)	—	415
Changes in operating assets and liabilities:
Accounts receivable	3,261	(3,908)	12,833
Unbilled services	(1,790)	(544)	6,515
Inventories	(1)	(19)	241
Accounts payable and accrued expenses	(969)	(7,120)	4,471
Unearned revenue	(2,551)	1,568	(4,891)
Income taxes payable	(229)	4,796	(2,096)
Other assets and liabilities	(577)	1,834	(79)

Net cash used in operating activities	(12,092)	(5,863)	(555)
Investing activities:
Purchases of property, plant and equipment	(1,205)	(3,516)	(2,952)

Net cash used in investing activities	(1,205)	(3,516)	(2,952)
Financing activities:
Net contribution (distribution) from/to Parent	15,100	9,018	(6,432)

Net cash provided by financing activities	15,100	9,018	(6,432)

Increase (decrease) in cash and cash equivalents	1,803	(361)	(9,939)
Cash and cash equivalents at beginning of year	5,878	6,239	16,178

Cash and cash equivalents at end of year	$7,681	$5,878	$6,239

See accompanying notes to combined financial statements.

Carved-Out Clinical Trial Supplies Operations

of Aptuit, LLC and Subsidiaries

Notes to Combined Financial Statements

Years Ended September 30, 2011, 2010 and 2009

1. Description of Business and Basis of Presentation

Business

Aptuit, LLC (the “Parent” or “Aptuit”) is a limited liability holding company whose operating subsidiaries provide services to biotechnology and pharmaceutical companies around the world with a mission to engineer a better drug development process through scientific excellence. Aptuit supports the drug development process through its suite of product services and technologies that clients can access either as a fully integrated offering or in a modular, as needed, way to facilitate successful product approval. Aptuit’s suite of services includes regulatory and strategic consulting, discovery support, preclinical technologies, clinical supplies manufacturing, packaging and distribution, and drug substance development and formulation.

Aptuit’s Clinical Trial Supplies (“CTS” or “Company”) division is a leading provider of clinical operations services to the biopharmaceutical industry. CTS acts as a single, integrated supplier for trial materials and logistics by offering pharmaceutical analysis, drug formulation, manufacturing, packaging, labeling, blinding, distribution and logistics services to support clinical trials for the global biopharmaceutical industry.

CTS’s capabilities support trials across the development process (Preclinical - Phase IV) and include extensive clinical supply chain strategy, project management and inventory management services. In addition, CTS’s comprehensive informatics platform of Clinicopia, Clinicopia Connect and IVRS (interactive voice response system) partnership allows clients to manage and maintain control over drug supply and reduce drug waste in clinical trials.

CTS also provides analytical testing and method development for large and small molecules as well as scale up and manufacturing of clinical supplies and niche commercial products across a wide range of dosage forms. These capabilities, combined with customer service, quality, on-time delivery and a leading informatics system, have enabled CTS to develop a loyal customer base that continues to seek more strategic outsourcing partnerships.

CTS is not a stand-alone legal entity, however it is a combination of business lines and geographic locations, under the legal entity structure of the Parent.

Basis of Presentation

These combined carved-out financial statements represent the financial position, result of operations and comprehensive loss, changes in invested capital, and cash flow of the Company, and have been derived by extracting the assets, liabilities, revenues and expenses directly attributable to the CTS division from the consolidated assets, liabilities, revenues and expenses in the accounting records of Aptuit. The carved-out financial statements have been prepared in accordance with SEC Financial Reporting Manual section 2065 “Acquisition of Selected Parts of an Entity May Result in Less Than Full Financial Statements’’ and Staff Accounting Bulletin (SAB) Topic 1.B. “Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity”. The carved-out financial statements include allocations of certain Parent corporate expenses, as deemed reasonable by management. Although management is unable to estimate the actual costs that would have been incurred if the services performed by Aptuit had been purchased from independent third parties, the allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management believes that the assumptions and estimates used in preparation of the carved-out financial statements are reasonable (see Note 3). The carved-out financial statements may not necessarily reflect the Company’s financial position, results of operations, or cash flows in the future, or what its financial position, result of operations, or cash flow would have been if the Company had been a stand-alone entity during the period presented. Because of the nature of these carved-out financial statements, the Parent’s net investment in the Company, including amounts due to/from the Parent and affiliates, is shown as “invested capital.”

The carved-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All monetary references expressed in these notes are references to United States dollars. All intercompany accounts and transactions between the Company’s business lines and locations have been eliminated in combination.

Certain amounts previously reported within the other line item in accrued liabilities footnote of the 2010 combined financial statements have been reclassified to customer rebates and allowances to conform with current year presentation.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the carved-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the carved-out financial statements, and the reported amounts of revenues and expenses during the reporting period.

Cash Equivalents

All liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents. The carrying value for cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivables represent amounts owed to the Company from its operating activities and a foreign tax receivable, net of an allowance for doubtful accounts of $1.2 million and $1.7 million at September 30, 2011 and 2010, respectively. The allowance for doubtful accounts is recorded for estimated losses by evaluating various factors, including relative credit-worthiness of each customer, historical collections experience, and aging of the receivables. The Company does not require collateral; however, it will receive upfront payments in cases where a customer is considered a credit risk.

Concentrations of Credit Risk

Concentration of credit risk as it relates to accounts receivable is minimal due the Company’s diverse customer base and dispersion across different geographic regions. Customers are primarily engaged in the pharmaceutical and healthcare industry. For year ended September 30, 2011, one customer accounted for 12% of the Company’s contract revenue. For the fiscal year ended September 30, 2010, no customer accounted for more than 10% of contract revenue.

As of September 30, 2011, one customer accounted for 11% of trade accounts receivable. No customer accounted for more than 10% of trade accounts receivable for the fiscal year ended September 30, 2010.

Foreign Assets and Liabilities

The foreign operations of the Company are located in the U.K. and Singapore. Total foreign assets and liabilities were $70.0 million and $19.3 million, respectively, at September 30, 2011, and $76.2 million and $23.0 million, respectively, at September 30, 2010. Total foreign revenue for the years ended September 30, 2011, 2010 and 2009 was $105.4 million, $114.3 million and $92.4 million, respectively.

Unbilled Services and Unearned Revenue

Customer billings are established by contractual provisions, including predetermined payment schedules, and the achievement of contractual milestones. Unbilled services arise when services have been rendered and revenue has been recognized but customers have not been billed. The Company regularly reviews unbilled services to ensure such amounts are billable and collectible.

Conversely, unearned revenue represents amounts billed or collected as of the balance sheet date in excess of revenue recognized.

Goodwill

Goodwill is accounted for in accordance with Accounting Standard Codification (“ASC”) 350 Goodwill—Intangible and Other Assets, and represents the excess of cost over the fair value of net assets acquired. Under ASC 350, purchased goodwill and intangible assets with indefinite lives are not amortized, but are tested for impairment annually. The Company’s impairment analysis is based on a discounted cash flow analysis and other appropriate measures to determine the fair value of its reporting unit. The resulting fair value is compared to the related carrying amounts of the reporting unit. As part of this analysis for the fiscal years ended September 30, 2011 and 2010, the Company determined that the carrying value of the reporting unit assets did not exceed its fair value.

Property, Plant and Equipment and Other Long-Lived Intangible Assets

Property, plant and equipment is recorded at cost, net of accumulated depreciation and amortization. Assets that are part of an acquisition of a business are recorded at fair market value. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of the initial lease term or the estimated useful life of the improvement. Maintenance and repairs are expensed as incurred.

The Company evaluates its other long-lived assets, including definite lived intangible assets for indicators of impairment, pursuant to ASC 360—Property, Plant and Equipment. According to ASC 360, the carrying value of the assets is compared to current and future expected undiscounted cash flows from such assets. If the carrying value of the assets is not recoverable, the carrying value is reduced to fair market value through an impairment charge. As a result of the Company’s long-lived asset impairment analysis, there were no impairments for the fiscal years 2011 and 2010.

Fair Value of Financial Instruments

Due to their short term maturity, the carrying amounts of cash and cash equivalents, trade receivables, and accounts payable approximate their fair market values.

Revenue Recognition

Revenue is recognized when all the following have occurred; persuasive evidence of a sales arrangement exists, the sales arrangement specifies a fixed or determinable price, product delivery has occurred or services have been rendered, and collectibility is reasonable assured. A majority of the Company’s revenues are earned under contracts which range in duration from a few months to several years, depending on the service rendered. Service contracts generally take the form of fee-for-service or fixed-price arrangements. In the case of fixed price contracts, revenue is recognized as contractual milestones are achieved based on output measures recognizing the effort as work is incurred.

The Company accrues for customer rebates and allowances based upon a current evaluation of its experience and on the terms of the contracts.

The Company analyzes its revenue agreements to determine whether certain elements included in the agreements can be separated and accounted for individually or as a single unit of accounting in accordance with the ASC 605—Revenue Arrangements with Multiple Deliverables. Allocation of revenue to individual elements which qualify for separate accounting is based on the estimated fair value of the respective elements. Fair value for each element is established generally based on the sales price charged when the same or similar services are sold separately. Once a determination is made whether the elements of an agreement are either a single unit or need to be separated into individual units, the Company recognizes revenue as services are performed or products are delivered, depending on the nature of the work contracted in the agreement.

The Company pays, on behalf of its clients, reimbursed costs for items such as comparator drugs, travel, printing, meetings and couriers and its clients reimburse the Company for these costs. As required by ASC 605, “Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred”, amounts paid by the Company as a principal for reimbursed costs are included in direct costs as reimbursable out-of-pocket expenses and the reimbursements the Company receives as a principal are reported as reimbursed revenue.

The Company includes standard indemnification provisions in its customer contracts, which include standard provisions limiting the Company’s liability under such contracts, including the Company’s indemnification obligations.

Costs and Expenses

General and administrative expenses consist of computer software, business insurance, bad debt expense, office supplies and expenses, freight and courier charges, advertising and other corporate expenses.

For years ended September 30, 2011, 2010 and 2009, Other expense, net, of $0.3 million, $0.6 million and $1.0 million, primarily included foreign exchange transaction gains and losses.

Income Taxes

The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid.

The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment of whether or not a valuation allowance is required often requires significant judgment including the long-range forecast of future taxable income and the evaluation of planning initiatives.

Adjustments to the deferred tax valuation allowances are made to earnings in the period when such assessments are made.

Although the Company’s Parent files a consolidated federal income tax return and foreign returns, which includes all of its eligible subsidiaries, including the Company, the tax provision for the Company has been prepared assuming separate returns as if the Company has not been included in a consolidated income tax return with its Parent. The net operating loss carryforward from prior years was computed on an allocation methodology that estimates the loss that would be generated if the carved-out entities filed a separate tax return since inception. The current and deferred tax provision was computed under the premise that the carved-out business was a stand-alone taxpayer. Current income tax liabilities are presented based on current amounts owed for the current tax year and assume that prior year balances owed have been paid to its Parent and offset through invested capital.

Income Tax Contingencies

The Company accounts for income tax contingencies using a benefit recognition model. If the Company considers that a tax position is more likely than not to be sustained upon audit, based solely on technical merits of the position, the Company recognizes the benefit. The Company measures the benefit by determining the amount that is greater than 50% likely of being realized upon settlement, presuming that the tax position is examined by the appropriate taxing authority that has full knowledge of all relevant information. Under the benefit recognition model, if the initial assessment fails to result in the recognition of a tax benefit, the Company will regularly monitor its position and subsequently recognize the tax benefit: (i) if there are changes in tax law, analogous case law or there is new information that sufficiently raise the likelihood of prevailing on the technical merits of the position to more likely than not; (ii) if the statute of limitations expires; or (iii) if there is a completion of an audit resulting in a favorable settlement of that tax year with the appropriate agency. The Company regularly re-evaluates its tax positions based upon the results of audits of federal, state and foreign income tax filings, statute of limitations expirations, and change in tax law or receipt of new information that would either increase or decrease the technical merits of a position relative to the “more-likely-than-not” standard. Liabilities associated with uncertain tax positions are classified as current only when the Company expects to pay cash within the next 12 months. Interest and penalties, if any, are recorded in income tax expense and are classified in the combined balance sheet with the related liability.

The Company is subject to income tax in many jurisdictions and a certain degree of estimation is required in recording the assets and liabilities related to income taxes. All of the Company’s tax positions are subject to audit by the local taxing authorities in each tax jurisdiction. Tax audits can involve complex issues and the resolution of issues may span multiple years, particularly if subject to negotiation or litigation.

Foreign Currency Translation

The functional currency of the Company’s foreign operations is the respective local currency. Assets and liabilities are translated into United States dollars using the current period end exchange rate. Income and expense amounts are translated using the average exchange rate for the period in which the transaction occurred. For the fiscal years ended September 30, 2011, 2010 and 2009, the cumulative translation gain (loss) adjustment of $0.1 million, ($0.4 million), and ($5.3 million) respectively, is included in net contributions from (distributions to) parent, in the Combined Statement of Invested Capital.

Equity-Based Compensation

The Parent applies ASC 718—Share-Based Payment to record equity-based compensation. Under this method, compensation expense is recognized for all employee share-based payments granted subsequent to October 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718. The Parent selected the Black-Scholes option pricing model as the most appropriate model for determining the estimated fair value for stock-based awards. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs, including risk free interest rate, expected volatility, dividends and expected option life. Equity based compensation is issued at the Parent level and is allocated to the Company. See Note 12 for further information on the equity-based compensation estimates.

Recent Financial Accounting Standards

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force to amend certain guidance in FASB Accounting Standards Codification (ASC) 605, Revenue Recognition, 25, “Multiple-Element Arrangements”. The amended guidance in ASC 605-25 (1) modifies the separation criteria by eliminating the criterion that requires objective and reliable evidence of fair value for the undelivered item(s), and (2) eliminates the use of the residual method of allocation and instead requires that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price. The amended guidance in ASC 605-25 was adopted by the Company prospectively for revenue arrangements entered into or materially modified as of October 1, 2010, and did not have a material impact on the Company’s combined results of operations, financial condition or cash flows.

In May 2009, and as amended in February 2010, ASC 855—Subsequent Events was issued, which established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. See Note 16 for disclosures on subsequent events.

In April 2009, ASC 820—Fair Value and Measurements Disclosure was amended to provide guidance of determining the fair value of a financial asset when the market for that asset is not active. ASC 820 amended previous guidance on this topic to include guidance on how to determine the fair value of a financial asset in an inactive market. This statement was effective for the Company on October 1, 2009 and did not have a material impact on the Company’s combined results of operations, financial condition or cash flows.

In April 2008, the FASB issued ASC 350.30, Intangibles—Goodwill and Other. ASC 350.30 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. ASC 350.30 also requires expanded disclosure related to the determination of intangible asset useful lives. On October 1, 2009, the Company adopted ASC 350.30 and the adoption did not have a material impact on its combined results of operations, financial condition or cash flows.

In June 2006, ASC 740 - Accounting for Uncertainty in Income Taxes was issued. This statement clarifies the accounting for uncertainty in income taxes recognized in a Company’s financial statements. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an uncertain tax position taken or expected to be taken on a tax return. The adoption of ASC 740 on October 1, 2009 had no impact on the combined financial statements.

3. Preparation of Carved-Out Financial Statements

The following allocation policies have been used in the preparation of these carved-out financial statements. Unless otherwise noted, these policies have been consistently applied in the financial statements.

Financial statement items related specifically to the Company have been identified and included in the financial statements. These include balance sheet items, revenue, direct costs, labor and benefits, facilities and maintenance, consulting and outside services, and general and administrative costs.

For purposes of presenting the carved-out financial statements, allocations were required to determine the cost of general and administrative activities performed by the Parent, attributable to the Company. These shared services included, but are not limited to, executive management, accounting, information services, professional and consulting fees, legal, and human resources. Where specific identification could not be utilized, allocations were made based upon revenue or headcount. In situations where no allocation methodology was more appropriate than another, based upon underlying facts and circumstances, or the cost, an even allocation between the Company and other subsidiaries of the Parent was utilized.

Interest expense has been allocated based upon principal balances outstanding that were directly used to acquire Company assets and liabilities. For non-specific outstanding debt balances, interest has been allocated by the Parent based upon the Company’s working capital position at the time the debt was incurred.

Management believes that the allocation methodologies are reasonable; however, expenses allocated to the Company are not necessarily indicative of the expenses that would have been incurred on a stand-alone basis nor are they indicative of costs that may be incurred in the future. Actual results could differ from these estimates. It is not practical to estimate the costs that would have been incurred by the Company if it had operated on a stand-alone basis.

4. Accounts Receivable

Accounts receivable, net of the allowance for doubtful accounts consisted of the following (in 000’s):

	September 30,
	2011	2010
Trade accounts receivable	$32,009	$36,889
Value added tax (VAT) receivable	1,647	760

	33,656	37,649
Allowance for doubtful accounts	(1,201)	(1,677)

Accounts receivable, net	$32,455	$35,972

5. Property, Plant and Equipment

Property, plant and equipment consisted of the following (in 000’s):

	September 30,		Useful Life
	2011	2010
Land	$4,481	$4,490
Leasehold improvements	10,138	9,733	1-15 years
Buildings and improvements	71,385	71,457	30-40 years
Machinery and equipment	27,874	26,795	7 years
Computer hardware and software	8,310	7,556	4 years
Furniture and fixtures	2,862	2,868	7 years
Construction-in-progress	278	1,032

	125,328	123,931
Accumulated depreciation	(52,071)	(44,165)

Property, plant and equipment, net	$73,257	$79,766

As of September 30, 2011 and 2010, the Company did not have a significant amount of property and equipment under capital leases.

The Company recorded depreciation expense of $8.5 million, $8.2 million and $8.7 million for the years ended September 30, 2011, 2010 and 2009, respectively.

As a result of the Company’s long-lived asset impairment analysis, an impairment charge of $0.3 million was recorded to Asset Impairments in the Combined Statements of Operations and Comprehensive Loss as of September 30, 2009.

6. Intangible Assets

Intangible assets consisted of the following (in 000’s):

	September 30,		Useful Life
	2011	2010
Customer relationships	$44,190	$44,190	8-10 years
Technology	1,900	1,900	5 years
Trade names	680	680	20 years

	46,770	46,770

Accumulated amortization	(28,885)	(24,388)

Intangible assets, net	$17,885	$22,382

The Company amortizes all intangible assets on a straight-line basis, based on estimated useful lives.

Amortization expense for the fiscal years ended September 30, 2011, 2010 and 2009, was $4.5 million, $4.9 million and $4.9 million respectively.

Amortization expense is estimated to be $4.5 million for fiscal year 2012, $4.5 million for fiscal year 2013, $4.3 million for fiscal year 2014 and $4.3 million for 2015 and $0.1 for 2016.

7. Goodwill

Goodwill consisted of the following (in 000’s):

Balance at September 30, 2009	$42,184
Currency translation	(97)

Balance at September 30, 2010	42,087
Currency translation	(154)

Balance at September 30, 2011	$41,933

The Company completed its required annual goodwill impairment assessment under ASC 360. The fair value of the Company’s reporting unit was estimated using future discounted cash flows and other appropriate measures of fair value and was compared to the reporting unit’s carrying value. The evaluation did not result in a goodwill impairment charge for fiscal years ending September 30, 2011 and 2010.

8. Accrued Liabilities

Accrued liabilities consisted of the following (in 000’s):

	September 30,
	2011	2010
Employee bonus and commissions	$812	$2,670
Employee benefits	696	2,016
Professional fees	6,552	1,662
Customer rebates and allowances	1,222	1,666
Facilities and utilities	851	829
VAT payable	658	596
Restructuring activities	248	67
Other	982	780

Total	$12,021	$10,286

9. Restructuring Activities

During the fiscal years ended September 30, 2011, 2010 and 2009, the Company recorded $1.4 million, $0.1 million and $4.5 million, respectively in restructuring charges primarily related to employee separation payments as part of a Company-wide reorganization in 2011 and 2009. The restructuring plans focused on cost reduction through employee rationalization, termination of certain capital projects, and aligning operations in a more cost-efficient structure.

The following table summarizes the activity in the restructuring account (in 000’s):

Restructuring balance at September 30, 2008	$133
Reserve established in 2009	4,450
Cash payments	(2,296)
Non-cash write downs	(938)

Restructuring balance at September 30, 2009	1,349

Reserve established in 2010	84
Cash payments	(1,366)

Restructuring balance at September 30, 2010	67

Reserve established in 2011	1,390
Cash payments	(1,209)

Restructuring balance at September 30, 2011	$248

10. Income Taxes

The following table describes pre-tax (loss) income (in 000’s).

	September 30,
	2011	2010	2009
(Loss) income before income taxes:
Domestic	$(38,447)	$(31,804)	$(36,459)
Foreign	22,324	22,270	4,582

Total	$(16,123)	$(9,534)	$(31,877)

The provision for income taxes is as follows (in 000’s):

	September 30,
	2011	2010	2009
Current tax:
Federal	$—	$—	$—
Foreign	6,036	6,222	1,310
State	3	3	3

Total current	6,039	6,225	1,313

Deferred tax:
Federal	—	—	(2,285)
Foreign	90	(44)	—
State	—	—	(1,062)

Total deferred	90	(44)	(3,347)

Total income tax provision	$6,129	$6,181	$(2,034)

The components of net deferred taxes are as follows (in 000’s):

	September 30,
	2011	2010
Deferred tax assets:
Net operating losses	$23,416	$15,078
Other accrued expenses	1,217	2,230
Goodwill	2,809	3,044
Foreign and research credits	202	202
Property, plant and equipment	1,371	987
Valuation allowance	(22,186)	(13,179)

Total deferred tax assets, net	6,829	8,362

Deferred tax liabilities:
Intangible assets	(5,709)	(7,138)
Property, plant and equipment	—	—

Total deferred tax liabilities	(5,709)	(7,138)

Net deferred tax assets	$1,120	$1,224

Deferred tax assets and liabilities in the preceding table, after netting by taxing jurisdiction, are in the following captions in the balance sheet (in 000’s):

	September 30,
	2011	2010
Current deferred tax assets	$112	$123
Non-current deferred tax assets	1,008	1,101

Total deferred tax assets	$1,120	$1,224

The Company’s portion of the US Federal net operating losses is $61.4 million at September 30, 2011, which expire in varying amounts beginning 2027 through 2032.

In accordance with ASC 740—Accounting for Income Taxes, a valuation allowance is created and offset against the net deferred tax asset if, based on existing facts and circumstances, it is not more likely than not that the asset will be realized. The Company increased the valuation allowance on US deferred tax assets for the fiscal years ended September 30, 2011, 2010 and 2009 by $9.0 million, $6.1 million and $6.7 million respectively. The valuation allowance will be reduced when and if, in the Company’s opinion, significant positive evidence exists which indicates that it is more likely than not that the Company will be able to realize its U.S. deferred tax assets.

The Company has determined that current earnings of its foreign entities, other than Singapore may be periodically remitted to the United States. Accordingly, it has provided for US tax on the potential repatriation of the UK’s earnings. The Company does not provide for US taxes on the basis differences in its investment in the stock of its foreign Singapore entity since it anticipates that those investments to be essentially permanent in duration. Undistributed earnings of the Singapore entity for the fiscal years ended September 30, 2011, 2010 and 2009 total $6.2 million, $4.4 million and $2.4 million, respectively.

The income tax provision differs from the amounts computed by applying the federal statutory rate to net loss before income taxes primarily due to the impact of valuation allowances. The Company adopted the Provisions of ASC 740-10, Accounting for Uncertainty in Income Taxes on October 1, 2009. As a result of the implementation of ASC 740-10, the Company has not recorded any liabilities for unrecognized tax benefits.

The Company conducts business globally and, as a result, the Parent or one or more of its subsidiaries files income tax returns in the U.S., various state, and foreign jurisdictions. In the normal course of business, the

Parent is subject to examination by the taxing authorities in each major jurisdiction; United Kingdom, Singapore and the U.S. As of September 30, 2011 certain subsidiaries of the Parent are under audit for fiscal years 2006 through 2007 in the U.K. However, it is not anticipated that any changes to taxable income or loss will occur for the above years. The US is not currently under any federal or state income tax examinations, however the carryforward of net operating losses is open for adjustment.

11. Capitalization

Invested Capital

Capitalization of the Company is presented as Invested Capital because Aptuit, LLC has not formed a separate legal entity to comprise the CTS division. The Invested Capital is the residual of the total assets and total liabilities derived in accordance with the carve-out principles reflecting the shareholders interest in the CTS division.

The Parent has funded the acquisition and operating activities of the Company, as well as its other operations, through equity offerings (including common and preferred stock offerings) and bank and finance company debt. Funds used by the Parent for acquisition of the Company have been recorded by the Parent as an investment in the Company. Funds subsequently provided to, or received from, the Company after the initial acquisition of its assets have been recorded by the Parent in an “intercompany account balance.” Historically, the Parent has not charged or credited the Company for interest on funds provided to, or received from the Company. For the purpose of these carved-out financial statements, interest expense has been allocated to the Company.

The intercompany balances have been contributed by the Parent to the Company, or by the Company to the Parent, at the end of the year and, therefore, has been included in the statement of invested capital.

12. Restricted Unit and Option Plan

Restricted Units

At the formation of the Parent, restricted Common Units (“Old Restricted Units”) were reserved for issuance to management under the Parent’s 2005 Option and Award Plan, as amended (the “Old Plan”). Restricted Units have been issued at fair market values ranging from $0.075 to $1.00 per unit and are subject to vesting provisions as determined by the Board of Managers at the time of issuance. On February 9, 2010, the Parent adopted its 2009 Omnibus Incentive Plan (the “New Plan”, and together with the Old Plan, collectively referred to as the “Plan”). On March 9, 2010, the Company awarded restricted units under the New Plan (“New Restricted Units” and together with Old Restricted Units, collectively referred to as “Restricted Units”) to certain holders of Old Restricted Units, and upon acceptance of such New Restricted Units, holders forfeited their Old Restricted Units. Restricted Unit compensation expense is reflected in compensation and benefits on the Statement of Operations and Comprehensive Loss.

Unit Options

The Parent has granted options under the Old Plan. The exercise price of each option granted is equal to or greater than the market price of the Parent’s Common Units on the date of grant and the maximum exercise term of each option granted is 10 years. Options are granted upon approval by the Board of Managers and vest over various periods, as determined by the Board of Managers at the date of grant. Pursuant with the plan, the Parent granted options during the fiscal year ended September 30, 2009. The Parent has not granted options during the fiscal years ended September 30, 2011 and 2010. Stock option expense is reflected in compensation and benefits on the Combined Statement of Operations and Comprehensive Loss.

Under the Plans, restricted units and options carry both time and performance vesting provisions over a five-year period. Time vesting provisions provide that half of each restricted unit award and option grant vest ratably over the five-year period. The performance vesting provisions provide that the remaining half of each restricted unit award and option is vested and exercisable in the five-year period upon the Parent achieving financial performance targets as established by the Board of Managers. For the fiscal year ended September 30, 2009 the performance targets were met and restricted unit awards and option grants vested. For the fiscal year ended September 30, 2010, the performance targets were not met and accordingly no restricted unit awards or option grants vested. For the fiscal year ended September 30, 2011, although the performance targets were not met, the Compensation Committee, in consideration of significant other achievements, agreed within its authority, to vest restricted unit awards and option grants.

The Company has been allocated compensation expense related to these plans based on specific identification of both direct, and indirect, employees, who provided services to the Company.

Stock compensation expense recorded on options and restricted units for the fiscal years ended September 30, 2011, 2010 and 2009, was $0.1 million, $0.2 million, and $0.3 million respectively. The expense includes allocated stock compensation related to overall corporate and governance equity award holders who supported CTS during the financial periods.

For the fiscal years ended September 30, 2011, 2010 and 2009, there was approximately $0.4 million, $0.6 million and $0.2 million respectively, of total unrecognized compensation expense for outstanding restricted units. These costs are expected to be recognized over the next four years. For the fiscal year ended September 30, 2009, there was approximately $0.8 million, of total unrecognized compensation expense for stock options. For the fiscal years ended September 30, 2011 and 2010 there was no unrecognized compensation expense for stock options.

13. Employee Savings and Pension Plans

The Parent provides a 401(k) Retirement Plan to its U.S. employees. The Parent’s match contribution is 50% of the employee’s contribution up to 3% of such employee’s pay. Employees hired on or before July 1, 2007 are immediately vested in the matching contribution. Employees hired after July 1, 2007 are subject to a five year graded vesting schedule of 20% vesting per year. The Parent suspended contributions to the 401(k) during the period from November 1, 2009 thru December 31, 2010.

The Company’s allocated contributions, for both direct and indirect employees, under its 401(k) retirement plan for the fiscal years ended September 30, 2011, 2010 and 2009, was $0.5 million, $0.0 million and $0.7 million respectively.

The Parent provides a defined contribution plan for qualifying U.K. employees employed by the Parent’s U.K. subsidiaries. An employee may contribute 3% of his or her annual compensation and the Parent matches such contribution with 7.5% of the employee’s annual compensation. CTS individuals within the Company are included in these plans and costs have been allocated accordingly. Additionally, as part of the Parent cost allocations discussed in Note 3, additional Parent company costs have been allocated to the Company.

The Company’s allocated contributions, for both direct and indirect employees, under its U.K. defined contribution plan for the fiscal years ended September 30, 2011, 2010 and 2009, was $0.7 million, $0.6 million and $0.7 million respectively.

14. Related Parties

The Company is also allocated costs for services and administrative functions provided by the Parent and its subsidiaries, which include, but are not limited to executive management, accounting, information services, professional and consulting fees, legal, and human resources. These costs are allocated to the Company based upon such things as revenues and headcount. Although the costs of these services cannot be quantified on a stand-alone basis, the Company believes that the allocations are reasonable.

The total costs allocated to the Company for these services was $78.1 million, $72.9 million, and $72.6 million for the year ended September 30, 2011, 2010 and 2009, respectively. These amounts are included in the combined statements of operations and comprehensive loss. The allocation consists of the following (in 000’s):

	September 30,
	2011	2010	2009
Compensation and benefits	$30,596	$32,068	$33,752
Interest expense	19,987	19,596	10,246
Facilities and maintenance costs	12,994	12,110	14,715
Professional fees and outside services	14,144	8,160	12,068
Other	340	978	1,790

Total costs and expenses	$78,061	$72,912	$72,571

Transactions entered into between the Company and the Parent and its subsidiaries, are considered related party transactions.

15. Commitments and Contingencies

Litigation

The Company is subject to potential claims and legal actions that are pending or may be asserted. These matters have arisen in the ordinary course and conduct of the Company’s business, as well as assumed through acquisitions, and some are expected to be covered, at least in part, by insurance. Claim estimates that are probable and can be reasonably estimated would be reflected as liabilities of the Company. The Company does not expect outstanding claims to have a material adverse effect on the Company’s financial condition, or results of operation. Below is a summary of claims and legal actions:

CombinatoRx. On April 30, 2009, CombinatoRx, Incorporated (“CombinatoRx”), filed a complaint in the Supreme Court of the State of New York, County of New York against the Company alleging, among other things, fraudulent inducement and breach of contract, in connection with drug development services performed or to be performed for CombinatoRx for its arthritis drug Synavive (CRx-102) study (the “MARS-1 Study”).

CombinatoRx’s fraudulent inducement claim is based on assertions concerning the Company’s alleged failure to disclose facts about a December 2007 inspection of the Company’s Kansas City facility by the UK Medicines and Healthcare products Regulatory Agency, a United Kingdom government agency (the “MHRA”), as well as allegations concerning an additional inspection of the Kansas City facility by this agency in May 2008 (collectively, the “MHRA inspections”). CombinatoRx alleges that as a result of the MHRA inspections, the following cascade of events occurred: insufficient supply of EU GMP-compliant drug product to clinical trial sites located in certain EU member states, which resulted in the withdrawal of regulatory authority to conduct clinical trials in those EU member states, which then resulted in CombinatoRx’s decision to wind down the clinical trial across all sites worldwide. In December 2009, the parties agreed to settle this lawsuit, with certain payments to be made by the Company’s professional liability insurance carrier in consideration for a full release of the Company by CombinatoRx of all matters arising from or related to the MHRA inspections and the MARS-1 Study.

UCB Pharma notified the Company in November 2010 that it would not accept a finished product due to non-compliance with deliverables. The Company acknowledged that there was powder in the blister cards for a secondary packaging campaign caused by an error in the pocket size and agreed to remanufacture the capsules at its expense. Subsequently, UCB Pharma augmented its claim for damages, which now totals approximately $5,300,000 and relates to duplicate material provided by UCB Pharma and for clinical delays. The Company has notified its professional insurance carrier of the claim and at the same time has requested that UCB Pharma substantiate such claim. The Company is still waiting for a response from UCB Pharma for the substantiation of such claim. The Company expects that any such substantiated claim will be covered by insurance. The Company does not expect this claim to have a material adverse effect on the Company’s financial condition, or results of operation. Pursuant to the Stock Purchase Agreement with Catalent Pharma Solutions, Inc (Note 16), any liability arising from UCB’s claim is an “Excluded Liability” and accordingly following the closing of the sale of the CTS business to Catalent, Aptuit, LLC will indemnify Catalent for any such liability.

Operating Lease Obligations

The Company is obligated under non-cancellable operating leases, most of which expire at various dates through 2021, relating to operating facilities and certain equipment. Rent expense for the Company’s operating leases for the years ended September 30, 2011, 2010 and 2009, are $2.9 million, $3.4 million and $3.4 million, respectively, which includes an allocation of $0.5 million, $0.7 million and $0.7 million respectively, from the Parent.

Certain facility leases provide for concessions by landlords, including payment for leasehold improvements and free rent periods. These concessions have been reflected as deferred rent in other liabilities in the combined balance sheet and will be utilized to offset future rent expense over the life of the lease. The Company recorded rent expense on a straight-line basis for these leases.

Future minimum payments for the Company’s lease obligations for the years subsequent to September 30, 2011 are as follows (000’s):

2012	$2,741
2013	1,991
2014	1,546
2015	1,353
2016	1,161
2017 and thereafter	1,859

Total	$10,651

Insurance and Business Risks

The Parent currently maintains insurance for risks associated with the operations of its business, provision for professional services, and ownership of real and personal property. These policies provide coverage for a variety of potential losses, including, without limitation, loss or damage to property, bodily injury, general commercial liability, and professional errors and omissions. As part of the Parent cost allocations insurance costs have been allocated to the Company. Allocation of insurance costs were $1.1 million, $0.9 million and $1.1 million, for the years ended September 30, 2011, 2010 and 2009, respectively.

Employment Agreements

The Parent has entered into employment agreements with certain key members of the executive team. The agreements range in terms from one to three years and include compensation and benefits, including separation benefits if terminated for reasons other than cause, confidentiality provisions, non-compete and non-solicitation provisions and other customary clauses.

16. Subsequent Events

The Company has evaluated subsequent events through January 23, 2012, which represents the date the financial statements were available to be issued. Other than as noted below, there were no subsequent events that are required to be disclosed.

On August 19, 2011, Aptuit, LLC and Catalent Pharma Solutions, Inc., signed a stock purchase agreement for Catalent to acquire the Clinical Trial Supplies business (CTS) of Aptuit LLC for cash consideration of $410 million plus any purchase price adjustments.

On November 1, 2011, Catalent submitted a Dispute Notice to Aptuit pursuant to Schedule A of the Stock Purchase Agreement that asserted that a downward adjustment to the purchase price was necessary. On January 22, 2012, Catalent and Aptuit entered into an Amendment Agreement to the Stock Purchase Agreement to resolve the dispute pursuant to which, among other things, the Dispute Notice was withdrawn with prejudice, the purchase price was adjusted to $407 million, and the outside date after which either party may terminate the Stock Purchase Agreement was extended to March 15, 2012.

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Balance Sheet

(In Thousands)

(Unaudited)
December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$13,433
Accounts receivable, net	29,478
Unbilled services	11,916
Inventories, net	—
Deferred tax assets	111
Other current assets	1,353

Total current assets	56,291

Property, plant, and equipment, net	71,280
Intangible assets, net	16,761
Goodwill	41,786
Non-current deferred tax assets	997
Other assets	689

Total assets	$187,804

Liabilities and Invested Capital
Current Liabilities:
Accounts payable	$13,231
Accrued liabilities	11,205
Unearned revenue	15,697
Income taxes payable	1,096
Other current liabilities	10

Total current liabilities	41,239
Other liabilities	1,073

Total liabilities	42,312
Commitments and Contingencies	—
Invested Capital	145,492

Total Liabilities and Invested Capital	$187,804

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Statement of Operations and Comprehensive Loss

(In Thousands)

(Unaudited)
Three months ended
December 31, 2011
Contract revenue	$41,460
Reimbursed costs	5,532

Total revenue	46,992

Costs and expenses:
Direct costs	11,882
Reimbursed costs	5,532
Compensation and benefits	15,463
Facilities and maintenance costs	3,816
Depreciation and amortization	3,008
Professional fees and outside services	4,356
General and administrative expenses	1,652
Travel and entertainment	479

Total costs and expenses	46,188

Income from operations	804
Interest expense, net	5,390
Other expense, net	125

Loss before income taxes	(4,711)
Income tax expense	1,115

Net loss and comprehensive loss	$(5,826)

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Statement of Invested Capital

(In Thousands)

(Unaudited)
December 31, 2011
Balance, September 30, 2011	$146,631
Net loss and comprehensive loss	(5,826)
Net contributions from parent	4,687

Balance, December 31, 2011	$145,492

Carved-Out Clinical Trial Supplies Operations of

Aptuit, LLC and Subsidiaries

Combined Statement of Cash Flows

(In Thousands)

(Unaudited)
Three months ended
December 31, 2011
Net loss and comprehensive loss	$(5,826)

Operating activities:
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,008
Non-cash compensation	31
Changes in operating assets and liabilities:
Accounts receivable	2,750
Unbilled services	(2,106)
Inventories	42
Accounts payable and accrued expenses	456
Unearned revenue	8,492
Income taxes payable	(4,782)
Other assets and liabilities	(1,393)

Net cash provided by operating activities	672

Investing activities:
Purchases of property, plant and equipment	(85)

Net cash used in investing activities	(85)

Financing activities:
Net contribution from Parent	5,165

Net cash provided by financing activities	5,165

Increase in cash and cash equivalents	5,752
Cash and cash equivalents at beginning of year	7,681

Cash and cash equivalents at end of year	$13,433

Catalent Pharma Solutions, Inc.

OFFER TO EXCHANGE ALL OUTSTANDING

$350,000,000 aggregate principal amount of the 7.875% Senior Notes due 2018, which have been registered under the Securities Act of 1933, for any and all outstanding 7.875% Senior Notes due 2018.

Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) Catalent Pharma Solutions, Inc. and Catalent CTS Informatics, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article Sixth of the Amended and Restated Certificate of Incorporation of Catalent Pharma Solutions, Inc. provides that: except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VI of the Amended and Restated By-laws of Catalent Pharma Solutions Inc. provides that: Section 1. Nature of Indemnity—The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, to the fullest extent permitted by law. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Successful Defense—To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VI or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 3. Determination that Indemnification is Proper—Any indemnification of a present or former director or officer of the Corporation under Section 1 of this Article VI (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1 of this Article VI. Any indemnification of a present or former employee or agent of the Corporation under Section 1 of this Article VI (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this Article VI. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 4. Advance Payment of Expenses—Expenses (including reasonable attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including reasonable attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5. Survival; Preservation of Other Rights—The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6. Insurance—The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 7. Severability—If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

The organizational and operating documents of Catalent CTS Informatics, Inc. contain provisions similar to those described above.

(b) Catalent USA Packaging, LLC, Catalent Pharma Solutions, LLC, Catalent CTS (Kansas City), LLC, Catalent US Holding I, LLC, Catalent US Holding II, LLC, Catalent CTS Holdings, LLC, Catalent CTS Intermediate Holdings, LLC and Catalent CTS, LLC are each limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Section 21 of Catalent USA Packaging, LLC Limited Liability Agreement provides that: the Member and each officer of the Company is hereby indemnified by the Company with respect to the matters described in, to the full extent permitted by and in accordance with the provisions of §18-108 of the Delaware Act. Notwithstanding the foregoing, the Company shall not indemnify any officer with respect to any dispute between such officer and the Company arising out of any agreement between the Company and such officer.

The organizational and operating documents of Catalent Pharma Solutions, LLC, Catalent CTS (Kansas City), LLC, Catalent US Holding I, LLC, Catalent US Holding II, LLC, Catalent CTS Holdings, LLC, Catalent CTS Intermediate Holdings, LLC and Catalent CTS, LLC contain provisions similar to those described above.

(c) Catalent USA Woodstock, Inc. is incorporated under the laws of Illinois.

Under Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, (the “IBA”) a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the IBA.

Article X of Catalent USA Woodstock, Inc. Bylaws provides:

Section 1. Nature of Indemnity—The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “ Proceeding ”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, to the fullest extent permitted by law. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Successful Defense—To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VI or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 3. Determination that Indemnification is Proper—Any indemnification of a present or former director or officer of the Corporation under Section 1 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Section 8.75 (a) and (b) of the Illinois Business Corporation Act. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 4. Advance Payment of Expenses—Expenses (including reasonable attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including reasonable attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 5. Survival; Preservation of Other Rights—The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Illinois Business Corporation Act in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6. Insurance—The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 7. Severability—If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

(d) Glacier Corporation is incorporated under the laws of Vermont.

Section 8.51 of the Vermont Business Corporation Act (the “VBCA”) permits a corporation to indemnify an individual who is or was a director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in that capacity if: (i) the director conducted himself or herself in good faith, (ii) the director reasonably believed that his or her conduct, in an official capacity with the corporation, was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (iii) in a proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre is not, of itself, determinative that the director did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable to the corporation in a proceeding by or in the right of a corporation, or on the basis that a personal benefit was improperly received by the director in a proceeding charging improper personal benefit to the director. In addition, Section 8.52 of the VBCA provides that, unless limited in a corporation’s charter, a corporation shall indemnify its directors who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the directors are parties by reason of their service in those capacities against reasonable expenses incurred in connection with the proceeding.

Article VI of Glacier Corporation Bylaws provides that:

Section 1. Indemnification Policy. It is the intent of the Corporation to provide for indemnification of directors and officers to the fullest extent authorized by Vermont law. The Corporation shall indemnify its directors and officers, and by action of its directors, may indemnify its employees and agents, against liability incurred by any of them in their capacity as such, to the fullest extent permitted by and in accordance with the laws of Vermont as amended from time-to-time. Such indemnification shall continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of the heirs, executors, administrators and estate of such person with respect to such person’s activities while a director or officer.

Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation against any liability asserted against or incurred by him or her in serving in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability or cost.

Section 3. Authorization of Corporate Officers. The officers of the Corporation are, and each of them acting without the other is, authorized to take any action, for and in the name of the Corporation, which he or she deems necessary or appropriate (as conclusively presumed from the taking of such action) to carry out and effect the foregoing section of this Article.

(e) R.P. Scherer Technologies, LLC is organized under the laws of Nevada.

R.P. Scherer Technologies, LLC (the “Nevada LLC Registrant”) is organized in the State of Nevada. Section 86.411 of the Nevada Revised Statutes (the “NRS”) provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the limited liability company, or is or was serving in certain capacities at the request of the limited liability company, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. However, to be entitled to indemnification, the person must have acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the limited liability company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the limited liability company, or is or was serving in certain capacities at the request of the limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. However, to be entitled to indemnification, the person must have acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the limited liability company. Furthermore, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.441 NRS further provides that the articles of organization, the operating agreement or a separate agreement made by a limited liability company may provide that the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the limited liability company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to be indemnified by the limited liability company.

Sections 12 and 20 of the operating agreement of the Nevada LLC Registrant provide that:

Section 12. Liability. The liability of the Sole Member to the Company is eliminated or limited to the fullest extent permitted under the Act, and the Sole Member shall have no liability to the Company except as expressly required by the Act or such other applicable Nevada law.

Section 20. Indemnification. Subject to the limitations and conditions as provided in this Section 20, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that s/he is or was a Member or Officer, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Section 20 shall be deemed contract rights, and no amendment, modification or repeal of this Section 20 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 20 could involve indemnification for negligence or under theories of strict liability.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Catalent Pharma Solutions, Inc. (incorporated by reference to Exhibit 3.1 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.2	Amended and Restated By-laws of Catalent Pharma Solutions, Inc. (incorporated by reference to Exhibit 3.2 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.3	Amended and Restated Articles of Incorporation of Catalent USA Woodstock, Inc. (incorporated by reference to Exhibit 3.3 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.4	Amended and Restated Bylaws of Catalent USA Woodstock, Inc. (incorporated by reference to Exhibit 3.4 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.5	Certificate of Formation of Catalent USA Packaging, LLC (incorporated by reference to Exhibit 3.5 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.6	Catalent USA Packaging, LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.6 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.7	Catalent Pharma Solutions, LLC Certificate of Formation (incorporated by reference to Exhibit 3.9 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.8	Catalent Pharma Solutions, LLC Limited Liability Company Agreement (incorporated by reference to Exhibit 3.10 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.9	Articles of Incorporation of Glacier Corporation (incorporated by reference to Exhibit 3.11 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.10	Bylaws of Glacier Corporation (incorporated by reference to Exhibit 3.12 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

3.11*	Certificate of Formation of Early Development and Packaging Services USA, L.L.C.

3.12*	Aptuit (Kansas City), LLC Limited Liability Company Agreement

3.13*	Certificate of Conversion of Catalent CTS Holdings, Inc.

3.14*	Certificate of Formation of Catalent CTS Holdings, LLC

3.15*	Limited Liability Company Agreement of Catalent CTS Holdings, LLC

3.16*	Amended and Restated Certificate of Incorporation of Infopro Solutions, Inc.

3.17*	Bylaws of Infopro Solutions, Inc.

3.18*	Certificate of Conversion of Catalent CTS Intermediate Holdings, LLC

3.19*	Certificate of Formation of Catalent CTS Intermediate Holdings, LLC

3.20*	Limited Liability Company Agreement of Catalent CTS Intermediate Holdings, LLC

Exhibit No.	Description

3.21*	Certificate of Conversion of Catalent CTS, LLC

3.22*	Certificate of Formation of Catalent CTS, LLC

3.23*	Limited Liability Company Agreement of Catalent CTS, LLC

3.24*	Certificate of Formation of Catalent US Holding I, LLC

3.25*	Limited Liability Company Agreement of Catalent US Holding I, LLC

3.26*	Certificate of Formation of Catalent US Holding II, LLC

3.27*	Limited Liability Company Agreement of Catalent US Holding II, LLC

3.28*	Certificate of Conversion of R.P. Scherer Technologies, LLC

3.29*	Limited Liability Company Agreement of R.P. Scherer Technologies, LLC

4.1	Indenture, dated as of September 18, 2012, among Catalent, the Guarantors named therein and the Bank of New York Mellon, as Trustee, governing the 7.875% Senior Notes Due 2018 (incorporated by reference to Exhibit 4.1 to Catalent Pharma Solutions, Inc.’s Current Report on Form 8-K filed on September 18, 2012, File No. 333-147871)

4.2	Registration Rights Agreement, dated as of September 18, 2012 among Catalent, the Guarantors named therein, Morgan Stanley & Co LLC, Deutsche Bank Securities, Inc., Goldman Sachs & Co., Jefferies & Company, Inc. and J.P. Morgan Securities LLC (incorporated by reference to Exhibit 4.2 to Catalent Pharma Solutions, Inc.’s Current Report on Form 8-K filed on September 18, 2012, File No. 333-147871)

4.3	Senior Indenture dated as of April 10, 2007, among PTS Acquisition Corp., Cardinal Health 409, Inc. and the Bank of New York (incorporated by reference to Exhibit 4.1 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

4.4	Senior Subordinated Indenture dated as of April 10, 2007, among PTS Acquisition Corp., Cardinal Health 409, Inc. and the Bank of New York (incorporated by reference to Exhibit 4.2 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Neal, Gerber & Eisenberg LLP

5.3*	Opinion of Gresham Savage Nolan & Tilden, PC

5.4*	Opinion of Dinse, Knapp & McAndrew, P.C.

10.1	Credit Agreement, dated as of April 10, 2007, among PTS Acquisition Corp., PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and other Lenders as parties thereto (incorporated by reference to Exhibit 10.19 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

10.2	Security Agreement, dated as of April 10, 2007, among PTS Acquisition Corp., Cardinal Health 409, Inc., PTS Intermediate Holdings LLC, Certain Subsidiaries of Holdings Identified Therein and Morgan Stanley Senior Funding, Inc., (incorporated by reference to Exhibit 10.20 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

10.3	Security Agreement Supplement, dated as of July 1, 2008, to the Security Agreement, dated as of April 10, 2007, among PTS Acquisition Corp., Cardinal Health 409, Inc., PTS Intermediate Holdings LLC, Certain Subsidiaries of Holdings Identified Therein and Morgan Stanley Senior Funding Inc. (incorporated by reference to Exhibit 10.26 to Catalent Pharma Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed on September 29, 2008, File No. 333-147871)

Exhibit No.	Description

10.4	Intellectual Property Security Agreement, dated as of April 10, 2007, among PTS Acquisition Corp., Cardinal Health 409, Inc., PTS Intermediate Holdings LLC, Certain Subsidiaries of Holdings Identified Therein and Morgan Stanley Senior Funding, Inc. (incorporated by reference to Exhibit 10.21 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

10.5	Intellectual Property Security Agreement Supplement, dated as of July 1, 2008, to the Intellectual Property Security Agreement, dated as of April 10, 2007, among PTS Acquisition Corp., Cardinal Health 409, Inc., PTS Intermediate Holdings LLC, Certain Subsidiaries of Holdings Identified Therein and Morgan Stanley Senior Funding, Inc. (incorporated by reference to Exhibit 10.28 to Catalent Pharma Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed on September 29, 2008, File No. 333-147871)

10.6	Guaranty, dated as of April 10, 2007, among PTS Intermediate Holdings LLC, Certain Subsidiaries of Holdings Identified Therein and Morgan Stanley Senior Funding, Inc. (incorporated by reference to Exhibit 10.22 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871)

10.7	Guaranty Supplement, dated as of July 1, 2008, to the Guaranty, dated as of April 10, 2007, among PTS Intermediate Holdings LLC, Certain Subsidiaries of Holdings Identified Therein and Morgan Stanley Senior Funding, Inc. (incorporated by reference to Exhibit 10.30 to Catalent Pharma Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 filed on September 29, 2008, File No. 333-147871)

10.8	Amendment No. 5, dated as of February 28, 2013, relating to the Credit Agreement, dated as of April 10, 2007, as amended, among the Company, PTS Intermediate Holdings LLC, Morgan Stanley Senior Funding, Inc., as the administrative agent, collateral agent and swing line lender and other lenders as parties thereto (incorporated by reference to Exhibit 10.1 to Catalent Pharma Solutions, Inc.’s Current Report on Form 8-K filed on February 28, 2013, File No. 333-147871)

10.9	Senior Unsecured Term Loan Credit Agreement, dated as of April 29, 2013, among the Company, the guarantors named therein, Morgan Stanley Senior Funding, Inc., as the administrative agent, and other lenders party thereto (incorporated by reference to Exhibit 10.1 to Catalent Pharma Solutions, Inc.’s Current Report on Form 8-K filed on May 2, 2013, File No. 333-147871).

21.1*	List of Subsidiaries

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Neal, Gerber & Eisenberg LLP (included in the opinion filed as Exhibit 5.2)

23.3*	Consent of Gresham Savage Nolan & Tilden, PC (included in the opinion filed as Exhibit 5.3)

23.4*	Consent of Dinse, Knapp & McAndrew, P.C. (included in the opinion filed as Exhibit 5.4)

23.5*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (with respect to the financial statements of the Registrant)

23.6*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (with respect to the financial statements of the Carved-Out Clinical Trial Supplies Operations of Aptuit, LLC and Subsidiaries)

24.1	Powers of Attorney (included on signature page of this Registration Statement)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Indenture, dated as of September 18, 2012

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Brokers, Dealers

99.3*	Form of Letter to Clients

99.4*	Form of Notice of Guaranteed Delivery

*	Filed herewith.

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ Matthew Walsh
Matthew Walsh
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN CHIMINSKI John Chiminski	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Executive Vice President, Chief Financial Officer and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)

Chinh E. Chu	Director

/S/ MICHAEL DAL BELLO Michael Dal Bello	Director

/S/ BRUCE MCEVOY Bruce McEvoy	Director

/S/ PAUL CLARK Paul Clark	Director

Signature	Title

/S/ JAMES QUELLA James Quella	Director

/S/ MELVIN D. BOOTH Melvin D. Booth	Director

/S/ ARTHUR J. HIGGINS Arthur J. Higgins	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT PHARMA SOLUTIONS, LLC

By:	/S/ MATTHEW WALSH
Matthew Walsh
Executive Vice President, Chief Financial Officer and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN CHIMINSKI John Chiminski	President and Chief Executive Officer (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Executive Vice President, Chief Financial Officer and Assistant Treasurer (Principal Financial and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT USA PACKAGING, LLC

By:	/S/ MATTHEW WALSH
Matthew Walsh
Executive Vice President, Chief Financial Officer & Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN CHIMINSKI John Chiminski	President and Chief Executive Officer of the Registrant (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Executive Vice President, Chief Financial Officer and Assistant Treasurer of the Registrant (Principal Financial and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT USA WOODSTOCK, INC.

By:	/S/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski, and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN CHIMINSKI John Chiminski	President and Chief Executive Officer (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Executive Vice President, Chief Financial Officer, Assistant Treasurer and Sole Director (Principal Financial and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT CTS HOLDINGS, LLC

By:	/S/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ SCOTT HOULTON Scott Houlton	Chief Executive Officer, President and Director (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)

/S/ SAMRAT KHICHI Samrat Khichi	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT CTS INFORMATICS, INC.

By:	/S/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ SCOTT HOULTON Scott Houlton	President and Director (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)

/S/ SAMRAT KHICHI Samrat Khichi	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT CTS INTERMEDIATE HOLDINGS, LLC

By:	/S/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ SCOTT HOULTON Scott Houlton	Chief Executive Officer, President and Director (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)

/S/ SAMRAT KHICHI Samrat Khichi	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT CTS, LLC

By:	/S/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ SCOTT HOULTON Scott Houlton	Chief Executive Officer, President and Director (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ SAMRAT KHICHI Samrat Khichi	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT CTS (KANSAS CITY), LLC

By:	/S/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ SCOTT HOULTON Scott Houlton	President and Director (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ SAMRAT KHICHI Samrat Khichi	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT US HOLDING I, LLC

By:	CATALENT PHARMA SOLUTIONS, INC., its sole member

By:	/s/ MATTHEW WALSH
Matthew Walsh
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ MATTHEW WALSH Matthew Walsh	Executive Vice President, Chief Financial Officer and Assistant Treasurer of Catalent Pharma Solutions, Inc, sole member and Director (Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN CHIMINSKI John Chiminski	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ IAN MUIR Ian Muir	Director

/S/ WETTENY JOSEPH Wetteny Joseph	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

CATALENT US HOLDING II, LLC
By:	CATALENT PHARMA SOLUTIONS, INC., its sole member

By:	/s/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer & Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN CHIMINSKI John Chiminski	President and Chief Executive Officer of Catalent Pharma Solutions, Inc., its sole member (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Executive Vice President, Chief Financial Officer and Assistant Treasurer of Catalent Pharma Solutions, Inc., its sole member (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

R.P. SCHERER TECHNOLOGIES, LLC
By:	CATALENT PHARMA SOLUTIONS, INC., its sole member

By:	/s/ MATTHEW WALSH
Matthew Walsh
Chief Financial Officer and Assistant Treasurer of Catalent Pharma Solutions, Inc.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN CHIMINSKI John Chiminski	President (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Somerset, State of New Jersey as of June 12, 2013.

GLACIER CORPORATION

By:	/S/ MATTHEW WALSH
Matthew Walsh
Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Matthew Walsh, John Chiminski and Samrat Khichi, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or amendment thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of June, 2013 by the following persons in the capacities indicated:

Signature	Title

/S/ JOHN CHIMINSKI John Chiminski	President and Director (Principal Executive Officer)

/S/ MATTHEW WALSH Matthew Walsh	Treasurer and Director (Principal Financial and Accounting Officer)

/S/ DAVID HEYENS David Heyens	Director